Exhibit 2.35

UPDATED EXECUTION COPY

SIXTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

among

NMC FUNDING CORPORATION,

as Transferor

NATIONAL MEDICAL CARE, INC.,

as Collection Agent

THE ENTITIES PARTIES HERETO,

as Conduit Investors

THE FINANCIAL INSTITUTIONS PARTIES HERETO,

as Bank Investors

THE BANK OF NOVA SCOTIA

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

BARCLAYS BANK PLC

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK

PNC BANK, NATIONAL ASSOCIATION

and

ROYAL BANK OF CANADA

as Administrative Agents

and

THE BANK OF NOVA SCOTIA,

as Agent

Dated as of January 17, 2013

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS 1

i

ARTICLE III

REPRESENTATIONS AND WARRANTIES 57

SECTION 3.1.	Representations and Warranties of the Transferor	57
SECTION 3.2.	Reaffirmation of Representations and Warranties by the Transferor	62
SECTION 3.3.	Representations and Warranties of the Collection Agent	62

ARTICLE IV

CONDITIONS PRECEDENT 64

SECTION 4.1.	Conditions to Closing	64
SECTION 4.2.	Conditions to Funding an Incremental Transfer (NI)	66
SECTION 4.3.	Conditions to Issuing a Letter of Credit and an Incremental Transfer (L/C)	66
SECTION 4.4.	Conditions to Funding an Incremental Transfer (NI) (Reimbursement Obligations)	67

ARTICLE V

COVENANTS 67

SECTION 5.1.	Affirmative Covenants of Transferor	67
SECTION 5.2.	Negative Covenants of the Transferor	74
SECTION 5.3.	Affirmative Covenants of the Collection Agent	77
SECTION 5.4.	Negative Covenants of the Collection Agent	79

ARTICLE VI

ADMINISTRATION AND COLLECTION 79

SECTION 6.1.	Appointment of Collection Agent	79
SECTION 6.2.	Duties of Collection Agent	80
SECTION 6.3.	Right After Designation of New Collection Agent	81
SECTION 6.4.	Collection Agent Default	82
SECTION 6.5.	Responsibilities of the Transferor	83

ARTICLE VII

TERMINATION EVENTS 84

SECTION 7.1.	Termination Events	84
SECTION 7.2.	Termination	87

ARTICLE VIII

INDEMNIFICATION; EXPENSES; RELATED MATTERS 87

SCHEDULES

SCHEDULE I	Notice Addresses of Bank Investors

SCHEDULE II	Commitments of Bank Investors

SCHEDULE III	Perfection Representations

SCHEDULE IV	[RESERVED]

EXHIBITS

EXHIBIT A	Form of Notice of Incremental Transfer (NI)

EXHIBIT B	Form of L/C Issuance Notice

EXHIBIT C	Form of L/C Modification Notice

EXHIBIT D-1	Form of Special Account Letter

EXHIBIT D-2	Form of Concentration Account Agreement

EXHIBIT D-3	Form of Intermediate Concentration Account Agreement

EXHIBIT E	Form of Investor Report

EXHIBIT F	Form of Transfer Certificate

EXHIBIT G	Form of Assignment and Assumption Agreement

EXHIBIT H	List of Actions and Suits (Sections 3.1(g), 3.1(k) and 3.3(e))

EXHIBIT I	Location of Records

EXHIBIT J	Form of Business Associate Agreement

EXHIBIT K	[RESERVED]

EXHIBIT L	Forms of Secretary’s Certificate

EXHIBIT M	[RESERVED]

EXHIBIT N	[RESERVED]

EXHIBIT O	Form of Transferring Affiliate Letter

EXHIBIT P	Form of Amendments to Transferring Affiliate Letter, Receivables Purchase Agreement and Parent Agreement

EXHIBIT Q	List of Transferring Affiliates

EXHIBIT R	Form of Account Agent Agreement

EXHIBIT S	List of Closing Documents

EXHIBIT T	Form of Agreed Upon Procedures Report

v

SIXTH AMENDED AND RESTATED TRANSFER
AND ADMINISTRATION AGREEMENT

SIXTH AMENDED AND RESTATED TRANSFER AND ADMINISTRATION AGREEMENT (this “Agreement”), dated as of January 17, 2013 by and among NMC FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the “Transferor”), NATIONAL MEDICAL CARE, INC., a Delaware corporation, as the initial “Collection Agent”, LIBERTY STREET FUNDING LLC, a Delaware limited liability company, as a Conduit Investor, ATLANTIC ASSET SECURITIZATION LLC, a Delaware limited liability company, as a Conduit Investor, SALISBURY RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as a Conduit Investor, THUNDER BAY FUNDING, LLC, a Delaware limited liability company, as a Conduit Investor, MARKET STREET FUNDING LLC, a Delaware limited liability company, as a Conduit Investor, VICTORY RECEIVABLES CORPORATION, a Delaware corporation, as a Conduit Investor, the FINANCIAL INSTITUTIONS PARTIES HERETO, as Bank Investors, THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Administrative Agent, BARCLAYS BANK PLC, as an Administrative Agent, CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK, as an Administrative Agent, PNC BANK, NATIONAL ASSOCIATION, as an Administrative Agent, ROYAL BANK OF CANADA, as an Administrative Agent, and THE BANK OF NOVA SCOTIA, as an Administrative Agent and as agent (in such capacity, the “Agent”) for the Investors.

PRELIMINARY STATEMENTS

WHEREAS, the Transferor, the Collection Agent, certain of the Conduit Investors, certain of the Bank Investors and certain of the Administrative Agents are parties to that certain Fifth Amended and Restated Transfer and Administration Agreement dated as of November 17, 2009 (as amended prior to the date hereof, the “Existing TAA”); and

WHEREAS, the parties hereto desire to amend and restate the Existing TAA in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                      Certain Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“Account Agent Agreement” means an agreement in substantially the form of Exhibit R hereto.

“Account Schedule” has the meaning specified in Section 3.1(s).

“Administrative Agent” means (i) The Bank of Nova Scotia, as administrative agent for the Related Group that includes Liberty Street, (ii) The Bank of Tokyo-Mitsubishi UFJ,

Ltd., New York Branch, as administrative agent for the Related Group that includes Victory Receivables Corporation, (iii) Barclays Bank PLC, as administrative agent for the Related Group that includes Salisbury, (iv) Credit Agricole Corporate and Investment Bank, New York, as administrative agent for the Related Group that includes Atlantic Securitization, (v) PNC Bank, National Association, as administrative agent for the Related Group that includes Market Street Funding LLC, and (vi) Royal Bank of Canada, as administrative agent for the Related Group that includes Thunder Bay.

“Administration Fee” means the fee payable by the Transferor to the Agent pursuant to Section 2.7(iii) hereof, the terms of which are set forth in the Agent Fee Letter.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties), other than customary rights of set-off and other similar claims.

“Affected Assets” means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Agent” means The Bank of Nova Scotia, in its capacity as agent for the Investors, and any successor thereto appointed pursuant to Article IX.

“Agent Fee Letter” means the Agent Fee Letter dated January 17, 2013 between the Transferor and the Agent relating to certain fees payable by the Transferor to the Agent hereunder, as amended, restated, supplemented or otherwise modified from time to time.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods at such time, (ii) the Net Investment at such time, (iii) the aggregate accrued and unpaid L/C Fees at such time, (iv) the aggregate unpaid amount of all Reimbursement Obligations and accrued and unpaid RO Interest at such time, (v) the aggregate amount of cash collateral then required to be remitted to an L/C Collateral Account, (vi) the aggregate accrued and unpaid fees described in Section 2.7, and (vii) all other amounts owed (whether due or accrued) hereunder by the Transferor to the Investors at such time.

“Agreement” shall have the meaning specified in the Preamble to this Agreement.

“Applicable Margin” means (i) 2.00% (the “Base Margin”) minus (ii) the sum of the rates per annum used in the calculation of the Program Fee and the Facility Fee, provided that from and after April 30, 2013, the Base Margin will be based on the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agents pursuant to Section 5.1(a)(iii) and determined in accordance with the table below:

Consolidated Leverage Ratio	Percentage
Greater than 3.0:1.0	2.000%
Greater than 2.5>1.0 but less than or equal to 3.0:1.0	1.750%
Less than or equal to 2:5:1:0	1.500%

Any increase or decrease in the Base Margin resulting from a change in the Consolidated Leverage Ratio shall become effective on the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.1(a)(iii); provided, however, that if a Compliance Certificate is not delivered when due in accordance therewith, then the Base Margin shall be equal to 2.00% as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until the first Business Day immediately following delivery thereof.  Determinations by the Agent of the appropriate Applicable Margin at any time shall be conclusive absent manifest error.  Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Margin for any period shall be subject to the provisions of Section 2.3(g).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

“Atlantic Securitization” means Atlantic Asset Securitization LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Auditor” shall have the meaning specified in Section 6.2(c).

“Bank Investors” means each financial institution (including in its capacity as an “L/C Issuer” where applicable) identified as a “Bank Investor” on Schedule II and their respective successors and assigns.

“Bank Regulatory Guideline” shall have the meaning specified in Section 8.2.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended.

“Barclays” means Barclays Bank PLC, together with its successors and permitted assigns.

“Base Rate” or “BR” means, with respect to the Investors in any Related Group, a rate per annum equal to the greatest of (i) the prime rate of interest announced by the

Administrative Agent for such Related Group from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Administrative Agent), (ii) the Eurodollar Rate determined as of such date for an assumed Eurodollar Tranche Period of one month commencing on such date and (iii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“BTMU” means The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, together with its successors and assigns.

“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York are authorized or required by law to close, and, when used with respect to the determination of any Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

“BR Tranche” means a Tranche as to which Discount is calculated at the Base Rate.

“BR Tranche Period” means, with respect to a BR Tranche for the Investors in any Related Group, either (i) prior to the Termination Date, a period of up to 30 days requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent, or (ii) after the Termination Date, a period of one day.  If such BR Tranche Period would end on a day which is not a Business Day, such BR Tranche Period shall end on the next succeeding Business Day.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership (including, without limitation, a KGaA (Kommanditgesellschaft auf Aktien)), partnership interests (whether general or limited) or other equivalents (however designated) of capital stock, (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Cash-Collateralize” means to pledge and deposit into the L/C Collateral Account, for the benefit of the L/C Issuers and Investors, as collateral for the Letter of Credit Obligations, immediately available funds pursuant to documentation in form and substance satisfactory to the Agent.

“CHAMPUS/VA” means, collectively, (i) the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense and established by 10 USC §1071 et seq. and (ii) the Civilian Health and Medical Program of Veterans Affairs, a program of medical benefits covering dependents of veterans, administered by the United States Veterans’ Administration and Department of Defense and established by 38 USC §1713 et seq.

“CHAMPUS/VA Regulations” means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of Veterans Affairs, including (a) all federal statutes (whether set forth in 10 USC 1071, 38 USC 1713 or elsewhere) affecting CHAMPUS/VA; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199 and 38 CFR 17.54), manuals, orders, and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, the Department of Defense, the Veterans’ Administration, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Change of Control” means if the general partner of FME KGaA charged with management of FME KGaA shall at any time fail to be a Subsidiary of Fresenius SE, or if Fresenius SE shall fail at any time to own and control more than twenty-five percent (25.00%) of the Capital Stock with ordinary voting power of FME KGaA.

“Closing Date” means January 17, 2013.

“CMS” means the Centers for Medicare and Medicaid Services (formerly known as the Health Care Financing Administration), an agency of the HHS charged with administering and regulating, among other things, certain aspects of Medicaid and Medicare.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” means the account, established in the name of either the Agent or the Transferor, for the benefit of the Investors, pursuant to Section 2.12; provided that, until the Agent otherwise notifies the Collection Agent, the Collection Account shall be the same as the Concentration Account.

“Collection Agent” means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect Receivables.

“Collection Agent Default” has the meaning specified in Section 6.4 hereof.

“Collection Delay Factor” means 10 days or such other number of days as the Agent may select upon three Business Days’ notice to the Transferor.

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, all payments under the Medicare “cost of recovery” process that are allocable to such Receivable and all other cash proceeds of Related Security with respect to such Receivable.

“Commercial Obligor” means any Obligor referred to in clause (C) or (E) of the definition of “Obligor” contained in this Section 1.1.

“Commercial Paper” means, with respect to any Conduit Investor, the promissory notes issued by such Conduit Investor or its Related CP Issuer in the commercial paper market.

“Commitment” means (i) with respect to each Bank Investor party hereto, the agreement of such Bank Investor to make acquisitions from the Transferor or the Conduit Investor in its Related Group, and to issue Letters of Credit to the Transferor in its capacity as an L/C Issuer, in accordance herewith and in an aggregate amount not to exceed the dollar amount set forth opposite such Bank Investor’s name on Schedule II hereto under the heading “Commitment”, minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any increase to such Bank Investor’s Commitment consented to by such Bank Investor prior to the time of determination, (ii) with respect to any assignee of a Bank Investor taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make acquisitions from the Transferor or the Conduit Investor in its Related Group, and to issue Letters of Credit to the Transferor in its capacity as an L/C Issuer, in accordance herewith in an aggregate amount not to exceed the amount set forth in such Assignment and Assumption Agreement minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement prior to such time of determination and (iii) with respect to any assignee of an assignee referred to in clause (ii), the commitment of such assignee to make acquisitions from the Transferor or the Conduit Investor in its Related Group and to issue Letters of Credit in its capacity as an L/C Issuer not to exceed in the aggregate the amount set forth in an Assignment and Assumption Agreement between such assignee and its assign.

“Commitment Termination Date” means January 15, 2016, or such later date to which the Commitment Termination Date may be extended by Transferor, the Agent and the Bank Investors.

“Concentration Account” means a special depository account in the name of the Transferor maintained at a bank acceptable to each Administrative Agent for the purpose of receiving Collections remitted from the Special Accounts and the Intermediate Concentration Account.

“Concentration Account Agreement” means an agreement substantially in the form attached as Exhibit D-2 hereto among the Transferor, the Concentration Account Bank and the Agent.

“Concentration Account Bank” means the bank holding the Concentration Account.

“Concentration Account Notice” means a notice, in substantially the form of the Notice of Effectiveness attached to the Concentration Account Agreement, from the Agent to the Concentration Account Bank.

“Concentration Factor” means for any Designated Obligor (or, in the case of clause (c) below, all Self-Pay Obligors in the aggregate) on any date of determination (calculated prior to the payment of any Transfer Price to be made on such date but as if such payment had been made):

(a)           in the case of any Commercial Obligor or Hospital Obligor that does not have a Special Concentration Limit (as defined below), 2.50% of the Eligible Receivable Balance outstanding on such date; provided that, subject to clause (c) below, the Concentration Factor for each of Aetna, Inc., Cigna Corp., Wellpoint Inc. and United Healthcare Insurance Company, and any successor thereto, shall be (i) for so long as such Obligor is rated at least A- by Standard & Poor’s and at least A3 by Moody’s and, if rated by Fitch, at least A- by Fitch, 10.00% of the Eligible Receivable Balance outstanding on such date and (ii) for so long as clause (i) does not apply but such Obligor is rated at least BBB- by Standard & Poor’s and at least Baa3 by Moody’s and, if rated by Fitch, at least BBB- by Fitch, 6.67% of the Eligible Receivable Balance outstanding on such date;

(b)           in the case of any US Government Obligor that does not have a Special Concentration Limit, 80.00% of the Eligible Receivable Balance on such date; or

(c)           in the case of all Self-Pay Obligors in the aggregate, 5.00% of the Eligible Receivable Balance; or

(d)           in the case of any Obligor (including any Obligor described in clauses (a), (b) or (c)), such higher amount determined by the Agent (with the consent of each Administrative Agent) or such lower amount determined by any Administrative Agent in the reasonable exercise of its good faith judgment and disclosed in a written notice delivered to the Transferor and the other Administrative Agents (any such higher or lower amount being a “Special Concentration Limit”).

“Conduit Cessation” means, with respect to a Conduit Investor, the cessation, suspension or winding down of such Conduit Investor’s business for any reason other than as a consequence of (i) a general market disruption in the U.S. commercial paper market that has rendered such Conduit Investor unable to place its Commercial Paper in such market or that has caused such Conduit Investor or its administrative agent to reasonably conclude that it would be commercially impractical for such Conduit Investor to place its Commercial Paper in such market, or (ii) the introduction after the Closing Date of any law, rule or regulation, or the issuance after the Closing Date of any order or directive of any governmental authority, having the effect of requiring such Conduit Investor to cease, suspend or wind down its business generally or its issuance of Commercial Paper.

“Conduit Investor” means Atlantic Securitization, Liberty Street, Salisbury, Thunder Bay, Market Street or Victory Receivables.

“Confidential Information” shall have the meaning specified in Section 5.1(d).

“Consolidated Leverage Ratio” shall have the meaning specified in FME KGaA Credit Facility as in effect on the Closing Date.

“Contract” means an agreement between an Originating Entity and an Obligor (including, without limitation, an oral agreement, a written contract, an invoice or an open account agreement) pursuant to or under which such Obligor shall be obligated to pay for services or merchandise from time to time; provided that, in order to be an “Eligible Receivable”, a Receivable must arise from a Contract which (i) if in writing, is in substantially the form of one of the forms of written contract delivered to the Administrative Agents by the Collection Agent on the date hereof or otherwise approved by each Administrative Agent, and (ii) if an open account agreement, is evidenced by one of the forms of invoices delivered to the Administrative Agents by the Collection Agent on the date hereof or otherwise approved by each Administrative Agent.

“Contractual Adjustment” means, with respect to any Receivable, an amount by which the outstanding principal amount of such Receivable is reduced as a result of (i) Medicare or Medicaid program funding and fee requirements or (ii) any other reasonable and customary insurance company or other charge or reimbursement policies or procedures.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“CP Rate” means, for any CP Tranche Period for any Conduit Investor, the per annum rate equivalent to the weighted average cost (as determined by the related Administrative Agent, and which shall include (without duplication) the fees and commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by such Conduit Investor or its Related CP Issuer, other borrowings by such Conduit Investor or its Related CP Issuer and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by such Conduit Investor or its Related CP Issuer or its related Administrative Agent to fund or maintain the related Tranche during such CP Tranche Period (and which may also be allocated in part to the funding of other assets of the Conduit Investor); provided, however, that if any component of any such rate is a discount rate, in calculating the “CP Rate” for such Tranche for such CP Tranche Period, the related Administrative Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CP Tranche” means a Tranche as to which Discount is calculated at a CP Rate.

“CP Tranche Period” means, with respect to a CP Tranche for any Conduit Investor, (i) initially, the period commencing on (and including) the date such CP Tranche is established and ending on (and including) the next succeeding CP Tranche Period End Date, and (ii) thereafter, each successive period commencing on (but excluding) a CP Tranche Period End Date and ending on (and including) the next succeeding CP Tranche Period End Date; provided that, from and after the Termination Date, each CP Tranche Period shall be such period as may be selected pursuant to Section 2.3(b).

“CP Tranche Period End Date” means the last day of each calendar month.

“Credit Agricole” means Credit Agricole Corporate and Investment Bank, New York, together with its successors and permitted assigns.

“Credit and Collection Policy” shall mean the Transferor’s credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and referred to in the written summary of such policies and practices furnished by the Collection Agent to the Administrative Agents on the date hereof, as modified from time to time in compliance with Section 5.2(c).

“Credit Support Agreement” means, with respect to any Conduit Investor, an agreement between such Conduit Investor or its Related CP Issuer and a Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

“Credit Support Provider” means, with respect to any Conduit Investor, the Person or Persons who provides credit support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

“Deemed Collections” means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

“Default Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the sum (without duplication) of (a) the aggregate Outstanding Balance of all Receivables that became Defaulted Receivables during such month plus (b) the aggregate Outstanding Balance of all Receivables that became Disputed Receivables during such month, plus (c) the gross write-offs on Receivables (other than any Government Program Receivable) that were less than 270 days past due by (ii) the aggregate Outstanding Balance of Receivables that shall have been acquired by the Seller during the month occurring nine (9) months prior to such calendar month.

“Defaulted Receivable” means:  (i) a Receivable as to which any payment, or part thereof, remains unpaid for over 270 days from the original due date; (ii) a Receivable as to which an Event of Bankruptcy has occurred and is continuing with respect to the Obligor thereof (unless the Transferor, the Originating Entity and the Collection Agent do not know, and could not reasonably be expected to know, of the existence of such Event of Bankruptcy); or (iii) a Receivable less than 270 days past due from the original due date which has been written off as uncollectible or should be written off as uncollectible in accordance with the Credit and Collection Policy; provided that the term “Defaulted Receivable” shall not include any Government Program Receivable.

“Delinquent Receivable”  means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 90 days from the original due date and (ii) which is not a Defaulted Receivable.

“Designated Account Agent” means, in the case of any Originating Entity, an Affiliate thereof that (i) is, directly or indirectly, a wholly-owned Subsidiary of FMCH, (ii) has agreed to maintain a deposit account for the benefit of such Originating Entity to which Obligors in respect of such Originating Entity have been directed to remit payments on Receivables, and (iii) shall have executed and delivered to the Agent an Account Agent Agreement.

“Designated Obligor” means, at any time, each Obligor; provided, however, that any Obligor shall cease to be a Designated Obligor upon notice to the Transferor from any Administrative Agent, delivered at any time (with a copy to the other Administrative Agents).

“Diluted Government Program Receivable” has the meaning set forth in the definition of “Dilution Ratio”.

“Dilution Horizon” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables acquired by the Transferor during the calendar month preceding such calendar month by (ii) the Net Receivables Balance as of such last day of such calendar month.

“Dilution Ratio” means, with respect to any calendar month, the greater of (a) the ratio (expressed as a percentage) computed as of the last day of such calendar month by dividing (i) the sum (without duplication) of (A) the aggregate amount of any reductions to or cancellations of the respective Outstanding Balances of the Receivables as a result of any defective, rejected or returned merchandise or services and all credits, rebates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, Contractual Adjustments and any other billing and other adjustment (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Seller, the Transferor or the Collection Agent, provided to Obligors in respect of Receivables during such month, excluding any Pre-Arranged Contractual Adjustment reflected in the initial Outstanding Balance of the applicable Receivable and (B) the aggregate Outstanding Balance of Government Program Receivables less than 270 days past due from the original due date which have been written off as uncollectible during such month or should be written off as uncollectible in accordance with the Credit and Collection Policy during such month (with such Outstanding Balance being determined without giving effect to such write-off) (each such Receivable, a “Diluted Government Program Receivable”) by (ii) the aggregate Outstanding Balance of all Receivables which arose during the preceding month and (b) 2.0%.

“Dilution Reserve” means, at any time, the greater of (A) the product of (i) the Dilution Reserve Percentage and (ii) the Net Receivables Balance on such date and (B) the product of (i) 2.0% and (ii) the Net Receivables Balance on such date.

“Dilution Reserve Percentage” means, on any day, an amount equal to:

[ (2.25 x ADR ) + [( DS - ADR ) x ( DS / ADR)] ]  x DH

Where:

ADR                     =              the average Dilution Ratio in respect of the 12 calendar month period then most recently ended.

DS                                =              the highest Dilution Ratio at any time during the 12 calendar month period then most recently ended.

DH                             =              the Dilution Horizon on such date.

“Discount” means, with respect to any Tranche Period:

(TR x TNI x	AD	)
360

Where:

TR                               =                                         the Tranche Rate applicable to such Tranche

Period.

TNI                          =                                         the portion of the Net Investment allocated to

such Tranche Period.

AD                              =                                         the actual number of days during such Tranche

Period.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum amount permitted by applicable law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

“Discount Reserve” means, at any time, an amount equal to:

TD + LY

Where:

TD                               =                                         the sum of the unpaid Discount for all Tranche

Periods to which any portion of the Net Investment is allocated and all accrued and unpaid RO Interest.

LY                               =                                         the Liquidation Yield.

“Disputed Receivable” means, any Receivable under the Medicare, Medicaid or CHAMPUS/VA program as to which any payment, or part thereof, remains unpaid for 270 days or more from the original due date.

“Drawing Date” has the meaning specified in Section 2.19.

“Early Collection Fee” means, for any Tranche Period (such Tranche Period to be determined without regard to the last sentence in Section 2.3(a) hereof) during which the portion of the Net Investment that was allocated to such Tranche Period is reduced for any reason whatsoever, the excess, if any, of (i) the additional Discount that would have accrued during such Tranche Period (or, in the case of a CP Tranche Period, during the period until the maturity date of the Commercial Paper allocated to fund or maintain such Net Investment) if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

“Effective Date” has the meaning specified in Section 1.4.

“Eligible Investments” means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depository institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depository institution or trust company shall have a credit rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody’s and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody’s and S&P of at least “P-1” and A-1”, respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depository institution or trust company referred to in (a) (ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody’s and S& P of at least “P-1” and “A-1”, respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody’s and S&P of at least “P-1” and “A-1”, respectively.

“Eligible Receivable” means, at any time, any Receivable:

(i)            which has been (A) originated by the Seller or a Transferring Affiliate, (B) sold by the applicable Transferring Affiliate to the Seller pursuant to (and in accordance with) the Transferring Affiliate Letter, free and clear of any Adverse Claim, in the case of a Receivable originated by a Transferring Affiliate, and (C) sold to the Transferor pursuant to (and in accordance with) the Receivables Purchase Agreement, with the effect that the Transferor has good title thereto, free and clear of all Adverse Claims;

(ii)           which (together with the Collections and Related Security related thereto) has been the subject of either a valid transfer and assignment from the Transferor to the Agent, on behalf of the Investors, of all of the Transferor’s right, title and interest therein or the grant of a first priority perfected security interest herein (and in the Collections and Related Security related thereto), effective until the termination of this Agreement;

(iii)          the Obligor of which (A) is a United States resident, (B) is a Designated Obligor at the time of the initial creation of an interest therein hereunder, (C) is not an Affiliate of any Originating Entity or any of the parties hereto, and (D) other than in the case of any Obligor of the type described in clause (A), (B) or (F) of the definition herein of “Obligor”, is not a government or a governmental subdivision or agency;

(iv)          which is not (a) a Defaulted Receivable, (b) a Disputed Receivable, (c) in the case of a Medicare Receivable, more than 90 days past due or (d) in the case of any other Receivable, more than 180 days past due;

(v)           which is not a Delinquent Receivable at the time of the initial creation of an interest of the Agent or any Investor therein;

(vi)          which, (A) arises pursuant to a Contract with respect to which each of the Seller and the Transferor has performed all material obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder; (B) has been billed in accordance with the Credit and Collection Policy and in accordance with such requirements (including any requirements that relate to the timing of billing) as may have been imposed by the applicable Obligor thereon (including, without limitation, any Official Body associated with any of the CHAMPUS/VA, Medicaid or Medicare programs); and (C) according to the Contract related thereto, is required to be paid in full upon receipt by the Obligor thereof of the invoice related thereto or at a later time not to exceed 90 days from the original billing date therefor;

(vii)         which is an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

(viii)        a purchase of which with the proceeds of Commercial Paper would constitute a “current transaction” within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

(ix)          which is an “account” within the meaning of Article 9 of the UCC of all applicable jurisdictions;

(x)           which is denominated and payable only in United States dollars in the United States;

(xi)          which, to the knowledge of the Transferor, the Seller and the applicable Transferring Affiliate, after due inquiry in accordance with customary practice, (A) arises under a Contract that has been duly authorized and that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, (B) is not subject to any litigation, dispute, counterclaim or other defense and (C) is not subject to any offset other than as set forth in the related Contract;

(xii)         which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, (A) laws, rules and regulations relating to healthcare, insurance, usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy and (B) CHAMPUS/VA Regulations, Medicare Regulations and Medicaid Regulations) and with respect to which no part of the Contract related thereto is or would, as a result of any of the transactions contemplated herein, be in violation of any such law, rule or regulation in any material respect and with respect to which no Originating Entity or the Transferor, and to the best knowledge of the Seller and the Transferor, no other party to the Contract related thereto, is in violation of any such law, rule or regulation in any material respect;

(xiii)        which (A) satisfies in all material respects all applicable requirements of the Credit and Collection Policy, (B) is assignable as contemplated under the Transaction Documents, and (C) complies with such other criteria and requirements as any Administrative Agent may from time to time specify to the Transferor following five Business Days’ notice;

(xiv)        which was generated in the ordinary course of an Originating Entity’s business;

(xv)         the Obligor of which has been directed to make all payments to a Special Account with respect to which there shall be a Special Account Letter (and, if applicable, an Account Agent Agreement) in effect; provided that in the case of Obligors that have been directed to make payments to a Special Account maintained by KeyBank National Association, the Receivables of such Obligors may, if they otherwise comply with the requirements of the definition of “Eligible Receivable,” constitute Eligible Receivables during the period from the Closing Date until March 4, 2013 notwithstanding that such Special Account Bank shall not have executed a Special Account Letter, but at all times thereafter shall cease to constitute Eligible Receivables unless and until a Special Account Letter in respect of such Special Account shall then be in full force and effect;

(xvi)        neither the assignment of which under the Transferring Affiliate Letter by the applicable Transferring Affiliate, the assignment of which under the Receivables Purchase

Agreement by the Seller and the assignment of which hereunder by the Transferor nor the performance or execution of any of the other transactions contemplated in any of the Transaction Documents with respect thereto violates, conflicts or contravenes any applicable laws, rules or regulations (including without limitation, any CHAMPUS/VA Regulations, any Medicaid Regulations and any Medicare Regulations), orders or writs or any contractual or other restriction, limitation or encumbrance;

(xvii)       which has not been compromised, adjusted or modified (including by the extension of time for payment or the granting of any discounts, allowances or credits); provided, however, that only such portion of such Receivable that is the subject of such compromise, adjustment or modifications shall be deemed to be ineligible pursuant to the terms of this clause (xvii);

(xviii)      which, in the case of any Receivable payable by an Obligor through a fiscal intermediary or similar entity, is payable through one of the Persons in such capacity that is specified in the schedule of Fiscal Intermediaries (FI)/Medicare Administrative Contractors (MAC) furnished by the Collection Agent to the Administrative Agents on the date hereof , as such schedule may be modified from time to time with the prior written consent of each Administrative Agent acting reasonably and in good faith (the “FI/MAC Schedule”); and

(xix)        which is not a Receivable generated by the Spectra Renal Management Group.

“Eligible Receivable Balance” means the Total Outstanding Receivable Balance minus the aggregate Outstanding Balance of all Receivables that are not Eligible Receivables, minus the Unrealized Contractual Adjustment Reserve.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the “Code”)) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

“Estimated Maturity Period” has the meaning specified in the definition of “Liquidation Yield”.

“Eurodollar Rate” means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, a rate which is equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the Applicable Margin at such time, (B) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Administrative Agent for such Related Group during such Eurodollar

Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) plus (C) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by such Administrative Agent for determining the current annual assessment payable by such Administrative Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

“Eurodollar Tranche” means a Tranche as to which Discount is calculated at the Eurodollar Rate.

“Eurodollar Tranche Period” means, with respect to a Eurodollar Tranche for the Investors in any Related Group, prior to the Termination Date, a period of up to one month requested by the Transferor and agreed to by the Administrative Agent for such Related Group, commencing on a Business Day requested by the Transferor and agreed to by such Administrative Agent; provided, that (i) in the absence of such agreement, each Eurodollar Tranche Period shall be such period as may be selected by the related Administrative Agent, (ii) if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day, (iii) if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month and (iv) from and after the Termination Date, each Eurodollar Tranche Period shall be such period as may be selected by the related Administrative Agent pursuant to Section 2.3(d).

“Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation (or other business entity), such Person or any Subsidiary shall take any corporate (or analogous) action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“Excluded Taxes” shall have the meaning specified in Section 8.3 hereof.

“Existing TAA” shall have the meaning specified in the Preliminary Statements hereof.

“Face Amount” means, with respect to any Commercial Paper, (i) the face amount of any such Commercial Paper issued on a discount basis and (ii) the principal amount of, plus the amount of all interest accrued and to accrue thereon to the stated maturity date of, any such Commercial Paper issued on an interest-bearing basis.

“Facility Fee” means, with respect to any Conduit Investor, a fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(ii) hereof, the terms of which are set forth in the Investor Fee Letter.

“Facility Limit” means $800,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect.

“Facility L/C Sublimit” means $200,000,000.

“Fee Letter” means the Investor Fee Letter or the Agent Fee Letter.

“FI/MAC Schedule” has the meaning specified in the definition of “Eligible Receivable”.

“Final Collection Date” means the date as of which (i) the Net Investment shall have been reduced to zero, (ii) all Letters of Credit issued in connection with this Agreement shall have been surrendered for cancellation, expired or otherwise ceased, to the satisfaction of the Agent, to be outstanding and available for drawing, (iii) all Reimbursement Obligations shall have been repaid in full in cash, (iv) all accrued Discount, L/C Fees, RO Interest and Servicing Fees shall have been paid in full in cash and (v) all other Aggregate Unpaids shall have been paid in full in cash.

“Finance Charges” means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

“Fitch” means Fitch, Inc. or its successors.

“FL Ratable Share” means, at any time with respect to any Related Group, a fraction (expressed as a percentage) equal to the Related Group Limit of such Related Group divided by the Facility Limit at such time.

“FME KGaA” means Fresenius Medical Care AG & Co. KGaA, formerly known as  Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany and its successors and permitted assigns.

“FME KGaA Credit Facility” means the Credit Agreement dated as of October 30, 2012 among FME KGaA, FMCH, the other borrowers identified therein, the guarantors identified therein, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced and in effect at any time.

“FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

“Fresenius SE” means Fresenius SE & Co. KGaA, a German partnership limited by shares.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

“Government Program Receivable” means a Receivable under the Medicare, Medicaid or CHAMPUS/VA program.

“Governmental Acts” shall have the meaning specified in Section 2.23.

“Group Majority Investors” has the meaning specified in Section 9.8.

“Guaranty” means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

“HHS” means the Department of Health and Human Services, an agency of the Federal Government of the United States.

“Hospital Obligor” means any Obligor referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1 hereof.

“Incremental Transfer” means either an Incremental Transfer (NI) or an Incremental Transfer (L/C).

“Incremental Transfer (NI)” means a Transfer upon giving effect to which the Net Investment hereunder shall be increased.

“Incremental Transfer (L/C)” means a Transfer upon giving effect to which the Letter of Credit Obligations hereunder shall be increased.

“Incremental Transfer (NI) Ratable Share” means, in respect of any Incremental Transfer (NI) and any Related Group,

(a)           at any time that no Letter of Credit is then outstanding, such Related Group’s FL Ratable Share; and

(b)           at any time that one or more Letters of Credit are then outstanding, such Related Group’s FL Ratable Share; provided that if the sum of the Net Investment and

Letter of Credit Obligations of any Related Group exceeds an amount equal to such Related Group’s FL Ratable Share of the Net Investment and Letter of Credit Obligations of all Related Groups at such time after giving effect to such Incremental Transfer (NI) (such Related Group then being a “Non-Pro Rata Related Group”), the Incremental Transfer (NI) Ratable Share of each Related Group in such Incremental Transfer (NI) shall be adjusted such that each Non-Pro Rata Related Group shall not participate in such Incremental Transfer (NI) unless and until, after giving effect to any Incremental Transfer (NI), the RG Transferred Interest of such Non-Pro Rata Related Group would not exceed its FL Ratable Share.

In the interest of administrative efficiency, the Agent shall have the authority to adjust the applicable Incremental Transfer (NI) Ratable Share in any instance under clause (b) above to take account of reasonable minimum funding amounts and rounding.  Any determination by the Agent of Incremental Transfer (NI) Ratable Shares shall be conclusive and binding, absent manifest error.

“Indebtedness” means, with respect to any Person and without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

“Indemnified Amounts” has the meaning specified in Section 8.1 hereof.

“Indemnified Parties” has the meaning specified in Section 8.1 hereof.

“Independent Director” shall mean a director of the Transferor who (a) is not and has not, during the past five years, been a stockholder (whether direct, indirect or beneficial), customer, advisor or supplier of the Seller or any of its Affiliates (provided that indirect stock ownership of the Seller or of any Affiliate by any person through a mutual fund or similar diversified investment pool shall not disqualify such person from being an Independent Director unless such person maintains direct or indirect control of the investment decisions of such mutual fund or similar diversified investment pool); (b) is not and has not, during the past five years, been a director, officer, employee, affiliate or associate of the Seller or any of its Affiliates (other than the Transferor) (the Seller and its Affiliates other than the Transferor being hereinafter referred to as the “Corporate Group”); (c) is not a person related to any person referred to in clauses (a) and (b); (d) is not and has not, during the past five years, been a trustee, conservator or receiver for any member of the Corporate Group; (e) is not and has not, during the past five years, been a Person controlling or under common control of any person referred to in clauses (a) — (d); and (f) has (i) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective business, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Initial Transfer Documents” shall have the meaning specified in Section 5.2(h).

“Interest Component” shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity (including any dealer commissions) and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions).

“Intermediate Concentration Account” means a special depository account in the name of the Transferor maintained at a Special Account Bank for the purpose of receiving Collections remitted from the Special Account(s) maintained at such Special Account Bank and other Special Account Banks.

“Intermediate Concentration Account Agreement” means an agreement substantially in the form attached as Exhibit D-3 hereto (or in such other form as may be approved in writing by each Administrative Agent) among the Transferor, an Intermediate Concentration Bank and the Agent.

“Intermediate Concentration Account Bank” means a bank holding an Intermediate Concentration Account.

“Intermediate Concentration Account Notice” means a notice, in substantially the form of the Notice of Effectiveness attached to an Intermediate Concentration Account Agreement, from the Agent to the applicable Intermediate Concentration Account Bank.

“Investor” means a Conduit Investor or a Bank Investor.

“Investor Fee Letter” means the Eighth Amended and Restated Investor Fee Letter dated January 17, 2013 among the Transferor and the Administrative Agents relating to certain fees payable by the Transferor to the Administrative Agents, for the account of the Investors in their respective Related Groups, as amended, restated, supplemented or otherwise modified from time to time.

“Investor Report” means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and each Administrative Agent, furnished by the Collection Agent pursuant to Section 2.11 hereof.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“L/C Collateral Account” means Account No. 03470-19 entitled “L/C Collateral Account,” a segregated cash collateral account maintained in New York at the Agent (ABA No. 02600 2532) for the benefit of the L/C Issuers and Investors, and any other cash collateral account established by the Agent in New York in substitution therefor.

“L/C Fees” means, in respect of any Letter of Credit, all administrative fees that shall have been negotiated between the applicable L/C Issuer and the Transferor in respect of such Letter of Credit.  Unless otherwise agreed by the Agent, accrued and unpaid L/C Fees shall be due and payable on the last day of each calendar month or, if in any case such day is not a Business Day, the next following day that is a Business Day; provided that L/C Fees constituting upfront or issuance fees may be paid on the date of issuance of the related Letter of Credit.

“L/C Issuance Notice” has the meaning specified in Section 2.18.

“L/C Issuer” means a Bank Investor in its capacity as an issuer of a Letter of Credit.  In the case of the Related Group in respect of which RBC is Administrative Agent, RBC as L/C Issuer shall be a fronting bank for Thunder Bay and in the case of any drawing made under a Letter of Credit issued by RBC, the “L/C Issuer” that holds the resulting Reimbursement Obligation shall be Thunder Bay.

“L/C Modification” has the meaning specified in Section 2.18(f).

“L/C Modification Notice” has the meaning specified in Section 2.18(f).

“Letter of Credit” means a standby letter of credit issued by an L/C Issuer in U.S. Dollars for the account of the Transferor under and pursuant to this Agreement.

“Letter of Credit Application” means, in respect of any Letter of Credit, such application and documentation as the applicable L/C Issuer may require in connection with the issuance of such Letter of Credit.

“Letter of Credit Obligations” means, at any time, the sum, without duplication, of (a) the aggregate undrawn amount of outstanding Letters of Credit at such time plus (b) the aggregate unpaid amount at such time of all Reimbursement Obligations.  If (i) any Letter of Credit is subject to International Standby Practices (ISP98) and (ii) by reason of the circumstances described in Rule 3.14(a) of ISP98, the last day for presentation is automatically extended, the undrawn amount of such Letter of Credit shall continue to constitute “Letter of Credit Obligations” hereunder at all times during the period from its original expiry date to the last day of such extension.

“Liberty Street” means Liberty Street Funding LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“LIBOR Rate” means, with respect to any Eurodollar Tranche Period for the Investors in any Related Group, the rate at which deposits in dollars are offered to the Administrative Agent for such Related Group, in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the Eurodollar Tranche to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

“Liquidation Yield” means, at any time, an amount equal to:

(RVF x LBR x NI) x (EMP/360)

Where:

RVF                       =                                         the Rate Variance Factor at such time;

LBR                      =                                         2.50% plus the Base Rate at such time which is applicable to the liquidation period after a Termination Event;

NI                                  =                                         the sum of the Net Investment at such time and the aggregate Letter of Credit Obligations then outstanding; and

EMP                     =                                         the sum of (1) the quotient of (i) the Total Outstanding Receivables Balance as of the last day of the most recently ended calendar month (excluding Receivables generated by the Spectra Renal Management Group) divided by (ii) the quotient of (A) the aggregate initial Outstanding Balance of Receivables (excluding Receivables generated by the Spectra Renal Management Group) that arose during the ninety (90) day period ending on such last day, divided by (B) ninety (90) plus (2) the Collection Delay Factor (such sum, the “Estimated Maturity Period”).

“Liquidity Provider” means, with respect to any Conduit Investor, the Person or Persons who will provide liquidity support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor of Commercial Paper.

“Liquidity Provider Agreement” means an agreement between a Conduit Investor or its Related CP Issuer and one or more Liquidity Providers evidencing the obligation of each such Liquidity Provider to provide liquidity support to such Conduit Investor or its Related CP Issuer in connection with the issuance by such Conduit Investor or its Related CP Issuer of Commercial Paper.

“Loss Horizon” means, as of any date, the product of (a) a ratio (expressed as a percentage) computed by dividing (i) the sum of (A) the aggregate Outstanding Balance of all non-Medicare Receivables acquired by the Transferor during the six (6) most recently ended calendar months plus (B) the aggregate Outstanding Balance of all Medicare Receivables acquired by the Transferor during the three (3) most recently ended calendar months, by (ii) the Net Receivable Balance as of the last day of the most recently ended calendar month and (b) the highest average Default Ratio for any consecutive three (3) month period during the immediately preceding 12-month period.

“Loss Percentage” means on any day the greater of (i) 2.25 times the Loss Horizon as of such day and (ii) 20.00%.

“Loss Reserve” means, on any day, an amount equal to:

LP x NRB

Where:

LP                                 =                                         the Loss Percentage at the close of business of the Collection Agent on  such day; and

NRB                     =                                         the Net Receivables Balance at the close of business of the Collection Agent on such day;

“Loss-to-Liquidation Ratio” means the ratio (expressed as a percentage) computed as of the last day of each calendar month by dividing (i) the aggregate Outstanding Balance of all Receivables that were actually written off during such month, excluding the Outstanding Balance of any Receivables to the extent comprising part of the North Carolina Disputed Medicaid Amount arising during such month, by (ii) the aggregate amount of Collections received by the Collection Agent during such period.

“Majority Investors” means, at any time, those Investors which hold Commitments aggregating in excess of 66 2/3% of the aggregate Commitments of all Investors as of such date.

“Market Street” means Market Street Funding LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Material Adverse Effect” means a material adverse effect on any of (i) the collectibility or enforceability of a material portion of the Receivables or Related Security, (ii) the ability of the Transferor or any Originating Entity to charge or collect a material portion of the Receivables or Related Security, (iii) the ability of (A) the Transferor or any Originating Entity to perform or observe in any material respect any provision of this Agreement or any other Transaction Document to which it is a party or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by the Seller or the Transferor of any such provision or, if the Seller or the Transferor shall fail to do so, to perform or observe any such provision required to be performed or observed by the Seller or the Transferor under this Agreement or any other Transaction Document to which the Seller or the Transferor is party, in each case pursuant to the Parent Agreement, (iv) the ability of (A) any Transferring Affiliate to perform or observe in any material respect any provision of the Transferring Affiliate Letter or, in the case of any Designated Account Agent, the applicable Account Agent Agreement, or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by such Transferring Affiliate or such Designated Account Agent of any such provision or, if such Transferring Affiliate or such Designated Account Agent shall fail to do so, to perform or observe any such provision, in each case pursuant to the Parent Agreement, (v) the financial condition, operations, businesses or properties, each on a consolidated basis, of FME KGaA, FMCH, NMC or the Transferor or (vi) the interests of the Agent, any Administrative Agent or any of the Investors under the Transaction Documents.

“Maximum Aggregate Face Amount” means, at any time in respect of the Letters of Credit then outstanding, the aggregate face amount of such Letters of Credit, whether drawn or undrawn and including, in the case of any Letter of Credit the face amount of which shall, by the express terms of such Letter of Credit, increase by a specified amount on any future date during the term of such Letter of Credit, the aggregate amount of any such prospective increases in face amount.

“Maximum Percentage Factor” means 100.00%.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 USC §§1396 et seq.) and any statutes succeeding thereto.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC §§1395 et seq.) and any statutes succeeding thereto.

“Medicare Receivable” means any Receivable that is subject to the Medicare Regulations.

“Medicare Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

“Minimum Amount” shall have the meaning specified in Section 5.1(h).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller on behalf of its employees.

“Net Investment” means the sum of the cash amounts paid to the Transferor for each Incremental Transfer (NI) less the aggregate amount of Collections received and applied to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.  A portion of the Net Investment shall be deemed to be held by an

Investor to the extent such portion of the Net Investment shall have been funded by, or assigned to, such Investor.

“Net Receivables Balance” means, at any time, the Eligible Receivables Balance minus the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Designated Obligor or class of Designated Obligors exceeds the Concentration Factor for such Designated Obligor or class of Designated Obligors.

“NMC” means National Medical Care, Inc., a Delaware corporation and owner of 100.00% of the outstanding stock of the Transferor.

“North Carolina Disputed Medicaid Amount” means the amount written off during any month after October 2012 in connection with disputes arising in 2002 relating to the failure on the part of the claims processor (EDS) to correctly process certain Medicaid claims with North Carolina Medicaid, which amount shall not exceed an aggregate amount for all months of $24,000,000.

“Notice of Incremental Transfer (NI)” shall have the meaning specified in Section 2.2 and shall include a Notice of Incremental Transfer (NI) deemed to have been issued pursuant to Section 2.19.

“Notice of Reimbursement Obligation” shall have the meaning specified in Section 2.19.

“NPRBI” shall have the meaning specified in Section 2.13.

“Obligor” of any Receivable means (i) any Person obligated to make payments of such Receivable pursuant to a Contract and/or (ii) any Person owing any amount in respect of such Receivable, or in respect of any Related Security with respect to such Receivable, all such Persons referred to in any of clauses (A), (B), (E), (F) and (G) below, and each Person referred to in any of clauses (C) and (D) below, to be deemed for purposes of this Agreement to be one Obligor:

(A):  all Persons owing Receivables or Related Security under the Medicare program;

(B):  all Persons owing Receivables or Related Security under the Medicaid program;

(C):  each Person which is an insurance company;

(D):  each Person which is a hospital or other health care provider;

(E):  all Persons, other than health care providers or Persons referred to in clause (A), (B), (C) or (D) above or clause (F) or (G) below, owing Receivables arising from the sale of services or merchandise;

(F):  all Persons owing Receivables or Related Security under the CHAMPUS/VA Program; and

(G):  all Persons who receive the services or merchandise the sale of which results in Receivables that are not insured, guaranteed or otherwise supported in respect thereof by any of the Persons referred to in clauses (A) through (F) above, including any Person owing any amount in respect of Receivables by reason of insurance policy deductibles or co-insurance agreements or arrangements (each such Person, a “Self-Pay Obligor”).

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles in each case whether foreign or domestic.

“Original Closing Date” means August 28, 1997.

“Originating Entity” means any of the Seller and any Transferring Affiliate.

“Other Transferor” means, with respect to any Conduit Investor, any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with such Conduit Investor.

“Outstanding Balance” means with respect to any Receivable the outstanding principal amount thereof (excluding any accrued and outstanding Finance Charges related thereto) minus the amount of the Pre-Arranged Contractual Adjustments that have not yet been applied to reduce such outstanding principal amount.  It is understood and agreed that, for purposes of calculating the Eligible Receivable Balance, a Receivable that has been written-off will have an Outstanding Balance of zero.

“Parent Agreement” means the Second Amended and Restated Parent Agreement, dated as of the Closing Date, made by FME KGaA and FMCH in respect of the obligations of the Originating Entities and NMC under the Transaction Documents, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent.

“Parent Group” means, collectively, FME KGaA, FMCH, NMC, the Transferor, the Originating Entities and their Subsidiaries and Affiliates, and “Parent Group Member” means any such Person individually.

“Payor” shall, solely for purposes of Section 8.3, have the meaning specified in such section.

“Percentage Factor” shall mean the fraction (expressed as a percentage) computed at any time of determination as follows:

NI + LCO + LR + DLR + DR + SFR
NRB

Where:

NI                                  =                                         the Net Investment at the time of such computation;

LCO                      =                                         the Maximum Aggregate Face Amount of all Letters of Credit outstanding at the time of such computation, plus any Reimbursement Obligations then outstanding in respect of any Letter of Credit that shall have ceased to be in effect, minus any amount then held in an L/C Collateral Account;

LR                               =                                         the Loss Reserve at the time of such computation;

DLR                      =                                         the Dilution Reserve at the time of such computation;

DR                              =                                         the Discount Reserve at the time of such computation;

SFR                         =                                         the Servicing Fee Reserve at the time of such computation; and

NRB                     =                                         the Net Receivables Balance at the time of such computation.

“Perfection Representations” means the representations, warranties and covenants set forth in Schedule III attached hereto.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency or any government.

“PNC” means PNC Bank, National Association, together with its successors and assigns.

“Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

“Pre-Arranged Contractual Adjustment” means, with respect to any Receivable, a Contractual Adjustment that was agreed upon by the applicable Originating Entity and the applicable Obligor on or prior to the date such Receivable arose.

“Primary Payor” means (i) each Obligor referred to in clauses (A), (B), (E), (F) and (G) of the definition of “Obligor” contained in this Section 1.1, (ii) collectively, all Obligors of the type referred to in clause (C) of the definition of “Obligor” contained in this Section 1.1 and (iii) collectively, all Obligors of the type referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1.

“Pro Rata Share” means, for a Bank Investor in any Related Group, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors in such Related Group.

“Proceeds” means “proceeds” as defined in Article 9 of the UCC as in effect on the date hereof.

“Program Fee” means, with respect to any Conduit Investor, the fee payable by the Transferor to such Conduit Investor pursuant to Section 2.7(i) hereof, the terms of which are set forth in the Investor Fee Letter.

“Purchased Interest” means the interest in the Receivables acquired by a Liquidity Provider from a Conduit Investor through purchase pursuant to the terms of a Liquidity Provider Agreement.

“Purchase Termination Date” means the date upon which the Transferor shall cease, for any reason whatsoever, to make purchases of Receivables from the Seller under the Receivables Purchase Agreement or the Receivables Purchase Agreement shall terminate for any reason whatsoever.

“Rate Variance Factor” means 2.25 or such other number, computed from time to time in good faith by the Agent (with the written consent of each Administrative Agent), that reflects the largest potential variance (from minimum to maximum) in selected interest rates over a period of time selected by the Agent from time to time, set forth in written notice by the Agent to each Administrative Agent, the Transferor and the Collection Agent.

“Rating Agency” means, at any time, Moody’s, S&P, Fitch or any other rating agency chosen by a Conduit Investor or its Related CP Issuer to rate its commercial paper notes at such time.

“RBC” means Royal Bank of Canada, together with its successors and assigns.

“Receivable” means the indebtedness of any Obligor, whether constituting an account, chattel paper, instrument, insurance claim, investment property or general intangible, arising in connection with the sale or lease of merchandise (including, without limitation, medicines) or the rendering of services, by an Originating Entity, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.  For the avoidance of doubt, the term “Receivable” shall include all amounts payable by any Obligor in connection with any such sale or rendering of services, regardless of when an invoice is issued therefor and regardless of any write-off with respect to such Receivable or any other change or adjustment to the accounting or invoicing with respect to such sale or rendering of services.  Accordingly, the cancellation of an invoice for a Receivable and the issuance of a new invoice under a new invoice number, a new invoice date and/or a new Obligor name (or any other accounting or invoicing change) shall not result in the creation of a new Receivable or change the original due date of the Receivable.  Similarly, if a portion of a Receivable owing by an Obligor is written-off but is subsequently re-billed to Medicare or another Obligor, the amount owing by Medicare or such other Obligor is part of the original Receivable and is not a new Receivable and the original due date of the Receivable will likewise remain unchanged.

“Receivables Purchase Agreement” means the Second Amended and Restated Receivables Purchase Agreement dated as of the Closing Date by and between NMC, as seller, and the Transferor, as purchaser, as such agreement may be amended, modified or supplemented and in effect from time to time.

“Recharacterization” shall have the meaning specified in Section 10.11.

“Recipient” shall, solely for purposes of Section 8.3,  have the meaning specified in such section.

“Records” means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to receivables and the related Obligors.

“Reimbursement Obligation” shall have the meaning specified in Section 2.19(b).

“Reinvestment Termination Date” means, with respect to any Conduit Investor, the second Business Day after the delivery by such Conduit Investor to the Transferor of written notice that such Conduit Investor elects to commence the amortization of its interest in the Net Investment or otherwise liquidate its interest in the Transferred Interest.

“Reinvestment Transfer” means a Transfer occurring in connection with the reinvestment of Collections pursuant to Section 2.2(b) and 2.5.

“Related Commercial Paper” means, at any time, Commercial Paper then outstanding that shall have been issued by the Conduit Investors to acquire or maintain any Net Investment hereunder.

“Related CP Issuer” means, when used in relation to any Conduit Investor, any other entity that issues Commercial Paper for the purpose of funding all or part of such Conduit Investor’s interest in the Transferred Interest, as specified from time to time in a written notice by the Administrative Agent for such Conduit Investor to the Collection Agent, together with the successors and permitted assigns of such entity.

“Related Group” means any of the following groups: (i) Liberty Street, as a Conduit Investor, and Scotiabank, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (ii) Salisbury, as a Conduit Investor and as a Bank Investor (for all purposes other than in the capacity of an L/C Issuer), and Barclays as a Bank Investor (solely in the capacity of an L/C Issuer) and as an Administrative Agent, together with their respective successors and permitted assigns, (iii) Atlantic Securitization, as a Conduit Investor, and Credit Agricole, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (iv) Thunder Bay, as a Conduit

Investor, and RBC, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns, (v) Market Street, as a Conduit Investor, and PNC, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns and (vi) Victory Receivables, as a Conduit Investor, and BTMU, as a Bank Investor and as an Administrative Agent, together with their respective successors and permitted assigns.

“Related Group Limit” means, with respect to any Related Group, the aggregate Commitments of the Bank Investors in such Related Group.

“Related Security” means with respect to any Receivable, all of the Transferor’s rights, title and interest in, to and under:

(i)  all of the Seller’s, the Transferor’s or any Transferring Affiliate’s interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

(ii)  all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii)  all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, insurance, guaranties and other agreements or arrangements under the Medicare program, the Medicaid program, state renal programs, CHAMPUS/VA, private insurance policies, and hospital and other health care programs and health care provider arrangements;

(iv)  all Records related to such Receivable;

(v)   all rights and remedies of the Transferor (A) under the Receivables Purchase Agreement, together with all financing statements filed by the Transferor against the Seller in connection therewith, (B) under the Transferring Affiliate Letter, together with all financing statements filed in connection therewith against the Transferring Affiliates, and (C) under the Parent Agreement; and

(vi)  all Proceeds of any of the foregoing.

“Remittance Date” means any of the following:  (i) the last day of a Tranche Period applicable to any portion of the Net Investment, (ii) the last day of a calendar month or, if in any case such day is not a Business Day, the next following day that is a Business Day, (iii) a Drawing Date or RO Refinancing Date, (iv) any other date on which any payment or remittance is contemplated to be made hereunder, or (v) following the Termination Date or the occurrence of a Termination Event or Potential Termination Event, any Business Day determined by the Agent to be a Remittance Date.

“RG Transferred Interest” means, with respect to any Related Group at any time of determination, the pro rata share of such Related Group in the Transferred Interest, which pro rata share shall be based on the percentage that the Net Investment and Letter of Credit Obligations in respect of the Investors in such Related Group bears to the aggregate Net Investment and Letter of Credit Obligations of all Investors at such time.  From and after the occurrence of the Termination Date, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the RG Transferred Interest shall be calculated as of the last Business Day prior to the occurrence of the Termination Date or such Termination Event or Potential Termination Event, as applicable, and shall remain fixed at all times thereafter until, in the case of a Termination Event or Potential Termination Event, such event shall be cured or waived.

“RO Interest” has the meaning specified in Section 2.19.

“RO Refinancing Date” has the meaning specified in Section 2.19.

“Salisbury” means Salisbury Receivables Company, LLC, a Delaware limited liability company, together with its successors and permitted assigns.

“Scotiabank” means The Bank of Nova Scotia, together with its successors and permitted assigns.

“Section 8.2 Costs” has the meaning specified in Section 8.2(d) hereof.

“Self-Pay Obligor” has the meaning specified in the definition of Obligor.

“Seller” means NMC and its successors and permitted assigns.

“Servicing Fee” means the fees payable to the Collection Agent by (1) the Investors in a Related Group, with respect to a Tranche held by the Investors in such Related Group, in an amount equal to 1.00% per annum on the amount of the Net Investment allocated to such Tranche pursuant to Section 2.3 hereof and (2) each L/C Issuer, in an amount equal to 1.00% per annum on the Letter of Credit Obligations allocable to such L/C Issuer.  Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Percentage Factor is reduced to zero.  Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof.  After the Termination Date, such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.6 hereof.

“Servicing Fee Reserve” means at any time an amount equal to the product of (i) 2.25, (ii) the aggregate Outstanding Balance of all Receivables at such time, (iii) the Servicing Fee percentage and (iv) the Estimated Maturity Period divided by 360.

“Social Security Act” means the Social Security Act, as amended from time to time, and the regulations promulgated and rulings and advisory opinions issued thereunder.

“Special Account” means a special depository account maintained at a bank acceptable to each Administrative Agent for the purpose of receiving Collections, which account is in the name of either (i) the Originating Entity in respect of the Receivables giving rise to such Collections or (ii) a Designated Account Agent acting on behalf of such Originating Entity.

“Special Account Bank” means any of the banks holding one or more Special Accounts.

“Special Account Letter” means a letter, in substantially the form of Exhibit D-1 hereto, from an Originating Entity (or, if applicable, a Designated Account Agent) to any Special Account Bank, executed by such Originating Entity (or such Designated Account Agent) to such Special Account Bank.

“Spectra Renal Management Group” means, collectively, Spectra East, Inc., a Delaware corporation, Spectra Laboratories, Inc., a Nevada corporation, as Transferring Affiliates, and their respective successors.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Subordinated Note” shall have the meaning specified in the Receivables Purchase Agreement.

“Subsidiary” of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“Taxes” shall have the meaning specified in Section 8.3 hereof.

“Termination Date” means the earliest of (i) the Business Day designated by the Transferor to each Administrative Agent as the Termination Date at any time following 60 days’ written notice to each Administrative Agent, (ii) the day upon which the Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof, (iii) the Commitment Termination Date or (iv) the Purchase Termination Date.

“Termination Event” means an event described in Section 7.1 hereof.

“Thunder Bay” means Thunder Bay Funding, LLC.

“Total Outstanding Receivable Balance” means the aggregate Outstanding Balance of the Receivables.

“Tranche” means a portion of the Net Investment allocated to a Tranche Period pursuant to Section 2.3 hereof.

“Tranche Period” means a CP Tranche Period, a BR Tranche Period or a Eurodollar Tranche Period.

“Tranche Rate” means the CP Rate, the Base Rate or the Eurodollar Rate, subject to Section 7.2(b); provided that, with respect to any Related Group, if:  (i) a Conduit Cessation shall have occurred in respect of the Conduit Investor in such Related Group and (ii) such Conduit Investor shall have no Commercial Paper outstanding in support of its Net Investment hereunder, the Tranche Rate applicable to the Net Investment of any Investor in such Related Group shall be equal to the Eurodollar Rate in respect of the applicable Tranche Period plus the Program Fee; provided further that from and after the occurrence of the Termination Date, any Termination Event or any Potential Termination Event, the foregoing proviso shall cease to be given effect.

“Transaction Costs” has the meaning specified in Section 8.4(a) hereof.

“Transaction Documents” means, collectively, this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Special Account Letters, the Concentration Account Agreement, the Account Agent Agreement(s), the Transfer Certificates, the Transferring Affiliate Letter, the Parent Agreement, the Intermediate Concentration Account Agreements, Letters of Credit, Letter of Credit Applications and all of the other instruments, documents and other agreements executed and delivered by any Originating Entity, FME KGaA, FMCH, NMC or the Transferor in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transfer” means a conveyance, transfer and assignment by the Transferor to the Agent, for the benefit of the Investors, of an undivided percentage ownership interest in Receivables hereunder together with Related Security, Collections and Proceeds with respect thereto (including, without limitation, as a result of the issuance of any Letter of Credit or as a result of any reinvestment of Collections in Transferred Interests pursuant to Sections 2.2(b) and 2.5.

“Transfer Certificate” has the meaning specified in Section 2.2(a) hereof.

“Transfer Date” means, with respect to each Transfer, the Business Day on which such Transfer is made.

“Transfer Price” means with respect to any Incremental Transfer to be made by the Agent, on behalf of the Investors participating in such Incremental Transfer, (i) in the case of an Incremental Transfer (NI), the amount paid to the Transferor by such Investors as described in the related Transfer Certificate and (ii) in the case of an Incremental Transfer (L/C), the face amount of the Letter of Credit to be issued by the applicable L/C Issuer as described in the related Transfer Certificate.

“Transferor” means NMC Funding Corporation, a Delaware corporation, and its successors and permitted assigns.

“Transferred Interest” means, at any time of determination, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, and (iv) other Proceeds of the foregoing, which undivided ownership interest shall be equal to the Percentage Factor at such time, and only at such time (without regard to prior calculations);

provided that, during the period from the Termination Date until the Final Collection Date, the Transferred Interest shall include the right to receive 100% of the Collections.  The Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.  To the extent that the Transferred Interest shall decrease as a result of a recalculation of the Percentage Factor, the Agent, on behalf of the applicable Investors, shall be considered to have reconveyed to the Transferor (without recourse, representation or warranty of any type or kind) an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest in each Receivable shall be equal to the Transferred Interest in each other Receivable.  Following the later to occur of the Termination Date and the Final Collection Date, the Transferred Interest shall be reduced to zero.

“Transferring Affiliate” means a company specified on Exhibit Q hereto, as such Schedule may be amended from time to time as provided in Section 2.15; provided, however, that no such company shall be a Transferring Affiliate from and after the occurrence of any Event of Bankruptcy by or with respect thereto unless any Receivables that arose from sales by such company exist on such date, in which case such company shall continue to be a Transferring Affiliate until the respective Outstanding Balances of all such Receivables shall have been reduced to zero.

“Transferring Affiliate Letter” means the Amended and Restated Affiliate Letter dated October 16, 2008 from the Transferring Affiliates to the Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time with the consent of each Administrative Agent.

“Thunder Bay” means Thunder Bay Funding, LLC a Delaware limited liability company, together with its successors and permitted assigns.

“UCC” means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

“Unrealized Contractual Adjustment Reserve” means the reserve maintained by the Collection Agent in accordance with its customary practices reflecting the difference between the Outstanding Balance of Receivables owing by certain commercial insurers and the Collection Agent’s estimate of what such commercial insurers will pay in respect of such Receivables.  It is understood and agreed that Pre-Arranged Contractual Adjustments will be reflected in the initial Outstanding Balance of the applicable Receivables and accordingly will not be included in the Unrealized Contractual Adjustment Reserve.  In addition, the Unrealized Contractual Adjustment Reserve will also include amounts sufficient to cover system-generated rebates, rebills and prompt pay discounts.

“U.S.” or “United States” means the United States of America.

“US Government Obligor” means any Obligor that is the federal government of the United States, or any subdivision or agency thereof the obligations of which are supported by the full faith and credit of the United States, and shall include any Obligor referred to in clause (A),(B) or (F) of the definition of “Obligor” contained in this Section 1.1.

“Victory Receivables” means Victory Receivables Corporation, a Delaware corporation, together with its successors and permitted assigns.

SECTION 1.2.                      Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3.                      Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

SECTION 1.4.                      Amendment and Restatement.  Subject to the satisfaction of the conditions precedent set forth in Section 4.1, this Agreement amends and restates the Existing TAA in its entirety.  This Agreement is not intended to constitute a novation of the Existing TAA.  Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing TAA in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

SECTION 1.5.                      Funding on Effective Date.  The parties hereto acknowledge that an adjustment to the Net Investment held by the respective Related Groups is required to be made on the Effective Date in order to ensure that the Net Investment held by the Investors in each Related Group is proportional to their respective Related Group Limits.  Accordingly, on the Effective Date, the Transferor shall request such Incremental Transfers, and make such repayments, in each case a non-pro rata basis among the Related Groups, such that by the close of business on the Effective Date the Net Investment held by the Investors in the respective Related Groups shall be proportional to their respective Related Group Limits.

ARTICLE II

PURCHASE AND SETTLEMENTS

SECTION 2.1.                      Facility.  Upon the terms and subject to the conditions herein set forth, the Transferor may from time to time prior to the Termination Date, at its option, (i) convey, transfer and assign to the Agent, on behalf of the Investors, percentage ownership interests in the Receivables, together with Related Security, Collections and Proceeds with respect thereto and (ii) request one or more L/C Issuers to issue or cause the issuance of Letters of Credit, in each case subject to the terms hereof.  Each such Transfer is made without recourse to the Transferor; provided, however, that the Transferor shall be liable for all representations, warranties, covenants and other agreements made by the Transferor pursuant to the terms of this Agreement or any other Transaction Document.  The Transferred Interest arising in connection with the Transfers made hereunder shall be allocated among the Related Groups in accordance with their respective RG Transferred Interests as of any date of determination, and as among the Related Groups the RG Transferred Interests may fluctuate from time to time based on the Net Investment and Letter of Credit Obligations outstanding at such time.  Subject to the terms and conditions set forth herein, the Agent shall accept such conveyance, transfer and assignment on behalf of the Investors.  By accepting any conveyance, transfer and assignment hereunder, none of the Investors, the Administrative Agents or the Agent assumes or shall have any obligations or liability under any of the Contracts, all of which shall remain the obligations and liabilities of the Transferor and the Seller.

SECTION 2.2.                      Incremental Transfers(NI); Certificates; Eligible Receivables.  (a)  Incremental Transfers(NI).  Upon the terms and subject to the conditions herein set forth the Transferor may, at its option, request that an Incremental Transfer (NI) be made by the Agent, on behalf of each of the applicable Investors.

The Transferor shall, by written notice to the Agent substantially in the form of Exhibit A hereto (a “Notice of Incremental Transfer (NI)”) (with a copy to each Administrative Agent) given by telecopy, offer to convey, transfer and assign to the Agent, on behalf of the Investors, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto.  A Notice of Incremental Transfer (NI) shall be issued not later than 3:00 p.m. (New York time) at least one (1) Business Day prior to the proposed date of the Incremental Transfer (NI) requested therein.  Each Notice of Incremental Transfer (NI) shall specify:  (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit, (y) the desired date of such Incremental Transfer (NI) and (z) the desired Tranche Period(s) and allocations of the Net Investment of such Incremental Transfer thereto as required by Section 2.3 (it being understood that any request for a Eurodollar Period shall be subject to the approval of each applicable Administrative Agent).  The Agent shall promptly advise each Administrative Agent of the allocation of the Transfer Price in respect of the requested Incremental Transfer (NI) based on the Incremental Transfer (NI) Ratable Share anticipated to be applicable as of the date of such proposed Incremental Transfer (NI).  Each Administrative Agent will promptly notify the related Conduit Investor or each of the Bank Investors in its Related Group, as the case may be, of such Administrative Agent’s receipt of any request for an Incremental Transfer (NI) to be made to the Agent on behalf of such Person.  To the extent that any such Incremental Transfer (NI) is requested of the Agent, on behalf of a Conduit Investor, such Conduit Investor shall instruct the Agent to accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request.  Each Notice of Incremental Transfer (NI)  shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Investor against any loss or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, through the related Liquidity Provider Agreement) as a result of any failure for any reason (including failure to satisfy any of the conditions precedent in respect thereof) by the Transferor to complete such Incremental Transfer (NI) including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by any Investor or a related Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Investor to fund such Incremental Transfer (NI).

The Transferor has previously delivered to the Agent the Transfer Certificate in the form of Exhibit F hereto (the “Transfer Certificate”).  On the date of each Incremental Transfer (NI), each Administrative Agent shall send written confirmation to the Transferor and to the Agent of the Transfer Price, the Tranche Period(s), the Transfer Date and the Tranche Rate(s) applicable to the portion of such Incremental Transfer (NI) made by such Administrative Agent’s Related Group.  The Agent shall indicate the amount of the Incremental Transfer (NI) together with the date thereof as well as any decrease in the Net Investment on the grid attached to the Transfer Certificate.  The Transfer Certificate shall evidence the Incremental Transfers(NI).

By no later than 3:00 p.m. (New York time) on any Transfer Date, each Investor participating in the relevant Transfer shall remit its Incremental Transfer (NI) Ratable Share of the aggregate Transfer Price for such Transfer either (i) to the account of the related Administrative Agent specified therefor from time to time by such Administrative Agent by notice to such Investor or (ii) if so directed by such Administrative Agent, directly to the Transferor.  The obligation of each Investor to remit its Incremental Transfer (NI) Ratable Share of any such Transfer Price shall be several from that of each other Investor, and the failure of any Investor to so make such amount available to its related Administrative Agent or the Transferor, as applicable, shall not relieve any other Investor of its obligation hereunder.  If the portion of the Transfer Price payable by the Investors in a Related Group is remitted to the related Administrative Agent, then, following each Incremental Transfer (NI) and such Administrative Agent’s receipt of funds from the Investors in its Related Group participating in such Transfer as aforesaid, such Administrative Agent shall remit such portion of the Transfer Price to the Transferor’s account at the location indicated in Section 10.3 hereof, in immediately available funds.  Unless an Administrative Agent shall have received notice from any Bank Investor in its Related Group participating in an Incremental Transfer (NI) that such Bank Investor will not make its share of any Transfer Price relating to such Incremental Transfer (NI) available on the applicable Transfer Date therefor, such Administrative Agent may (but shall have no obligation to) make such Bank Investor’s share of any such Transfer Price available to the Transferor in anticipation of the receipt by such Administrative Agent of such amount from such Bank Investor.  To the extent such Bank Investor fails to remit any such amount to its Administrative Agent after any such advance by such Administrative Agent on such Transfer Date, such Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of “Base Rate”), in the case of such Bank Investor, or the otherwise applicable Tranche Rate, in the case of the Transferor, to such Administrative Agent upon its demand therefor; provided that such Administrative Agent shall not be permitted to recover more than once for such amount or interest thereon.  Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the applicable Administrative Agent and such Administrative Agent shall be deemed to be the owner of a Transferred Interest hereunder.  Upon the payment of such amount to such Administrative Agent (x) by the Transferor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by such Bank Investor, such payment shall constitute such Bank Investor’s payment of its share of the applicable Transfer Price for such Transfer.

(b)           Reinvestment Transfers.  On each Business Day occurring after the initial Incremental Transfer hereunder and prior to the Termination Date, the Transferor hereby agrees to convey, transfer and assign to the Agent, on behalf of the Investors, and in consideration of Transferor’s agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Percentage Factor at an amount not greater than the Maximum Percentage Factor, the Agent may, on behalf of each Conduit Investor (unless such Conduit Investor has otherwise directed the Agent) and shall, on behalf of each of the Bank Investors, agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment at the close of business on such Business Day shall be equal to the amount of the Net Investment at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer (NI) made on such day, if any, and (ii) the Transferred Interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

(c)           All Transfers.  Each Transfer shall constitute a purchase by the Agent, on behalf of the Investors, of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer.  The Agent’s aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, held on behalf of the Investors, shall equal the Percentage Factor in effect from time to time.  The Agent shall hold the Transferred Interests on behalf of the Related Groups in accordance with each such Related Group’s RG Transferred Interest at such time.

(d)           [Reserved].

(e)           Percentage Factor; Transferred Interest.  The Percentage Factor shall be computed by the Collection Agent as of the opening of business of the Collection Agent on the effective date of this Agreement.  Thereafter until the Termination Date, the Collection Agent shall recompute the Percentage Factor at the time of each Incremental Transfer and as of the close of business of the Collection Agent on each Business Day (other than a day after the Termination Date) and report such recomputation to the Agent monthly, in the Investor Report, and at such other times as may be requested by any Administrative Agent.  The Percentage Factor shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made, notwithstanding any additional Receivables arising, or any Incremental Transfer or any Reinvestment Transfer made, during any period between computations of the Percentage Factor.  For the avoidance of doubt, the “Transferred Interest” after the Termination Date may be different from the Percentage Factor.  As set forth in the definition of “Transferred Interest”, the Transferred Interest shall remain constant at 100% at all times on and after the Termination Date until the Final Collection Date, at which time the Transferred Interest shall be reduced to zero.

SECTION 2.3.                      Selection of Tranche Periods and Tranche Rates.

(a)           Prior to the Termination Date; Transferred Interest held on behalf of a Conduit Investor.  At all times hereafter, but prior to the Termination Date with respect to any portion of the Net Investment held on behalf of a Conduit Investor that is funded through the issuance of Commercial Paper, such portion of the Net Investment shall be allocated to a CP Tranche Period as set forth in the definition of such term.  Each Conduit Investor confirms that it is its intention to allocate all or substantially all of the Net Investment held on behalf of it to CP Tranche Periods, provided that such Conduit Investor or its Related CP Issuer may determine, from time to time, in its sole discretion, that funding such Net Investment through the issuance of Commercial Paper is not possible or is not desirable for any reason.  If, prior to the Termination Date, any portion of the Net Investment held on behalf of a Conduit Investor is not funded through the issuance of Commercial Paper, then such portion of the Net Investment shall be allocated to a BR Tranche or a Eurodollar Tranche in accordance with Section 2.3(c) in the same manner as if such portion of the Net Investment was held by or on behalf of the Bank Investors, subject to the terms of the definition of “Tranche Rate”.  In the case of any Tranche Period outstanding upon the Termination Date, such Tranche Period shall end on such date unless otherwise directed by the applicable Administrative Agent.

(b)           After the Termination Date; Transferred Interest Held on behalf of a Conduit Investor.  At all times on and after the Termination Date, with respect to any portion of the Transferred Interest which shall be held by the Agent on behalf of a Conduit Investor, such Conduit Investor or its Administrative Agent, as applicable, shall select all Tranche Periods and Tranche Rates applicable thereto.

(c)           Prior to the Termination Date; Transferred Interest Held on Behalf of Bank Investor.  At all times with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors in any Related Group, but prior to the Termination Date, the initial Tranche Period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than 7 days and such Tranche shall be a BR Tranche, unless the Transferor has requested and the applicable Administrative Agent has approved a different Tranche Period and Tranche Rate.  Thereafter, with respect to such portion, and with respect to any other portion of the Transferred Interest held on behalf of the Bank Investors (or any of them) in any Related Group, provided that the Termination Date shall not have occurred, the Tranche Period applicable thereto shall be a Eurodollar Period and the applicable Tranche shall be a Eurodollar Tranche, unless the Transferor has requested and the applicable Administrative Agent has approved a different Tranche Period and Tranche Rate.  The Transferor shall give the Administrative Agent for each Related Group irrevocable notice by telephone of the new requested Tranche Period applicable to the Bank Investors in such Related Group at least three (3) Business Days prior to the expiration of any then existing Tranche Period applicable to such Related Group and, if the Transferor shall fail to provide such notice (or, if the requested Tranche Period is less than 7 days or is a Eurodollar Period, the Administrative Agent does not consent to such request), the applicable Administrative Agent on behalf of the Bank Investors in such Related Group may, in its sole discretion, select the new Tranche Period in respect of the applicable Tranche.  In the case of any Tranche Period outstanding upon the occurrence of the Termination Date, such Tranche Period shall end on the date of such occurrence.

(d)           After the Termination Date; Transferred Interest Held on behalf of Bank Investor.  At all times on and after the Termination Date, with respect to any portion of the Transferred Interest held by the Agent on behalf of the Bank Investors in any Related Group, the Administrative Agent for such Related Group shall select all Tranche Periods and Tranche Rates applicable thereto.

(e)           Eurodollar Rate Protection; Illegality.  (i)  If the Administrative Agent for any Related Group is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed Eurodollar Tranche, then

(A)          such Administrative Agent shall forthwith notify the Investors in such Related Group, as applicable, and the Transferor that the Eurodollar Rate cannot be determined for such Eurodollar Tranche, and

(B)          while such circumstances exist, neither such Administrative Agent nor any of the Investors in such Related Group shall allocate the Net Investment of any additional Transferred Interests purchased during such period or reallocate the Net Investment allocated to any then existing Tranche ending during such period, to a Eurodollar Tranche.

(ii)           If, with respect to any outstanding Eurodollar Tranche, any Investor on behalf of which the Agent holds any Transferred Interest therein notifies its Administrative Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Transferred Interest or that the Eurodollar Rate applicable to such Transferred Interest will not adequately reflect the cost to such Investor of funding or maintaining its respective Transferred Interest for such Tranche Period then such Administrative Agent shall forthwith so notify the Transferor, whereupon neither such Administrative Agent nor the Investors in the Related Group shall, while such circumstances exist, allocate any Net Investment of any additional Transferred Interest purchased during such period or reallocate the Net Investment allocated to any Tranche Period ending during such period, to a Eurodollar Tranche and instead such Transferred Interest shall be purchased as, or such Net Investment shall be allocated to, a BR Tranche (notwithstanding any election made by the Transferor pursuant to Section 2.3(c) or otherwise).

(iii)          Notwithstanding any other provision of this Agreement, if any Investor shall notify its Administrative Agent that such Investor has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for such Investor or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of Transferred Interests at the Eurodollar Rate, then (x) as of the effective date of such notice from such Investor to its Administrative Agent, the obligation or ability of the such Investor to fund its purchase or maintenance of Transferred Interests at the Eurodollar Rate shall be suspended until such Investor notifies its Administrative Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of each Eurodollar Tranche in which such Investor owns an interest shall either (1) if such Investor may lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the last day of the applicable Tranche Period, be reallocated on the last day of such Tranche Period to another Tranche Period in respect of which the Net Investment allocated thereto accrues Discount at a Tranche Rate other than the Eurodollar Rate or (2) if such Investor shall determine that it may not lawfully continue to maintain such Transferred Interest at the Eurodollar Rate until the end of the applicable Tranche Period, such Investor’s share of the Net Investment allocated to such Eurodollar Tranche shall be deemed to accrue Discount at the Base Rate from the effective date of such notice until the end of such Tranche Period.

(f)            Separate Tranches for Related Groups.  In no event shall portions of the Net Investment held by Investors from different Related Groups be allocated to the same Tranche.

(g)           Applicable Margin.  If, as a result of any restatement of or other adjustment to the financial statements of any applicable Person or for any other reason, it shall be determined that (i) the Consolidated Leverage Ratio as calculated as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in a higher Applicable Margin for such period, the Transferor shall immediately and retroactively be obligated to pay to the Administrative Agents for the account of the applicable Investors, promptly on demand by any Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Transferor under the Bankruptcy Code of the United States, automatically and without further action by any Administrative Agent), an amount equal to the excess of the amount of Discount that should have been paid for such period over the amount of Discount actually paid for such period.  This paragraph shall not limit the rights of any Administrative Agent or any Investor under any other provision of this Agreement.  The Transferor’s obligations under this paragraph shall survive the Termination Date.

SECTION 2.4.                      Discount, Fees and Other Costs and Expenses.  Notwithstanding any limitation on recourse contained herein, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Discount (including Discount due any Conduit Investor or any Bank Investor), all L/C Fees, RO Interest, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees.  On the last day of each Tranche Period (or, in the case of a CP Tranche Period, by no later than the second Business Day following the last day of such CP Tranche Period), the Transferor shall pay to each Administrative Agent, on behalf of the applicable Investors in its Related Group, an amount equal to the accrued and unpaid Discount for such Tranche Period together with, in the event the Transferred Interest is held on behalf of a Conduit Investor, an amount equal to the discount accrued on the Commercial Paper of such Conduit Investor or its Related CP Issuer to the extent such Commercial Paper was issued in order to fund the Transferred Interest in an amount in excess of the Transfer Price of an Incremental Transfer.  Discount shall accrue with respect to each Tranche on each day occurring during the Tranche Period related thereto.  Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this Section 2.4.

SECTION 2.5.                      Non-Liquidation Settlement and Reinvestment Procedures.

(a)           On each day after the date of any Incremental Transfer but prior to the Termination Date and provided that no Potential Termination Event shall have occurred and be continuing, the Collection Agent shall, out of Collections received on or prior to such day and not previously applied or accounted for:  (i) set aside and hold in trust for the Agent, on behalf of the applicable Investors (or deposit into the Collection Account if so required pursuant to Section 2.12 hereof), an amount equal to all Discount, L/C Fees, RO Interest and the Servicing Fee accrued through such day and not so previously set aside or paid, (ii) set aside the amount of any Reimbursement Obligation that shall have arisen and then remain unpaid and (iii) apply the balance of such Collections remaining after application of Collections as provided in clauses (i) and (ii) of this Section 2.5 hereof to the Transferor, for the benefit of the Agent, on behalf of the applicable Investors, to the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b) hereof.  Any Collections so set aside as described in clause (i) above shall be allocated among the Related Groups ratably in proportion to the accrued Discount, L/C Fees, RO Interest and Servicing Fee with respect to the Investors in each such Related Group.  Any Collections so set aside as described in clause (ii) above shall be allocated among the Related Groups that contain L/C Issuers ratably in proportion to the outstanding Reimbursement Obligation of all L/C Issuers at such time.

(b)           On each Remittance Date, the Collection Agent shall, from the amounts set aside as described in Section 2.5(a), deposit to the applicable Administrative Agent’s account, for the benefit of the related Investors, an amount equal to the accrued and unpaid Discount for any Tranche Period then ending (in the case of the last day of a Tranche Period), the accrued and unpaid L/C Fees and RO Interest and Reimbursement Obligations, as applicable, and shall deposit to its own account an amount equal to the accrued and unpaid Servicing Fee.  The applicable Administrative Agent, upon its receipt of such amounts in such Administrative Agent’s account, shall distribute such amounts to the applicable Investors entitled thereto as set forth above.

(c)           If on any Remittance Date, the Collection Agent shall have insufficient funds to pay all of the above amounts in full on any such Remittance Date, the Collection Agent shall distribute the funds then available in the following order and priority:

First, to (i) the Agent, in respect of and for application to the Administration Fee, and (ii) each Administrative Agent, ratably based on and to the extent of the amounts then owing to the Investors in each Related Group in respect of and for application to accrued and unpaid Discount, L/C Fees, RO Interest, Program Fees and Facility Fees;

Second, to the Administrative Agents for the L/C Issuers, ratably based on and to the extent of the Reimbursement Obligations then owing to the L/C Issuer, for application to such Reimbursement Obligations;

Third, to the Agent and to the Administrative Agents, ratably based on and to the extent they or any Indemnified Parties in respect of their Related Groups are due any amounts under Article VIII, for application to such amounts; and

Fourth, to the Collection Agent, to the extent of any Servicing Fee then owing.

SECTION 2.6.                      Liquidation Settlement Procedures.  (a)  If at any time on or prior to the Termination Date, the Percentage Factor is greater than the Maximum Percentage Factor, then the Transferor shall immediately pay to the Administrative Agents for the Related Groups, for the benefit of the applicable Investors in their respective Related Groups, from previously received Collections, an aggregate amount equal to the amount such that, when applied to reduce the Net Investment, will result in the Percentage Factor being less than or equal to the Maximum Percentage Factor.  Such aggregate amount shall be paid to such Administrative Agents ratably in accordance with the portion of the Net Investment held by their respective Related Groups.  Any amount so paid to an Administrative Agent for a Related Group shall be applied to reduce the Net Investment of Tranche Periods applicable to such Related Group selected by such Administrative Agent.  In the event the Net Investment is reduced to zero and the Percentage Factor continues to be greater than the Maximum Percentage Factor, the Transferor shall immediately remit to the Administrative Agents for the Related Groups that have L/C Issuers, from previously received Collections, an aggregate amount equal to the amount such that, when applied to the then unpaid Reimbursement Obligations and otherwise held to Cash-Collateralize the then outstanding Letters of Credit, will result in the Percentage Factor being less than or equal to the Maximum Percentage Factor.

(b)           On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit into the Collection Account all Collections received on such day.  Pending such deposit, the Collection Agent shall hold such Collections in trust  for the benefit of the Investors.  In addition, on the Termination Date or the day on which a Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall deposit to each Administrative Agent’s account, for the benefit of the applicable Investors, any amounts set aside pursuant to Section 2.5 above which have been allocated to such Administrative Agent’s Related Group as described in Section 2.5.

(c)           On the Termination Date and on each day thereafter, and on each day on which a Termination Event or a Potential Termination Event has occurred and is continuing, the Collection Agent shall (or, if the Agent has assumed exclusive control over the Collection Account, shall request the Agent to) distribute funds then available in the Collection Account in the following order and priority:

First, to the Agent, to reimburse the Agent for the reasonable costs and out-of-pocket expenses incurred by the Agent in connection with the administration and enforcement of this Agreement and the other Transaction Documents;

Second, if such day is a Remittance Date, to (i) the Agent, in respect of and for application to the Administration Fee, and (ii) each Administrative Agent, ratably based on and to the extent of the amounts then owing to the Investors in each Related Group in respect of and for application to accrued and unpaid Discount, L/C Fees, RO Interest, Program Fees and Facility Fees;

Third,  if such day is the last day of any month and if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is not then the Collection Agent, to the Collection Agent’s account, in payment of the accrued and unpaid Servicing Fee due to the Collection Agent;

Fourth, to each Administrative Agent, ratably based on the RG Transferred Interest of each Related Group, for application toward (i) a reduction of the Net Investment of the Investors in such Related Group, (ii) payment of any Reimbursement Obligations then owing and (iii) to the extent of any excess, the Cash-Collateralization of any Letters of Credit then outstanding;

Fifth, to the Agent and each Administrative Agent, ratably based on all other Aggregate Unpaids owing to the Agent or the members of any Related Group; and

Sixth, if the Transferor, the Seller or any Affiliate of the Transferor or the Seller is the Collection Agent, to its account as Collection Agent, in payment of the accrued and unpaid Servicing Fee.

The Agent shall elect, in its reasonable discretion, whether such distributions shall be made daily, weekly or monthly or at such other intervals as the Agent may (or at the direction of the Majority Investors, shall) determine to be appropriate.  Each Administrative Agent, upon its receipt of such amounts in such Administrative Agent’s account, shall distribute such amounts to the Investors in its Related Group entitled thereto as set forth above.  In the case of amounts distributed to Cash-Collateralize any outstanding Letters of Credit, such amounts shall be deposited into an L/C Collateral Account for application to Reimbursement Obligations as drawings are made under the related Letters of Credit.  From and after the date any Letter of Credit shall be surrendered for cancellation or otherwise expire, all amounts then held in the L/C Collateral Account to Cash-Collateralize such Letter of Credit shall be released to the Agent for application to the Aggregate Unpaids in accordance with this Section 2.6.

(d)           Following the later to occur of the Termination Date and the Final Collection Date, (i) the Collection Agent shall recompute the Percentage Factor, (ii) the Agent, on behalf of the Investors, shall be considered to have reconveyed to the Transferor all of the right, title and interest in and to the Affected Assets (including the Transferred Interest) without recourse, representation or warranty of any type or kind, (iii) the Collection Agent shall pay to the Transferor any remaining Collections set aside and held by the Collection Agent for the Investors pursuant to this Section 2.6 and (iv) the Agent, on behalf of the Investors, shall execute and deliver to the Transferor, at the Transferor’s expense, such documents or instruments as are necessary to terminate the Agent’s interests in the Affected Assets.  Any such documents shall be prepared by or on behalf of the Transferor.

SECTION 2.7.                      Fees.  Notwithstanding any limitation on recourse contained in this Agreement, on the last day of each month the Transferor shall pay the following non-refundable fees: (i) to each Conduit Investor, solely for its own account, the Program Fee with respect to such Conduit Investor, (ii) to each Conduit Investor, the Facility Fee with respect to the applicable Related Group (for distribution to the Bank Investors in such Related Group) and (iii) to the Agent the Administration Fee.

SECTION 2.8.                      Protection of Ownership Interest of the Investors; Special Accounts, Intermediate Concentration Account and Concentration Account.

(a)           The Transferor agrees that it will, and will cause the Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent or any Administrative Agent may reasonably request in order to perfect or protect the Transferred Interest or to enable the Agent, the Administrative Agents or the Investors to exercise or enforce any of their respective rights hereunder.  Without limiting the foregoing, the Transferor will, and will cause the Seller to, upon the request of the Agent, any Administrative Agent or any of the Investors, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Agent, any Administrative Agent or any of the Investors and (y) mark its respective master data processing records and other documents with a legend describing the conveyance to the Transferor of the Receivables (in the case of the Seller) and to the Agent, for the benefit of the Investors, of the Transferred Interest.  The Transferor shall, and will cause the Seller to, upon request of the Agent, any Administrative Agent or any of the Investors obtain such additional search reports as the Agent, any Administrative Agent or any of the Investors shall request.  To the fullest extent permitted by applicable law, the Agent shall be authorized to sign and file financing statements , continuation statements and amendments thereto relating to the Receivables, Related Security and Collections and assignments thereof to the Agent or any successor or permitted assign of the Agent without the Transferor’s or the Seller’s signature.  Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.  The Transferor shall not, and shall not permit the Seller or any Transferring Affiliate to, change its respective name, identity or corporate structure nor relocate its respective chief executive office or jurisdiction of organization or any office where Records are kept unless it shall have:  (i) given the Agent and each Administrative Agent at least thirty (30) days prior notice thereof and (ii) prepared at Transferor’s expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest or requested by the Agent or any Administrative Agent in connection with such change or relocation; provided that the jurisdiction of organization for the Transferor, the Seller and each Transferring Affiliate shall at all times be a State within the United States.  Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of Transferor.

(b)           The Agent is hereby authorized at any time to date, and to deliver (i) to the Concentration Account Bank, the Concentration Account Notice and (ii) to each Intermediate Concentration Account Bank an Intermediate Concentration Account Notice.  The Transferor hereby, when the Agent shall deliver the Concentration Account Notice to the Concentration Account Bank or an Intermediate Concentration Account Notice to any Intermediate Concentration Account Bank, transfers to the Agent the exclusive ownership and control of the Concentration Account or the applicable Intermediate Concentration Account, as the case may be, and shall take any further action that the Agent may reasonably request to effect such transfer.  In case any authorized signatory of the Transferor whose signature shall appear on the Concentration Account Agreement or any Intermediate Concentration Account Agreement shall cease to have such authority before the delivery of the Concentration Account Notice or Intermediate Concentration Account Notice, as the case may be, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such delivery.  The Agent shall, at the time it delivers the Concentration Account Notice to the Concentration Account Bank or an Intermediate Concentration Account Notice to any Intermediate Concentration Account Bank, provide a copy thereof to the Transferor; provided that the failure on the part of the Agent to provide such notice to the Transferor shall not affect the validity or effectiveness of the Concentration Account Notice or Intermediate Concentration Account Notice, as applicable, or impair any rights of the Agent,  any Administrative Agent or any of the Investors hereunder.

(c)           In addition and without limiting the authority of the Agent set forth in subsection (b) above, but subject to subsection (d) below, the Transferor shall (i) cause each Originating Entity to instruct any or all of the Special Account Banks (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account or to an Intermediate Concentration Account all Collections from time to time on deposit in the applicable Special Accounts in accordance with the terms set forth in the applicable Special Account Letter and Section 5.1(h) and (ii) instruct each Intermediate Concentration Account Bank (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account all Collections from time to time on deposit in the applicable Intermediate Concentration Accounts on a daily basis in accordance with the terms set forth in the applicable Intermediate Concentration Account Agreement.  In the event the Transferor shall at any time determine, for any of the reasons described in subsection (d) below, that the Transferor or any Originating Entity shall be unable to comply fully with the requirements of this subsection (c), the Transferor shall promptly so advise the Agent and each Administrative Agent, and the Transferor, the Agent and each Administrative Agent shall commence discussions with a view toward implementing an alternative arrangement therefor satisfactory to the Agent and each Administrative Agent.

(d)           Anything to the contrary herein notwithstanding, all Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the applicable Originating Entity or (ii) an agent of such Originating Entity, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than such Originating Entity pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicare Regulations and Medicaid Regulations; and neither this Agreement nor any other Transaction Document shall be construed to permit any other Person, in violation of applicable Medicare Regulations or Medicaid Regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to such Originating Entity’s or such agent’s receipt thereof.

SECTION 2.9.                      Deemed Collections; Application of Payments.  If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, Contractual Adjustment, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment (including, without limitation, any cancellation of an invoice and reissuance of a new invoice relating to the same sale or service) or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Transferor shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation and the Transferor shall pay to the Collection Agent an amount equal to such reduction or cancellation and such amount shall be applied by the Collection Agent as a Collection in accordance with Section 2.5 or 2.6 hereof, as applicable.

(a)           If on any day it is determined that (i) any of the representations or warranties in Article III was untrue with respect to a Receivable as of the date such representation or warranty was made or (ii) any of the representations or warranties set forth in Section 3.1(d) or Section 3.1(j) becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent or any of the Investors as contemplated hereunder) or (iii) a Receivable that was formerly treated as or represented to be an Eligible Receivable does not satisfy the requirements in paragraph (xi) of the definition of Eligible Receivable or becomes a Diluted Government Program Receivable, the Transferor shall be deemed to have received on such day a Collection on such Receivable in full and the Transferor shall on such day pay to the Collection Agent an amount equal to the Outstanding Balance of such Receivable (determined without giving effect to any write-off with respect thereto) and such amount shall be allocated and applied by the Collection Agent as a Collection allocable to the Transferred Interest in accordance with Section 2.5 or 2.6 hereof, as applicable.

(b)           Any payment by an Obligor in respect of any indebtedness owed by it to the Transferor or the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by each Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Transferred Interest (starting with the oldest such Receivable) or the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor.

SECTION 2.10.                    Payments and Computations, Etc.  All amounts to be paid or deposited by the Transferor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 12 p.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Agent or any Administrative Agent (whether on behalf of any of the Investors or otherwise) they shall be paid or deposited in the applicable account indicated in Section 10.3 hereof, until otherwise notified by the Agent or such Administrative Agent, as the case may be.  The Transferor shall, to the extent permitted by law, pay to each Administrative Agent, for the benefit of itself and the Investors in its Related Group, upon demand, interest on all amounts owing to such Administrative Agent or such Investors not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate.  All computations of Discount, interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.  Any computations by an Administrative Agent of amounts payable by the Transferor hereunder to such Administrative Agent or any Investor in its Related Group shall be binding upon all parties hereto absent manifest error.  All payments to be made by the Transferor or the Collection Agent hereunder or under any other Transaction Document shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff.

SECTION 2.11.                    Reports.  On or prior to the last Business Day of each month, the Collection Agent shall prepare and forward to the Agent and each Administrative

Agent (i) an Investor Report as of the end of the last day of the immediately preceding month, (ii) a listing by Primary Payor of all Receivables together with an analysis as to the aging of such Receivables as of such last day, but only to the extent the Receivable Systems of the Collection Agent are able to generate such information, (iii) written confirmation that all payments in cash, by way of credits to intercompany accounts (in the case of purchases made by the Seller from any Transferring Affiliate) or by way of application of proceeds of advances made under the Subordinated Note (in the case of purchases made by the Transferor from the Seller) have been made by the Transferor under the Receivables Purchase Agreement or by the Seller under the Transferring Affiliate Letter, as applicable, in accordance with the respective terms of such agreement, and (iv) such other information as the Agent or any Administrative Agent may reasonably request.

SECTION 2.12.                    Collection Account.  The Agent shall maintain with a bank selected by the Agent (with the consent of each Administrative Agent) a segregated account (the “Collection Account”), in the Agent’s or the Transferor’s name and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Agent, on behalf of the Investors; provided that the Agent may, in its discretion, elect to use the Concentration Account as the Collection Account.  The Agent shall have the right to assume exclusive control over the Collection Account.  If no Collection Agent Default, Termination Event or Potential Termination Event has occurred and is continuing, the Collection Agent shall remit daily within forty-eight hours of receipt to either the Concentration Account or an Intermediate Concentration Account all Collections received with respect to any Receivables in accordance with Section 5.3(h).  During the continuance of a Collection Agent Default or a Termination Event or a Potential Termination Event, and at all times on and after the Termination Date, the Collection Agent shall remit daily within forty-eight hours of receipt to the Collection Account all Collections received with respect to any Receivables.  Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Collection Agent (or, if the Agent has assumed exclusive control over the Collection Account, the Agent) in Eligible Investments that will mature so that such funds will be available prior to each Remittance Date following such investment.  On each Remittance Date, such funds on deposit, together with all interest and earnings (net of losses and investment expenses) thereon, in the Collection Account shall be made available for application in accordance with the terms of Section 2.6 or otherwise for application toward payments required to be made hereunder (including Discount) by the Transferor.  On the Final Collection Date, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

SECTION 2.13.                    Sharing of Payments, Etc.  If any Investor (for purposes of this Section only, being a “NPRBI”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Transferred Interest obtained by the Investors entitled thereto, such NPRBI shall forthwith purchase from the other Investors entitled to a share of such amount participations in the Transferred Interests owned by such other Investors the excess payment ratably with each such other Investor entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such NPRBI, such purchase from each such other Investor shall be rescinded and each such other

Investor shall repay to the NPRBI the purchase price paid by such NPRBI for such participation to the extent of such recovery, together with an amount equal to such other Investor’s ratable share (according to the proportion of (a) the amount of such other Investor’s required payment to (b) the total amount so recovered from the NPRBI) of any interest or other amount paid or payable by the NPRBI in respect of the total amount so recovered.

SECTION 2.14.                    Right of Setoff.  Without in any way limiting the provisions of Section 2.13, each Investor is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits (other than any deposits then being held in any Special Account maintained by an Investor as to which deposits the Investors waive their rights of set-off in respect of the Aggregate Unpaid) and any other indebtedness held or owing by any Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Investor or to the Agent or any Administrative Agent on behalf of such Investor (even if contingent or unmatured).

SECTION 2.15.                    Addition and Removal of Transferring Affiliates.          (a)(i) If (1) one or more direct or indirect wholly-owned subsidiaries of FMCH (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities or (2) FMCH reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (1)) are owned by one or more additional wholly-owned subsidiaries of FMCH, any or all of the wholly-owned subsidiaries referred to in clauses (1) and (2) may become Transferring Affiliates under this Agreement, or (ii) if any existing Transferring Affiliate wishes to be removed as a party to the Transferring Affiliate Letter, FCMH may also remove such existing Transferring Affiliate from being a Transferring Affiliate under this Agreement, in each case if the following conditions precedent have been met:

(x)           each Administrative Agent shall have received (A) counterparts of the Transferring Affiliate Letter duly executed by such Subsidiary or Subsidiaries and (B) the documents relating to such Subsidiary or Subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates pursuant to Section 4.1, together with such other instruments, documents and agreements as any Administrative Agent may reasonably request in connection therewith; and

(y)           each Administrative Agent shall have given prior written consent to such addition or removal in writing (which consent shall not be unreasonably withheld or delayed), it being understood that each Administrative Agent (i) may take into account, among other things, in respect of such addition or removal: (1) the implications such action would have on the composition of and concentrations in the Receivables pool, (2) the impact such action would have on the characterization of transfers between Transferring Affiliates and the Seller or between the Seller and the Transferor, and (3) the risk that such action might give rise to commingling in any of the accounts to which Collections on the Receivables are remitted, and (ii) prior to providing such consent, shall have received such information as it shall have reasonably requested in connection with such addition or removal; and

(z)           after giving effect to such addition or removal, (i) the Percentage Factor shall not exceed the Maximum Percentage Factor and (ii) no Termination Event or Potential Termination Event shall then be continuing.

(b)           Upon the addition or removal of any wholly-owned Subsidiary of FMCH as a Transferring Affiliate pursuant to subsection (a) above, the provisions of this Agreement, including Exhibit Q, shall, without further act or documentation, be deemed amended to apply to such subsidiary to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such subsidiary as well as each then existing Transferring Affiliate.

SECTION 2.16.                    Optional Repurchase of Transferred Interest.  The Transferor may at any time at its option elect to repurchase the Transferred Interest on not less than sixty (60) days’ prior written notice to each Administrative Agent (a “Repurchase Notice”) specifying the date on which such repurchase shall occur (the “Repurchase Date”) and that such Repurchase Date shall be the Termination Date hereunder.  By no later than 11:00 a.m. (New York time) on the Repurchase Date, the Transferor shall (a) pay to each Administrative Agent, for the account of the members of its Related Group, an amount (the “Repurchase Price”) equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Tranche Period(s) to which such Net Investment has been allocated and, (iii) the aggregate unpaid amount of all Reimbursement Obligations owing to the Bank Investors in such Related Group and (iv) all other Aggregate Unpaids owing to the members of such Related Group or any related Indemnified Party under the Transaction Documents accrued through the date of such payment and (b) pledge to the Agent for the benefit of all L/C Issuers cash in an aggregate amount sufficient to fully Cash-Collateralize all Letters of Credit then outstanding.  The Repurchase Price payable with respect to any Related Group shall be calculated by the related Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error. By delivering a Repurchase Notice the Transferor shall be deemed to have designated the Repurchase Date as the “Termination Date” as contemplated by clause (i) of the definition of such term.

SECTION 2.17.                    Letters of Credit.

Upon the terms and subject to the conditions set forth herein, the Transferor may from time to time request that any specified Bank Investor to act as an L/C Issuer and issue or cause the issuance of one or more Letters of Credit for the account of the Transferor, and each such Bank Investor in its capacity as an L/C Issuer, subject to the satisfaction of the conditions precedent in Section 4.3, agrees to issue or cause the issuance of such Letters of Credit requested of it.  Each Letter of Credit shall be issued by a single Bank Investor and any obligation to honor drawings thereunder shall be exclusively the obligation of such Bank Investor, without any requirement that any Investor purchase or assume any participation therein and without any obligation on the part of any other Investor to provide funding therefor.  In requesting any Letter of Credit hereunder, due regard shall be given to maintaining to the extent practicable each

Related Group’s RG Transferred Interest at a percentage level corresponding to such Related Group’s FL Ratable Share.

The Transferor shall cause a Transfer to be made in support of the issuance of each Letter of Credit hereunder.  Upon the issuance of a Letter of Credit, the RG Transferred Interests shall be recalculated to give effect to such issuance.

SECTION 2.18.                    Issuance and Modification of Letters of Credit.

(a)           In the case of any Letter of Credit, the Transferor and an L/C Issuer shall negotiate the terms and conditions on which such Letter of Credit shall be issued and, in connection therewith, the Transferor shall execute and deliver to such L/C Issuer a Letter of Credit Application if reasonably required by such L/C Issuer.  A Letter of Credit hereunder may be issued on not less than three Business Days’ written notice to the Agent substantially in the form of Exhibit B hereto (an “L/C Issuance Notice”), accompanied by a copy of the Letter of Credit then being proposed for issuance.  Each Letter of Credit shall be in form and substance satisfactory to the Agent.  The Agent shall, promptly following its receipt of an L/C Issuance Notice, advise the Administrative Agents of such notice.

(b)           Each Letter of Credit shall, among other things, provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein.  Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the L/C Issuer or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the L/C Issuer, as determined by the L/C Issuer.

(c)           During the period any Letter of Credit shall be outstanding, the Transferor shall pay to the applicable L/C Issuer such L/C Fees in respect thereof as shall have been agreed as between the Transferor and such L/C Issuer and approved by the Agent.  The Agent shall not unreasonably withhold its consent to any L/C Fees that may have been agreed between the Transferor and any L/C Issuer.

(d)           The Agent shall at all times during the term of this Agreement maintain the L/C Collateral Account for use at any time that the Transferor is required to Cash-Collateralize any Letter of Credit then outstanding.

(e)           Notwithstanding anything herein to the contrary, an L/C Issuer shall not have any obligation to issue any Letter of Credit if: (i) any of the conditions set forth in Section 4.3 shall not have been satisfied or waived on the proposed date of issuance of such Letter of Credit; (ii) any order, judgment or decree of any governmental authority or arbitrator shall by its terms purport to enjoin or restrain the such L/C Issuer from issuing such Letter of Credit, or any law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense that was not applicable on the Closing Date and that such L/C Issuer in good faith deems material to it; (iii) the issuance of such Letter of Credit would violate any law or one or more policies of such L/C issuer applicable to letters of credit generally; or (iv) such Letter of Credit is to be denominated in a currency other than U.S. Dollars.

(f)          The Transferor and an L/C Issuer may at any time agree to amend, extend, renew or otherwise modify a Letter of Credit (each, an “L/C Modification”) then outstanding, provided that  (i) written notice thereof substantially in the form of Exhibit C hereto (an “L/C Modification Notice”), accompanied by a copy of such L/C Modification, shall have been given to the Agent not less than three Business Days prior to the proposed effective date for such L/C Modification,  (ii) such Letter of Credit, after giving effect to such L/C Modification, shall continue to be in form and substance satisfactory to the Agent, and (iii) the conditions set forth in Section 4.3 shall, as of the date of such L/C Modification, have been satisfied.  The Agent shall, promptly following its receipt of an L/C Modification Notice, advise the Administrative Agents of such notice.  An L/C Issuer shall not have any obligation to amend any Letter of Credit if such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof or the beneficiary of such Letter of Credit does not accept the proposed L/C Modification to such Letter of Credit.

SECTION 2.19.                    Disbursements and Reimbursements under Letters of Credit.

(a)           Upon receipt by an L/C Issuer of any request for a drawing conforming to the terms of a Letter of Credit issued by such L/C Issuer, (i) such L/C Issuer shall promptly so advise the Transferor, the Agent and each Administrative Agent, specifying in such notice the date (the “Drawing Date”) on which such L/C Issuer anticipates honoring such request for drawing and the amount of such drawing, and (ii) such L/C Issuer shall in accordance with its customs and practices relating to letters of credit make available to the applicable beneficiary under such Letter of Credit on such Drawing Date an amount in immediately available funds equal to the amount of such drawing.  Each L/C Issuer shall at all times observe and comply with all laws, rules and applicable conventions pertaining to the issuance of, maintenance of, and honoring of presentments made under the Letters of Credit issued by it hereunder.  Notwithstanding anything herein to the contrary, neither the Agent nor any Investor other than the Bank Investor that is the L/C Issuer in respect of any Letter of Credit shall have any responsibility for, or any obligation or liability in respect of, the compliance with any such laws, rules or conventions relating to such Letter of Credit or the performance of any obligations of the L/C Issuer under or in respect of such Letter of Credit.

(b)           The Transferor shall reimburse the applicable L/C Issuer prior to Noon, New York time, on each Drawing Date in an amount in immediately available funds equal to the amount being drawn on such Drawing Date under any Letter of Credit issued by such L/C Issuer (the related “Reimbursement Obligation”).  In the event the Transferor shall fail to pay in full to any L/C Issuer any Reimbursement Obligation prior to Noon, New York time, on any Drawing

Date, (i) such  Reimbursement Obligation shall accrue interest (“RO Interest”) from such date until repaid in full at a per annum rate equal to the Base Rate and (ii) such L/C Issuer shall promptly, and in any event by not later than 3:00 p.m. (New York time), provide notice thereof (a “Notice of Reimbursement Obligation”) to the Agent and each Administrative Agent, specifying therein the amount of such Reimbursement Obligation remaining unpaid.  RO Interest shall be calculated for actual days elapsed on the basis of a 360-day year.  Accrued and unpaid RO Interest shall be payable on each date the applicable Reimbursement Obligation is repaid, on the amount of such Reimbursement Obligation then being repaid.

(c)           A Notice of Reimbursement Obligation shall be deemed to constitute a Notice of Incremental Transfer (NI) issued under Section 2.2, contemplating a request for (i) a Transfer Date (the “ RO Refinancing Date”) occurring one (1) Business Day following the related Drawing Date, (ii) a Transfer Price in the amount of such Reimbursement Obligation and (iii) an initial Tranche Period that is a CP Tranche Period.  The Agent shall promptly advise each Administrative Agent of the allocation of the Transfer Price in respect of such Incremental Transfer (NI) based on the Incremental Transfer (NI) Ratable Share as of the RO Refinancing Date after giving effect to adjustments therein arising from the related Letter of Credit drawing and the anticipated reduction in Reimbursement Obligations on the RO Refinancing Date.  Notwithstanding the foregoing, the Transferor may in accordance with Section 2.2 issue a Notice of Incremental Transfer (NI) contemplating a Transfer Price that, together with cash otherwise available as of the RO Refinancing Date, shall be sufficient to repay the Reimbursement Obligation in full and a Transfer Date that is the RO Refinancing Date, and, if timely issued, such Notice of Incremental Transfer (NI) shall supersede the deemed Notice of Incremental Transfer (NI) arising by reason of the Notice of Reimbursement Obligation.  The funding by the Related Groups of any Incremental Transfer (NI) requested or deemed requested under this Section 2.19(c) shall be made in the manner described in Section 2.2, and shall be subject to the terms and conditions set forth therein and in Section 4.4.  Proceeds of such Incremental Transfer (NI) shall be remitted to the applicable L/C Issuer for application to the related Reimbursement Obligation and the Agent shall thereupon recalculate the RG Transferred Interest upon giving effect to the repayment of such Reimbursement Obligation and the funding of such Incremental Transfer (NI).  In the event an Incremental Transfer (NI) shall for any reason not occur on an RO Refinancing Date, the applicable Reimbursement Obligation shall remain outstanding until repaid in full in accordance with Section 2.5 or 2.6.

SECTION 2.20.                    Documentation in connection with Letters of Credit.

The Transferor agrees to be bound by the terms of each Letter of Credit Application and by each L/C Issuer’s interpretations of any Letter of Credit issued by such L/C Issuer for the Transferor and by such L/C Issuer’s written regulations and customary practices relating to letters of credit, though such L/C Issuer’s interpretation of such regulations and practices may be different from the Transferor’s own.  In the event of a conflict between a Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct by an L/C Issuer, such L/C Issuer shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Transferor’s instructions or those contained in the Letters of Credit issued by such L/C Issuer or any modifications, amendments or supplements thereto.

SECTION 2.21.                    Determination to Honor Drawing Request under a Letter of Credit.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the applicable L/C Issuer shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they conform on their face to the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

SECTION 2.22.                    Reimbursement Obligations.

The obligations of the Transferor to reimburse such L/C Issuer upon a drawing under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article II under all circumstances, including without regard to any of the following circumstances:

(i)            any set-off, counterclaim, recoupment, defense or other right which such L/C Issuer may have against the Agent, the Transferor, any Transferring Affiliate, the Administrative Agents, the Bank Investors, the Conduit Investors or any other Person for any reason whatsoever;

(ii)           any lack of validity or enforceability of any Letter of Credit or any set-off, counterclaim, recoupment, defense or other right which the Transferor or a Transferring Affiliate on behalf of which a Letter of Credit has been issued may have against the Agent, the Administrative Agents, the Bank Investors, the Conduit Investors or any other Person for any reason whatsoever;

(iii)          any claim of breach of warranty that might be made by the Transferor, any Transferring Affiliate or any L/C Issuer against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Transferor, any Transferring Affiliate or any L/C Issuer may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), any L/C Issuer, the Agent, the Administrative Agents, the Bank Investors, the Conduit Investors or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Transferor or any Affiliates of the Transferor and the beneficiary for which any Letter of Credit was procured);

(iv)          the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Agent, any Administrative Agent or the L/C Issuer has been notified thereof;

(v)           payment by an L/C Issuer under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of such L/C Issuer;

(vi)          the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(vii)         any failure by an L/C Issuer or any of the L/C Issuer’s Affiliates to issue any Letter of Credit in the form requested by the Transferor, unless such L/C Issuer has received written notice from the Transferor of such failure within three Business Days after such L/C Issuer shall have furnished the Transferor a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(viii)        any Material Adverse Effect on the Transferor, any Transferring Affiliate or any Affiliates thereof;

(ix)          any breach of this Agreement or any Transaction Document by any party thereto;

(x)           the occurrence or continuance of an insolvency proceeding with respect to the Transferor, any Transferring Affiliate or any Affiliate thereof;

(xi)          the fact that a Termination Event or a Potential Termination Event shall have occurred and be continuing;

(xii)         the fact that this Agreement or the obligations of the Transferor or the Collection Agent hereunder shall have been terminated; and

(xiii)        any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

SECTION 2.23.                    Indemnity in connection with Letters of Credit.

In addition to other amounts payable hereunder, the Transferor hereby agrees to protect, indemnify, pay and save harmless the Agent, each L/C Issuer and any of the L/C Issuer’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Agent, any Administrative Agent, any L/C Issuer or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, except to the extent resulting from (a) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by an L/C Issuer of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions herein called “Governmental Acts”).

SECTION 2.24.                    Liability for Acts and Omissions in connection with Letters of Credit.

As between the Transferor, on the one hand, and the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors and the Conduit Investors on the other, the Transferor assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by, the respective beneficiaries of such Letter of Credit.  In furtherance and not in limitation of the respective foregoing, none of the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors or the Conduit Investors shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the applicable L/C Issuer or its Administrative Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Transferor against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Transferor and any beneficiary of such Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, electronic mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors and the Conduit Investors, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the L/C Issuers’ rights or powers hereunder.  Nothing in the preceding sentence shall relieve any L/C Issuer from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Agent, the L/C Issuers, the Administrative Agents, the Bank Investors or the Conduit Investors or their respective Affiliates, be liable to the Transferor or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the L/C Issuers and each of their respective Affiliates (i) may rely on any written communication believed in good faith by such

Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by an L/C Issuer or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on any L/C Issuer or its respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and may honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by an L/C Issuer under or in connection with any Letter of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put such L/C Issuer under any resulting liability to the Transferor or any other Person.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.                                                                  Representations and Warranties of the Transferor.  The Transferor represents and warrants to the Agent, each Administrative Agent and each Investor that:

(a)                                 Corporate Existence and Power.  The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.  The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement, the Fee Letters, the Transfer Certificates, the Letter of Credit Applications and the other Transaction Documents to which the Transferor is a party are within the

Transferor’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

(c)                                  Binding Effect.  Each of this Agreement, the Receivables Purchase Agreement, the Fee Letters, Letter of Credit Applications and the other Transaction Documents to which the Transferor is a party constitutes, the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d)                                 Perfection.  Immediately preceding each Transfer hereunder, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims.  On or prior to each Transfer and each recomputation of the Transferred Interest, all financing statements and other documents required to be recorded or filed, or notices to Obligors to be given, in order to perfect and protect the Agent’s Transferred Interest against all creditors of and purchasers from the Transferor and the Seller will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e)                                  Accuracy of Information.  All information heretofore furnished by the Transferor (including without limitation, the Investor Reports, any reports delivered pursuant to Section 2.11 hereof and the Transferor’s financial statements) to any Investor, the Agent or any Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to the any Investor, the Agent or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

(f)                                   Tax Status.  The Transferor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g)                                  Action, Suits.  Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, in or before any court, arbitrator or other body, against or affecting (i) the Transferor or any of its properties or (ii) any Affiliate of the Transferor or its respective properties, which may, in the case of proceedings against or affecting any such Affiliate, individually or in the aggregate, have a Material Adverse Effect.

(h)                                 Use of Proceeds.  No proceeds of any Transfer will be used by the Transferor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)                                     Place of Business.  The principal place of business and chief executive office of the Transferor are located at the address of the Transferor indicated in Section 10.3 hereof and the offices where the Transferor keeps substantially all its Records, are located at the address(es) described on Exhibit I or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.  The principal place of business and chief executive office of each Originating Entity is located at the address of such Originating Entity indicated in Exhibit I hereof and the offices where the each Originating Entity keeps substantially all its Records are located at the address(es) specified on Exhibit I with respect to such Originating Entity or such other locations notified to each Administrative Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.  The jurisdiction of organization of each of the Seller and the Transferor is the State of Delaware.  The jurisdiction of organization for each Transferring Affiliate is the state specified opposite such Transferring Affiliate’s name on Exhibit Q.

(j)                                    Good Title.  Upon each Transfer and each recomputation of the Transferred Interest, the Agent shall acquire a valid and perfected first priority undivided percentage ownership interest to the extent of the Transferred Interest or a first priority perfected security interest in each Receivable that exists on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

(k)                                 Tradenames, Etc.  As of the date hereof:  (i) the Transferor’s chief executive office is located at the address for notices set forth in Section 10.3 hereof; (ii) the Transferor has no subsidiaries or divisions; (iii) the Transferor has, within the last five (5) years, not operated under any tradename, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy); and (iv) none of the Originating Entities has, within the last five (5) years, operated under any tradename other than Fresenius Medical Care North America or Spectra Renal Management or, within the last five (5) years, changed its name, merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except in each case as described on Exhibit H.

(l)                                     Nature of Receivables.  Each Receivable treated by the Transferor or the Collection Agent as an Eligible Receivable (including, without limitation, in any Investor Report or other report delivered pursuant to Section 2.11 hereof or in the calculation of the Net Receivables Balance) is in fact an Eligible Receivable.

(m)                             Coverage Requirement; Amount of Receivables.  The Percentage Factor does not exceed the Maximum Percentage Factor.

(n)                                 Credit and Collection Policy.  Since September 30, 2012, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.  Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(o)                                 Collections and Servicing.  Since September 30, 2012, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller, the Transferor or any Subsidiary or Affiliate of any of the foregoing) to service and collect the Receivables.

(p)                                 No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

(q)                                 Not an Investment Company.  The Transferor is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(r)                                    ERISA.  Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(s)                                   Special Account Banks, Intermediate Concentration Account Banks and Concentration Bank.  The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the account numbers of the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are set forth on Schedule IV hereto (as such schedule may be updated from time to time in accordance with the terms hereof, the “Account Schedule”) (or at such other Special Account Banks, Intermediate Concentration Account Banks or Concentration Account Bank, with such other Special Accounts, Intermediate Concentration Accounts or Concentration Account or with such other Designated Account Agents as have been notified to each Administrative Agent in accordance with Section 5.2(e)).  The Account Schedule sets forth all depository accounts and locations to which Obligors are instructed to remit payments on the Receivables.  This Agreement, together with the Concentration Account Agreement and the Intermediate Concentration Account Agreements, is effective to, and does, transfer to the Agent, for the benefit of the Investors, all right, title and interest of the Transferor in and to the Concentration Account and each Intermediate Concentration Account.  The Transferor has not granted to any Person (other than the Agent under the Concentration Account Agreement and the Intermediate Concentration Account Agreements) dominion and control over the Concentration Account or any Intermediate Concentration Account, or the right to take dominion and control over the Concentration Account or any Intermediate Concentration Account at a future time or upon the occurrence of a future event; neither the Transferor nor any other Parent Group Member has granted to any Person dominion and control over any Special Account, or the right to take dominion or control over any Special Account at a future time or upon the occurrence of a future event; and the Concentration Account, each Intermediate Concentration Account and each Special Account is otherwise free and clear of any Adverse Clam.

(t)                                    Bulk Sales.  No transaction contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

(u)                                 Transfers Under Receivables Purchase Agreement.  With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to the Seller or acquired by the Seller from any Transferring Affiliate, the Transferor purchased such Receivable and Related Security from the Seller under the Receivables Purchase Agreement, such purchase was deemed to have been made on the date such Receivable was credited or acquired by the Seller and such purchase was made strictly in accordance with the terms of the Receivables Purchase Agreement.

(v)                                 Preference; Voidability (Receivables Purchase Agreement).  The Transferor has given reasonably equivalent value to the Seller in consideration for each transfer to the Transferor of Receivables and Related Security from the Seller, and no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Transferor and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(w)                               Transfers by Transferring Affiliates.  With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to any Transferring Affiliate, the Seller (i) purchased such Receivable and Related Security from such Transferring Affiliate under the Transferring Affiliate Letter, such purchase being deemed to have been made on the date such Receivable was created (or, in the case of a Receivable outstanding on the Original Closing Date, on the Original Closing Date), (ii) by the last Business Day of the month following the month in which such purchase was so made, paid to the applicable Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account, an amount equal to the face amount of such Receivable and (iii) settled from time to time each such credit, by way of payments in cash, or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate, to the account of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

(x)                                 Preference; Voidability (Transferring Affiliates).  The Seller has given reasonably equivalent value to each Transferring Affiliate in consideration for each transfer to the Seller of Receivables and Related Security from such Transferring Affiliate, and no such transfer has been made for or on account of an antecedent debt owed by such Transferring Affiliate to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(y)                                 Ownership.  FME KGaA owns, directly or indirectly through a wholly-owned Subsidiary, all of the issued and outstanding common stock of (and such stock comprises more than 80.00% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries.  All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries; provided, however, that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH.  All of the issued and outstanding stock of the Transferor is owned by NMC, free and clear of any Adverse Claim.

(z)                                  Representations and Warranties of the Seller.  Each of the representations and warranties of the Seller set forth in Section 3.1 of the Receivables Purchase Agreement are true and correct in all material respects and the Transferor hereby remakes all such representations and warranties for the benefit of the Agent, each of the Investors and each Administrative Agent.

(aa)                          Letters of Credit.  The Maximum Aggregate Face Amount does not exceed the Facility L/C Sublimit.

Any document, instrument, certificate or notice delivered by the Transferor to any Conduit Investor, Administrative Agent or the Agent hereunder shall be deemed a representation and warranty by the Transferor.

SECTION 3.2.                                                                  Reaffirmation of Representations and Warranties by the Transferor.  On each day that a Transfer is made hereunder, the Transferor, by accepting the proceeds of such Transfer, whether delivered to the Transferor pursuant to Section 2.2(a), Section 2.5 or Section 2.19 hereof, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day.  Each Incremental Transfer shall be subject to the further condition precedent that, prior to the date of such Incremental Transfer the Collection Agent shall have delivered to the Agent and each Administrative Agent, in form and substance satisfactory to the Agent and each Administrative Agent, a completed Investor Report dated within ten (10) days prior to the date of such Incremental Transfer, together with a listing by Primary Payor of all Receivables, and such additional information as may be reasonably requested by any Administrative Agent or the Agent, and the Transferor shall be deemed to have represented and warranted that such condition precedent has been satisfied.

SECTION 3.3.                                                                  Representations and Warranties of the Collection Agent.  The Collection Agent represents and warrants to the Agent, each Administrative Agent and each of the Investors that:

(a)                                 Corporate Existence and Power.  The Collection Agent is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.  The Collection Agent is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution, delivery and performance by the Collection Agent of this Agreement are within the Collection Agent’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof, and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any Adverse Claim on the assets of the Collection Agent or any of its Subsidiaries.

(c)                                  Binding Effect.  This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors.

(d)                                 Accuracy of Information.  All information heretofore furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Agent, any Investor or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

(e)                                  Action, Suits.  Except as set forth in Exhibit H, there are no actions, suits or proceedings pending, or to the knowledge of the Collection Agent threatened, against or affecting the Collection Agent or any Affiliate of the Collection Agent or their respect properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

(f)                                   Nature of Receivables.  Each Receivable treated by the Transferor or the Collection Agent as an Eligible Receivable (including, without limitation, in any Investor Report or other report delivered pursuant to Section 2.11 hereof or in the calculation of the Net Receivables Balance) is in fact an Eligible Receivable.

(g)                                  Amount of Receivables.  The Percentage Factor does not exceed the Maximum Percentage Factor.

(h)                                 Credit and Collection Policy.  Since September 30, 2012, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.  Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(i)                                     Collections and Servicing.  Since September 30, 2012, there has been no material adverse change in the ability of the Collection Agent to service and collect the Receivables.

(j)                                    Not an Investment Company.  The Collection Agent is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(k)                                 Special Accounts, Intermediate Concentration Accounts and Concentration Account.  The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in the Account Schedule (or at such other Special Account Banks, Intermediate Concentration Account Banks or Concentration Account Bank, with such other Special Accounts, Intermediate Concentration Accounts or Concentration Account or with such other Designated Account Agents as have been notified to the Agent in accordance with Section 5.2(e)).

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1.                                                                  Conditions to Closing.  The effectiveness of this Agreement shall be subject to the conditions precedent that (i) all fees required to be paid on or prior to the date hereof pursuant to the Fee Letters or the separate renewal or up-front fee letters entered into between the Transferor and the respective Administrative Agents shall have been paid in full and (ii) each Administrative Agent (or, in the case of clause (n) below, the Administrative Agent(s) for the relevant Conduit Investor(s)) shall have received the following documents, instruments and agreements all of which shall be in a form and substance acceptable to each Administrative Agent:

(a)                                 A copy of the resolutions of the Board of Directors of the Transferor certified by its Secretary approving the execution, delivery and performance by the Transferor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Transferor hereunder or thereunder.

(b)                                 A copy of the resolutions of the Board of Directors of the Collection Agent certified by its Secretary approving the execution, delivery and performance by the Collection Agent of this Agreement and the other Transaction Documents to be delivered by the Collection Agent hereunder or thereunder.

(c)                                  The Certificates of Incorporation of the Transferor certified by the Secretary of the Transferor dated the Effective Date.

(d)                                 The Certificate of Incorporation of the Collection Agent certified by the Secretary of the Collection Agent dated the Effective Date.

(e)                                  A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the Transferor’s jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Effective Date.

(f)                                   A Good Standing Certificate for the Collection Agent issued by the Secretary of State or a similar official of the Collection Agent’s jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the Receivables Purchase Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Effective Date.

(g)                                  A Certificate of the Secretary of the Transferor substantially in the form of Exhibit L attached hereto.

(h)                                 A Certificate of the Secretary of the Collection Agent substantially in the form of Exhibit L attached hereto.

(i)                                     If requested by the Agent, copies of proper financing statements (Form UCC-1), dated a date reasonably near to the Effective Date naming the Transferor as the debtor in favor of the Agent, for the benefit of the Investors, as the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent’s undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

(j)                                    An opinion of Douglas G. Kott, Vice President/Deputy General Counsel for FMCH, NMC and each Transferring Affiliate, acting as counsel to FMCH, the Transferor, the Collection Agent and the Originating Entities.

(k)                                 An opinion of Arent Fox LLP counsel to FME KGaA, FMCH, the Transferor and the Seller, covering certain bankruptcy and general corporate matters.

(l)                                     An executed copy of this Agreement and the Investor Fee Letter.

(m)                             An Amendment to the Transferring Affiliate Letter, the Receivables Purchase Agreement and the Parent Agreement, in the respective forms attached hereto as Exhibit P, duly executed and delivered by each of the parties thereto (and each of the parties hereto, by its execution of this Agreement, hereby consents to such execution and delivery).

(n)                                 To the extent requested by any Conduit Investor, confirmation from each Rating Agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer that the execution and delivery of this Agreement and the transactions contemplated hereby will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or its Related CP Issuer.

(o)                                 A Certificate of the Collection Agent certifying therein (i) true and correct copies of the forms of Contracts, (ii) a true and correct copy of the Credit and Collection Policy, (iii) a true and correct copy of the Account Schedule and (iv) a true and correct copy of the FI/MAC Schedule.

(p)                                 Such other documents, instruments, certificates and opinions as the Agent or any Administrative Agent shall reasonably request including each of the documents, instruments, certificates and opinion identified on the List of Closing Documents attached hereto as Exhibit S; it being understood that delivery of any Special Account Letter or control agreement in respect of any Special Accounts at KeyBank National Association, irrespective of any other covenant herein, shall not be required hereunder prior to March 4, 2013.

SECTION 4.2.                                                                  Conditions to Funding an Incremental Transfer (NI).   It shall be a condition precedent to the funding of each Incremental Transfer (NI) (other than an Incremental Transfer (NI) of the type contemplated in Section 4.4 below) that:

(a)                                 after giving effect to the payment to the Transferor of the applicable Transfer Price, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, and (ii) the Percentage Factor would not exceed the Maximum Percentage Factor;

(b)                                 the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer (NI) and the payment to the Transferor of the Transfer Price related thereto;

(c)                                  an Investor Report shall have been delivered prior to such Incremental Transfer (NI) as required by Section 3.2 hereof; and

(d)                                 in the case of any Incremental Transfer (NI) to be funded by the Bank Investors in any Related Group, either (x) such Bank Investors shall have previously accepted the assignment by the related Conduit Investor of all of its interest in the Affected Assets or (y) such Conduit Investor shall have had an opportunity to direct that such assignment occur on or prior to giving effect to such Incremental Transfer.

Acceptance of the proceeds of such funding shall be deemed to be a representation and warranty by the Transferor that each of the statements made in clauses (a), (b) and (c) above is then true.

SECTION 4.3.                                                                  Conditions to Issuing and Modifying a Letter of Credit and an Incremental Transfer (L/C).  It shall be a condition precedent to the issuance of a Letter of Credit in connection with each Incremental Transfer (L/C) and to any L/C Modification that:

(a)                                 after giving effect to the issuance of such Letter of Credit or such L/C Modification, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, (ii) the Percentage Factor would not exceed the Maximum Percentage Factor, (iii) the Net Investment and Letter of Credit Obligations of the Bank Investor that is the L/C Issuer in respect of such Letter of Credit would not exceed such Bank Investor’s Commitment; (iv) the aggregate Net Investment and Letter of Credit Obligations of such Bank Investor’s Related Group would not exceed the applicable Related Group Limit and (v) the Maximum Aggregate Face Amount of all Letters of Credit then outstanding would not exceed the Facility L/C Sublimit;

(b)                                 the representations and warranties set forth in Section 3.1 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer (L/C) and the issuance of the Letter of Credit related thereto or such L/C Modification, as applicable;

(c)                                  an Investor Report shall have been delivered prior to such Incremental Transfer (L/C) as required by Section 3.2 hereof;

(d)                                 (i) such Letter of Credit shall be in form and substance satisfactory to the applicable L/C Issuer and the Agent, and (ii) the Transferor shall have satisfied all conditions required by such L/C Issuer in connection with the issuance of such Letter of Credit, including the payment of all fronting, issuing and confirming fees due on or prior to the date of issuance thereof; and

(e)                                  on issuance or after giving effect to such L/C Modification, as applicable, the expiry date of such Letter of Credit (including any scheduled or permitted extension thereof as contemplated in such Letter of Credit) shall not be later than the earlier to occur of (i) the date that is one year after the issuance thereof and (ii) the date occurring five (5) Business Days prior to the Commitment Termination Date.

Acceptance of such Letter of Credit or an L/C Modification shall be deemed to be a representation and warranty by the Transferor that each of the statements made in clauses (a), (b), (c) and (e) above is then true.

SECTION 4.4.                                                                  Conditions to Funding an Incremental Transfer (NI) (Reimbursement Obligations).  It shall be a condition precedent to the funding of each Incremental Transfer (NI) the proceeds of which will be applied to any Reimbursement Obligation as contemplated in Section 2.19(c) that, after giving effect to such funding and the application of the proceeds thereof to such Reimbursement Obligation, (i) the sum of the Net Investment plus Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit and (ii) the Percentage Factor would not exceed the Maximum Percentage Factor.  The application of proceeds of funding to any Reimbursement Obligations shall be deemed to be a representation and warranty by the Transferor that each of the statements made in clauses (i) and (ii) above is then true.

ARTICLE V

COVENANTS

SECTION 5.1.                                                                  Affirmative Covenants of Transferor.  At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing:

(a)                                 Financial Reporting.  The Transferor will, and will cause the Seller and each of the Transferring Affiliates to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to each Administrative Agent:

(i)  Annual Reporting.  As soon as available, but in any event within ninety-five (95) days after the end of each fiscal year of the Transferor, financial statements for the Transferor, including a balance sheet as of the end of such period, the related statement of income, retained earnings, shareholders’ equity and cash flows for such year prepared by the Transferor in accordance with GAAP, all certified by one of its officers.

(ii)  Quarterly Reporting.  As soon as available, but in any event within fifty (50) days after the end of each of the first three quarterly periods of the Transferor’s fiscal years, financial statements for the Transferor, including a balance sheet as at the close of each such period and a related statement of income and retained earnings for the period from the beginning of such fiscal year to the end of such quarter, all certified by one of its officers.

In the case of each of the financial statements required to be delivered under clause (i) or (ii) above, such financial statement shall set forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to September 27, 1996), in each case subject to normal recurring year-end audit adjustments.  Each such financial statement shall be prepared in accordance with GAAP consistently applied.

(iii)  Compliance Certification.  Together with the financial statements required hereunder, a compliance certificate signed by the Transferor’s chief executive officer or its senior financial officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor and (y) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.  In addition, each Investor Report delivered hereunder shall include a certification by the Transferor’s chief executive officer or senior financial officer stating that such Person has reviewed such Investor Report and the information upon which  such Investor Report was based and, based on such review, such Person has concluded that (1) the calculation of the Net Receivables Balance by the Collection Agent in such Investor Report is accurate and complete in all material respects, (2) the calculation of the aggregate unpaid amount of Reimbursement Obligations by the Collection Agent in such Investor Report is accurate and complete in all material respects and (3) such Investor Report is otherwise accurate and complete in all material respects.

(iv) Notice of Termination Events or Potential Termination Events.  As soon as possible and in any event within two (2) days (or the next Business Day thereafter if such day is not a Business Day) after the occurrence of each Termination Event or each Potential Termination Event, a statement of the chief executive officer or the senior financial officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action which the Transferor proposes to take with respect thereto.

(v)  Change in Credit and Collection Policy and Debt Ratings.  Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment and, on the date of any change in the debt ratings of FME KGaA, written notice of such change.

(vi)  Credit and Collection Policy.  On an annual basis, at least 30 days prior to the Commitment Termination Date, a complete copy of the Credit and Collection Policy then in effect, together with a summary of any material changes from the most recent Credit and Collection Policy delivered to the Administrative Agents pursuant to Section 4.1(o) or this Section 5.1(a).

(vii)  ERISA.  Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, the Seller or any ERISA Affiliate of the Transferor or the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor, the Seller or any ERISA Affiliates of the Transferor or the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

(viii) Notices under Transaction Documents.  Forthwith upon its receipt thereof, a copy of each notice, report, financial statement, certification, request for amendment, directive, consent, waiver or other modification or any other writing issued under or in connection with any other Transaction Document by any party thereto (including, without limitation, by the Transferor).

(ix)  Investigations and Proceedings.  Unless prohibited by either (i) the terms of the subpoena, request for information or other document referred to below, (ii) law (including, without limitation, rules and regulations) or (iii) restrictions imposed by the U.S. federal or state government or any agency or instrumentality thereof and subject to the execution by the applicable Administrative Agent of a confidentiality agreement in form and substance satisfactory to both the Transferor and such Administrative Agent, as soon as possible and in any event (A) within three Business Days after the Transferor (or within five Business Days after any Originating Entity) receives any subpoena, request for information, or any other document relating to any possible violation by the Transferor or any Originating Entity of, or failure by the Transferor or any Originating Entity to comply with, any rule, regulation or statute from HHS or any other governmental agency or instrumentality, notice of such receipt and, if requested by the Agent, the information contained in, or copies of, such subpoena, request or other document, and (B) periodic updates and other management reports relating to the subpoenas, requests for information and other documents referred to in clause (A) above as may be reasonably requested by any Administrative Agent unless such updates or requests could reasonably be deemed a contravention or waiver of any available claim of legal privilege, or would otherwise materially impair available defenses, of the Transferor or any Originating Entity.

(x)  Appointment or Removal of Independent Director.   The decision to appoint a new director of the Transferor as the “Independent Director” for purposes of this Agreement, or to remove any such director, such notice to be issued not less than ten (10) days prior to the effective date of such appointment or removal and, in the case of an appointment, to certify that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director.”

(xi)                              Other Information.  Such other information (including non-financial information) as the Agent or any Administrative Agent may from time to time reasonably request with respect to the Seller, the Transferor, any party to the Parent Agreement, any Transferring Affiliate or any Subsidiary of any of the foregoing.

(b)                                 Conduct of Business.  The Transferor (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (ii) will cause each Originating Entity to do each of the foregoing in respect of such Originating Entity.

(c)                                  Compliance with Laws.  The Transferor will, and will cause each Originating Entity to, comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(d)                                 Furnishing of Information and Inspection of Records.  The Transferor will, and will cause each Originating Entity to, furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable.  The Transferor will, and will cause each Originating Entity to, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from Records and (ii) to visit the offices and properties of the Transferor or such Originating Entity, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor’s or such Originating Entity’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor or such Originating Entity, as applicable, having knowledge of such matters.

(e)                                  Keeping of Records and Books of Account.  The Transferor will, and will cause each Originating Entity to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The

Transferor will, and will cause each Originating Entity to, give each Administrative Agent notice of any material change in the administrative and operating procedures of the Transferor or such Originating Entity, as applicable, referred to in the previous sentence.

(f)                                   Performance and Compliance with Receivables and Contracts.  The Transferor, at its expense, will, and will cause each Originating Entity to, timely and fully perform and comply with all material provisions, covenant and other promises required to be observed by the Transferor or such Originating Entity under the Contracts related to the Receivables.

(g)                                  Credit and Collection Policies.  The Transferor will, and will cause each Originating Entity to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(h)                                 Special Accounts; Intermediate Concentration Accounts; Concentration Account.  The Transferor shall (i) cause each Originating Entity to establish and maintain Special Accounts with Special Account Banks, or to engage a Designated Account Agent to maintain a Special Account with a Special Account Bank on its behalf, (ii) instruct, and cause each Originating Entity to instruct, all Obligors to cause all collections to be deposited directly into a Special Account, (iii) report, and cause each Originating Entity to report, on each banking day to the Concentration Account Bank, the amount of all Collections on deposit on such banking day in the Special Accounts at each Special Account Bank or, if an Intermediate Concentration Account has been established at such Special Account Bank, the amount of all Collections on deposit on such banking day in such Intermediate Concentration Account, (iv) establish and maintain a Concentration Account with the Concentration Account Bank, (v) instruct, and cause each Originating Entity to instruct (or to cause the applicable Designated Account Agent to instruct), each Special Account Bank to transfer to the Concentration Account or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, (vi) instruct each Intermediate Concentration Account Bank to transfer to the Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and (vii) instruct the Concentration Account Bank to give to each Special Account Bank  on each banking day notice to transfer to the Concentration Account all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank (or, if an Intermediate Concentration Account has been established at such Special Account Bank, in the Intermediate Concentration Account at such Special Account Bank); provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account or the applicable Intermediate Concentration Account on the next succeeding banking day on which Collections in such Special Account first exceed the Minimum Amount.

(i)                                     Collections Received.  The Transferor shall, and shall cause each Originating Entity to, segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, to either the Intermediate Concentration

Account or the Concentration Account all Collections received from time to time by the Transferor or such Originating Entity, as the case may be.

(j)                                    Sale Treatment.  The Transferor will not, and will not permit any Originating Entity to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the Receivables Purchase Agreement, the Transferring Affiliate Letter in any manner other than as a sale of Receivables by the applicable Originating Entity to the Seller or Transferor, as applicable.  In addition, the Transferor shall, and shall cause each Originating Entity to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transaction contemplated hereby, by the Receivables Purchase Agreement and by the Transferring Affiliate Letter, and the interest of the Transferor (in the case of the Seller’s financial statements), and the Agent, on behalf of the Investors, in the Affected Assets.

(k)                                 Separate Business.  The Transferor shall at all times (a) to the extent the Transferor’s office is located in the offices of any Parent Group Member, pay fair market rent for its executive office space located in the offices of such Parent Group Member, (b) have at all times at least one member of its board of directors which is not and has never been an employee, officer or director of any Parent Group Member or of any major creditor of any Parent Group Member and is a person who is and has experience with asset securitization, (c) maintain the Transferor’s books, financial statements, accounting records and other corporate documents and records separate from those of any Parent Group Member or any other entity, (d) not commingle the Transferor’s assets with those of any Parent Group Member or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or by brokers engaged and paid by the Transferor its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor’s liabilities from those of the Parent Group and pay its own liabilities, including all administrative expenses, from its own separate assets, except that the Seller may pay the organizational expenses of the Transferor, and (h) pay from the Transferor’s assets all obligations and indebtedness of any kind incurred by the Transferor.  The Transferor shall abide by all corporate formalities, including the maintenance of current minute books, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities.  The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of any Parent Group Member, (iii) not lend funds or extend credit to any Parent Group Member except pursuant to the Receivables Purchase Agreement in connection with the purchase of Receivables thereunder and (iv) not guarantee the liabilities of any Parent Group Member.  The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of and not indicated by any controlling entity.  The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.  The Transferor shall maintain its Certificate of Incorporation and By-Laws in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its Certificate of Incorporation or By-Laws in any respect that would impair its ability to comply with the terms or provisions of any of the Transaction Documents, including, without limitation, Section 7.1(r) of this Agreement; and (2) its Certificate of Incorporation, at all times that this Agreement is in effect, provides for not less than ten (10) days’ prior written notice to each Administrative Agent of the removal, replacement or appointment of any director that is to serve as an Independent Director for purposes of this Agreement and the condition precedent to giving effect to any such replacement or appointment that each Administrative Agent shall have determined in its reasonable judgment acting in good faith that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director”.  The Transferor shall, in addition to the foregoing, take such other actions as are necessary on its part to ensure that the facts and assumptions set forth in the opinions issued by Arent Fox LLP, as counsel for the Transferor, in connection with the Effective Date and relating to “non-consolidation” issues and “true sale” issues, and in the certificates accompanying such opinions, remain true and correct in all material respects at all times.

(l)                                     Corporate Documents.  The Transferor shall only amend, alter, change or repeal any provision of the Third, Fifth, Seventh, Tenth, Eleventh or Twelfth Article of its Certificate of Incorporation with the prior written consent of each Administrative Agent.

(m)                             Payment to the Originating Entities.  With respect to any Receivable purchased by the Transferor from the Seller, such sale shall be effected under, and in strict compliance with the terms of, the Receivables Purchase Agreement, including, without limitation, the terms relating to the amount and timing of payments to be made to the Seller by the Transferor in respect of the purchase price for such Receivable.  With respect to any Receivable purchased by the Seller from any Transferring Affiliate, the Transferor shall cause such sale to be effected under, and in strict compliance with the terms of, the Transferring Affiliate Letter, including, without limitation, the terms relating to the amount and timing of payments to be made to each Transferring Affiliate in respect of the purchase price for such Receivable.

(n)                                 Performance and Enforcement of the Receivables Purchase Agreement, etc.  The Transferor shall timely perform the obligations required to be performed by the Transferor, and shall vigorously enforce the rights and remedies accorded to the Transferor, under the Receivables Purchase Agreement.  The Transferor shall cause the Seller to timely perform the obligations required to be performed by the Seller, and shall cause the Seller to vigorously enforce the rights and remedies accorded to the Seller, under the Transferring Affiliate Letter.  The Transferor shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Agent, each Administrative Agent and each of the Investors, as assignees of the Transferor) under the Receivables Purchase Agreement as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Receivables Purchase Agreement.  The Transferor shall cause the Seller to take all actions to perfect and enforce the Seller’s rights and interests (and the rights and interests of the Transferor, the Agent, the Administrative Agent and each of the Investors, as assignees of the Seller) under the Transferring Affiliate Letter as any Administrative Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transferring Affiliate Letter.

SECTION 5.2.                                                                  Negative Covenants of the Transferor.  At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing:

(a)                                 No Sales, Liens, Etc.  Except as otherwise provided herein and in the Receivables Purchase Agreement, the Transferor will not, and will not permit any Originating Entity to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any Special Account, any Intermediate Concentration Account or the Concentration Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(b)                                 No Extension or Amendment of Receivables.  Except as otherwise permitted in Section 6.2 hereof, the Transferor will not, and will not permit any Originating Entity to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)                                  No Change in Business or Credit and Collection Policy.  The Transferor will not, and will not permit any Originating Entity to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

(d)                                 No Mergers, Etc.  The Transferor will not, and will not permit any Originating Entity to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired and except as contemplated in the Transaction Documents) to any Person, except that (i) any Transferring Affiliate may merge or consolidate with any other Transferring Affiliate and (ii) the Seller may merge or consolidate with any other Person if, but only if, (x) immediately after giving effect to such merger or consolidation, no Termination Event or Potential Termination Event would exist and (y) if the Seller is not the surviving corporation, each Administrative Agent shall have received a written agreement, in form and substance satisfactory to such Administrative Agent, executed by the Person resulting from such merger or consolidation, under which agreement such Person shall become the Seller and Collection Agent, and shall assume the duties, obligations and liabilities of the Seller, under the Receivables Purchase Agreement, this Agreement (in its capacity as Collection Agent hereunder), the Special Account Letters and each other Transaction Document to which the Seller is party (whether in its individual capacity or as Collection Agent),  together with the documents relating to the Seller of the kind delivered by or on behalf of the Seller pursuant to Section 3.1.

(e)                                  Change in Payment Instructions to Obligors, Special Account Banks, Designated Account Agents and Concentration Account.  The Transferor will not, and will not permit any Originating Entity to:

(i)  add or terminate any bank as a Special Account Bank from those listed in the Account Schedule, or make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that the Transferor may permit the (A) addition of any bank as a Special Account Bank for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and a Special Account Letter duly executed by such bank and an updated Account Schedule reflecting such addition, and (B) termination of any Special Account Bank at any time following delivery to each Administrative Agent of written notice of such termination, an updated Account Schedule reflecting such termination and evidence satisfactory to each Administrative Agent that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

(ii) add, terminate or change the Concentration Account, or any bank as the Concentration Account Bank, from that listed in the Account Schedule, or make any change in the instructions contained in any Special Account Letter or any change in the instructions to the Concentration Account Bank; provided, however, that the Transferor may terminate the then existing Concentration Account Bank and appoint a new Concentration Account Bank if, prior to such termination and appointment, each Administrative Agent shall receive (i) ten Business Days’ prior notice of such termination and appointment and (ii) prior to the effective date of such termination and appointment, (x) for each Special Account where the Special Account Bank was previously remitting Collections directly to the Concentration Account, an executed copy of a Special Account Letter (executed by the applicable Originating Entity and the applicable Special Account Bank) instructing such Special Account Bank to transfer to the new Concentration Account or an Intermediate Concentration Account  prior to the close of business on each banking day all Collections on deposit during such banking day in such Special Account; (y) for each Intermediate Concentration Account, an executed amendment to the applicable Intermediate Concentration Account Agreement (executed by the Transferor and the applicable Intermediate Concentration Account Bank) instructing such Intermediate Concentration Account Bank to transfer to the new Concentration Account prior to the close of business on each banking day all Collections on deposit during such banking day in such Intermediate Concentration Account, and (z) a copy of a Concentration Account Agreement executed by the new Concentration Account Bank and the Transferor; or

(iii)  add or terminate any Person as a Designated Account Agent from those listed in the Account Schedule, or make any change in its instructions to such Designated Account Agent regarding the handling of the Collections in the applicable Special Account; provided that the Transferor may permit the (A) addition of any Person that satisfies the requirements set forth herein of a “Designated Account Agent” as a Designated Account Agent for purposes of this Agreement at any time following delivery to each Administrative Agent of written notice of such addition and an Account Agent Agreement duly executed by such Person and an updated Account Schedule reflecting such addition, and (B) termination of any Designated Account Agent at any time following delivery to each Administrative Agent of written notice of such termination, an updated Account Schedule reflecting such termination and evidence satisfactory to each Administrative Agent that either an Originating Entity or a new Designated Account

Agent shall have been added in accordance with the terms of this Agreement to succeed such terminated Designated Account Agent in respect of the applicable Special Account or the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

(iv)  add, terminate or change any Intermediate Concentration Account, or any bank as an Intermediate Concentration Account Bank, or make any change in the instructions to any Intermediate Concentration Account Bank; provided, however, that the Transferor may terminate any then existing Intermediate Concentration Account Bank or appoint a new Intermediate Concentration Account Bank if, prior to such termination or appointment, each Administrative Agent shall receive (i) ten Business Days’ prior notice of such termination or appointment and (ii) prior to the effective date of such termination or appointment, (x) executed copies of Special Account Letters (in each case, executed by the applicable Originating Entity and the applicable Special Account Bank with which the Intermediate Concentration Account that is being terminated or added was or is to be maintained) instructing the Special Account Bank to transfer to the new Intermediate Concentration Account at such Special Account Bank or directly to the Concentration Account, in either case prior to the close of business on each banking day, all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, and (y) in the case of the addition of a new Intermediate Concentration Account, a copy of an Intermediate Concentration Account Agreement executed by the new Intermediate Concentration Account Bank and the Transferor; and provided, further, that the Transferor may change its instructions to any Intermediate Concentration Account Bank as and to the extent required pursuant to clause (ii) above in connection with the establishment of any new Concentration Account.

(f)                                   Deposits to Special Accounts and the Concentration Account.  The Transferor will not, and will not permit any of the Originating Entities or Designated Account Agents to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account, any Intermediate Concentration Account or the Concentration Account cash or cash proceeds other than Collections of Receivables.

(g)                                  Change of Name, Etc.  The Transferor will not, and will not permit any Originating Entity to, change its name, identity or structure or the location of its chief executive office or jurisdiction of organization, unless at least 10 days prior to the effective date of any such change the Transferor delivers to each Administrative Agent (i) such documents, instruments or agreements, executed by the Transferor and/or the affected Originating Entities, as are necessary to reflect such change and to continue the perfection of the Agent’s ownership interests or security interest in the Affected Assets and (ii) new or revised Special Account Letters executed by the Special Account Banks which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.  The Transferor will not, and will not permit any Originating Entity to, change its jurisdiction of organization to a jurisdiction other than a State within the United States.

(h)                                 Amendment to Receivables Purchase Agreement, Etc.  The Transferor will not, and will not permit any Originating Entity to, (i) amend, modify, or supplement the Receivables Purchase Agreement, the Transferring Affiliate Letter or any

instrument, document or agreement executed in connection therewith (collectively the “Initial Transfer Documents”), (ii) terminate or cancel any Initial Transfer Document, (iii) issue any consent or directive under any Initial Transfer Document, (iv) undertake any enforcement proceeding in respect of any of the Initial Transfer Documents, or (v) waive, extend the time for performance or grant any indulgence in respect of any provision of any Initial Transfer Document, in each case except with the prior written consent of the Agent and each Administrative Agent; nor shall the Transferor take, or permit any Originating Entity to take, any other action under any of the Initial Transfer Documents that shall have a material adverse affect on the Agent, any Administrative Agent or any Investor or which is inconsistent with the terms of this Agreement.

(i)                                     Other Debt.  Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder or under the Receivables Purchase Agreement for the purchase price of the Receivables under the Receivables Purchase Agreement, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $12,500 at any time outstanding.

(j)                                    ERISA Matters.  The Transferor will not, and will not permit any Originating Entity to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor, such Originating Entity or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor, such Originating Entity or any ERISA Affiliate thereof under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Transferor, in the aggregate, involve a payment of money or an incurrence of liability by the Transferor, any Originating Entity or any ERISA Affiliate thereof, in an amount in excess of $500,000.

SECTION 5.3.                                                                  Affirmative Covenants of the Collection Agent.  At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing.

(a)                                 Conduct of Business.  The Collection Agent will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)                                 Compliance with Laws.  The Collection Agent will comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(c)                                  Furnishing of Information and Inspection of Records.  The Collection Agent will furnish to each Administrative Agent from time to time such information with respect to the Receivables as such Administrative Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable.  The Collection Agent will, at any time and from time to time during regular business hours permit any Administrative Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Collection Agent for the purpose of examining such records, and to discuss matters relating to Receivables or the Transferor’s, the Originating Entities’ or the Collection Agent’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Collection Agent having knowledge of such matters.

(d)                                 Keeping of Records and Books of Account.  The Collection Agent will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The Collection Agent will give each Administrative Agent notice of any material change in the administrative and operating procedures of the Collection Agent referred to in the previous sentence.

(e)                                  Notice of Agent’s Interest.  The Collection Agent shall cause its master data processing records, computer tapes, files and other documents or instruments provided to, developed by or otherwise maintained by the Collection Agent in connection with any Transfer or otherwise for purposes of the transactions contemplated in this Agreement to disclose conspicuously the Transferor’s ownership of the Receivables and the Agent’s interest therein.

(f)                                   Credit and Collection Policies.  The Collection Agent will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(g)                                  Collections.  The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly to a Special Account and shall take, or omit to take, all actions in respect of Obligors, the Special Account Banks, Intermediate Concentration Account Banks and the Concentration Account Bank solely in a manner that is consistent with the terms of this Agreement, including, without limitation, Sections 2.8, 5.1(h), 5.2(e) and 5.2(f) hereof.

(h)                                 Collections Received.  The Collection Agent shall segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours thereafter (or, if such day is not a Business Day, the next Business Day) after its receipt thereof, either to the Intermediate Concentration Account or to the Concentration Account all Collections received from time to time by the Collection Agent.

SECTION 5.4.                                                                  Negative Covenants of the Collection Agent.  At all times from the date hereof to the later to occur of (i) the Termination Date and (ii) the Final Collection Date, unless each Administrative Agent shall otherwise consent in writing:

(a)                                 No Extension or Amendment of Receivables.  Except as otherwise permitted in Section 6.2 hereof, the Collection Agent will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(b)                                 No Change in Business or Credit and Collection Policy.                                         The Collection Agent will not make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

(c)                                  No Mergers, Etc.  Except as otherwise permitted under Section 5.2(d), the Collection Agent will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person.

(d)                                 Deposits to Accounts.  The Collection Agent will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account or Concentration Account cash or cash proceeds other than Collections of Receivables.

ARTICLE VI

ADMINISTRATION AND COLLECTION

SECTION 6.1.                                                                  Appointment of Collection Agent.  The servicing, administering and collection of the Receivables shall be conducted by such Person (the “Collection Agent”) so designated from time to time in accordance with this Section 6.1.  Until the Agent (acting at the direction of the Majority Investors) gives notice to the Transferor of the designation of a new Collection Agent, NMC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof.  The Collection Agent may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Collection Agent, without the prior written consent of each Administrative Agent; provided that the Collection Agent may from time to time delegate to any Originating Entity such of its rights, duties and obligations hereunder as relate to the servicing, administering and collection of the Receivables originated by such Originating Entity; provided further that (i) any such delegation shall be terminated upon the replacement of the Collection Agent hereunder and (ii) the Collection Agent shall continue to remain solely liable for the performance of the duties as Collection Agent hereunder notwithstanding any such delegation hereunder.  The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a

Collection Agent Default or any other Termination Event designate as Collection Agent any Person (including itself) to succeed NMC or any successor Collection Agent, on the conditions in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof and such designation of such Person is permitted by applicable law (including, without limitation, applicable CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations) or any order of a court of competent jurisdiction.  The Agent may notify any Obligor as to the ownership interest therein that shall have been transferred to the Transferor and, except as otherwise provided hereunder, as to the Transferred Interest hereunder.

SECTION 6.2.                                                                  Duties of Collection Agent.

(a)                                 The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), with reasonable care and diligence, and in accordance with the Credit and Collection Policy.  Each of the Transferor, the Agent, the Administrative Agents and the Investors hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets.  To the extent permitted by applicable law, the Transferor hereby grants to any Collection Agent appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor’s and/or any Originating Entity’s name and on behalf of the Transferor necessary or desirable, in the reasonable determination of the Collection Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s and/or any Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.  The Transferor represents and warrants that the foregoing power of attorney, in the case of any Originating Entity, has been duly granted to the Transferor under the Receivables Purchase Agreement and the Transferor is authorized under the Receivables Purchase Agreement, to the extent permitted by applicable law, to authorize the Collection Agent hereunder to exercise such power.  The Collection Agent shall set aside for the account of the Transferor and the Agent (for the benefit of the Investors) their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof.  The Collection Agent shall segregate and deposit to each Administrative Agent’s account such Administrative Agent’s allocable share of Collections of Receivables when required pursuant to Article II hereof.  So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Collection Agent may determine to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Defaulted Receivable.  The Transferor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Transferor, and the Agent, on behalf of the Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security.  Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is NMC or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related

Security.  The Collection Agent shall not make the Agent, any Administrative Agent or any of the Investors a party to any litigation without the prior written consent of such Person.

(b)                                 The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable.  If the Collection Agent is not NMC or an Affiliate thereof, the Collection Agent, with the prior written consent of each Administrative Agent, may revise the percentage used to calculate the Servicing Fee to such other percentage as may be approved in writing by each Administrative Agent, provided, however, that, unless otherwise agreed in writing by each Administrative Agent, at any time after the Percentage Factor equals or exceeds 100%, any compensation to the Collection Agent in excess of the Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from the Collections allocated to or for the benefit of any of the Investors hereunder.  The Collection Agent, if other than NMC, shall as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

(c)                                  On or before June 30 of each calendar year, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent, the Transferor, the Seller or any Affiliates of any of the foregoing), or such other Person as may be approved by each Administrative Agent (any of the foregoing being an “Auditor”), to furnish a report to each Administrative Agent in accordance with the procedures set forth on Exhibit T.

(d)                                 Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Transferor or NMC, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in Section 6.2 (b) hereof.

SECTION 6.3.                                                                  Right After Designation of New Collection Agent.  At any time following the designation of a Collection Agent (other than the Transferor, the Seller or any Affiliate of the Transferor or the Seller) pursuant to Section 6.1 hereof:

(i)  The Agent may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

(ii)  The Transferor shall, at the Agent’s request and at the Transferor’s expense, give notice of the Agent’s, the Transferor’s and/or the Bank Investors’ ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

(iii)  The Transferor shall, at the Agent’s request, (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

(iv)  The Transferor hereby authorizes the Agent to take, to the extent permitted by applicable law, any and all steps in the Transferor’s or any Originating Entity’s name (which power, in the case of each Originating Entity, the Transferor is authorized to grant pursuant to authority granted to the Transferor under the Receivables Purchase Agreement) and on behalf of the Transferor and such Originating Entity necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor’s or such Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

Notwithstanding the foregoing clauses (i), (ii), (iii) and (iv), the Agent shall not at any time direct, or cause the Transferor or any Originating Entity to direct, Obligors of Receivables or Related Security payable under the Medicare or Medicaid program to make payment of amounts due or to become due to the Transferor or any Originating Entity in respect of such Receivables or Related Security directly to either the Intermediate Concentration Account or the Concentration Account or to the Agent or its designee, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

SECTION 6.4.                                                                  Collection Agent Default.  The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

(a)                                 (i)  the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement to be observed or performed (A) under Section 5.3(d), 5.3(g) or 5.3(h) or Section 5.4, or (B) under Section 5.3 (other than subsection (d), (g) or (h) thereof) and such failure shall continue for five (5) days, or (ii)  the Collection Agent or, to the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to observe or perform any term, covenant or agreement hereunder (other than as referred to in clause (i) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for ten (10) days, or (iii) the Collection Agent or, the extent that the Transferor, the Seller or any Affiliate of the Transferor, or the Seller is then acting as Collection Agent, the Transferor, the Seller or such Affiliate, as applicable, shall fail to make any payment or deposit required to be made by it hereunder when due or the Collection Agent shall fail to observe or perform any term, covenant or agreement on the Collection Agent’s part to be performed under Section 2.8(b) hereof; or

(b)                                 any representation, warranty, certification or statement made by the Collection Agent or the Transferor, the Seller or any Affiliate of the Transferor or the Seller (in the event that the Transferor, the Seller or such Affiliate is then acting as the Collection Agent) in this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

(c)                                  failure of the Collection Agent or any of its Subsidiaries, FME KGaA, or FMCH to pay when due any amounts due under any agreement under which any Indebtedness greater that $50,000,000  is governed; or the default by the Collection Agent or any of its Subsidiaries, FME KGaA or FMCH in the performance of any term, provision of condition contained in any agreement under which any Indebtedness greater than $50,000,000 was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness of the Collection Agent or any of its Subsidiaries, FME KGaA or FMCH greater than $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the scheduled date of maturity thereof; or

(d)                                 any Event of Bankruptcy shall occur with respect to the Collection Agent or any of its Subsidiaries; provided that in the case of any immaterial Subsidiary of the Collection Agent, if an Event of Bankruptcy shall have occurred by reason of any institution of an involuntary proceeding against such Subsidiary, such Event of Bankruptcy shall not constitute a Collection Agent Default unless such proceeding shall have remained undismissed or unstayed for a period of 60 days; or

(e)                                  there shall have occurred any material adverse change in the operations of the Collection Agent since the end of the last fiscal year ending prior to the date of its appointment as Collection Agent hereunder or any other event shall have occurred which, in the commercially reasonable judgment of any Administrative Agent, materially and adversely affects the Collection Agent’s ability to either collect the Receivables or to perform under this Agreement.

SECTION 6.5.                                                                  Responsibilities of the Transferor.  Anything herein to the contrary notwithstanding, the Transferor shall, and/or shall cause each Originating Entity to, (i) perform all of each Originating Entity’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Transferring Affiliate Letter and/or the Receivables Purchase Agreement, as applicable, and the exercise by the Agent, any Administrative Agent and the Investors of their rights hereunder and under the Transferring Affiliate Letter and the Receivables Purchase Agreement shall not relieve the Transferor or the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction.  Neither the Agent nor any of the Investors or the Administrative Agents shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

ARTICLE VII

TERMINATION EVENTS

SECTION 7.1.                                                                  Termination Events.  The occurrence of any one or more of the following events shall constitute a Termination Event:

(a)                                 the Transferor or the Collection Agent shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder; or

(b)                                 any representation, warranty, certification or statement made or deemed made by the Transferor in this Agreement, by FME KGaA or FMCH under the Parent Agreement, or by the Transferor, FME KGaA, FMCH or any other Parent Group Member in any other Transaction Document to which it is a party or in any other document certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)                                  the Transferor or the Collection Agent shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) to be performed or observed under:

(i)  Section 5.1(a)(iv); provided that, in the case of any failure to provide any such notice relating to a Potential Termination Event that shall have ceased to exist prior to the date such notice was required to have been given under Section 5.1(a)(iv), the failure to give such notice shall not constitute a Termination Event unless a senior officer of the Seller or the Transferor (including, in each case, the Treasurer, any Assistant Treasurer, General Counsel or any assistant or associate general counsel of such Person) shall have known of the occurrence of such Potential Termination Event during such period; or

(ii)  any of Sections 5.1(a)(v), 5.1 (a)(x), 5.1 (a)(ix), 5.1(b)(i), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.1(l), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h), 5.2(i) or 6.3; or

(iii)  Section 5.1(b)(ii), and such default shall continue for 2 Business Days; or

(iv)  any other provision hereof and such default in the case of this clause (iv) shall continue for ten (10) days;

(d)                                 (i) failure of the Transferor to pay when due any amounts due under any agreement relating to Indebtedness to which it is a party; or the default by the Transferor in the performance of any term, provision or condition contained in any agreement relating to Indebtedness to which it is a party regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Transferor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof; or (ii) failure of the Seller, FMCH,

FME KGaA or any Transferring Affiliate to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $50,000,000 is governed; or the default by the Seller, FMCH, FME KGaA or any Transferring Affiliate in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Seller, FMCH, FME KGaA or any Transferring Affiliate greater than $50,000,000 was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Seller, FMCH, FME KGaA or any Transferring Affiliate greater than $50,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the date of maturity thereof; or

(e)                                  any Event of Bankruptcy shall occur with respect to the Transferor, any Originating Entity, FME KGaA, FMCH or NMC; provided that, in the case of any Event of Bankruptcy relating to any Transferring Affiliate, such Event of Bankruptcy shall not constitute a Termination Event hereunder if at such time the Percentage Factor does not exceed the Maximum Percentage Factor after reducing the Net Receivables Balance by an amount equal to the aggregate Outstanding Balance of all Receivables otherwise included in the calculation of Net Receivables Balance which either (i) have been originated by such Transferring Affiliate or (ii) are owing from any Obligor that shall have been directed to remit payments thereon to a Special Account that is a Special Account to which Obligors in respect of the Transferring Affiliate that is the subject of such Event of Bankruptcy shall have been directed to remit payments; or

(f)                                   the Agent, on behalf of the Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or the Transferor shall, for any reason, fail or cease to have all right, title and interest in and to all Receivables, Related Security and Collections, free and clear of any Adverse Claim, subject only to the interests therein of the Agent, on behalf of the Investors; or

(g)                                  a Collection Agent Default shall have occurred; or

(h)                                 the Transferring Affiliate Letter, the Receivables Purchase Agreement or any other Transaction Document shall have terminated; or any material provision thereof shall cease for any reason to be valid and binding on any party thereto or any party shall so state in writing; or any party to any Transaction Document (other than the Agent, any Administrative Agent or any Investor) shall fail to perform any material term, provision or condition contained in any Transaction Document on its part to be performed or a default shall otherwise occur thereunder; or

(i)                                     any of FMCH, NMC, the Transferor or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

(j)                                    there shall have occurred any material adverse change in the operations of any of FMCH, NMC, the Transferor or the Seller since December 31, 2011 or any other Material Adverse Effect shall have occurred; or

(k)                                 (i) the Percentage Factor exceeds the Maximum Percentage Factor unless the Transferor reduces the Net Investment or increases the balance of the Affected Assets on the next Business Day so as to reduce the Percentage Factor to less than or equal to the Maximum Percentage Factor or (ii) the sum of the portion of the Net Investment held by the Investors in any Related Group and the Letter of Credit Obligations owing to the Bank Investor in such Related Group shall exceed the applicable Related Group Limit at any time; or

(l)                                     the average Dilution Ratio for any three (3) consecutive calendar months exceeds 9.5%; or

(m)                             the average Loss-to-Liquidation Ratio for any three (3) consecutive calendar months exceeds 6.0%; or

(n)                                 the average Default Ratio for any three (3) consecutive calendar months exceeds 3.50%; or

(o)                                 a default or breach shall occur under the Parent Agreement (including, without limitation, a default or breach with respect to any financial covenant or other undertaking set forth therein); or the Parent Agreement shall for any reason terminate; or any material provision thereof shall cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or

(p)                                 (i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim, (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FME KGaA shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20.00% of the total Voting Stock of FMCH); or (iv) a Change of Control shall occur; or

(q)                                 FME KGaA’s long-term public senior debt securities shall be rated lower than B+ by Standard & Poor’s or B1 by Moody’s, or neither Standard & Poor’s nor Moody’s shall rate such securities; or

(r)                                    Any Person shall be appointed as, or removed as, an Independent Director of the Transferor without prior notice thereof having been given to each Administrative Agent in accordance with Section 5.1(a)(x) or without the written acknowledgement by each Administrative Agent that such Person conforms, to the satisfaction of each Administrative Agent, with the criteria set forth in the definition herein of “Independent Director”.

SECTION 7.2.                                                                  Termination.  (a) Upon the occurrence of any Termination Event, the Agent may, and at the direction of any Administrative Agent or the Majority Investors shall, by notice to the Transferor and the Collection Agent declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(k)(ii) or 7.1(p) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event.  Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

(b)                                 At all times after the occurrence and during the continuation of a Termination Event or the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a), the Base Rate plus 2.50% shall be the Tranche Rate applicable to the Net Investment for all existing and future Tranches and shall be the rate at which RO Interest accrues.

ARTICLE VIII

INDEMNIFICATION; EXPENSES; RELATED MATTERS

SECTION 8.1.                                                                  Indemnities by the Transferor.  Without limiting any other rights which the Agent, the Administrative Agents or the Investors may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers and their respective successors and permitted assigns and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of a Liquidity Provider, a Credit Support Provider, the Agent, an Administrative Agent or a Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Transferor or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent or any Investor of the Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables.  Without limiting the generality of the foregoing, the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)                                     any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Agreement, the Receivable Purchase Agreement, the Parent Agreement, the Transferring Affiliate Letter,

any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)                                  the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii)                               the failure (x) to vest and maintain vested in the Agent, on behalf of the Investors, an undivided first priority, perfected percentage ownership interest (to the extent of the Transferred Interest) in the Affected Assets free and clear of any Adverse Claim or (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Investors, in the Affected Assets as contemplated pursuant to Section 10.11, free and clear of any Adverse Claim;

(iv)                              the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)                              any failure of the Collection Agent to perform its duties or obligations in accordance with the provisions hereof; or

(vii)                           any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii)                        the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix)                              the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x)                                 the Percentage Factor exceeding the Maximum Percentage Factor at any time;

(xi)                              the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xii)                           any repayment by any Indemnified Party of any amount previously distributed in reduction on Net Investment which such Indemnified Party believes in good faith is required to be made;

(xiii)                        the commingling by the Transferor, any Originating Entity or the Collection Agent of Collections of Receivables at any time with other funds;

(xiv)                       any investigation, litigation or proceeding instituted by or against a Person other than such Indemnified Party related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or any Originating Entity, the ownership of Transferred Interests, or any Receivable, Related Security or Contract;

(xv)                          the failure of any Special Account Bank, Designated Account Agent, Intermediate Concentration Account Bank or the Concentration Account Bank to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Transferor, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

(xvi)                       any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xvii)                    any failure of the Transferor to give reasonably equivalent value to the Seller in consideration of the purchase by the Transferor from the Seller of any Receivable, any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xviii)                 any action taken by the Transferor, any Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with a Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xix)                       any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Transferor or any Parent Group Member;

(xx)                          any failure by the Transferor or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables; or

(xxi)                       without duplication of amounts already payable pursuant to Section 2.9, any cancellation or voiding of a Receivable or other Contractual Adjustment.

SECTION 8.2.                                                                  Indemnity for Taxes, Reserves and Expenses.  If after the date hereof, the adoption of any Law or Bank Regulatory Guideline or any amendment or change in the interpretation of any existing or future Law or Bank Regulatory Guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any Bank Regulatory Guideline, whether or not having the force of Law):

(i)                                     shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(ii)                                  shall impose, modify or deem applicable any reserve, assessment, fee, insurance charge, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support provided by a Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables; or

(iii)                               imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables or payments of amounts due hereunder or its obligation to advance funds hereunder under a Liquidity Provider Agreement or the credit support furnished by a Credit Support Provider or otherwise in respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interests or the Receivables, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Receivables, the obligations hereunder, the funding of any purchases hereunder, a Liquidity Provider Agreement or a Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such tax, increased cost or reduction.

The term “Bank Regulatory Guideline” shall mean (i) the adoption after the date hereof of any applicable law, rule, guideline or regulation (including any applicable law, rule, guideline or regulation regarding capital adequacy or liquidity coverage) or any change therein after the date hereof, (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency; provided that for purposes of this definition, (x) the United States bank regulatory rule titled Risk-Based Capital Guidelines; Capital Adequacy Guidelines; Capital Maintenance: Regulatory Capital; Impact of Modification to Generally Accepted Accounting Principles; Consolidation of Asset-Backed Commercial Paper Programs; and Other Related Issues, adopted on December 15, 2009, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder, issued in connection therewith or in implementation thereof, and (z) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, shall in each case be deemed to be a “Bank Regulatory Guideline”, regardless of the date enacted, adopted, issued or implemented.

(a)                                 If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or Bank Regulatory Guideline regarding capital adequacy or accounting principles, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in each case of any Bank Regulatory Guideline or accounting principles, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto or otherwise as a consequence of the transactions contemplated hereby to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through any Administrative Agent, the Transferor shall pay to such Administrative Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.  For avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adoption, change, request or directive subject to this Section 8.2(b).

(b)                                 Each Administrative Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2.  A notice by an Administrative Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.  In determining such amount, such Administrative Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(c)                                  Anything in this Section 8.2 to the contrary notwithstanding, if a Conduit Investor enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate the liability for any amounts under this Section 8.2 which are in connection with a Credit Support Agreement or the credit support provided by the Credit Support Provider (“Section 8.2 Costs”) to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to any Parent Group Member and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such  Section 8.2 Costs are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Section 8.2 Costs.

(d)                                 If any Indemnified Party in a Related Group makes a claim for payment pursuant to this Section 8.2, then the Transferor may, at its option, remove such Related Group and terminate the Commitments of the Investors in such Related Group by (A) paying to the Administrative Agent for such Related Group an amount (the “Payoff Amount”) equal to the sum of (i) the portion of the Net Investment funded by the Investors in such Related Group, (ii) all Discount accrued and to accrue thereon through the last day of the applicable Yield Period(s) to which such Net Investment has been allocated and (iii) all other Aggregate Unpaids owing to the members of such Related Group under the Transaction Documents accrued through the date of such payment (including, without limitation, amounts payable pursuant to this Section 8.2 accrued through the date of payment) and (B) if any Bank Investor in such Related Group shall have issued any Letters of Credit hereunder that then remain outstanding (“Designated Letters of Credit”), providing to such Bank Investor a letter of credit in form and substance satisfactory to such Bank Investor issued by a commercial bank having a credit rating not less than the credit rating of such Bank Investor, which letter of credit shall be in a stated amount equal to the aggregate stated amount of the Designated Letters of Credit issued by such Bank Investor and shall permit drawings thereunder by such Bank Investor at the time of, and in the amount of, each drawing under any Designated Letter of Credit.  Any such removal and termination shall be made upon not less than five (5) Business Days notice delivered by the Transferor to the applicable Administrative Agent.  The Payoff Amount for any Related Group shall be calculated by the Administrative Agent and notified to the Transferor, which calculation shall be conclusive and binding absent manifest error.  Upon such removal and termination, (x) the members of such Related Group shall cease to be parties to this Agreement and the Commitments of all Bank Investors in such Related Group shall be reduced to zero and (y) the Facility Limit will be reduced by an amount equal to the Commitments (determined immediately prior to such termination) of the Bank Investors, in such Related Group.

SECTION 8.3.                                                                  Taxes.   All payments made hereunder by the Transferor or the Collection Agent (each, a “Payor”) to any Investor, any Administrative Agent or the Agent (each, a “Recipient”) shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called “Taxes”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes”).  In the event that any withholding or deduction from any payment made by the Payor hereunder is required in respect of any Taxes, then such Payor shall:

(i)                                     pay directly to the relevant authority the full amount required to be so withheld or deducted;

(ii)                                  promptly forward to each Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

(iii)                               pay to the Recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the Recipient will equal the full amount such Recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any Recipient with respect to any payment received by such Recipient hereunder, the Recipient may pay such Taxes and the Payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the Recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Recipient would have received had such Taxes not been asserted.  Notwithstanding the foregoing, the Payor shall not be obligated to pay any such additional amounts pursuant to clause (iii) above or pursuant to the immediately preceding sentence to a Bank Investor that is not organized under the laws of the

United States of America or a state thereof if such Bank Investor shall have failed to comply with the requirements of paragraph (b) of this Section 8.3 as of the time such Taxes are due and payable.

If the Payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Recipient the required receipts or other required documentary evidence, the Payor shall indemnify the Recipient for any incremental Taxes, interest, or penalties that may become payable by any Recipient as a result of any such failure.

(a)                                 Each Investor that is not incorporated under the laws of the United States of America or a state thereof shall:

(X)                               (i)                                     on or before the date of any payment by a Payor to such Investor, deliver to such Payor, the Agent and the Administrative Agent for its Related Group (A) two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments hereunder without deduction or withholding of any United States federal income taxes and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax;

(ii)                                  deliver to each Payor, the Agent and the Administrative Agent for its Related Group two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor; and

(iii)                               obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by either Payor, the Agent or the Administrative Agent for its Related Group; or

(Y)                               Each Investor or transferee that is not a “bank” under Section 881(c)(3)(A) of the Internal Revenue Code thereof shall:

(i)                                     on or before the date it becomes a party hereto (or, in the case of a participant, on or before the date such participant becomes a participant hereunder), deliver to each Payor, the Agent and the Administrative Agent for its Related Group (i) a statement under penalties of perjury that such Investor or transferee (x) is not a “bank” under Section 881(c)(3)(A) of the Internal Revenue Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements, (y) is not a 10-percent shareholder within the meaning of Section 811(c)(3)(B) of the Internal Revenue Code and (z) is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code and (ii) a

properly completed and duly executed Internal Revenue Service Form W-8 or applicable successor form;

(ii)                                  deliver to each Payor, the Agent and its Administrative Agent two further properly completed and duly executed copies of such Form W-8 expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Payor or upon the request of such Payor; and

(iii)                               obtain such extensions of time for filing and completing such forms or certifications as may be reasonably requested by either Payor, the Agent or its Administrative Agent;

unless in any such case any change in treaty, law or regulation has occurred after the date such Person becomes an Investor hereunder which renders all such forms inapplicable or which would prevent such Investor from duly completing and delivering any such form with respect to it and such Investor so advises each Payor, the Agent and its Administrative Agent.  Each Person that shall become an Investor or a participant of an Investor pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms, certifications and statements required pursuant to this subsection, provided that in the case of a participant of an Investor the obligations of such participant of an Investor pursuant to this subsection (b) shall be determined as if the participant of an Investor were an Investor except that such participant of an Investor shall furnish all such required forms, certifications and statements to the Investor from which the related participation shall have been purchased.

SECTION 8.4.                                                                  Other Costs, Expenses and Related Matters.   The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Investors, the Administrative Agents and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’, rating agencies’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any of the Investors, the Administrative Agents and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of any Investor, any Administrative Agent or the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any Investor’s, any Administrative Agent’s, the Agent’s or any Collateral Agent’s enforcement or preservation of rights (including, without limitation, the perfection and protection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).

(a)                                 With respect to any Tranche to which all or any portion of the Net Investment held by any of the Investors in a Related Group has been allocated, the Transferor shall pay to the Administrative Agent for such Related Group, for the account of each applicable

Investor, on demand any Early Collection Fee due on account of the reduction of such Tranche on a day prior to the last day of its Tranche Period (or, in the case of a CP Tranche Period, on or prior to the maturity date for the Commercial Paper allocated to fund or maintain such Net Investment).

SECTION 8.5.                                                                  Reconveyance Under Certain Circumstances.  The Transferor agrees to accept the reconveyance from the Agent, on behalf of the applicable Investors, of the Transferred Interest if the Agent or any Administrative Agent notifies Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), 3 days) of such notice.  The reconveyance price shall be paid by the Transferor to the Agent, for the account of the applicable Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the Aggregate Unpaids; provided that if such 15th day (or 3rd day) is not a Business Day, such reconveyance and the related payment shall be made on the next following Business Day.

ARTICLE IX

THE AGENT; BANK COMMITMENT; THE ADMINISTRATIVE AGENTS

SECTION 9.1.                                                                  Authorization and Action.     (a)  Each Investor hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  In furtherance, and without limiting the generality, of the foregoing,  each Investor hereby appoints the Agent as its agent to execute and deliver all further instruments and documents, and take all further action that the Agent may deem necessary or appropriate or that any Investor may reasonably request in order to perfect, protect or more fully evidence the interests transferred or to be transferred from time to time by the Transferor hereunder, or to enable any of them to exercise or enforce any of their respective rights hereunder, including, without limitation, the execution by the Agent as secured party/assignee of such financing or continuation statements, or amendments thereto or assignments thereof, relative to all or any of the Receivables now existing or hereafter arising, and such other instruments or notices, as may be necessary or appropriate for the purposes stated hereinabove.  The Majority Investors may direct the Agent to take any such incidental action hereunder.  With respect to other actions which are incidental to the actions specifically delegated to the Agent hereunder, the Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Majority Investors; provided, however, the Agent  shall not be required to take any action hereunder if the taking of such action, in the reasonable determination of the Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose the Agent to liability hereunder or otherwise.  Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Agent shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed).  The Agent shall not, without the prior written consent of all Bank Investors, agree to

(i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the payment of Discount or fees payable hereunder to the Investors or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FME KGaA or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Bank Investor.  The Agent shall not, without the prior written consent of each Administrative Agent, agree to amend, modify or waive any provision of this Agreement, the Transferring Affiliate Letter, the Receivables Purchase Agreement or the Parent Agreement.  The Agent shall not agree to any amendment of this Agreement which increases the dollar amount of any Investor’s Commitment without the prior consent of such Investor.  In addition, the Agent shall not agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the Majority Investors (which consent shall not be unreasonably withheld or delayed).  In the event the Agent requests any Investor’s consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

(b)                                 The Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

SECTION 9.2.                                                                  Agent’s Reliance, Etc.  Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, the Agent:  (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing

(which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.3.                                                                  Credit Decision.  Each Investor acknowledges that it has, independently and without reliance upon the Agent, any Administrative Agent, any Affiliate of an Administrative Agent or any other Investor and based upon such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and the other Transaction Documents to which it is a party and, if it so determines, to accept the transfer to the Agent on its behalf of any undivided ownership interest in the Affected Assets hereunder.  Each Investor also acknowledges that it will, independently and without reliance upon the Agent, any of the Agent’s Affiliates or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and the other Transaction Documents to which it is a party.

SECTION 9.4.                                                                  Indemnification of the Agent.  The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, any Letter of Credit or any other Transaction Document or any action taken or omitted by the Agent hereunder or thereunder, provided that the Bank Investors shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their respective Commitments, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred, in the determination of the Agent, in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor.  Solely for purposes of this Section 9.4, (i) the Administrative Agent for Salisbury shall be deemed to be a Bank Investor having a Commitment equal to the Commitment of Salisbury and (ii) Salisbury shall not be deemed to be a Bank Investor.

SECTION 9.5.                                                                  Successor Agent.  The Agent may resign at any time by giving written notice thereof to each Investor and the Transferor and may be removed at any time with cause by the Majority Investors.  Upon any such resignation or removal, the Majority Investors shall appoint a successor Agent.  Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Agent.  If no such successor Agent shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation or the Majority Investors’ removal of the retiring Agent, then the retiring Agent may, on behalf of the Investors, appoint a successor Agent which successor Agent shall be either (i) a commercial bank having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank.  Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Agent’s resignation or removal hereunder as Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9.6.                                                                  Payments by the Agent.  All amounts received by the Agent on behalf of the Investors shall be paid by the Agent to the Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Investors on such Business Day, but, in any event, shall pay such amounts to the Investors not later than the following Business Day.  All amounts received by the Agent hereunder on behalf of the Investors shall be allocated among the Related Groups in accordance with Sections 2.5 and/or 2.6, as applicable.  For purposes of the foregoing, the Agent shall be deemed to be a member of the Related Group that includes Liberty Street.

SECTION 9.7.                                                                  Bank Commitment; Assignment to Bank Investors.

(a)                                 Assignments by Conduit Investors.  A Conduit Investor may, at any time, assign all or any portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder and under the other Transaction Documents to any Bank Investor, Administrative Agent, Liquidity Provider or Credit Support Provider or any of their respective Affiliates without the consent of any other party.  In addition to and not in limitation of any other provision hereof which permits assignments by a Conduit Investor, any Conduit Investor may, from time to time, in one transaction or a series of transactions, assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder and under the other Transaction Documents to another special purpose company (an “SPC Assignee”) which (i) is administered by such Conduit Investor’s Administrative Agent or by any Affiliate of such Administrative Agent and (ii) has activities generally similar to such Conduit Investor.  The Administrative Agent for the assigning Conduit Investor shall notify the Transferor and the Agent of such assignment promptly following the effective date thereof.  Upon and to the extent of such assignment to an SPC Assignee, (i) the SPC Assignee shall be the owner of the assigned portion of the Net Investment, (ii) the relevant Administrative Agent will act as Administrative Agent for the SPC Assignee as well as for the assigning Conduit Investor, with all corresponding rights and powers, express or implied, granted herein to such Administrative Agent, (iii) the SPC Assignee shall be a Conduit Investor hereunder and its credit and liquidity support providers and other related parties shall have the benefit of all the rights and protections provided to the assigning Conduit Investor and its credit and liquidity support providers and other related parties, respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against the assigning Conduit Investor or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against the assigning Conduit Investor, and the right to assign to another SPC Assignee as provided in this paragraph), (iv) the SPC Assignee shall assume all obligations, if any, of the assigning Conduit Investor under and in connection with this Agreement, and the assigning Conduit Investor shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the assigning Conduit Investor (if any) and the SPC Assignee shall be several and not joint, (v) all distributions in respect of Net Investment or Discount shall be made to the assigning Conduit Investor and the SPC Assignee on a pro rata basis according to their respective interests (or in the case of Discount, the accrued amounts thereof), (vi) the rate used to calculate the Discount with respect to the portions of the Net Investment owned by the SPC Assignee and funded with commercial paper notes issued by the SPC Assignee from time to time shall be determined in the manner set forth in the definition of the “CP Rate” on the basis of the discount or interest rates applicable to commercial paper issued by the SPC Assignee (rather than the assigning Conduit Investor), (vii) in the event that the relevant Related Group, by reason of such assignment, shall contain more than one Conduit Investor, then each reference in this Agreement to “Conduit Investor” shall mean and refer to, in the case of such Related Group, each such Conduit Investor individually or all of such Conduit Investors collectively, as the context may require, (viii) any reference in this Agreement or the other Transaction Documents to the assigning Conduit Investor shall mean and be a reference to such assigning Conduit Investor and/or the relevant SPC Assignee, as the context may require, (ix) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (x) if requested by the relevant Administrative Agent, the parties will execute and deliver such further agreements and documents and take such other actions as the relevant Administrative Agent may reasonably request to evidence and give effect to the foregoing.

(b)                                 Assignments by Bank Investors.  No Bank Investor may assign all or a portion of its interests in the Net Investment, any Letter of Credit, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Administrative Agent for its Related Group, on behalf of the related Conduit Investor (it being understood and agreed that no consent from the Transferor or any other Person shall be required in connection with any assignment by a Bank Investor).  Without limiting the generality of the foregoing, it is understood for the avoidance of doubt that an Administrative Agent may condition any approval on its receipt of written confirmation from each applicable Rating Agency that such assignment will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by the related Conduit Investor.  In the case of an assignment by a Conduit Investor to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor’s rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party.  Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes, it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Incremental Transfers under Section 2.2(a) and to issue Letters of Credit under 2.18, in each case in accordance with the terms thereof, notwithstanding that related Conduit Investor was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of “Reinvestment Termination Date”, notwithstanding that the related Conduit Investor had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party.  No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent, the Administrative Agent for the applicable Related Group and the Transferor.  All costs and expenses of the Agent, the applicable Administrative Agent and the assignor and assignee incurred in connection with any assignment hereunder shall be borne by the Transferor and not by the assignor or any such assignee.  Unless otherwise agreed by the Administrative Agent for the applicable Related Group, no Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the applicable Liquidity Provider Agreement.

(c)                                  Effects of Assignment.  By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:  (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any Parent Group Member or the Collection Agent or the performance or observance by the Transferor, any Parent Group Member or the Collection Agent of any of their respective obligations under this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the Parent Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement, the Transferring Affiliate Letter, the Parent Agreement, and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent, any Administrative Agent, or any of their respective Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (vi) such assignee appoints and authorizes the applicable Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Contracts and the Related Security, (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (viii) such assignee agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit Investor or its Related CP Issuer.

(d)                                 Transferor’s Obligation to Pay Certain Amounts.  The Transferor shall pay to the Administrative Agent for a Conduit Investor, in connection with any assignment by such Conduit Investor to its related Liquidity Providers, an aggregate amount equal to all Discount to accrue through the end of each outstanding Tranche Period plus all other Aggregate Unpaids (other than the Net Investment and any unpaid amount in respect of any Reimbursement Obligations) owing to such Conduit Investor.

(e)                                  [Reserved].

(f)                                   [Reserved].

(g)                                  Downgrade of Bank Investor.  If (at any time prior to any assignment by a Conduit Investor to the Bank Investors in its Related Group as contemplated pursuant to this Section 9.7) the short term debt rating of any Bank Investor in such Related Group shall be “A-2” or “P-2” from Standard & Poor’s or Moody’s, respectively, with negative credit implications, such Bank Investor, upon request of the applicable Administrative Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” and “P-2” from Standard & Poor’s and Moody’s, respectively, and which shall not be so rated with negative credit implications).  If the short term debt rating of a Bank Investor in a Related Group shall be “A-3” or “P-3”, or lower, from Standard & Poor’s or Moody’s, respectively (or such rating shall have been withdrawn by Standard & Poor’s or Moody’s), such Bank Investor, upon request of the applicable Administrative Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution’s short term debt shall be rated at least “A-2” and “P-2” from Standard & Poor’s and Moody’s, respectively, and which shall not be so rated with negative credit implications).  In either such case, if any such Bank Investor in a Related Group shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the related Conduit Investor shall have the right to require such Bank Investor to accept the assignment of such Bank Investor’s Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.7.  Such Bank Investor shall be obligated to pay to such Conduit Investor, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the Interest Component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the applicable Administrative Agent.  Notwithstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the applicable Related Group Limit, solely as it relates to new Incremental Transfers to such Conduit Investor, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor’s Commitment to the Transferor or such downgraded Bank Investor’s other obligations and liabilities hereunder and under the other Transaction Documents.

SECTION 9.8.                                                                  Appointment of Administrative Agents.  Each Investor in a Related Group hereby appoints and authorizes the Administrative Agent for its Related Group to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to such Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto.  In furtherance, and without limiting the generality, of the foregoing,  each Investor in a Related Group hereby appoints the Administrative Agent for its Related Group as its agent to execute and deliver all further instruments and documents, and take all further action that such Administrative Agent may deem necessary or appropriate or that any Investor may reasonably request to enable any of them to exercise or enforce any of their respective rights hereunder.  Bank Investors representing at least 66 and 2/3% of the aggregate Commitments of all Bank Investors in a Related Group (the “Group Majority Investors” for such Related Group) may direct the Administrative Agent for such Related Group to take any such incidental action hereunder.  With respect to other actions which are incidental to the actions specifically delegated to an Administrative Agent hereunder, such Administrative Agent shall not be required to take any such incidental action hereunder, but shall be required to act or to refrain from acting (and shall be fully protected in acting or refraining from acting) upon the direction of the Group Majority Investors; provided, however, no Administrative Agent shall be required to take any action hereunder if the taking of such action, in the reasonable determination of such Administrative Agent, shall be in violation of any applicable law, rule or regulation or contrary to any provision of this Agreement or shall expose such Administrative Agent to liability hereunder or otherwise.  Upon the occurrence and during the continuance of any Termination Event or Potential Termination Event, the Administrative Agent for a Related Group shall take no action hereunder (other than ministerial actions or such actions as are specifically provided for herein) without the prior consent of the Group Majority Investors (which consent shall not be unreasonably withheld or delayed).  The Administrative Agent for a Related Group shall not, without the prior written consent of all Bank Investors in such Related Group, agree to (i) amend, modify or waive any provision of this Agreement in any way which would (A) reduce or impair Collections or the amount or payment of Net Investment, Reimbursement Obligations, Discount or fees payable hereunder to the Bank Investors, in such Related Group or delay the scheduled dates for payment of such amounts, (B) increase the Servicing Fee (other than as permitted pursuant to Section 6.2(b)), (C) modify any provisions of this Agreement or the Receivables Purchase Agreement or the Parent Agreement relating to the timing of payments required to be made by the Transferor, any Originating Entity, FME KGaA or FMCH or the application of the proceeds of such payments, (D) permit the appointment of any Person (other than the Agent) as successor Collection Agent, (E) release any property from the lien provided by this Agreement (other than as expressly contemplated herein) or any party from its obligations under the Parent Agreement or (F) extend or permit the extension of the Commitment Termination Date without the consent of each Bank Investor, in such Related Group.  The Administrative Agent for a Related Group shall not agree to any amendment of this

Agreement which increases the dollar amount of the Commitment of a Bank Investor in such Related Group without the prior consent of such Bank Investor.  In addition, no Administrative Agent shall agree to any amendment of this Agreement not specifically described in the two preceding sentences without the consent of the related Group Majority Investors (which consent shall not be unreasonably withheld or delayed).  In the event an Administrative Agent requests any Investor’s consent pursuant to the foregoing provisions and such Administrative Agent does not receive a consent (either positive or negative) from such Investor within 10 Business Days of such Investor’s receipt of such request, then such Investor (and its percentage interest hereunder) shall be disregarded in determining whether such Administrative Agent shall have obtained sufficient consent hereunder.

(a)                                 Each Administrative Agent shall exercise such rights and powers vested in it by this Agreement and the other Transaction Documents, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

SECTION 9.9.                                                                  Administrative Agent’s Reliance, Etc.  Neither any Administrative Agent nor any directors, officers, agents or employees of an Administrative Agent shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with this Agreement or any of the other Transaction Documents, except for its or their own gross negligence or willful misconduct.  Without limiting the foregoing, each Administrative Agent:  (i) may consult with legal counsel (including counsel for any Parent Group Member), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Investor and shall not be responsible to any Investor for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Transaction Documents on the part of any Parent Group Member or the Collection Agent or to inspect the property (including the books and records) of any Parent Group Member or the Collection Agent; (iv) shall not be responsible to any Investor for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any of the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

SECTION 9.10.                                                           Indemnification of the Administrative Agents.  The Bank Investors, in each Related Group agree to indemnify the Administrative Agent for such Related Group (to the extent not reimbursed by the Transferor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Administrative Agent, any of the other Transaction Documents hereunder or thereunder (including, in the case of the Administrative Agent for Salisbury, for any amounts payable by such Administrative Agent by reason of the last sentence of Section 9.4), provided that the Bank Investors, in a Related Group shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the applicable Administrative Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, the Bank Investors, in each Related Group agree to reimburse the Administrative Agent for such Related Group, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket expenses (including counsel fees) incurred by such Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of such Bank Investors, hereunder and/or thereunder and to the extent that such Administrative Agent is not reimbursed for such expenses by the Transferor.

SECTION 9.11.                                                           Successor Administrative Agents.  Any Administrative Agent may resign at any time by giving written notice thereof to the Agent, each Investor in its Related Group and the Transferor and may be removed at any time with cause by the applicable Group Majority Investors.  Upon any such resignation or removal, the Group Majority Investors for such Related Group shall appoint a successor Administrative Agent.  Each Investor agrees that it shall not unreasonably withhold or delay its approval of the appointment of a successor Administrative Agent.  If no such successor Administrative Agent shall have been so appointed for such Related Group, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation or the Group Majority Investors’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Investors in such Related Group, appoint a successor Administrative Agent for such Related Group which successor Administrative Agent shall be either (i) a commercial bank having a combined capital and surplus of at least $50,000,000 or (ii) an Affiliate of such a bank.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

SECTION 9.12.                                                           Payments by the Administrative Agents.  Unless specifically allocated to an Investor pursuant to the terms of this Agreement, all amounts received by an Administrative Agent on behalf of the Investors in its Related Group shall be paid by such Administrative Agent to the Investors in its Related Group (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment and, with respect to any L/C Issuer in such Related Group, in any amounts paid in respect of Reimbursement Obligations, in each case on the Business Day received by such Administrative Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Administrative Agent shall use its reasonable efforts to pay such amounts to the Investors in its Related Group on such Business Day, but, in any event, shall pay such amounts to such Investors in accordance with their respective related pro rata interests in the Net Investment and, with respect to any L/C Issuer in such Related Group, in any amounts paid in respect of Reimbursement Obligations, not later than the following Business Day.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.                                                           Term of Agreement.  This Agreement shall terminate on the date following the Termination Date on which the Final Collection Date shall occur; provided, however, that (i) the rights and remedies of the Agent, the Investors and the Administrative Agents with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, Section 9.4 and Section 9.10, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

SECTION 10.2.                                                           Waivers; Amendments.  No failure or delay on the part of the Agent, any Investor or any Administrative Agent in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  Any provision of this Agreement may be amended or waived if, but only if, in the case of any amendment, such amendment is in writing and is signed by the Transferor, the Agent, each Administrative Agent and the Majority Investors and in the case of any waiver, such waiver is granted in writing by each Administrative Agent; provided that no Administrative Agent for a Conduit Investor shall consent to any such amendment or waiver unless each applicable Rating Agency shall have either (i) received prior notice of such amendment or waiver and, in the case of any material amendment or waiver, confirmed that such amendment or waiver will not result in the reduction or withdrawal of the then current rating of the Commercial Paper issued by such Conduit Investor or (ii) advised such Conduit Investor or its related Administrative Agent that amendments or waivers may be effected without the need for any further confirmation by such Rating Agency.

SECTION 10.3.                                                           Notices.  Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party.  Each such notice or other communication shall be effective (i) if given by telecopy when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Transferor hereby authorizes each Investor, each Administrative Agent and the Agent to effect Transfers, Tranche Period and Tranche Rate selections based on telephonic notices made by any Person which such Investor, such Administrative Agent or the Agent, as applicable, in good faith believes to be acting on behalf of the Transferor.  The Transferor agrees to deliver promptly to each such Investor or Administrative Agent or the Agent, as applicable, a written confirmation of each telephonic notice directed to such Person signed by an authorized officer of Transferor.  However, the absence of such confirmation shall not affect the validity of such notice.  If the written confirmation differs in any material respect from the action taken by the Agent or the applicable Investor or Administrative Agent, the records of such Investor or Administrative Agent or the Agent, as applicable shall govern absent manifest error.

If to the Transferor:

(NMC Funding Corporation)

920 Winter Street

Waltham, MA  02451

Telephone:  (781) 699-2668

Telecopy:   (781) 699-9756

Attn:  Mark Fawcett

Payment Information:

Chase Manhattan Bank, N.A.

ABA 021-000-021

Account 323-0-76823

If to the Collection Agent:

National Medical Care, Inc.

920 Winter Street

Waltham, MA  02451

Telephone:  (781) 699-2668

Telecopy:   (781) 699-9756

Attn:  Mark Fawcett

If to the Agent:

The Bank of Nova Scotia

711 Louisiana Street

Suite 1400

Houston, TX 77002

Attention:  John Frazell

Telephone:  (713) 759-3426

Fax:  (713) 752-2425

E-mail:  john.frazell@scotiabank.com

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  Darren Ward

Tel:  (212) 225-5410
Fax:  (212) 225-6465
Email:  Darren.Ward@scotiabank.com

If to Liberty Street:

c/o Global Securitization Services, LLC

114 West 47th Street, Suite 2310

New York, New York 10036

Attention:  Jill A. Russo

Telephone:  (212) 295-2742

Telecopy:    (212) 302-8767

If to the Administrative Agent for Liberty Street:

The Bank of Nova Scotia

711 Louisiana Street

Suite 1400

Houston, TX 77002

Attention:  John Frazell

Telephone:  (713) 759-3426

Fax:  (713) 752-2425

E-mail:  john.frazell@scotiabank.com

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  Darren Ward
Tel:  (212) 225-5264
Fax:  (212) 225-5274
Email:  Darren.Ward@scotiabank.com

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  Vilma Pindling
Tel:  (212) 225-5410
Fax:  (212) 225-6465
Email:  Vilma.Pindling@scotiabank.com

If to Thunder Bay:

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, New York 11747

Attention: Kevin Burns

Tel: (631) 587-4700

Fax: (212) 302-8767

Email: conduitadmin@gssnyc.com

with a copy to:

c/o Royal Bank of Canada

Two Little Falls Centre

2751 Centerville Road, Suite 212

Wilmington, DE 19808

Attn: Securitization Finance

Tel: (302) 892-5901

Fax: (302) 892-5900

E-mail: conduit.management@rbccm.com

If to the Administrative Agent for Thunder Bay:

Royal Bank of Canada

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

Attn:  Securitization Finance

Telephone: (212) 428-6537

Fax: (212) 428-2304

E-mail: conduit.management@rbccm.com

With a copy to:

c/o Royal Bank of Canada

Two Little Falls Centre

2751 Centerville Road, Suite 212

Wilmington, DE 19808

Attn: Securitization Finance

Tel: (302) 892-5901

Fax: (302) 892-5900

E-mail: conduit.management@rbccm.com

If to Salisbury or its Administrative Agent:

c/o Barclays Capital
745 7th Avenue, 5th Floor
New York, NY, 10019

Attention:  John McCarthy
Tel:  (212) 526-7161

E-mail:  john.j.mccarthy@barclays.com

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports should be sent to barcapconduitops@barclays.com and asgreports@barclays.com

If to Atlantic Securitization or its Administrative Agent:

c/o Credit Agricole Corporate and Investment Bank, New York

1301 Avenue of the Americas

New York, New York 10019

Attention: Roman Burt

Telephone: (212) 261-3996

Fax: (212) 459-3258
E-mail: roman.burt@ca-cib.com

with a copy to:

Credit Agricole Corporate and Investment Bank, New York

1301 Avenue of the Americas

New York, New York 10019

Attention:  Deric Bradford
Telephone: (212) 251-3470
Fax: (212) 459-3258
E-mail: deric.bradford@ca-cib.com

If to Market Street Funding LLC or its Administrative Agent:

Market Street Funding LLC

c/o AMACAR Group, L.L.C.

6525 Morrison Blvd., Suite 318

Charlotte, North Carolina  28211

Attention:  Cynthia Reames

Telephone:  (704) 365-0569

Fax:  (704) 365-1362

Email: careames@amacar.com

with a copy to:

PNC Bank, National Association

P3-P3PP-04-1

225 Fifth Avenue

Pittsburgh, Pennsylvania  15222

Attention:  Joy Damico

Telephone:  (412) 705-1225

Fax:  (412) 762-2220

Email:  joy.damico@pnc.com

If to Victory Receivables Corporation or its Administrative Agent:

Victory Receivables Corporation

c/o Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, New York 11747

Attention: David DeAngelis

Tel: (631) 930-7216

Fax: (212) 302-5151

Email: ddeangelis@gssnyc.com

With a copy to:

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Harborside Financial Center, 500 Plaza III

Jersey City, NJ 07311

Attention:  John F. Donoghue, Jr.

Credit Control Dept. – Securitization Unit

Telephone: (201) 413-8138

E-mail:  jdonoghue@us.mufg.jp

and

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch

1251 Avenue of the Americas

New York, NY 10020

Attention: Luna Mills

Telephone:  (212) 782-4537

Fax: (212) 782-6448

Email: lmills@us.mufg.jp

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports should be sent to securitization_reporting@us.mufg.jp

If to the Bank Investors, including in their capacities as L/C Issuers, at their respective addresses set forth on Schedule I or in the Assignment and Assumption Agreement pursuant to which it became a party hereto.

SECTION 10.4.                                                           Governing Law; Submission to Jurisdiction; Integration.

(a)                                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH OF THE TRANSFEROR AND THE COLLECTION AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  Each of the Transferor and the Collection Agent hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing in this Section 10.4 shall affect the right of any Investor to bring any action or proceeding against the Transferor or the Collection Agent or any of their respective properties in the courts of other jurisdictions.

(b)                                 EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c)                                  This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d)                                 The Transferor and NMC each hereby appoint Arent Fox LLP, located at 1675 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York by any Administrative Agent, the Agent, any Investor, any Collateral Agent or any assignee of any of them.

SECTION 10.5.                                                           Severability; Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.6.                                                           Successors and Assigns.  This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor nor the Collection Agent may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each Administrative Agent.  No provision of this Agreement shall in any manner restrict the ability of any Conduit Investor, any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of the Transferred Interest.

(a)                                 Each of the Transferor and the Collection Agent hereby agrees and consents to the assignment by any Conduit Investor from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest to any Liquidity Provider or Credit Support Provider for such Conduit Investor.  In addition, each of the Transferor and the Collection Agent hereby consents to and acknowledges the assignment by any Conduit Investor of all of its rights under, interest in and title to this Agreement and the Transferred Interest to the related Collateral Agent.

(b)                                 Any Investor may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Investor, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment  shall release such Investor from any of its obligations hereunder or substitute any such pledgee or assignee for such Investor as a party hereto.

SECTION 10.7.                                                           Waiver of Confidentiality.  The Transferor hereby consents to the disclosure of any non-public information with respect to it received by any Conduit Investor, the Agent, any Bank Investor or any Administrative Agent to any of the Conduit Investors, the Agent, any nationally recognized rating agency rating the Commercial Paper of such Conduit Investor or its Related CP Issuer, any Administrative Agent, any Collateral Agent, any Bank Investor or potential Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement.

SECTION 10.8.                                                           Confidentiality Agreement  (a)  Each of the parties hereto hereby agrees that, from the commencement of discussions with respect to the transactions contemplated by the Transaction Documents (the “Transaction”), each of the parties hereto (and each of their respective, and their respective affiliates, employees, officers, directors, advisors, representatives and agents) are permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Internal Revenue Code Sections 6011, 6111 and 6112 and the regulations promulgated thereunder) of the Transaction, and all materials of any kind (including opinions or other tax analyses) that are provided to any party related to such structure and tax aspects.  In this regard, the parties hereto acknowledge and agree that the disclosure of the structure or tax aspects of the Transaction is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding).  Furthermore, each of the parties hereto acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Transaction is limited in any other manner (such as where the Transaction is claimed to be proprietary or exclusive) for the benefit of any other Person.

(b)                                 Subject to Section 10.8(a), each of the Transferor and the Collection Agent hereby agrees that it will not disclose, and the Transferor will cause each Parent Group Member to refrain from disclosing, the contents of this Agreement or any other proprietary or confidential information of any Conduit Investor, the Agent, any Administrative Agent, any Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) as required by federal or state securities laws, (ii) its auditors and attorneys, employees, equity investors or financial advisors (other than any commercial bank) and any nationally recognized rating agency (including in compliance with Rule 17g-5 under the Securities Exchange Act of 1934 or to any other rating agency in compliance with any such similar rule or regulation in any relevant jurisdiction) provided such auditors, attorneys, employees financial advisors or rating agencies are informed of the highly confidential nature of such information or (iii) following notice thereof to each Administrative Agent, as otherwise required by other applicable law or order of a court of competent jurisdiction.

(c)                                  Each Administrative Agent, each Investor and the Agent acknowledges that it or its agents or representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records (“Confidential Information”) identified to it in writing as being of a confidential nature or in which the Transferor or an Originating Entity has a proprietary interest.  Subject to Section 10.8(a), each Administrative Agent, each Investor and the Agent agrees that all such Confidential Information so obtained by it is to be regarded as confidential information and that such Confidential Information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (x) it shall retain in confidence, and shall ensure that its agents and representatives retain in confidence, and will not disclose, any of such Confidential Information without the prior written consent of the Transferor and (y) it will not, and will ensure that its agents and representatives will not, make any use whatsoever (other than for purposes of this Agreement) of any of such Confidential Information without the prior written consent of the Transferor; provided, however, that such Confidential Information may be disclosed to the extent that such Confidential Information (i) may be or becomes generally available to the public (other than as a breach of this Section 10.8(c), (ii) is required or appropriate in response to any summons or subpoena in connection with any litigation or (iii) is required by law to be disclosed; and provided, further, however, that such Confidential Information may be disclosed to (A) the Agent, any Administrative Agent, any Investor, any Credit Support Provider, any Liquidity Provider, any Person holding an equity interest in a Conduit Investor, any of their respective successors and permitted assigns and any of their respective Affiliates, subject to the terms of this Section 10.8(c), (B) any such Person’s directors, employees, legal counsel, auditors and other business advisors, (C) any such Person’s government regulators and (D) the rating agencies rating any Commercial Paper issued by a Conduit Investor, provided that the Person making such disclosure shall advise each recipient thereof referred to in clauses (A), (B), (C) and (D) above that such Confidential Information is to be regarded and maintained as confidential information and that each Administrative Agent has agreed to keep confidential such Confidential Information as provided in clauses (x) and (y) above.  Notwithstanding anything herein to the contrary, the parties hereto agree that the Transferor and the Collection Agent shall not be required to furnish any patient specific medical information to the extent the disclosure of such information would violate applicable law, unless and until the recipient of such information executes and delivers a business associate agreement in substantially the form attached as Exhibit J.

SECTION 10.9.                                                           No Bankruptcy Petition Against Conduit Investors.  Each of the Transferor and the Collection Agent hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor or its Related CP Issuer, it will not, and the Transferor will cause each Parent Group Member to not, institute against, or encourage, assist or join any other Person in instituting against, such Conduit Investor or its Related CP Issuer any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States or any other proceedings related to an Event of Bankruptcy.  Notwithstanding any provision contained in this Agreement to the contrary, no Conduit Investor shall, nor shall any Conduit Investor be obligated to, pay any amount pursuant to this Agreement unless (i) the Conduit Investor has received funds which may be used to make such payment in accordance with such Conduit Investor’s commercial paper program documents, which funds are not required to repay its or its Related CP Issuer’s Commercial Paper when due; and (ii) after giving effect to such payment, either (x) there is sufficient liquidity available (determined in accordance with such program documents) to pay the Face Amount of all its Commercial Paper, (y) the Conduit Investor is not rendered insolvent or (z) its and its Related CP Issuer’s Commercial Paper has been repaid in full.  Any amount which the Conduit Investor does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the United States Bankruptcy Code) against or a corporate obligation of the Conduit Investor for any insufficiency.  For purposes of the foregoing, the term “Conduit Investor” shall include Salisbury in its capacity as a Bank Investor.  The provisions of this Section shall survive the termination of this Agreement.

SECTION 10.10.                                                    No Recourse Against Stockholders, Officers or Directors.  No recourse under any obligation, covenant or agreement of any Conduit Investor contained in this Agreement shall be had against Global Securitization Services, LLC (nor any affiliate thereof), AMACAR Group L.L.C. (nor any affiliate thereof), or any stockholder, officer or director of such Conduit Investor, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of such Conduit Investor, and that no personal liability whatsoever shall attach to or be incurred by Global Securitization Services, LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof), or the stockholders, officers, or directors of such Conduit Investor, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such Conduit Investor contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by a Conduit Investor of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Global Securitization Services , LLC (or any affiliate thereof), AMACAR Group L.L.C. (or any affiliate thereof) and every such stockholder, officer or director of such Conduit Investor is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

SECTION 10.11.                                                    Characterization of the Transactions Contemplated by the Agreement.  It is the intention of the parties that the transactions contemplated hereby constitute the sale of the Transferred Interest, conveying good title thereto free and clear of any Adverse Claims to the Agent, on behalf of the Investors, and that the Transferred Interest not be part of the Transferor’s estate in the event of an insolvency.  If, notwithstanding the intention of the parties expressed in this Section 10.11, any sale or contribution by the Transferor to the Agent, on behalf of the Investors, of the Transferred Interest hereunder shall be characterized as a secured loan and not as a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing being a “Recharacterization”), then this Agreement shall constitute a security agreement under applicable law.  In order to further protect the interests of the Agent and the Investors, the Transferor hereby grants to the Agent, on behalf of the Investors, a first priority perfected and continuing security interest in all of the Transferor’s right, title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor’s rights under the Receivables Purchase Agreement, the Transferring Affiliate Letter and all other Transaction Documents with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables. The Transferor hereby assigns to the Agent, on behalf of the Investors, all of its rights and remedies under the Receivables Purchase Agreement and the Transferring Affiliate Letter (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables.  In the case of any Recharacterization, the Transferor and the Agent, on behalf of the Investors, represents and warrants that each remittance of Collections by the Transferor to the Agent hereunder will have been (i) in payment of a debt incurred by the Transferor in the ordinary course of business or financial affairs of the Transferor and the Agent and (ii) made in the ordinary course of business or financial affairs of the Transferor and the Agent.

SECTION 10.12.                                                    Perfection Representations.  The Perfection Representations shall be a part of the Agreement for all purposes.  The Perfection Representations shall survive termination of the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

NMC FUNDING CORPORATION,
as Transferor

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President & Treasurer

NATIONAL MEDICAL CARE, INC., as
Collection Agent

By:	/s/ Mark Fawcett
Name:	Mark Fawcett
Title:	Vice President & Treasurer

THE BANK OF NOVA SCOTIA, as Agent, as an Administrative Agent and as a Bank Investor

By:	/s/ John Frazell
Name:	John Frazell
Title:	Director

LIBERTY STREET FUNDING LLC,
as a Conduit Investor

By:	/s/ Jill A. Russo
Name:	Jill A. Russo
Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK, as an Administrative Agent and as a Bank Investor

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Investor

By: Credit Agricole Corporate and Investment Bank, New York, its Attorney-in-Fact

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

By:	/s/ Richard McBride
Name:	Richard McBride
Title:	Director

BARCLAYS BANK PLC, as a Bank Investor (solely in the capacity as an L/C Issuer) and as an Administrative Agent

By:	/s/ John McCarthy
Name:	John McCarthy
Title:	Director

SALISBURY RECEIVABLES COMPANY, LLC,
as a Conduit Investor and as a Bank Investor (for all purposes other than in the capacity of an L/C Issuer)

By:	/s/ Janette Lieu
Name:	Janette Lieu
Title:	Director

ROYAL BANK OF CANADA, as an Administrative Agent and as a Bank Investor

By:	/s/ Janine D. Marsini
Name:	Janine D. Marsini
Title:	Authorized Signatory

By:	/s/ Veronica L. Gallagher
Name:	Veronica L. Gallagher
Title:	Authorized Signatory

THUNDER BAY FUNDING, LLC,
as a Conduit Investor

By:	/s/ Janine D. Marsini
Name:	Janine D. Marsini
Title:	Authorized Signatory

PNC BANK, NATIONAL ASSOCIATION, as an Administrative Agent and as a Bank Investor

By:	/s/ William Falcon
Name:	William Falcon
Title:	Vice President

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Senior Vice President

MARKET STREET FUNDING LLC,
as a Conduit Investor

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as an Administrative Agent

By:	/s/ Luna Mills
Name:	Luna Mills
Title:	Director

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as a Bank Investor

By:	/s/ Scott O’Connell
Name:	Scott O’Connell
Title:	Vice President

VICTORY RECEIVABLES CORPORATION,
as a Conduit Investor

By:	/s/ David V. DeAngelis
Name:	David V. DeAngelis
Title:	Vice President

SCHEDULE I

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

NOTICE ADDRESSES FOR BANK INVESTORS

THE BANK OF NOVA SCOTIA
Scotia Capital

711 Louisiana, Suite 1400

Houston, Texas 77002
Attention:  John Frazell

Tel:   (713) 759-3426

Fax:   (713) 752-2425

Main: (713) 759-0900

E-mail: john.frazell@scotiabank.com

with a copy to:

THE BANK OF NOVA SCOTIA

One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Darren Ward
Tel:  (212) 225-5264
Fax:  (212) 225-5274
E-mail: darren.ward@scotiabank.com

and

THE BANK OF NOVA SCOTIA
One Liberty Plaza, 26th Floor
New York, NY 10006
Attention:  Vilma Pindling
Tel:  (212) 225-5410
Fax:  (212) 225-6465
E-mail: vilma.pidling@scotiabank.com

SALISBURY RECEIVABLES COMPANY, LLC

c/o Barclays Capital
745 7th Avenue, 5th Floor
New York, NY, 10019

Attention:  John McCarthy
Tel:  (212) 526-7161

E-mail:  john.j.mccarthy@barcap.com

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports should be sent to barcapconduits@barclays.com and asgreports@barclays.com

Address for notices related to Letters of Credit:

BARCLAYS BANK PLC

200 Park Avenue

New York, New York 10166

Attn: Letters of Credit/Celeste-Monique Lindsey/Michaelle Hsiao/Dawn Townsend

E-mail: xraletterofcredit@barclays.com; john.j.mccarthy@barclays.com; janette.lieu@barclays.com; asgreports@barclays.com; and barcapconduitops@barclays.com

ROYAL BANK OF CANADA

Three World Financial Center

200 Vesey Street

New York, New York 10281-8098

Attention:  Conduit Funding

Tel: (212) 428-6291

Fax: (212) 428-2304

E-mail: conduit.funding@rbccm.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK

1301 Avenue of the Americas

New York, New York 10019

Attention: Roman Burt

Telephone: (212) 261-3996

Fax: (917) 849-5584
E-mail: roman.burt@ca-cib.com

with a copy to:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, NEW YORK

1301 Avenue of the Americas

New York, New York 10019

Attention:  Deric Bradford
Telephone: (212) 251-3470
Fax: (212) 459-3258
E-mail: deric.bradford@ca-cib.com

PNC BANK, NATIONAL ASSOCIATION

P3-P3PP-04-1

225 Fifth Avenue

Pittsburgh, Pennsylvania  15222

Attention:  Joy Damico

Telephone:  (412) 705-1225

Fax:  (412) 762-2220

Email:  joy.damico@pnc.com

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

Investment Banking Division for the Americas

1251 Avenue of the Americas

New York, NY 10020

Attention: Luna Mills

Telephone:  (212) 782-4537

Fax: (212) 782-6448

Email: lmills@us.mufg.jp

With a copy to:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH

Harborside Financial Center, 500 Plaza III

Jersey City, NJ 07311

Attention:  John F. Donoghue, Jr.

Credit Control Dept. — Securitization Unit

Telephone: (201) 413-8138

E-mail:  jdonoghue@us.mufg.jp

Notices of Incremental Transfers, notices or reductions to the Net Investment and monthly Investor Reports should be sent to securitization_reporting@us.mufg.jp

SCHEDULE II

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

COMMITMENTS OF BANK INVESTORS

Bank Investor	Commitment

The Bank of Nova Scotia	$150,000,000.00

Credit Agricole Corporate and Investment Bank, New York	$140,000,000.00

Salisbury Receivables Company, LLC	$140,000,000.00

Royal Bank of Canada	$140,000,000.00

PNC Bank, National Association	$115,000,000.00

The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch	$115,000,000.00

TOTAL	$800,000,000.00

RELATED GROUP LIMITS

Conduit Investor	Related Group Limit

Liberty Street Funding LLC	$150,000,000.00

Atlantic Asset Securitization LLC	$140,000,000.00

Salisbury Receivables Company, LLC	$140,000,000.00

Thunder Bay Funding, LLC	$140,000,000.00

Market Street Funding LLC	$115,000,000.00

Victory Receivables Corporation	$115,000,000.00

TOTAL	$800,000,000.00

SCHEDULE III

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in the Agreement, the Receivables Purchase Agreement and the Transferring Affiliate Letter, each of the Transferor and the Collection Agent hereby represents, warrants, and covenants to the Agent, the Administrative Agents and the Investors as follows on the date hereof and on the date of each Transfer under the Agreement:

1.                                      Perfection Representations:

(a)                                 (i) Each purchase of Receivables under the Transferring Affiliate Letter constitutes a true sale of such Receivables from the applicable Transferring Affiliate to the Seller, conveying good title thereto free and clear of any Adverse Claims, and is enforceable as such against creditors of and purchasers from such Transferring Affiliate.  If, notwithstanding the foregoing, any such purchase of Receivables is deemed not to be a true sale, then the Transferring Affiliate Letter creates a valid and continuing security interest (as defined in the applicable UCC) in such Receivables in favor of the Seller, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Transferring Affiliates.  In addition, the Transferring Affiliate Letter creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables arising after the Termination Date in favor of the Seller, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Transferring Affiliates.

(ii) Each purchase of Receivables under the Receivables Purchase Agreement constitutes a true sale of such Receivables from the Seller to the Transferor, conveying good title thereto free and clear of any Adverse Claims, and is enforceable as such against creditors of and purchasers from the Seller.  If, notwithstanding the foregoing, any such purchase of Receivables is deemed not to be a true sale, then the Receivables Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in such Receivables in favor of the Transferor, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Seller.  In addition, the Receivables Purchase Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables arising after the Termination Date in favor of the Transferor, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Seller.

(iii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Receivables in favor of the Agent, which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from Transferor.

(b)                                 The Receivables constitute “accounts” within the meaning of the applicable UCC.

(c)                                  Immediately prior to each purchase of Receivables under the Transferring Affiliate Letter, the applicable Transferring Affiliate had good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person.  Immediately prior to each purchase of Receivables under the Receivables Purchase Agreement, the Seller had good and marketable title to such Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person.  The Transferor owns and has good and marketable title to the Receivables free and clear of any Adverse Claim, claim or encumbrance of any Person.

(d)                                 The Transferor, the Seller and the Transferring Affiliates have caused or will have caused, within ten days after the effective date of the this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Receivables from the Transferring Affiliates to the Seller, and from the Seller to the Transferor, and the security interest in the Receivables granted to the Agent hereunder.  None of the Transferor, the Seller or the Transferring Affiliates is aware of any judgment or tax filings against it.

(e)                                  Other than the transfer of the Receivables from the Transferring Affiliates to the Seller under the Transferring Affiliate Letter, the transfer of the Receivables from the Seller to the Transferor under the Receivables Purchase Agreement, and the security interest granted to the Agent pursuant to this Agreement, neither the Transferor nor any Originating Entity has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables.  Neither Transferor nor any Originating Entity has authorized the filing of, or is aware of any financing statements against Transferor or any Originating Entity that include a description of collateral covering the Receivables other than any financing statement relating to the security interest granted to the Agent hereunder or that has been terminated.

2.                                      Survival of Perfection Representations.  Notwithstanding any other provision of the Agreement or any other Transaction Document, the representations contained in this Schedule shall be continuing, and remain in full force and effect (notwithstanding any termination of the Commitments or any replacement of the Collection Agent or termination of Collection Agent’s rights to act as such) until such time as all Aggregate Unpaids have been finally and fully paid and performed.

3.                                      No Waiver.  The Administrative Agent for each Conduit Investor agrees that it: (i) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper relating to such Conduit Investor, waive any of the Perfection Representations; (ii) shall provide the Ratings Agencies with prompt written notice of any breach of the Perfection Representations, and (iii) shall not, without obtaining a confirmation of the then-current rating of the Commercial Paper of such Conduit Investor(as determined after any adjustment or withdrawal of the ratings following notice of such breach) waive a breach of any of the Perfection Representations.

4.                                      Collection Agent to Maintain Perfection and Priority.  The Collection Agent covenants that, in order to evidence the interests of the Transferor, the Agent, the Administrative

Agents and the Investors under this Agreement, the Collection Agent shall take such action, and execute and deliver such instruments (other than effecting a Filing (as defined below), unless such Filing is effected in accordance with this paragraph) as may be necessary or advisable (including, without limitation, such actions as are requested by any Administrative Agent) to maintain and perfect, as a first priority interest, the Agent’s security interest in the Receivables.  The Collection Agent shall, from time to time and within the time limits established by law, prepare and present to the Agent for the Agent to authorize (based in reliance on the opinion of counsel hereinafter provided for) the Collection Agent to file, all financing statements, amendments, continuations, initial financing statements in lieu of a continuation statement, terminations, partial terminations, releases or partial releases, or any other filings necessary or advisable to continue, maintain and perfect the Agent’s security interest in the Receivables as a first-priority interest (each a “Filing”).  The Collection Agent shall present each such Filing to the Agent together with (x) to the extent requested by any Administrative Agent, an opinion of counsel to the effect that such Filing is (i) consistent with grant of the security interest to the Agent pursuant to the Transaction Documents and (ii) satisfies the requirements for a Filing of such type under the Uniform Commercial Code in the applicable jurisdiction (or if the Uniform Commercial Code does not apply, the applicable statute governing the perfection of security interests), and (y) a form of authorization for the Agent’s signature.  Upon receipt of such opinion of counsel and form of authorization, Agent shall promptly authorize in writing Collection Agent to, and Collection Agent shall, effect such Filing under the Uniform Commercial Code without the signature of Transferor or Agent where allowed by applicable law.  Notwithstanding anything else in the Transaction Documents to the contrary, the Collection Agent shall not have any authority to effect a Filing without obtaining written authorization from the Agent in accordance with this paragraph.

SCHEDULE IV

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

[RESERVED]

EXHIBIT A

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF NOTICE OF INCREMENTAL TRANSFER (NI)

The Bank of Nova Scotia, N.A., as Agent
under the Transfer and Administration Agreement referred to below

711 Louisiana Street

Suite 1400

Houston, TX 77002

Attention:  John Frazell

Telephone:  (713) 759-3426

Fax:  (713) 752-2425

E-mail:  john.frazell@scotiabank.com

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  Darren Ward
Tel:  (212) 225-5410
Fax:  (212) 225-6465

Email: darren.ward@scotiacapital.com

,

Re:  NMC Funding Corporation (the “Transferor”)

Reference is made to the Sixth Amended and Restated Transfer and Administration Agreement, dated as of January 17, 2013 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Transfer and Administration Agreement”), among the Transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors”, “Bank Investors”, and “Administrative Agents” and Agent.  Capitalized terms used herein without definition are used as defined in the Transfer and Administration Agreement.

The Transferor hereby gives you notice pursuant to Section 2.2 of the Transfer and Administration Agreement of its offer to convey, transfer and assign to you, for the benefit of the Investors, undivided percentage ownership interests in the Receivables and the other Affected

Assets related thereto for a Transfer Price of $                        (1), on                             (the “Transfer Date”).  The desired Tranche Period[s] and allocations of the Net Investment of this Incremental Transfer (NI) are indicated below:

Amount of Net Investment	Duration of Initial Tranche Period	Type of Tranche Rate
[ ]	[ ]	[CP Rate] [Eurodollar Rate][Base Rate]

The Transferor hereby certifies that:

(a)                                 after giving effect to the payment to the Transferor of the foregoing Transfer Price, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, and (ii) the Percentage Factor would not exceed the Maximum Percentage Factor; and

(b)                                 the representations and warranties set forth in Section 3.1 of the Transfer and Administration Agreement will be true and correct both immediately before and immediately after giving effect to the proposed Incremental Transfer (NI) and the payment to the Transferor of the Transfer Price related thereto.

The Transferor hereby acknowledges and agrees that this Notice of Incremental Transfer (NI) is irrevocable and binding on it and agrees to indemnify each Investor against any loss or expense incurred by such Investor, either directly or indirectly (including, in the case of a Conduit Investor, through the related Liquidity Provider Agreement) as a result of any failure for any reason (including failure to satisfy any of the conditions precedent in respect hereto) by it to complete this Incremental Transfer (NI) including, without limitation, any loss (including loss of anticipated profits) or expense incurred by any Investor, either directly or indirectly (including, in the case of a Conduit Investor, pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by any Investor or a related Liquidity Provider (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Investor to fund this Incremental Transfer (NI).

In accordance with Section 2.2(a) of the Transfer and Administration Agreement, the Agent shall advise each Administrative Agent of the allocation the Transfer Price in respect of the requested Incremental Transfer (NI) and the initial Tranche Period therefor.

[signature page follows]

(1)  To be at least $1,000,000 or integral multiples of $250,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit.

NMC FUNDING CORPORATION

By:
Name:
Title:

cc:  [each Administrative Agent]

EXHIBIT B

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF L/C ISSUANCE NOTICE

The Bank of Nova Scotia, N.A., as Agent
under the Transfer and Administration Agreement referred to below

711 Louisiana Street

Suite 1400

Houston, TX 77002

Attention:  John Frazell

Telephone:  (713) 759-3426

Fax:  (713) 752-2425

E-mail:  john.frazell@scotiabank.com

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  Darren Ward
Tel:  (212) 225-5410
Fax:  (212) 225-6465

Email: darren.ward@scotiabank.com

with a copy to:

[Name of L/C Issuer], as L/C Issuer

under the Transfer and Administration Agreement

,

Re:  NMC Funding Corporation (the “Transferor”)

Reference is made to the Sixth Amended and Restated Transfer and Administration Agreement, dated as of January 17, 2013 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Transfer and Administration Agreement”), among the Transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors”, “Bank Investors”, and “Administrative Agents” and The Bank of Nova Scotia, as agent.  Capitalized terms used herein without definition are used as defined in the Transfer and Administration Agreement.

The Transferor hereby gives you notice  pursuant to Section 2.18(a) of the Transfer and Administration Agreement, of its request that [                    ] (the “L/C Issuer”) issue a Letter of

B-1

Credit, in the form attached hereto, for the benefit of [Name of Beneficiary], in the amount of $                , to be issued on                 ,          with an expiration date of                   ,         .  The Transferor has executed and delivered to the L/C Issuer such Letter of Credit Application in respect of the requested Letter of Credit as the L/C Issuer has requested.

The undersigned hereby certifies that:

(a)           after giving effect to the issuance of the requested Letter of Credit, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, (ii) the Percentage Factor would not exceed the Maximum Percentage Factor, (iii) the Net Investment and Letter of Credit Obligations of the Bank Investor that is the L/C Issuer in respect of the requested Letter of Credit would not exceed such Bank Investor’s Commitment; (iv) the aggregate Net Investment and Letter of Credit Obligations of such Bank Investor’s Related Group would not exceed the applicable Related Group Limit and (v) the Maximum Aggregate Face Amount of all Letters of Credit then outstanding would not exceed the Facility L/C Sublimit;

(b)           the representations and warranties set forth in Section 3.1 of the Transfer and Administration Agreement will be true and correct both immediately before and immediately after giving effect to the issuance of the requested Letter of Credit and the Incremental Transfer L/C related thereto; and

(c)           the expiry date of the requested Letter of Credit (including any scheduled or permitted extension thereof as contemplated in such Letter of Credit) is not later than the earlier to occur of (i) the date that is one year after the issuance and (ii) the date occurring five (5) Business Days prior to the Commitment Termination Date.

NMC FUNDING CORPORATION

By:
Name:
Title:

B-2

EXHIBIT C

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF L/C MODIFICATION NOTICE

The Bank of Nova Scotia, N.A., as Agent
under the Transfer and Administration Agreement referred to below

711 Louisiana Street

Suite 1400

Houston, TX 77002

Attention:  John Frazell

Telephone:  (713) 759-3426

Fax:  (713) 752-2425

E-mail:  john.frazell@scotiabank.com

with a copy to:

The Bank of Nova Scotia
One Liberty Plaza
New York, NY 10006
Attention:  Darren Ward
Tel:  (212) 225-5410
Fax:  (212) 225-6465

Email: darren.ward@scotiabank.com\

with a copy to:

[Name of L/C Issuer], as L/C Issuer

under the Transfer and Administration Agreement

,

Re:  NMC Funding Corporation (the “Transferor”)

Reference is made to the Sixth Amended and Restated Transfer and Administration Agreement, dated as of January 17, 2013 (as the same may have been amended, restated, supplemented or otherwise modified prior to the date hereof, the “Transfer and Administration Agreement”), among the Transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors”, “Bank Investors”, and “Administrative Agents” and The Bank of Nova Scotia, as agent.  Capitalized terms used herein without definition are used as defined in the Transfer and Administration Agreement.

C-1

The Transferor hereby gives you notice  pursuant to Section 2.18(f) of the Transfer and Administration Agreement, of its request to [amend] [extend] [renew] [modify] Letter of Credit No.      issued on                 ,         , for the benefit of [Name of Beneficiary], as reflected in the form attached hereto.  Such L/C Modification is contemplated to become effective on                     ,           .  Each of the L/C Issuer and the beneficiary in respect of such Letter of Credit have agreed to the L/C Modification contemplated herein.

The undersigned hereby certifies that:

(a)           after giving effect to the requested L/C Modification, (i) the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper plus the Letter of Credit Obligations, would not exceed the Facility Limit, (ii) the Percentage Factor would not exceed the Maximum Percentage Factor, (iii) the Net Investment and Letter of Credit Obligations of the Bank Investor that is the L/C Issuer in respect of the affected Letter of Credit would not exceed such Bank Investor’s Commitment; (iv) the aggregate Net Investment and Letter of Credit Obligations of such Bank Investor’s Related Group would not exceed the applicable Related Group Limit and (v) the Maximum Aggregate Face Amount of all Letters of Credit then outstanding would not exceed the Facility L/C Sublimit;

(b)           the representations and warranties set forth in Section 3.1 of the Transfer and Administration agreement will be true and correct both immediately before and immediately after giving effect to the requested L/C Modification; and

(c)           after giving effect to the requested L/C Modification, the expiry date of the affected Letter of Credit (including any scheduled or permitted extension thereof as contemplated in such Letter of Credit) shall not be later than the earlier to occur of (i) the date that is one year after the original issuance thereof and (ii) the date occurring five (5) Business Days prior to the Commitment Termination Date.

NMC FUNDING CORPORATION

By:
Name:
Title:

C-2

EXHIBIT D-1

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF SPECIAL ACCOUNT LETTER

EXHIBIT D-1

FORM OF SPECIAL ACCOUNT BANK LETTER

[for accounts with manual transfer]

[DATE]

[Name and Address of

Special Account Bank]

[Name of Originating Entity]

Ladies and Gentlemen:

Reference is made to our depository account[s] number[s]                                maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”).

Unless otherwise directed by the Originating Entity, you are hereby instructed to transfer funds on deposit in the Account[s] solely to the following account by [ACH transfer or, if so directed by the Originating Entity, by wire transfer][intrabank transfer]:

[Name, number and designation of (i) the Concentration Account and

Concentration Account Bank or (ii) the Intermediate Concentration Account, as applicable].

Each such transfer shall be made at the end of each banking day on which the amount on deposit in the Account[s] exceeds $20,000, with the amount of the transfer being equal to the total amount of such funds in excess of $5,000;  provided that that Originating Entity may, at its option, deliver a standing instruction to you to effect such transfer at the end of each banking day regardless of the amount on deposit in the Account[s], with the amount of the transfer being equal to the total amount of funds in the Account[s].

In the event that you are directed by the Originating Entity to make any changes to the payment instructions specified in this letter, you are hereby instructed to notify Scotiabank in writing of such change at its address at The Bank of Nova Scotia, as Agent, One Liberty Plaza, 26th Floor, New York, NY 10006, Attention: Asset-Backed Finance, Mid-Office Administration:

William Sun Tel: (212) 225-5331 Fax: (212) 225-5274 Email: william.sun@scotiabank.com	Judy Bookal Tel: (212) 225-5462 Fax: (212)225-5274 Email: judy.bookal@scotiabank.com

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC Funding Corporation and the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett.

Very truly yours,

[NAME OF ORIGINATING ENTITY]

By:
Title

Agreed and acknowledged:

[NAME OF SPECIAL ACCOUNT BANK]

By:
Title:

2

FORM OF SPECIAL ACCOUNT BANK LETTER

[for zero balance accounts]

[DATE]

[Name and Address of

Special Account Bank]

[Name of Originating Entity]

Ladies and Gentlemen:

Reference is made to our depository account[s] number[s]                                maintained in the name of the undersigned (the “Originating Entity”) with you (the “Account[s]”).

This letter confirms that, as of the date hereof, the Account is a zero balance account (“ZBA”) established in accordance with your standard policies and procedures pursuant to which you are instructed to effect a transfer (the “Transfer”) at the end of each banking day of the available balance on deposit in the Account solely to the following account by ZBA transfer (internal book entry):

[Name, number and designation of (i) the Concentration Account and

Concentration Account Bank or (ii) the Intermediate Concentration Account, as applicable].

If so directed by the Originating Entity, the Transfer may be accomplished by ACH, wire or other means of transfer.  In such event, the Originating Entity will complete any implementation forms required by you to effect any standing transfer instructions in accordance with your standard policies and procedures then in effect.

In the event that you are directed by the Originating Entity to make any changes to the payment instructions specified in this letter, you are hereby instructed to notify Scotiabank in writing of such change at its address at The Bank of Nova Scotia, as Agent, One Liberty Plaza, 26th Floor, New York, NY 10006, Attention: Asset-Backed Finance, Mid-Office Administration:

William Sun Tel: (212) 225-5331 Fax: (212) 225-5274 Email: william.sun@scotiabank.com	Judy Bookal Tel: (212) 225-5462 Fax: (212)225-5274 Email: judy.bookal@scotiabank.com

Please agree to the terms of, and acknowledge receipt of, this letter by signing in the space provided below on two copies hereof sent herewith and send the signed copies to NMC Funding Corporation and the Originating Entity at its address at 920 Winter Street, Waltham, MA 02451, Attention: Mark Fawcett.

Very truly yours,

[NAME OF ORIGINATING ENTITY]

By:
Title

Agreed and acknowledged:

[NAME OF SPECIAL ACCOUNT BANK]

By:
Title:

2

EXHIBIT D-2

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF CONCENTRATION ACCOUNT AGREEMENT

EXHIBIT D-2

FORM OF CONCENTRATION ACCOUNT AGREEMENT
(the “Agreement”)

[DATE]

JPMorgan Chase Bank

270 Park Avenue

New York, NY  10017-2070

Re:                             Account #323-0-76823

Ladies and Gentlemen:

You are hereby notified, in connection with certain transactions involving its accounts receivable, that NMC FUNDING CORPORATION (the “Transferor”) has transferred certain rights in Account #323-0-76823 (the “Account”), as more particularly described below, to The Bank of Nova Scotia (“Scotiabank”), as Agent (the “Agent”) under the Transfer and Administration Agreement dated January 17, 2013 by and among the Transferor, as transferor, National Medical Care, Inc., as Collection Agent, the entities from time to time parties thereto as “Conduit Investors,” “Bank Investors,” “Administrative Agents” and Scotiabank as Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time. The Agreement amends, restates and supersedes the letter agreement dated November 17, 2009 among the Transferor, WestLB AG, New York Branch, as agent thereunder, and you.

(a)                                 Transfer to the Agent.  The Transferor has transferred exclusive ownership and dominion over the Account, including with respect to all monies, checks, instruments, collections, remittances and other payment items received in the Account (the “Payment Items”), to the Agent and, effective as of the Effective Time (as defined below), will transfer exclusive control of the Account to the Agent.

(b)                                 Prior to Notice of Effectiveness.  You are hereby instructed:  (i) until the Effective Time to make such transfers from the Account at such times and in such manner as the Transferor shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit the Transferor and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance or activity of the Account.

(c) Following Notice of Effectiveness.  The Transferor and the Agent hereby instruct you, beginning on the opening of business on the business day next succeeding the business day on which a notice purporting to be signed by the Agent in substantially the form attached hereto as “Annex I” with a copy of this Agreement attached thereto (a “Notice of Effectiveness”) is received by facsimile or otherwise by [                    ] or [                      ] at the address or facsimile number set forth below (or at such other address or facsimile number as you may from time to time notify the Agent and the Transferor in writing) (or if such Notice of Effectiveness is so received after 12:00 noon, New York City time, on any such business day, on the opening of business on the second business day next succeeding the business day on which such receipt occurs) (either such time, the “Effective Time”), (i) to transfer all funds deposited and collected in the Account pursuant to instructions given to you by the Agent from time to time, (ii) that notwithstanding anything herein or elsewhere to the contrary, the Agent, and not Transferor, shall be irrevocably entitled to exercise any and all applicable rights in respect of or in connection with the Payment Items, including, without limitation, the right to specify when payments in respect of the Payment Items are to be made out of or in connection with the Account and (iii) you shall not take instruction from the Transferor with respect to any amounts in the Account.  You are hereby advised by the Agent and the Transferor that the Transferor has under a separate agreement granted to the Agent certain ownership and security interests in all Payment Items and their proceeds and all monies and earning, if any, therefrom the Account, and by your signature below you acknowledge being so advised.  A “business day” is any day other than a Saturday, Sunday or other day on which you are or are authorized or required by law to be closed.  Anything to the contrary herein notwithstanding, (i) all transactions relating to the Account or any Payment Items therein duly commenced by you or your affiliates in accordance with customary procedures prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement,; and (ii) you, and/or any  affiliate may (at your discretion and without any obligation to do so) (x) cease honoring the Transferor’s instructions and/or commence honoring solely the Agent’s instructions concerning the Account or the Payment Items at any time or from time to time after you become aware that the Agent has sent a Notice of Effectiveness to you but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Notice of Effectiveness to be received by you for purposes of the foregoing prior to the specified individual’s actual receipt if otherwise actually received by you (or if such Notice of Effectiveness contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as “Annex I” or does not attach an appropriate copy of this Agreement) with no liability whatsoever to the Transferor or any other party for doing so and provided further that this Agreement evidences the Agent’s control over the Account and notwithstanding anything to the contrary in any other agreement governing the Account, on and after the Effective Time you shall comply with instructions originated by the Agent that are permitted under the Account Documentation directing the disposition of funds without further consent of the Transferor or any other person.

(d)                                 General Terms.  The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than the Agent and the Transferor (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any Payment Items which have been credited to the Account but are subsequently returned unpaid or charged back or, as to Payment Items consisting of payment orders or other electronic funds transfers, reversed, cancelled or otherwise corrected or adjusted, and (iii) to cover overdrafts in the Account).

This Agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time

2

with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).  Without limiting the generality of the foregoing, it is understood and agreed that the only instructions the Transferor or the Agent are entitled to give with respect to the Account are those which are permitted under the Account Documentation and the Agent may request you to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such services are not authorized or otherwise covered under the Account Documentation, your decision to provide any such services shall be made in your sole discretion (including without limitation being subject to the Transferor and/or the Agent executing such Account Documentation or other documentation as you may  require in connection therewith).  Prior to issuing any instructions which it is entitled to issue under this Agreement (for the avoidance of doubt, other than a Notice of Effectiveness), the Agent shall provide you with a Certificate of Incumbency substantially in the form of Annex II hereto.

Anything to the contrary in this Agreement notwithstanding, (i) you shall have only the duties and responsibilities with respect to matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be a fiduciary for any party hereto, (ii) you shall be fully protected in acting or refraining from acting in good faith on any written notice (including a Notice of Effectiveness), instruction, or request purportedly furnished to you by the Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever (without limiting the generality of the foregoing, it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the separate agreement referred to in clause (c) above or any other related documentation to which you are not a party or whether any actions by the Agent (including without limitation the sending of a Notice of Effectiveness), the Transferor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith), (iii) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except for your own willful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages); further, you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control; (iv) the Transferor hereby indemnifies you for, and holds you harmless against, any loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by you arising out of or in connection with this Agreement or the Account, except as may result from your willful misconduct or gross negligence, or any interpleader proceeding related thereto or incurred or suffered by you at the Transferor’s direction or instruction; and (v) upon and after the Effective Time, the Agent agrees to reimburse you for the item(s) referred to in clause (ii) of subparagraph (d) above (to the extent that the Agent has already received the benefits of such item(s)), in the event that there are insufficient funds in the Account therefor and you have not received reimbursement from the Transferor within 10 days after your written request therefor.

3

You may terminate this Agreement upon the sending of at least thirty (30) business days advance written notice to the other parties hereto.  The Agent may terminate this Agreement upon the sending of at least five (5) business days advance written notice to the other parties hereto.  The Transferor may not terminate this Agreement except upon the sending of at least ten (10) business days advance written notice to you accompanied by the Agent’s written consent to such termination.  Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Transferor.

You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Transferor provided, however that you may transfer any such rights or obligations to an affiliate upon 30 days advance written notice to the Agent and the Transferor.  Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to sign.

You agree to give the Agent, at its address specified below, copies of each periodic statement relating to activity in the Account which you provide to the Transferor, together with such additional information relating to the Account as the Agent may from time to time reasonably request.  You further agree to give the Agent and the Transferor prompt notice if the Account become subject to any writ, garnishment, judgement, warrant or attachment, execution or similar process.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and except as provided above with respect to a Notice of Effectiveness shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be The Bank of Nova Scotia, One Liberty Plaza, 26th Floor, New York, New York 10006, Attention: Asset-Banked Finance, Middle Office Administration, William Sun and Judy Bookal, facsimile: (212) 225-5274, email: william.sun@scotiabank.com, judy.bookal@scotiabank.com or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

This Agreement may be signed in any number or counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, (ii) shall become effective when counterparts hereof have been signed by the parties hereto and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.

4

Please agree to the terms of, and acknowledge receipt of this notice by signing in the space provided below.

Very truly yours,

NMC FUNDING CORPORATION,

By:
Title:

920 Winter Street
Waltham, Massachusetts 02451
Facsimile No: (781) 699-9756

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK

By:
Title:
Date:

Attention:	[ ]
JPMorgan Chase Bank
2 Chase Manhattan Plaza, 22nd Floor
New York, NY 10081

Facsimile No:	[ ]

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

ANNEX 1

TO CONCENTRATION ACCOUNT LETTER

(FORM OF NOTICE OF EFFECTIVENESS)

DATED:                                    , 201

TO:                           JP Morgan Chase Bank

2 Chase Manhattan Plaza, 22nd Floor

New York, N.Y. 10081

ATTN: [                   ] or [                                      ]

Re:  Concentration Account Bank No. 323-0-76823

Ladies and Gentlemen:

We hereby give you a “Notice of Effectiveness” with respect to the above referenced Account, as and to the extent described in our letter agreement with you dated [DATE], a copy of which is attached hereto.  You are hereby instructed to comply with the instructions of the undersigned as set forth in that letter.

Very truly yours,
THE BANK OF NOVA SCOTIA,
as Agent

By:
Title:

ANNEX II

TO CONCENTRATION ACCOUNT LETTER

(FORM OF INCUMBENCY CERTIFICATE)

CERTIFICATE OF AN OFFICER OF

THE BANK OF NOVA SCOTIA, AS AGENT

The undersigned [                                 ] being an [Assistant Secretary][Vice President] of The Bank of Nova Scotia (the “Company”) hereby executes and delivers this certificate to JPMorgan Chase Bank (“JPMCB”) on behalf of the Company pursuant to the Concentration Account Letter dated as of [DATE] among the Company, NMC Funding Corporation, and JPMCB (as amended, restated, supplemented or otherwise modified from time to time, the “Concentration Account Letter”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Concentration Account Letter.

The undersigned hereby certifies, as of the date hereof, that the following named persons are duly appointed officers of the Company, holding the office or offices set forth opposite their respective names, and each is authorized to execute and deliver, on behalf of the Company, instructions pursuant to the terms of the Concentration Account Letter, and the signatures appearing opposite the names of such individuals are authentic and genuine and are, in fact, the signatures of such individuals:

Name	Title	Signature

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

IN WITNESS WHEREOF, I have hereunto set my hand this        day of                  , 20    .

By:
[Name]
[Assistant Secretary][Vice President]

EXHIBIT D-3

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

EXHIBIT D-3

FORM OF INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT
(the “Agreement”)

[DATE]

[Name and Address of Intermediate Concentration Account Bank]

Re:                             Account #[          ]

Ladies and Gentlemen:

You are hereby notified, in connection with certain transactions involving its accounts receivable, that NMC FUNDING CORPORATION (the “Transferor”) has transferred certain rights in Account #[        ] (the “Account”), as more particularly described below, to The Bank of Nova Scotia (“Scotiabank”), as Agent (the “Agent”) under the Transfer and Administration Agreement dated January 17, 2013 by and among the Transferor, as transferor, National Medical Care, Inc., as collection agent, the entities from time to time parties thereto as “Conduit Investors,” “Bank Investors” and “Administrative Agents” and Scotiabank as Agent (as the same has been or may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “TAA”).

(a)                                 Transfer to the Agent.  The Transferor hereby transfers exclusive ownership, dominion and control over the Account, including with respect to all monies, checks, instruments, collections, remittances and other payment items received in the Account (the “Payment Items”), to the Agent; provided that at all times prior to the Effective Time (as defined below), you may continue to honor instructions and directions issued by the Transferor in respect of the handling and disposition of Payment Items and amounts from time to time on deposit in the Account.

(b)                                 Prior to Notice of Effectiveness.  You are hereby instructed until the Effective Time to transfer at or before the end of each banking day all funds on deposit in the

Account to the account listed in Annex I by ACH transfer or, if so directed by the Originating Entity, by wire transfer.

You are hereby further instructed to permit the Transferor and the Agent to obtain upon request any information relating to the Account, including, without limitation, any information regarding the balance or activity of the Account.

(c)                                  Following Notice of Effectiveness.  The Transferor and the Agent hereby instruct you, beginning on the opening of business on the business day next succeeding the business day on which a notice purporting to be signed by the Agent in substantially the form attached hereto as “Annex II” with a copy of this Agreement attached thereto (a “Notice of Effectiveness”) is received by facsimile or otherwise by you at the address or facsimile number set forth below (or at such other address or facsimile number as you may from time to time notify the Agent and the Transferor in writing) (or if such Notice of Effectiveness is so received after 12:00 noon, New York City time, on any business day, on the opening of business on the second business day next succeeding the business day on which such receipt occurs) (either such time, the “Effective Time”), (i) to transfer all funds deposited and collected in the Account pursuant to instructions given to you exclusively by the Agent from time to time, (ii) that notwithstanding anything herein or elsewhere to the contrary, the Agent, and not Transferor, shall be irrevocably entitled to exercise any and all applicable rights in respect of or in connection with the Payment Items, including, without limitation, the right to specify when payments in respect of the Payment Items are to be made out of or in connection with the Account and (iii) you shall not take instruction from the Transferor with respect to any Payment Items or amounts in the Account or with respect to any aspect of the handling of the Account.  You are hereby advised by the Agent and the Transferor that the Transferor has under a separate agreement granted to the Agent certain ownership and security interests in all Payment Items and their proceeds and all monies and earnings, if any, therefrom the Account, and by your signature below you acknowledge being so advised.  A “business day” is any day other than a Saturday, Sunday or other day on which you are or are authorized or required by law to be closed.  Anything to the contrary herein notwithstanding, (i) all transactions relating to the Account or any Payment Items therein duly commenced by you or your affiliates in accordance with customary procedures prior to the Effective Time and so consummated or processed thereafter shall be deemed not to constitute a violation of this Agreement,; and (ii) you, and/or any  affiliate may (at your discretion and without any obligation to do so) (x) cease honoring the Transferor’s instructions and/or commence honoring solely the Agent’s instructions concerning the Account or the Payment Items at any time or from time to time after you become aware that the Agent has sent a Notice of Effectiveness to you but prior to the Effective Time therefor (including without limitation halting, reversing or redirecting any transaction referred to in clause (i) above), or (y) deem a Notice of Effectiveness to be received by you for purposes of the foregoing prior to the specified individual’s actual receipt if otherwise actually received by you (or if such Notice of Effectiveness contains minor mistakes or other irregularities but otherwise substantially complies with the form attached hereto as “Annex II” or does not attach an appropriate copy of this Agreement) with no liability whatsoever to the Transferor or any other party for doing so.  Notwithstanding anything to the contrary in any other agreement governing the Account, on and after the Effective Time you shall comply with instructions originated by the Agent, directing the disposition of funds without further consent of the Transferor or any other person.

2

(d)                                 General Terms.  The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Account will not be subject to deduction, setoff, banker’s lien, or any other right in favor of any person other than the Agent and the Transferor (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Account, (ii) the face amount of any Payment Items which have been credited to the Account but are subsequently returned unpaid or charged back or, as to Payment Items consisting of payment orders or other electronic funds transfers, reversed, cancelled or otherwise corrected or adjusted, and (iii) to cover overdrafts in the Account).  This Agreement supplements, rather than replaces, your deposit account agreement, terms and conditions and other standard documentation in effect from time to time with respect to the Account or services provided in connection with the Account (the “Account Documentation”), which Account Documentation will continue to apply to the Account and such services, and the respective rights, powers, duties, obligations, liabilities and responsibilities of the parties thereto and hereto, to the extent not expressly conflicting with the provisions of this Agreement (however, in the event of any such conflict, the provisions of this Agreement shall control).  Without limiting the generality of the foregoing, it is understood and agreed that the only instructions the Transferor or the Agent are entitled to give with respect to the Account are (i) for you to make disbursements and remittances from the Account as and when requested by the Transferor (at all times prior to the issuance of a Notice of Effectiveness) or the Agent and (ii) otherwise those which are permitted under the Account Documentation, and the Agent may request you to provide other services (such as automatic daily transfers) with respect to the Account on or after the Effective Time; however, if such other services are not authorized or otherwise covered under the Account Documentation, your decision to provide any such services shall be made in your sole discretion (including without limitation being subject to the Transferor and/or the Agent executing such Account Documentation or other documentation as you may  require in connection therewith).  Prior to issuing any instructions which it is entitled to issue under this Agreement (for the avoidance of doubt, other than a Notice of Effectiveness), the Agent shall provide you with a Certificate of Incumbency substantially in the form of Annex III hereto.

Anything to the contrary in this Agreement notwithstanding, (i) you shall have only the duties and responsibilities with respect to matters set forth herein as are expressly set forth in writing herein and shall not be deemed to be a fiduciary for any party hereto, (ii) you shall be fully protected in acting or refraining from acting in good faith on any written notice (including a Notice of Effectiveness), instruction, or request purportedly furnished to you by the Agent in accordance with the terms hereof, in which case the parties hereto agree that you have no duty to make any further inquiry whatsoever (without limiting the generality of the foregoing, it is hereby acknowledged and agreed that you have no knowledge of (and are not required to know) the terms and provisions of the TAA referred to above or any other related documentation to which you are not a party or whether any actions by the Agent (including without limitation the sending of a Notice of Effectiveness), the Transferor or any other person or entity are permitted or a breach thereunder or consistent or inconsistent therewith), (iii) you shall not be liable to any party hereto or any other person for any action or failure to act under or in connection with this Agreement except for your own willful misconduct or gross negligence (and, to the maximum extent permitted by law, shall under no circumstances be liable for indirect, special, punitive or consequential damages); further, you shall not be liable for losses or delays caused by force majeure, interruption or malfunction of computer, transmission or

3

communications facilities, labor difficulties, court order or decree, the commencement of bankruptcy or other similar proceedings or other matters beyond your reasonable control; (iv) the Transferor hereby indemnifies you for, and holds you harmless against, any loss, cost, liability or expense (including reasonable inside or outside counsel fees and disbursements) incurred or suffered by you arising out of or in connection with this Agreement or the Account, except as may result from your willful misconduct or gross negligence, or any interpleader proceeding related thereto or incurred or suffered by you at the Transferor’s direction or instruction; and (v) upon and after the Effective Time, the Agent agrees to reimburse you for the item(s) referred to in clause (ii) of subparagraph (d) above (to the extent that the Agent has already received the benefits of such item(s)), in the event that there are insufficient funds in the Account therefor and you have not received reimbursement from the Transferor within 10 days after your written request therefor.

You may terminate this Agreement upon the sending of at least thirty (30) business days advance written notice to the other parties hereto.  The Agent may terminate this Agreement upon the sending of at least five (5) business days advance written notice to the other parties hereto.  The Transferor may not terminate this Agreement except upon the sending of at least ten (10) business days advance written notice to you accompanied by the Agent’s written consent to such termination.  Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by you, the Agent and the Transferor.

You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and the Transferor provided, however that you may transfer any such rights or obligations to an affiliate upon 30 days advance written notice to the Agent and the Transferor.  Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to sign.

You agree to give the Agent, at its address specified below, copies of each periodic statement relating to activity in the Account which you provide to the Transferor, together with such additional information relating to the Account as the Agent may from time to time reasonably request.  You further agree to give the Agent and the Transferor prompt notice if the Account become subject to any writ, garnishment, judgment, warrant or attachment, execution or similar process.

Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or email or by courier service or by United States mail and except as provided above with respect to a Notice of Effectiveness shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or email or three (3) business days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed).  For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party’s name below, or, as

4

to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be The Bank of Nova Scotia, One Liberty Plaza, 26th Floor, New York, New York 10006, Attention: Asset-Banked Finance, Middle Office Administration, William Sun and Judy Bookal, facsimile: (212) 225-5274, email: william.sun@scotiabank.com, judy.bookal@scotiabank.com or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, (ii) shall become effective when counterparts hereof have been signed by the parties hereto and (iii) shall be governed by and construed in accordance with the laws of the State of New York.  All parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Account or this Agreement.

5

Please agree to the terms of, and acknowledge receipt of this notice by signing in the space provided below.

Very truly yours,

NMC FUNDING CORPORATION,

By:
Title:

920 Winter Street
Waltham, MA 02451
Facsimile No: (781) 699-9756
Email:

ACKNOWLEDGED AND AGREED:

[NAME OF BANK]

By:
Title:
Date:

[Name, Address, Facsimile No. and Email]

THE BANK OF NOVA SCOTIA, as Agent

By:
Name:
Title:

ANNEX I

TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

[Insert wire instructions for Concentration Account]

ANNEX II

TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

(FORM OF NOTICE OF EFFECTIVENESS)

DATED:                                    , 20

TO:                           [Name and Address of Bank]

ATTN: [                   ] or [                                      ]

Re:  Account No. [          ]

Ladies and Gentlemen:

We hereby give you a “Notice of Effectiveness” with respect to the above referenced Account, as and to the extent described in our letter agreement with you dated [DATE], a copy of which is attached hereto.  You are hereby instructed immediately to comply solely with the instructions of the undersigned and to cease honoring any instructions or directions issued by NMC Funding Corporation or any other person or entity.

Very truly yours,
THE BANK OF NOVA SCOTIA,
as Agent

By:
Title:

ANNEX III

TO INTERMEDIATE CONCENTRATION ACCOUNT AGREEMENT

(FORM OF INCUMBENCY CERTIFICATE)

CERTIFICATE OF AN OFFICER OF

THE BANK OF NOVA SCOTIA, AS AGENT

The undersigned [                                 ] being an [Assistant Secretary][Vice President] of The Bank of Nova Scotia (the “Company”) hereby executes and delivers this certificate to [            ] (the “Bank”) on behalf of the Company pursuant to the Intermediate Concentration Account Agreement dated as of [DATE] among the Company, NMC Funding Corporation and the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Intermediate Concentration Account Agreement”).  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in the Intermediate Concentration Account Agreement.

The undersigned hereby certifies, as of the date hereof, that the following named persons are duly appointed officers of the Company, holding the office or offices set forth opposite their respective names, and each is authorized to execute and deliver, on behalf of the Company, instructions pursuant to the terms of the Intermediate Concentration Account Agreement, and the signatures appearing opposite the names of such individuals are authentic and genuine and are, in fact, the signatures of such individuals:

Name	Title	Signature

[ ]	[ ]

[ ]	[ ]

[ ]	[ ]

IN WITNESS WHEREOF, I have hereunto set my hand this        day of                  , 20    .

By:
[Name]
[Assistant Secretary][Vice President]

EXHIBIT E

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF INVESTOR REPORT

The Investor Report shall be substantially in the form of the sample Investor Report attached, with such amendments and modifications as are necessary to reflect the then current terms and conditions of the TAA as of the issuance date of the applicable Investor Report.

NMC Funding Corporation

Investor Report as of

Month xx, 20xx

			(a)	(b)	(c)	(d)
			Dialysis (DSD+ RCG)	Products (DPD)	Spectra (Lab)	Total

		PORTFOLIO INFORMATION
(1)		Outstanding Balance	0	0	0	0
(2)		Receivables as a percent of Total	0%	0%	0%	0%
(3)		Total Estimated Maturity Period From Schedule I				0
(4)		Collection Delay Factor				10

		CALCULATION OF NET RECEIVABLE BALANCE
(5)		Outstanding Balance	0	0	0	0
		Less Ineligibles:
(6)		A/R on Excluded Systems				0
(7)		IDPN (Homecare)				0
(8)		Receivables from Affiliates				0
(9)		Delinquent Receivables (At Initial Purchase Only)(not included in above)				0
(10)		Receivables from non-U.S. resident Obligors				0
(11)		Receivables from Obligors who are not Designated Obligors	.			0
(12)	a	Defaulted Receivables				0
(12)	b	Defaulted Receivables - Write off’s < 270				0
(13)		Government A/R excluding Medicare, Medicaid, CHAMPUS, & CHAMPUS/VA				0
(14)		Disputed Receivables & Medicare Ineligibles (Refer to TAA proviso clause ix)				0
(15)		Receivables accrued but not yet billed				0
(16)		Other Ineligible Receivables				0

(17)		Total Ineligible Receivables	0	0	0	0

(18)		Eligible Receivable Balance	0	0	0	0

(19)		Self-Pays on eligible systems in excess of 5% of Net Receivables				0
(20)		Receivables in excess of Concentration Limit per Schedule II				0
(21)		Unrealized Contractual Adjustments (excluding pre-arranged C/A’s)				0

(22)		Net Receivables Balance	0	0	0	0

		NET INVESTMENT SUMMARY

(23)		Net Investment				0
(24)		Is line 23 <= $650,000,000				Yes
(25)		Percentage Factor based on Net Investment above				0.00%
(26)		Is Percentage Factor <= 100%?				Yes

		SELF-PAY SUMMARY

(27)		Total Self-Pay Receivables				0
(28)		Defaulted Self-Pay Receivables				0
(29)		Other Ineligible Self-Pay Receivables				0
(30)		Eligible Self-Pay Receivables				0
(31)		5% of Eligible Receivables				0
(32)		Portion of Self-Pay Receivables over 5% Limit				0

(i) The net Receivables balance before the “Self-Pays on eligible systems in excess of 5% of Net Receivables” (Line 20) and “Rec. in excess of Concentration Limit “ (Line 21) was $0.00 * 5% of this amount is $0.00 (Line 31). Since DSD accounts for 98% of the total Self-Pay Receivables (Line 27), the entire amount has been included in DSD

(ii) The entire amount of the Receivables in excess of Concentration limits has been included in DSD, since this division accounts for 98% of them

1

Note:
	Breakdown of Write-offs < 270 (non-gov) per division:

	FMS	0.00
	DPD	0.00
	LAB

	TOTAL	0.00
	Medicare Recv. 7-9 months	0.00
	*proof*	0.00

			(a)	(b)	(c)	(d)
			DSD	Products	Lab	Total

		MONTHLY ACTIVITY
(33)		Sales				0
(34)		Contractual Adjustments (excluding pre-arranged contractual adjustments)				0
(35)		Returns & Allowances				—
(36)		Write-offs				0
(37)		Cash collections				0
(38)		Prompt-Pay and System Generated Rebates				0
(39)		Other Negative Billing Adjustments				0
(40)		Net Change in Receivables	0	0		0
(41)		Change in Total Receivables Current Month versus Prior Month	0	0		0
(42)		Does Line 40 = Line 41?				Yes

		RATIO CALCULATIONS

	I.	Loss-to-Liquidation Ratio:

(43)		Write-offs	0	0	0	0
(44)		Cash Collections	0	0		0
(45)		Loss-to-Liquidation Ratio	0.00%	0.00%		0.00%
(46)		[Reserved]				n/a
(47)		Is 3-Month Ratio Average <= 4.50% (Trigger)				Yes

		(*) Monthly Defaulted Receivables =AR Balance that became defaulted during the month

		II.	Dilution Ratio (Limit per definition):
			=Returns & Allowances, and Contractual Adjustments
			(excluding pre-arranged contractual adjustments) Divided By Aggregate Receivable Balance from the Preceding Month
(48)	a		contractual adjustments excluding pre-arranged contractual adjustments (Line 34)	0	0	0
(48)	b		less contractual adjustments related to ineligible receivables	0		0
(48)			= Contractual Adjustments (excluding pre-arranged contractual adjustments)	0	0	0
(49)			Returns & Allowances	0	0	0
(50)			Other Negative Adjustments	0	0	0
(51)			Aggregate Receivables Balance Which Arose in the Preceding Month (Schedule IV-Dilution Reserve)			0
(52)			Dilution Ratio= (Sum of 48, 49 & 50 / 51)			0.00%
(53)			Is 3-Month Ratio Average <=4.00% (Trigger)			Yes

		III.	Default Ratio
			(Aggregate Monthly Defaulted Receivables)/ Sales from the Prior Nine Months
(54)			Monthly Defaulted Receivables (*)	0	0	0
(55)			Deemed disputed during such month	0	0	0
(56)			Sales From the Ninth Preceding Month (Schedule V-Loss Reserve)			0
(57)			Default Ratio= (Sum of 54 & 55) / 56)			0.00%
(58)			Is 3-Month Ratio Average<=3.25% (Trigger)			Yes

(*) Monthly Defaulted Receivables =AR Balance that became defaulted during the month includes non-gov. w/o’s <270

2

		RESERVE CALCULATIONS
	I.	Dilution Reserve:
		=Dilution Reserve Percentage (from Schedule IV) Times Net Receivables Balance
(59)		Dilution Reserve Percentage (from Schedule IV) (Higher of Dilution Reserve % or 2%)	2.00%
(60)		Net Receivables Balance	0
(61)		Dilution Reserve (59*60)	0

	II.	Discount Reserve:
		=Total unpaid Discount as of the report date (from Schedule III) Plus Liquidation Yield
		Liquidation Yield:
		=(Rate Variance Factor * Base Rate * Net investment) * (Est. Maturity + Collection Delay)/360)
(62)		Rate Variance Factor	2.25
(63)		Base Rate applicable to liquidation period of Net Investment	5.75%
(64)		Estimated Maturity Period	0
(65)		Collection Delay Factor	10
(66)		Liquidation Yield= ((62 X 63 X 23) X ((64 + 65)/ 360))	0
(67)		Total Unpaid Discount as of the report date (from Schedule III)	0
(68)		Discount Reserve= (66 + 67)	0

	III.	Servicing Fee Reserve:
		=Aggregate Outstanding Balance * Servicing Fee % * (Estimated Maturity Period
		+ Collection Delay Period)/360)
(69)		Servicing Fee Percentage (provided by Agent)	1.00%
(70)		Servicing Fee Reserve (1 * 69*(64+ 65)/ 360)	0

	IV.	Loss Reserve:
		=Loss Res. % * Net Receivable Balance
(71)		Loss Horizon % (From Schedule V)	0.00%
(72)		Loss Reserve Percentage (higher of: 20% or 2.25 times (71))	20.00%
(73)		Loss Reserve 72*(22)	0

	V.	Percentage Factor (Limit per definition of Maximum Percentage Factor):
		=(Net Investment + Dilution Reserve + Discount Reserve + Servicing Fee Reserve
		+ Loss Reserve/Net Receivable Balance)
(74)		Percentage Factor ((Sum of 23 + 61+ 68 + 70 + 73)/ 22)	0.00%
(75)		Is the Percentage Factor <= 100%	Yes

3

	PERCENTAGE FACTOR SUMMARY
(76)	Net Investment	0
(77)	Dilution Reserve	0
(78)	Discount Reserve	0
(79)	Servicing Fee Reserve	0
(80)	Loss Reserve	0
(81)	Net investment plus Reserves	0

(82)	Net Receivables Balance	0
(83)	Percentage Factor	0.00%

(84)	Increase/ (Decrease) to Net investment	0
(85)	Adjusted Net Investment plus Reserves	0
(86)	Adjusted Percentage Factor	0.00%

Schedules:

I.       Aging Schedule

II.     Concentrations

III.    Total Discount for Tranche Periods

IV.    Dilution Ratio Output Tracking

V.      Loss Ratio Tracking Output

VI.    UCC Filings

The undersigned, a duly authorized representative of NMC Funding Corporation, as Transferor pursuant to the Amended and restated Transfer and Administration Agreement dated as of October 16, 2008 (“TAA”) between NMC Funding Corporation, as Transferor, National Medical Care, Inc. as Collection Agent, and Paradigm Funding LLC, Giro Balanced Funding Corporation, and Liberty Street Funding, LLC as Conduit Investors, does hereby certify:

(1) References used herein to certain sections and subsections are references to their respective sections and subsections in the TAA.

(2) This certificate is being delivered pursuant to 2.11.

(3) The undersigned is an authorized officer of NMC Funding Corporation.

(4) No termination Event or Potential Termination Event has occurred under the TAA.

(5) The following information is true and correct in all material respects as of:                               Month xx, 20xx

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Settlement Statement .

the xxst day of Month 20xx

National Medical Care, Inc., as Collection Agent

By:
Name: Mark Fawcett

4

NMC Funding Corporation

Investor Report as of

Month xx, 20xx

Schedule I - Aging Schedule

		(a)	(b)	(c)	(d)
	AGING SCHEDULE (Gross Receivables)	DSD	Products	Lab	Total

(1)	0-30 Days				0
(2)	31-60 Days				0
(3)	61-90 Days				0
(4)	91-120 Days				0
(5)	121-150 Days				0
(6)	151-180 Days				0
(7)	181-210 Days				0
(8)	211-240 Days				0
(9)	241-270 Days				0
(10)	>270 Days				0

(11)	Total Pool	0	0	0	(1)
		—	—	—

	DSO Calculation	3 Months Revenue	One Day’s Revenue	Gross A/R*	Total DSO
(12)	equals: Gross A/R Divided by One Day’s Revenue	0	0	0	0

*FMS and DPD Gross A/R

Schedule II - Concentrations

A.	CONCENTRATION LIMITS	Moody’s Rating	S&P Rating	Fitch Ratings	% Limit	Maximum Amount

(1)	Net Receivables Balance (Eligible)					0

	Concentration Limits for Obligor Designated as Commercial or Hospitals:
(2)	Aetna Inc.	A3	A-	A	10.00%	0
(3)	Cigna Inc.	Baa2	BBB+	A-	6.67%	0
(4)	United Healthcare Corp.	A2	A+	AA-	10.00%	0
(5)	All Other Obligors				2.50%	0
(6)	Wellpoint Inc.	Baa1	A-	A	6.67%	0

(7)	Concentration Limit for Obligors Designated as a US Government Obligors				80.00%	0

		(a)	(b)	(c)	(d)
B.	Concentration by Primary Obligor	DSD	Products	Lab	Total

(8)	Medicare				0
(9)	Medicaid				0
(10)	Commercial				0
(11)	Hospitals				0
(12)	CHAMPUS				0
(13)	CHAMPUS/VA				0
(14)	Other				0

(15)	Total Pool	0	0	(0)	0
		—	—	—

C.	Large Obligor Concentration	Aetna	Cigna	United Healthcare	Wellpoint Inc

(16)	0-3 Months
(17)	4-6 Months
(18)	7-9 Months

(19)	Eligible Receivables	0	0	0	0
(20)	Concentration Limit	0	0	0	0
(21)	Excess Over Concentration Limit	0	0	0	0

5

Schedule IV - Ratio Output Tracking	Month xx, 20xx

Dilution Reserve Calculation

							H= higher of..		J		L=
	C	D	D1	E=C+D-D1	F	G	E/F(1 month prior), or	I	12-Month	K=F(1 month prior)/G	((2.25*J)+((I-J)*(I/J))*K
	Contractual (1)	Other	Contractuals Adj.	Total	Credit	Net Receivables	2.00%	12 Month	Average	Dilution	Dilution Reserve
Report Date	Adjustments	Dilution	related to ineligible AR	Dilution	Sales	Balance	Dilution Ratio (3)	Dilution Spike	Dilution Ratio	Horizon	Percentage

Jun-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jul-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Aug-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Sep-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Oct-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Nov-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Dec-08	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jan-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Feb-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Mar-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Apr-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
May-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jun-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%
Jul-09	$0	$—	$—	$0	$0	$0	2.00%	2.00%	2.00%	0.00%	2.00%

6

Schedule V - Ratio Output Tracking	Month xx, 20xx

Loss Reserve Calculation

											(Higher of Stress
				D		F	G=	H	I	J=	Factor*Loss Horizon
	A	B	C	Sales For Ninth	E=C/D	Average 3 Month	(Max (F) last 12 Mths)	Preceding Sales	Net	G*(H/I)	Ratio or 20%)
	Monthly defaulted	Deemed disputed	Total Monthly	Preceding	Default	Loss	Default	(6 Months-Medicare,	Receivables	Loss Horizon	Loss
Report Date	Rec. + Non.-Gov. W/O <270 (i)	during such month >270	Defaulted/Disputed	Month	Ratio	Ratio	Spike	all other 9 Months)	Balance	Ratio	Reserve %
Jun-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jul-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Aug-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Sep-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Oct-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Nov-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Dec-08	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jan-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Feb-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Mar-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Apr-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
May-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jun-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%
Jul-09	$0	$0	$0	$0	0.00%	0.00%	0.00%	$0	$0	0.00%	20.00%

7

NMC Funding Corporation - Less LifeChem
Receivables Reconciliation Report	Month xx, 20xx

1	2	3			6	7	8	9	10	11	12	13	14	15	14	15
Month	Beginning Receivable Balance	Credit Sales	Credit Sales Less Medicare	Medicare Sales	Sales Tax	Total Credit Sales	Cash Collections	Returned Checks	Net Cash Collections	Write-Offs	Gross Write Offs	Contractual Adjustments	Vendor Rebates	Total Dilutions	Adjustments	Ending Receivable Balance
Jun-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jul-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Aug-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Sep-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Oct-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Nov-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Dec-08	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jan-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Feb-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Mar-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Apr-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
May-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jun-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
Jul-09	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0
															check	0

8

NMC Funding Corporation - Less LifeChem

Receivables Aging Schedule

Month	Total Rec.	0-3 Months.	% of Total	4-6 Months	% of Total	7-9 Months	% of Total	Over 9 Months	% of Total	Over 1 Year	% of Total	Total Defaulted Receivables	% of Total	0-9 Month Receivables	% of Total	Total Rec.	% of Total
Jun-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jul-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Aug-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Sep-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Oct-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Nov-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Dec-08	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jan-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Feb-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Mar-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Apr-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
May-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jun-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%
Jul-09	0	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%	0	0%

9

NMC Funding Corporation - Less LifeChem

Loss to Liquidation Ratio

	(1)	(2)	(3)	(4)
Month	Monthly Write-offs	Collections for Current Month	Loss to Liquidation Ratio	3 Month Rolling Average Loss to Liquidation Ratio
Jun-08	0	0	0.00%	0.00%
Jul-08	0	0	0.00%	0.00%
Aug-08	0	0	0.00%	0.00%
Sep-08	0	0	0.00%	0.00%
Oct-08	0	0	0.00%	0.00%
Nov-08	0	0	0.00%	0.00%
Dec-08	0	0	0.00%	0.00%
Jan-09	0	0	0.00%	0.00%
Feb-09	0	0	0.00%	0.00%
Mar-09	0	0	0.00%	0.00%
Apr-09	0	0	0.00%	0.00%
May-09	0	0	0.00%	0.00%
Jun-09	0	0	0.00%	0.00%
Jul-09	0	0	0.00%	0.00%

10

NMC Funding Corporation - Less LifeChem

Default Ratio

	(1)	(2)	(4)	(5)	(6)	(7)	(8)	(9)	(10)	(11)	(12)
Month	Monthly defaulted Receceivables (i) + Non- Gov. w/o’s <270	Deemed disputed during such month	Total Monthly Defaulted/ Disputed	Sales for the Ninth Preceding Month	Default Ratio	Three Month Average Default Ratio	Default Ratio Spike	Sales for NINE Preceding Months	Net Receivables Balance	Horizon	Loss Horizon
Jun-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jul-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Aug-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Sep-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Oct-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Nov-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Dec-08	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jan-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Feb-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Mar-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Apr-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
May-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jun-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%
Jul-09	0	0	0	0	0.00%	0.00%	0.00%	0	0	0.00	0.00%

11

NMC Funding Corporation - Less LifeChem

Dilution Ratio

	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Month	Contractual Adjustments	Pre-arranged contractual adjustments	Contractual Adj. Related to Defaulted Receivables	Other Dilution	Credit Sales	Net Receivables Balance	Dilution Ratio	Dilution Spike	Twelve Month Dilution Ratio Average	Dilution Horizon
Jun-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jul-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Aug-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Sep-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Oct-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Nov-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Dec-08	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jan-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Feb-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Mar-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Apr-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
May-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jun-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%
Jul-09	0		0	0	0	0	0.00%	0.00%	0.00%	0.00%

12

NMC Funding Corporation

Receivables Reconciliation Report

Month xx, 20xx

	Beginning									Ending
	Receivable	Credit	Cash	Gross		Net	Contractual	Other		Receivable
Month	Balance	Sales	Collections	Write Offs	Recoveries	Write Offs	Adjustments	Dilution	Adjustments	Balance
Jun-08	0	0	0	0	0	0	0	0	0	0
Jul-08	0	0	0	0	0	0	0	0	0	0
Aug-08	0	0	0	0	0	0	0	0	0	0
Sep-08	0	0	0	0	0	0	0	0	0	0
Oct-08	0	0	0	0	0	0	0	0	0	0
Nov-08	0	0	0	0	0	0	0	0	0	0
Dec-08	0	0	0	0	0	0	0	0	0	0
Jan-09	0	0	0	0	0	0	0	0	0	0
Feb-09	0	0	0	0	0	0	0	0	0	0
Mar-09	0	0	0	0	0	0	0	0	0	0
Apr-09	0	0	0	0	0	0	0	0	0	0
May-09	0	0	0	0	0	0	0	0	0	0
Jun-09	0	0	0	0	0	0	0	0	0	0
Jul-09	0	0	0	0	0	0	0	0	0	0
										0

13

Schedule III - Discount
List all Tranches which were outstanding as of the date hereof:	Month xx, 20xx

		(a)	(b)		(d)	(f)
		input	input	(c)	input	(d x e x [c/360])
	Net	Issue	Maturity	input	Face	Unpaid Discount
Bank	Investment	Date	Date	# days	Amount	Amount
Bank #1	0

				0		0.00
Bank #2	0

				0		0.00
Bank #3	0

				0		0.00

14

	Net	Issue	Maturity		Face	Unpaid Discount
Bank	Investment	Date	Date	# days	Amount	Amount

TOTAL	0					0.00

New Net Investment Based on this Report
Total as of	Month xx, 20xx	0

		Future	Current	Change from
	pro-rata	Net Investment	Net Investment	Current
Bank 1	33.33%	0.00	0.00	0
Bank 2	33.33%	0.00	0.00	0
Bank 3	33.33%	0.00	0.00	0
TOTAL	100.00%	—	—	$0

15

NMC FUNDING CORPORATION

Amended and Restated Transfer and Administration Agreement

UCC Financing Statements

	Name of Entity	Jurisdiction of Filing	Filing Date	Filing #

(1)	Bio-Medical Applications Home Dialysis Services, Inc.	Delaware	12/26/2001	20185177
(2)	Bio-Medical Applications Management Company, Inc	Delaware	12/26/2001	20188270
(3)	Bio-Medical Applications of Alabama, Inc.	Delaware	12/26/2001	20201248
(4)	Bio-Medical Applications of Anacostia, Inc.	Delaware	12/26/2001	20201040
(5)	Bio-Medical Applications of Aquadilla, Inc.	Delaware	12/26/2001	20201362
(6)	Bio-Medical Applications of Arecibo, Inc.	Delaware	12/26/2001	20201446
(7)	Bio-Medical Applications of Arizona, Inc.	Delaware	12/26/2001	20207518
(8)	Bio-Medical Applications of Arkansas, Inc.	Delaware	12/26/2001	20207492
(9)	Bio-Medical Applications of Bayamon, Inc.	Delaware	12/26/2001	20207500
(10)	Bio-Medical Applications of Blue Springs, Inc	Delaware	12/26/2001	20185151
(11)	Bio-Medical Applications of Caguas, Inc.	Delaware	12/26/2001	20207484
(12)	Bio-Medical Applications of California, Inc.	Delaware	12/26/2001	20207468
(13)	Bio-Medical Applications of Camarillo, Inc.	Delaware	12/26/2001	20207476
(14)	Bio-Medical Applications of Capitol Hill, Inc.	Delaware	12/26/2001	20207682
(15)	Bio-Medical Applications of Carolina, Inc.	Delaware	12/26/2001	20196109
(16)	Bio-Medical Applications of Carson, Inc.	Delaware	12/26/2001	20196067
(17)	Bio-Medical Applications of Clinton, Inc.	Delaware	12/26/2001	20185128
(18)	Bio-Medical Applications of Columbia Heights, Inc.	Delaware	12/26/2001	20205660
(19)	Bio-Medical Applications of Connecticut, Inc.	Delaware	12/26/2001	20205645
(20)	Bio-Medical Applications of Delaware, Inc.	Delaware	12/26/2001	20205611
(21)	Bio-Medical Applications of Dover, Inc.	Delaware	12/26/2001	20185110
(22)	Bio-Medical Applications of East Orange, Inc	Delaware	12/26/2001	20205629
(23)	Bio-Medical Applications of Essex, Inc.	Delaware	12/26/2001	20187488
(24)	Bio-Medical Applications of Eureka, Inc.	Delaware	12/26/2001	20205603

16

NMC FUNDING CORPORATION

Amended and Restated Transfer and Administration Agreement

UCC Financing Statements

	Name of Entity	Jurisdiction of Filing	Filing Date	Filing #

(25)	Bio-Medical Applications of Fayetteville, Inc.	Delaware	12/26/2001	20201701
(26)	Bio-Medical Applications of Florida, Inc.	Delaware	12/26/2001	20205587
(27)	Bio-Medical Applications of Fremont, Inc.	Delaware	12/26/2001	20205579
(28)	Bio-Medical Applications of Fresno, Inc.	Delaware	12/26/2001	20205553
(29)	Bio-Medical Applications of Georgia, Inc.	Delaware	12/26/2001	20205546
(30)	Bio-Medical Applications of Glendora, Inc.	Delaware	12/26/2001	20205538
(31)	Bio-Medical Applications of Guayama, Inc.	Delaware	12/26/2001	20205496
(32)	Bio-Medical Applications of Hillside, Inc.	Delaware	12/26/2001	20205256
(33)	Bio-Medical Applications of Hoboken, Inc.	Delaware	12/26/2001	20187389
(34)	Bio-Medical Applications of Humacao, Inc.	Delaware	12/26/2001	20205231
(35)	Bio-Medical Applications of Illinois, Inc.	Delaware	12/26/2001	20206932
(36)	Bio-Medical Applications of Indiana, Inc.	Delaware	12/26/2001	20206908
(37)	Bio-Medical Applications of Irvington, Inc.	Delaware	12/26/2001	20206916
(38)	Bio-Medical Applications of Jersey City, Inc.	Delaware	12/26/2001	20206890
(39)	Bio-Medical Applications of Kansas, Inc.	Delaware	12/26/2001	20206882
(40)	Bio-Medical Applications of Kentucky, Inc.	Delaware	12/26/2001	20206866
(41)	Bio-Medical Applications of Las Americas, Inc.	Delaware	12/26/2001	20206858
(42)	Bio-Medical Applications of Long Beach, Inc.	Delaware	12/26/2001	20206833
(43)	Bio-Medical Applications of Los Gatos, Inc.	Delaware	12/26/2001	20206841
(44)	Bio-Medical Applications of Louisiana, Inc.	Delaware	12/26/2001	20206874
(45)	Bio-Medical Applications of Maine, Inc.	Delaware	12/26/2001	20206825
(46)	Bio-Medical Applications of Manchester, Inc.	Delaware	12/26/2001	20187165
(47)	Bio-Medical Applications of Maryland, Inc.	Delaware	12/26/2001	20205686
(48)	Bio-Medical Applications of Massachusetts, Inc.	Delaware	12/26/2001	20205694

17

NMC FUNDING CORPORATION

Amended and Restated Transfer and Administration Agreement

UCC Financing Statements

	Name of Entity	Jurisdiction of Filing	Filing Date	Filing #

(49)	Bio-Medical Applications of Mayaguez, Inc.	Delaware	12/26/2001	20191555
(50)	Bio-Medical Applications of Michigan, Inc.	Delaware	12/26/2001	20191498
(51)	Bio-Medical Applications of Minnesota, Inc.	Delaware	12/26/2001	20191373
(52)	Bio-Medical Applications of Mission Hills, Inc.	Delaware	12/26/2001	20191332
(53)	Bio-Medical Applications of Mississippi, Inc.	Delaware	12/26/2001	20191027
(54)	Bio-Medical Applications of Missouri, Inc.	Delaware	12/26/2001	20189518
(55)	Bio-Medical Applications of MLK, Inc.	Delaware	12/26/2001	20189443
(56)	Bio-Medical Applications of Nevada, Inc	Nevada	12/26/2001	20010146901
(57)	Bio-Medical Applications of New Hampshire, Inc.	Delaware	12/26/2001	20189468
(58)	Bio-Medical Applications of New Jersey, Inc.	Delaware	12/26/2001	20203095
(59)	Bio-Medical Applications of New Mexico, Inc.	Delaware	12/26/2001	20187793
(60)	Bio-Medical Applications of New York, Inc.	Delaware	12/26/2001	20187314
(61)	Bio-Medical Applications of North Carolina, Inc.	Delaware	12/26/2001	20189351
(62)	Bio-Medical Applications of Northeast, D.C., Inc.	Delaware	12/26/2001	20188668
(63)	Bio-Medical Applications of Oakland, Inc.	Delaware	12/26/2001	20188619
(64)	Bio-Medical Applications of Ohio, Inc.	Delaware	12/26/2001	20188478
(65)	Bio-Medical Applications of Oklahoma, Inc.	Delaware	12/26/2001	20188114
(66)	Bio-Medical Applications of Pennsylvania, Inc.	Delaware	12/26/2001	20188056
(67)	Bio-Medical Applications of Pine Brook, Inc.	Delaware	12/26/2001	20187900
(68)	Bio-Medical Applications of Ponce, Inc.	Delaware	12/26/2001	20187827
(69)	Bio-Medical Applications of Puerto Rico, Inc.	Delaware	12/26/2001	20187694
(70)	Bio-Medical Applications of Rhode Island, Inc.	Delaware	12/26/2001	20187629
(71)	Bio-Medical Applications of Rio Piedras, Inc.	Delaware	12/26/2001	20185862
(72)	Bio-Medical Applications of San Antonio, Inc.	Delaware	12/26/2001	20186456

18

NMC FUNDING CORPORATION

Amended and Restated Transfer and Administration Agreement

UCC Financing Statements

	Name of Entity	Jurisdiction of Filing	Filing Date	Filing #

(73)	Bio-Medical Applications of San German, Inc.	Delaware	12/26/2001	20186305
(74)	Bio-Medical Applications of San Juan, Inc.	Delaware	12/26/2001	20185938
(75)	Bio-Medical Applications of South Carolina, Inc.	Delaware	12/26/2001	20185912
(76)	Bio-Medical Applications of South Queens, Inc.	Delaware	12/26/2001	20186373
(77)	Bio-Medical Applications of Southeast Washington, Inc.	Delaware	12/26/2001	20185854
(78)	Bio-Medical Applications of Tennessee, Inc.	Delaware	12/26/2001	20186084
(79)	Bio-Medical Applications of Texas, Inc.	Delaware	12/26/2001	20186282
(80)	Bio-Medical Applications of The District of Columbia, Inc.	Delaware	12/26/2001	20186134
(81)	Bio-Medical Applications of Trenton, Inc.	Delaware	12/26/2001	20185631
(82)	Bio-Medical Applications of Ukiah, Inc.	Delaware	12/26/2001	20185573
(83)	Bio-Medical Applications of Virginia, Inc.	Delaware	12/26/2001	20185425
(84)	Bio-Medical Applications of West Virginia, Inc.	Delaware	12/26/2001	20185383
(85)	Bio-Medical Applications of Wisconsin, Inc.	Delaware	12/26/2001	20185292
(86)	Bio-Medical Applications of Woonsocket, Inc.	Delaware	12/26/2001	20185268
(87)	Dialysis America Alabama, LLC	Delaware	12/26/2001	20185474
(88)	Dialysis America Georgia, LLC	Delaware	12/26/2001	20185920
(89)	Dialysis Associates of Northern New Jersey, LLC	New Jersey	12/26/2001	2079480
(90)	Everest Healthcare Holdings, Inc.	Delaware	12/26/2001	20182554
(91)	Everest Healthcare Indiana, Inc.	Indiana	12/26/2001	200100009985327
(92)	Everest Healthcare Rhode Island, Inc.	Delaware	12/26/2001	20182430
(93)	Everest Healthcare Texas Holding Corp	Delaware	12/26/2001	20182422
(94)	Everest Healthcare Texas, LP	Delaware	12/26/2001	20182372
(95)	Everest Management, Inc.	Delaware	12/26/2001	20182323
(96)	FMC Dialysis Services Colorado, LLC (f/k/a Bio-Medical Applications Of Colorado, Inc.)	Delaware	12/26/2001	20182299

19

NMC FUNDING CORPORATION

Amended and Restated Transfer and Administration Agreement

UCC Financing Statements

	Name of Entity	Jurisdiction of Filing	Filing Date	Filing #

(97)	FMC Dialysis Services-Oregon, LLC	Oregon	12/26/2001	573701
(98)	FMC Dialysis Services-Oregon, LLC (f/k/a Willamette Valley Kidney Center, LLC)	Oregon	12/26/2001	573699
(99)	Fresenius Management Services, Inc.	Delaware	12/26/2001	20182265
(100)	Fresenius USA Home Dialysis, Inc.	Delaware	12/26/2001	20182273
(101)	Fresenius USA Marketing, Inc.	Delaware	12/26/2001	20182232
(102)	Fresenius USA of Puerto Rico, Inc.	Delaware	12/26/2001	20182042
(103)	Fresenius USA, Inc.	Massachusetts	12/26/2001	200107918400
(104)	Gulf Region Mobile Dialysis, Inc.	Delaware	12/26/2001	11791206
(105)	Home Dialysis of America, Inc.	Arizona	12/26/2001	200111999672
(106)	Home Dialysis of Muhlenberg County, Inc.	Kentucky	12/26/2001	2001-1743498-99
(107)	Home Intensive Care, Inc.	Delaware	12/26/2001	20185235
(108)	Mercy Dialysis Center, Inc.	Wisconsin	12/26/2001	10010579325
(109)	National Medical Care, Inc	Delaware	12/26/2001	20185219
(110)	National Medical Care, Inc	Delaware	12/26/2001	20185185
(111)	Neomedica, Inc	Delaware	12/26/2001	20185201
(112)	North Buckner Dialysis Center, Inc.	Delaware	12/26/2001	20183628
(113)	Northern New Jersey Dialysis, L.L.C.	Delaware	12/26/2001	20183651
(114)	Qualicenters, Inc.	Colorado	12/26/2001	20012119190
(115)	Renal Scientific Services, Inc.	Delaware	12/26/2001	20183578
(116)	San Diego Dialysis Services, Inc.	Delaware	12/26/2001	20185748
(117)	Spectra East, Inc.	Delaware	12/26/2001	20185680
(118)	Spectra Laboratories, Inc.	Nevada	12/26/2001	2001014691-3
(119)	Terrell Dialysis Center, L.L.C.	Delaware	12/26/2001	20183164
(120)	Conejo Valley Dialysis, Inc.	California	12/27/2001	136260218

20

NMC FUNDING CORPORATION

Amended and Restated Transfer and Administration Agreement

UCC Financing Statements

	Name of Entity	Jurisdiction of Filing	Filing Date	Filing #

(121)	Dialysis Services of Cincinnati, Inc.	Ohio	12/27/2001	OH00043224499
(122)	Dialysis Services, Inc.	Texas	12/27/2001	02-0013486387
(123)	Dialysis Specialists of Topeka, Inc.	Kansas	12/27/2001	5101266
(124)	Dialysis Specialists of Tulsa, Inc.	Oklahoma	12/27/2001	2001011361217
(125)	Everest Healthcare Ohio, Inc.	Ohio	12/27/2001	OH00043224277
(126)	Fresenius USA Sales, Inc.	Massachusetts	12/27/2001	200107918220
(127)	Haemo-Stat, Inc., Acute Hemodialysis Nursing Service	California	12/27/2001	136260283
(128)	Prime Medical, Inc.	Delaware	12/27/2001	200107918040
(129)	Santa Barbara Community Dialysis Center	California	12/27/2001	136260308
(130)	Con-Med Supply Company, Inc.	Illinois	1/9/2002	4569733
(131)	WSKC Dialysis Services, Inc.	Illinois	1/9/2002	4569717
(132)	Du Page Dialysis Ltd.	Illinois	1/10/2002	4569725

21

EXHIBIT F

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF TRANSFER CERTIFICATE

EXECUTION COPY

SIXTH AMENDED AND RESTATED TRANSFER CERTIFICATE

Reference is made to the Transfer and Administration Agreement dated as of January 17, 2013, (such agreement as amended, modified or supplemented from time to time, the “Agreement”) among NMC Funding Corporation, as transferor (in such capacity, the “Transferor”), National Medical Care, Inc., as collection agent (in such capacity, the “Collection Agent”), Liberty Street Funding LLC as a Conduit Investor, Atlantic Asset Securitization LLC as a Conduit Investor, Salisbury Receivables Company, LLC as a Conduit Investor, Thunder Bay Funding, LLC as a Conduit Investor, Market Street Funding LLC as a Conduit Investor, Victory Receivables Corporation as a Conduit Investor, the financial institutions from time to time a party thereto as Bank Investors, Credit Agricole Corporate and Investment Bank, New York as an Administrative Agent, Barclays Bank PLC as an Administrative Agent, Royal Bank of Canada as an Administrative Agent, PNC Bank, National Association as an Administrative Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. as an Administrative Agent, and The Bank of Nova Scotia as an Administrative Agent and as Agent.  Terms defined in the Agreement are used herein as therein defined.

The Transferor hereby conveys, transfers and assigns to the Agent, on behalf of the Conduit Investors and the Bank Investors, as applicable, an undivided ownership interest in the Affected Assets.  Each Incremental Transfer by the Transferor to the Agent and each reduction or increase in the Net Investment in respect of each Incremental Transfer evidenced hereby shall be indicated by the Agent on the grid attached hereto which is part of this Transfer Certificate.

This Transfer Certificate is made without recourse except as otherwise provided in the Agreement.

This Transfer Certificate shall be governed by, and construed in accordance with, the laws of the State of New York.

This Transfer Certificate amends, restates and supersedes in its entirety that certain Transfer Certificate dated as of November 17, 2009 issued to WestLB, New York Branch and assigned to The Bank of Nova Scotia, as successor agent, on January 17, 2013 (the “Earlier Transfer Certificate”), which Earlier Transfer Certificate previously superseded all prior “Certificates” and “Transfer Certificates” issued under predecessor versions of the Agreement.

[The remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Transfer Certificate to be duly executed and delivered by its duly authorized officer as of the date first above written.

NMC FUNDING CORPORATION,

By:
Name:
Title:

Dated as of January     , 2013

2

Transfer Certificate
(Grid)

Date	Event(2)	Increase (or Decrease in Net Investment	Notation Made By

(2)  Specify whether Incremental Transfer or Reduction in Net Investment.

3

Exhibit G

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF ASSIGNMENT AND ASSUMPTION

Dated                           , 20

Reference is made to the Transfer and Administration Agreement dated as of January 17, 2013 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, the “TAA”) by and among NMC Funding Corporation, as transferor (the “Transferor”), National Medical Care, Inc., as the initial collection agent (the “Collection Agent”), those entities from time to time parties thereto as “Conduit Investors”, those financial institutions from time to time parties thereto as “Bank Investors”, those entities from time to time parties thereto as “Administrative Agents”, and The Bank of Nova Scotia, as “Agent”.  Unless otherwise defined herein, capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the TAA.

(the “Assignor”) and                            (the “Assignee”) agree as follows:

1.             The Assignor hereby assigns to the Assignee, without recourse, a percentage of the Transferred Interest (such percentage as set forth on Schedule I hereto, to be determined based on the relation that the amount of the Sales Price (as hereinafter defined) allocated to Net Investment bears to the aggregate Net Investment held by the Assignor immediately prior to the assignment contemplated hereby) owned by the Assignor under the TAA as of the Assignment Date (as hereinafter defined).  In consideration thereof, the Assignee has paid to the Assignor an amount (the “Sales Price”) equal to $                      (3), receipt of which payment is hereby acknowledged.  In addition, in consideration of the payment of the Sales Price, the Assignor hereby sells and assigns to the Assignee, without recourse and the Assignee hereby accepts and assumes from the Assignor, [all] [such percentage] of the Assignor’s rights, obligations and duties under the TAA as a Bank Investor [(it being understood that the Assignee shall (a) be obligated to effect Incremental Transfers in accordance with the TAA, notwithstanding that the Assignor was not so obligated and (b) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of

(3)           This amount shall be an amount determined, calculated, allocated and otherwise mutually agreed to by the Assignor and Assignee in their sole discretion.

Reinvestment Termination Date, notwithstanding that the Assignor had such right) and](4) [all] [such percentage] of the Assignor’s related rights and obligations as the owner of such Transferred Interest under the TAA and the other Transaction Documents [,in each case,](2) as of the Assignment Date.

2.             The Assignor (i) represents and warrants that it is the legal and beneficial owner of the Transferred Interest being assigned by it hereunder and that such interest is free and clear of any Adverse Claim created by the Assignor; (ii) makes no representation and warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the TAA, the other Transaction Documents or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the TAA, the other Transaction Documents, or any other instrument or document related to the foregoing; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, any of the Originating Entities, any other Parent Group Member or the Collection Agent, or the performance or observance by the Transferor, any of the Originating Entities, any other Parent Group Member or the Collection Agent of any of their respective obligations under the TAA, the Receivables Purchase Agreement, the other Transaction Documents, or any other instrument or document furnished pursuant thereto.

3.             The Assignee (i) confirms that it has received a copy of the TAA, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement and to purchase such interest; (ii) agrees that it will, independently and without reliance upon the Agent, any Investor, any Administrative Agent or any of the foregoing’s respective Affiliates, or the Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the TAA and the other Transaction Documents; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the TAA, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests under the TAA, the other Transaction Documents, the Receivables, the Contracts and the Related Security; (iv) appoints and authorizes its Administrative Agent to take such action as agent on its behalf and to exercise such powers under the TAA, the other Transaction Documents and any other instrument or document furnished pursuant thereto as are delegated to such Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the TAA and the other Transaction Documents are required to be performed by it as the Assignee of the Assignor; (vi) agrees that it will not institute against any Conduit Investor any proceeding of the type referred to in Section 10.9 of the TAA at any time prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit

(4)           To be included only where the Assignor is a Conduit Investor under the TAA and is assigning all of its rights as such to its related Bank Investors in accordance with Section 9.7 of the TAA.

Investor; and (vii) specifies as its address for notices the address set forth in Section 2 of Schedule 1 hereto.

4.             This Assignment and Acceptance shall be effective as of the date specified in Section 2 of Schedule 1 hereto as of the “Assignment Date” but only after [the Administrative Agent of the Assignor’s Related Group has given its written approval and](5) a fully executed copy of this Assignment and Assumption has been delivered to such Administrative Agent and the Agent.

5.             Upon delivery of this Assignment and Assumption to the Agent, as of the Assignment Date, (i) the Assignee shall have all of the rights and obligations of the Assignor under the TAA and under the other Transaction Documents to which such Assignor is or, immediately prior to this Assignment and Assumption, was a party with respect to such assigned interest for all purposes of the TAA and under the other Transaction Documents to which such assignor is, or immediately prior to this Assignment and Assumption, was a party and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption and the TAA, relinquish its rights with respect to such assigned interest for all purposes of the TAA and under the other Transaction Documents to which the Assignor is or, immediately prior to this Assignment and Assumption was a party.

6.             From and after [the later of] the Assignment Date [and the date of approval of this Assignment and Assumption by the Administrative Agent for the Assignor’s Related Group], such Administrative Agent and the Agent shall make all payments under the TAA and the other applicable Transaction Documents in respect of the interest assigned hereby (including, without limitation, all payments on account of the Receivables with respect thereto) to the Assignee.  The Assignor and Assignee shall make directly between themselves all appropriate adjustments in payments under the TAA and such other applicable Transaction Documents for periods, if any, prior to the later of the dates specified in the preceding sentence.

7.             This Assignment and Assumption shall be governed by, and construed in accordance with, the laws of the State of New York.

8.   This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

(5)           To be included only where the Assignor is a Bank Investor under the TAA.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:

[ASSIGNEE]

By:

[Approved this          day

of                                 , 20

[ADMINISTRATIVE AGENT]

By:
Title:]

Accepted and recorded this day
of , 20

THE BANK OF NOVA SCOTIA, as Agent

By:
Title:

Schedule 1

to

Assignment and Acceptance

Dated                           , 20

Section 1.

Percentage of Assignor’s Transferred Interest assigned hereunder (without giving effect to any assignments thereof which have not yet become effective):	%

Assignor’s Net Investment immediately prior to this assignment	$

Amount of Net Investment assigned to Assignee	%

Amount of Assignee’s remaining Net Investment	%

[Aggregate Amount of Letters of Credit assigned to Assignee:](6)	$

[Aggregate Amount of Unpaid Reimbursement Obligations under Letters of Credit assigned to Assignee:](7)	$

[Assignee’s Commitment (after giving effect hereto):](8)	$

[Assignor’s remaining Commitment (after giving effect hereto)]	$

(6)           To be included only where the Assignor is a Bank Investor under the TAA.

(7)           To be included only where the Assignor is a Bank Investor under the TAA.

(8)           To be included only where the Assignor is a Bank Investor under the TAA.

Section 2.

Assignment Date: , 20

Address for Notices:

[Name of Assignor]
[Address]
[Facsimile Number/Confirmation Number]

[Name of Assignee]
[Address]
[Facsimile Number/Confirmation Number]

EXHIBIT H

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF ACTIONS AND SUITS

SECTIONS 3.1(g), 3.1(k) and 3.3(e)

3.1(g)(i)                                                    Transferor:                                   None

3.1(g)(ii)                                                Affiliates:                                          The “Legal Proceedings” section of the most recent annual report on Form 20-F or report on Form 6-K for the quarter, as applicable, and such other Form 6-Ks referencing therein any actions, suits or proceedings, each as filed by Fresenius Medical Care AG & Co. KGaA (“FME KGaA” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Exchange Act of 1934 is hereby incorporated by reference as if fully set forth herein.

Such filings can be found on the SEC website at the following link: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0001333141&owner=exclude&count=40

The following are excerpts from the reports on Form 6-K of FME KGaA filed with the Securities and Exchange Commission on October 31, 2012 for the period ending September 30, 2012, as amended, and on December 13, 2012 (in thousands, except share and per share data):

Legal Proceedings

The Company is routinely involved in numerous claims, lawsuits, regulatory and tax audits, investigations and other legal matters arising, for the most part, in the ordinary course of its business of providing healthcare services and products. Legal matters that the Company currently deems to be material are described below. For the matters described below in which the Company believes a loss is both reasonably possible and estimable, an estimate of the loss or range of loss exposure is provided. For the other matters described below, the Company believes that the loss probability is remote and/or the loss or range of possible losses cannot be reasonably estimated at this time. The outcome of litigation and other legal matters is always difficult to predict accurately and outcomes that are not consistent with the Company’s view of the merits can occur. The Company believes that it has valid defenses to the legal matters pending against it and is defending itself vigorously. Nevertheless, it is possible that the resolution of one or more of the legal matters currently pending or threatened could have a material adverse effect on its business, results of operations and financial condition.

Commercial Litigation

The Company was originally formed as a result of a series of transactions it completed pursuant to the Agreement and Plan of Reorganization dated as of February 4, 1996, by and between W.R. Grace & Co. and Fresenius SE (the “Merger”). At the time of the Merger, a W.R. Grace & Co. subsidiary known as W.R. Grace & Co.-Conn. had, and continues to have, significant liabilities arising out of product-liability related litigation (including asbestos-related actions), pre-Merger tax claims and other claims unrelated to National Medical Care, Inc. (“NMC”), which was W.R. Grace & Co.’s dialysis business prior to the Merger. In connection with the Merger, W.R. Grace & Co.-Conn. agreed to indemnify the Company, FMCH [Fresenius Medical Care Holdings, Inc.], and NMC against all liabilities of W.R. Grace & Co., whether relating to events occurring before or after the Merger, other than liabilities arising from or relating to NMC’s operations. W.R. Grace & Co. and certain of its subsidiaries filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the “Grace Chapter 11 Proceedings”) on April 2, 2001.

Prior to and after the commencement of the Grace Chapter 11 Proceedings, class action complaints were filed against W.R. Grace & Co. and FMCH by plaintiffs claiming to be creditors of W.R. Grace & Co.-Conn., and by the asbestos creditors’ committees on behalf of the W.R. Grace & Co. bankruptcy estate in the Grace Chapter 11 Proceedings, alleging, among other things that the Merger was a fraudulent conveyance, violated the uniform fraudulent transfer act and constituted a conspiracy. All such cases have been stayed and transferred to or are pending before the U.S. District Court as part of the Grace Chapter 11 Proceedings.

In 2003, the Company reached agreement with the asbestos creditors’ committees on behalf of the W.R. Grace & Co. bankruptcy estate and W.R. Grace & Co. in the matters pending in the Grace Chapter 11 Proceedings for the settlement of all fraudulent conveyance and tax claims against it and other claims related to the Company that arise out of the bankruptcy of W.R. Grace & Co. Under the terms of the settlement agreement as amended (the “Settlement Agreement”), fraudulent conveyance and other claims raised on behalf of asbestos claimants will be dismissed with prejudice and the Company will receive protection against existing and potential future W.R. Grace & Co. related claims, including fraudulent conveyance and asbestos claims, and indemnification against income tax claims related to the non-NMC members of the W.R. Grace & Co. consolidated tax group upon confirmation of a W.R. Grace & Co. bankruptcy reorganization plan that contains such provisions. Under the Settlement Agreement, the Company will pay a total of $115,000 without interest to the W.R. Grace & Co. bankruptcy estate, or as otherwise directed by the Court, upon plan confirmation. No admission of liability has been or will be made. The Settlement Agreement has been approved by the U.S. District Court. In January and February 2011, the U.S. Bankruptcy Court entered orders confirming the plan of reorganization and the confirmation orders were affirmed by the U.S. District Court on January 31, 2012. Multiple parties have appealed to the Third Circuit Court of Appeals and the plan of reorganization will not be implemented until the appeals are finally resolved.

Subsequent to the Merger, W.R. Grace & Co. was involved in a multi-step transaction involving Sealed Air Corporation (“Sealed Air,” formerly known as Grace Holding, Inc.). The

Company is engaged in litigation with Sealed Air to confirm its entitlement to indemnification from Sealed Air for all losses and expenses incurred by the Company relating to pre-Merger tax liabilities and Merger-related claims. Under the Settlement Agreement, upon final confirmation of a plan of reorganization that satisfies the conditions of the Company’s payment obligation, this litigation will be dismissed with prejudice.

On April 4, 2003, FMCH filed a suit in the U. S. District Court for the Northern District of California, styled Fresenius USA, Inc., et al., v. Baxter International Inc., et al., Case No. C 03-1431, seeking a declaratory judgment that FMCH does not infringe patents held by Baxter International Inc. and its subsidiaries and affiliates (“Baxter”), that the patents are invalid, and that Baxter is without right or authority to threaten or maintain suit against FMCH for alleged infringement of Baxter’s patents. In general, the asserted patents concern the use of touch screen interfaces for hemodialysis machines. Baxter filed counterclaims against FMCH seeking more than $140,000 in monetary damages and injunctive relief, and alleging that FMCH willfully infringed on Baxter’s patents. On July 17, 2006, the court entered judgment on a jury verdict in favor of FMCH finding all asserted claims of Baxter patents invalid as obvious and/or anticipated in light of prior art.

On February 13, 2007, the court granted Baxter’s motion to set aside the jury’s verdict in favor of FMCH and reinstated the patents and entered judgment of infringement. Following a trial on damages, the court entered judgment on November 6, 2007 in favor of Baxter on a jury award of $14,300. On April 4, 2008, the court denied Baxter’s motion for a new trial, established a royalty payable to Baxter of 10% of the sales price for continuing sales of FMCH’s 2008K hemodialysis machines and 7% of the sales price of related disposables, parts and service beginning November 7, 2007, and enjoined sales of the touchscreen-equipped 2008K machine effective January 1, 2009. The Company appealed the court’s rulings to the United States Court of Appeals for the Federal Circuit (“Federal Circuit”). In October 2008, the Company completed design modifications to the 2008K machine that eliminate any incremental hemodialysis machine royalty payment exposure under the District Court order. On September 10, 2009, the Federal Circuit reversed the district court’s decision and determined that the asserted claims in two of the three patents at issue are invalid. As to the third patent, the Federal Circuit affirmed the district court’s decision; however, the Court also vacated the injunction and award of damages. These issues were remanded to the District Court for reconsideration in light of the invalidity ruling on most of the claims. As a result, FMCH is no longer required to fund the court-approved escrow account set up to hold the royalty payments ordered by the district court. Funds of $70,000 were contributed to the escrow fund. Upon remand, the district court reduced the post verdict damages award to $10,000 and $61,000 of the escrowed funds was returned to FMCH. In the parallel reexamination of the last surviving patent, the U.S. Patent and Trademark Office and the Board of Patent Appeals and Interferences ruled that the remaining Baxter patent is invalid. On May 17, 2012 the Federal Circuit affirmed the U.S Patent and Trademark Office’s ruling and invalidated the final remaining Baxter patent. Baxter’s request to the Federal Circuit for a rehearing has been denied.

On August 27, 2012, Baxter filed suit in the U.S. District Court for the Northern District of Illinois, styled Baxter International Inc., et al., v. Fresenius Medical Care Holdings, Inc., Case No. 12-cv-06890, alleging that the Company’s LibertyTM cycler infringes certain U.S. patents that were issued to Baxter between October 2010 and June 2012. The Company believes it has valid defenses to these claims, and will defend this litigation vigorously.

Other Litigation and Potential Exposures

Renal Care Group, Inc. (“RCG”), which the Company acquired in 2006, is named as a nominal defendant in a complaint originally filed September 13, 2006 in the Chancery Court for the State of Tennessee Twentieth Judicial District at Nashville styled Indiana State District Council of Laborers and Hod Carriers Pension Fund v. Gary Brukardt et al. Following the trial court’s dismissal of the complaint, plaintiff’s appeal in part, and reversal in part by the appellate court, the cause of action purports to be a class action on behalf of former shareholders of RCG and seeks monetary damages only against the individual former directors of RCG. The individual defendants, however, may have had claims for indemnification and reimbursement of expenses against the Company. Subject to the approval of the Nashville Chancery Court, the plaintiff has agreed to dismiss the Complaint with prejudice against the plaintiff and all other class members in exchange for a payment that is not material to the Company.

On July 17, 2007, resulting from an investigation begun in 2005, the United States Attorney filed a civil complaint in the United States District Court for the Eastern District of Missouri (St. Louis) against Renal Care Group, Inc., its subsidiary RCG Supply Company, and FMCH in its capacity as RCG’s current corporate parent. The complaint seeks monetary damages and penalties with respect to issues arising out of the operation of RCG’s Method II supply company through 2005, prior to FMCH’s acquisition of RCG in 2006. The complaint is styled United States of America ex rel. Julie Williams et al. vs. Renal Care Group, Renal Care Group Supply Company and FMCH. On August 11, 2009, the Missouri District Court granted RCG’s motion to transfer venue to the United States District Court for the Middle District of Tennessee (Nashville). On March 22, 2010, the Tennessee District Court entered judgment against defendants for approximately $23,000 in damages and interest under the unjust enrichment count of the complaint but denied all relief under the six False Claims Act counts of the complaint. On June 17, 2011, the District Court entered summary judgment against RCG for $82,643 on one of the False Claims Act counts of the complaint. On June 23, 2011, the Company appealed to the United States Court of Appeals for the Sixth Circuit.

On October 5, 2012, the Sixth Circuit Court of Appeals substantially reversed the District Court, vacated the District Court judgment and damages award, and entered judgment for the FMCH defendants on the principal False Claims Act counts of the complaint. The Court of Appeals remanded the case to the District Court for further proceedings and trial only on the unjust enrichment and ‘steering’ counts of the complaint. The Company will contest those counts if they are pursued.

On February 15, 2011, a qui tam relator’s complaint under the False Claims Act against FMCH was unsealed by order of the United States District Court for the District of Massachusetts and served by the relator. The United States has not intervened in the case United States ex rel. Chris Drennen v. Fresenius Medical Care Holdings, Inc., 2009 Civ. 10179 (D. Mass.). The relator’s complaint, which was first filed under seal in February 2009, alleges that the Company seeks and receives reimbursement from government payors for serum ferritin and hepatitis B laboratory tests that are medically unnecessary or not properly ordered by a physician. FMCH has filed a motion to dismiss the complaint. On March 6, 2011, the United States Attorney for the District of Massachusetts issued a Civil Investigative Demand seeking the production of documents related to the same laboratory tests that are the subject of the relator’s complaint. FMCH has cooperated fully in responding to the additional Civil Investigative Demand, and will vigorously contest the relator’s complaint.

On June 29, 2011, FMCH received a subpoena from the United States Attorney for the Eastern District of New York (“E.D.N.Y.”). On December 6, 2011, a single Company facility in New York received a subpoena from the OIG that was substantially similar to the one issued by the U.S. Attorney for the E.D.N.Y. These subpoenas are part of a criminal and civil investigation into relationships between retail pharmacies and outpatient dialysis facilities in the State of New York and into the reimbursement under government payor programs in New York for medications provided to patients with ESRD. Among the issues encompassed by the investigation is whether retail pharmacies may have provided or received compensation from the New York Medicaid program for pharmaceutical products that should be provided by the dialysis facilities in exchange for the New York Medicaid payment to the dialysis facilities. The Company has cooperated in the investigation.

Civil investigative demands were issued under the supervision of the United States Attorneys for Rhode Island and Connecticut to American Access Care LLC (AAC) and certain affiliated entities prior to the Company’s acquisition of AAC in October 2011. In March 2012, a third subpoena was issued under the supervision of the United States Attorney for the Southern District of Florida (Miami). The subpoenas cover a wide range of documents and activities of AAC, but appear to focus on coding and billing practices and procedures. The Company has assumed responsibility for responding to the subpoenas and is cooperating fully with the United States Attorneys.

On December 7, 2012, FMCNA [FMCH and subsidiaries] received a subpoena from the United States Attorney for the District of Massachusetts requesting production of a range of documents relating to products manufactured by FMCNA. FMCNA intends to cooperate fully in this matter.

On December 12, 2012, a group of plaintiffs’ counsel filed a petition to form a federal multidistrict litigation in the United States District Court for the District of Massachusetts and thereby consolidate wrongful death lawsuits against the company’s North American subsidiary Fresenius Medical Care Holdings, Inc. and subsidiaries (FMCNA). The complaints to be consolidated allege generally that inadequate labeling and warnings for FMCNA’s dialysate concentrate products NaturaLyte® and GranuFlo® caused harm to patients. The company believes that these lawsuits are without merit, and intends to defend them vigorously.

The Company has received communications alleging certain conduct in certain countries outside the U.S. and Germany that may violate the U.S. Foreign Corrupt Practices Act (“FCPA”) or other anti-bribery laws. In response to the allegations, the Audit and Corporate Governance Committee of the Company’s Supervisory Board is conducting an internal review with the assistance of independent counsel retained for such purpose. The Company voluntarily advised the U.S. Securities and Exchange Commission and the U.S. Department of Justice that allegations have been made and of the Company’s internal review. The Company has also directed its independent counsel, in conjunction with the Company’s Compliance Department, to review the Company’s internal controls related to compliance with international anti-bribery laws and identify any potential enhancements to such controls. The Company is fully committed to FCPA compliance. It cannot predict the outcome of its review.

The Company filed claims for refunds contesting the Internal Revenue Service’s (“IRS”) disallowance of FMCH’s civil settlement payment deductions taken by FMCH in prior year tax returns. As a result of a settlement agreement with the IRS, the Company received a partial refund in September 2008 of $37,000, inclusive of interest and preserved our right to pursue claims in the United States Courts for refunds of all other disallowed deductions, which totaled approximately $126,000. On December 22, 2008, the Company filed a complaint for complete refund in the United States District Court for the District of Massachusetts, styled as Fresenius Medical Care Holdings, Inc. v. United States. On August 15, 2012, a jury entered a verdict for FMCH granting additional deductions of $95,000. The District Court is now considering the terms of the judgment to be entered against the United States to reflect the amount of the tax refund due to FMCH.

As a result of changes in the IV Iron market, the Company plans to renegotiate its 2008 license, distribution, manufacturing and supply agreement with Luitpold Pharmaceuticals, Inc. and American Regent, Inc. for Iron products sold under the Venofer brand. Such renegotiation may result in a charge of up to $65,000, after tax.

From time to time, the Company is a party to or may be threatened with other litigation or arbitration, claims or assessments arising in the ordinary course of its business. Management regularly analyzes current information including, as applicable, the Company’s defenses and insurance coverage and, as necessary, provides accruals for probable liabilities for the eventual disposition of these matters.

The Company, like other healthcare providers, conducts its operations under intense government regulation and scrutiny. It must comply with regulations which relate to or govern the safety and efficacy of medical products and supplies, the operation of manufacturing facilities, laboratories and dialysis clinics, and environmental and occupational health and safety. The Company must also comply with the laws of the United States, including the federal Anti-Kickback Statute, the federal False Claims Act, the federal Stark Law, and other federal and state fraud and abuse laws. Applicable laws or regulations may be amended, or enforcement agencies or courts may make interpretations that differ from the Company’s interpretations or the manner in which it conducts its business. Enforcement has become a high priority for the federal government and some states. In addition, the provisions of the False Claims Act authorizing payment of a portion of any recovery to the party bringing the suit encourage private plaintiffs to commence “qui tam” or “whistle blower” actions. In May 2009, the scope of the False Claims Act was expanded and additional protections for whistle blowers and procedural provisions to aid whistle blowers’ ability to proceed in a False Claims Act case were added. By virtue of this regulatory environment, the Company’s business activities and practices are subject to extensive review by regulatory authorities and private parties, and continuing audits, investigative demands, subpoenas, other inquiries, claims and litigation relating to the Company’s compliance with applicable laws and regulations. The Company may not always be aware that an inquiry or action has begun, particularly in the case of “whistle blower” actions, which are initially filed under court seal.

The Company operates many facilities throughout the United States and other parts of the world. In such a decentralized system, it is often difficult to maintain the desired level of oversight and control over the thousands of individuals employed by many affiliated companies. The Company relies upon its management structure, regulatory and legal resources, and the effective operation of its compliance program to direct, manage and monitor the activities of these employees. On occasion, the Company may identify instances where employees or other agents deliberately, recklessly or inadvertently contravene the Company’s policies or violate applicable law. The actions of such persons may subject the Company and its subsidiaries to liability under the Anti-Kickback Statute, the Stark Law, the False Claims Act and the Foreign Corrupt Practices Act, among other laws and comparable laws of other countries.

Physicians, hospitals and other participants in the healthcare industry are also subject to a large number of lawsuits alleging professional negligence, malpractice, product liability, worker’s compensation or related claims, many of which involve large claims and significant defense costs. The Company has been and is currently subject to these suits due to the nature of its business and expects that those types of lawsuits may continue. Although the Company maintains insurance at a level which it believes to be prudent, it cannot assure that the coverage limits will be adequate or that insurance will cover all asserted claims. A successful claim against the Company or any of its subsidiaries in excess of insurance coverage could have a material adverse effect upon it and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

The Company has also had claims asserted against it and has had lawsuits filed against it relating to alleged patent infringements or businesses that it has acquired or divested. These claims and suits relate both to operation of the businesses and to the acquisition and divestiture transactions. The Company has, when appropriate, asserted its own claims, and claims for indemnification. A successful claim against the Company or any of its subsidiaries could have a material adverse effect upon its business, financial condition, and the results of its operations. Any claims, regardless of their merit or eventual outcome, could have a material adverse effect on the Company’s reputation and business.

Accrued Special Charge for Legal Matters

At December 31, 2001, the Company recorded a pre-tax special charge of $258,159 to reflect anticipated expenses associated with the defense and resolution of pre-Merger tax claims, Merger-related claims, and commercial insurer claims. The costs associated with the Settlement Agreement and settlements with insurers have been charged against this accrual. With the exception of the proposed $115,000 payment under the Settlement Agreement in the Grace Chapter 11 Proceedings, all other matters included in the special charge have been resolved. While the Company believes that its remaining accrual reasonably estimates its currently anticipated costs related to the continued defense and resolution of this matter, no assurances can be given that its actual costs incurred will not exceed the amount of this accrual.

3.1(k)	Tradenames:	Renal Care Group
National Nephrology Associates
TruBlu Logistics (FUSA Mfg)
Fresenius Health Partners
Fresenius Rx
Fresenius Vascular Care
Health IT Services - HITSG
Spectra Labs
US Vascular

Mergers:

On February 29, 2008, FMCH completed the acquisition of MAX Well Medical, Inc., which was subsequently merged on April 14, 2009 into its subsidiary, Specialty Care Pharmacy, LLC, and renamed Fresenius Medical Care Rx, LLC

On April 1, 2010, Everest Dialysis Services, Inc., New York Dialysis Management, Inc. and FMS New York, Inc. were all merged into New York Dialysis Services, Inc.

On February 28, 2012, Liberty Dialysis Holdings, Inc., the owner of Liberty Dialysis and owner of a 51% stake in Renal Advantage Partners, LLC merged into a subsidiary of Bio-Medical Applications Management Co., Inc.

3.3(e)	Collection Agent:	None
	Affiliates:	See disclosure for Section 3.1(g)(ii) above.

EXHIBIT I

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LOCATION OF RECORDS

I-1

LEGAL NAME	BILLING GROUP NAME	BILLING GROUP ADDRESS 1	BILLING GROUP ADDRESS 2	BILLING GROUP CITY	BILLING GROUP STATE	BILLING GROUP ZIP
Acumen Physician Solutions, LLC		920 Winter Street		Waltham	MA	02451
Apheresis Care Group, Inc.	WEST DIVISION ACUTE BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Bio-Medical Applications Management Company, Inc.	CORPORATE	920 Winter Street		Waltham	MA	02451
Bio-Medical Applications of Alabama, Inc.	MOBILE BILLING GROUP	6321 PICCADILLY SQUARE DR		MOBILE	AL	36609
Bio-Medical Applications of Amarillo, Inc.	DALLAS BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Bio-Medical Applications of Anacostia, Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Aquadilla, Inc.	PUERTO RICO BILLING GROUP	ANTILLAS WAREHOUSE & OFFICE PARK	461 FRANCIA ST., SUITE 1-401	SAN JUAN	PR	00917
Bio-Medical Applications of Arecibo, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Arkansas, Inc.	TAMPA BILLING GROUP	BMA TAMPA INC.	5625 WEST WATERS AVENUE, SUITE A	TAMPA	FL	33634
Bio-Medical Applications of Bayamon, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Blue Springs, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Bio-Medical Applications of Caguas, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of California, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Camarillo, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Capitol Hill, Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Carolina, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Carson, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Clinton, Inc.	FAYETTEVILLE BILLING GROUP	235 N MCPHERSON CHURCH RD		FAYETTEVILLE	NC	28303
Bio-Medical Applications of Columbia Heights, Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Connecticut, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Bio-Medical Applications of Delaware, Inc.	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Bio-Medical Applications of Dover, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Bio-Medical Applications of Eureka, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Fayetteville, Inc.	FAYETTEVILLE BILLING GROUP	235 N MCPHERSON CHURCH RD		FAYETTEVILLE	NC	28303
Bio-Medical Applications of Florida, Inc.	ORLANDO BILLING GROUP	1155 W STATE ROAD 434	BMA ORLANDO, INC.	LONGWOOD	FL	32750
Bio-Medical Applications of Fremont, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Bio-Medical Applications of Fresno, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Georgia, Inc.	KNOXVILLE BILLING GROUP	1512 COLEMAN RD	BILLING GROUP	KNOXVILLE	TN	37909
Bio-Medical Applications of Guayama, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Humacao, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Illinois, Inc.	ORLANDO BILLING GROUP	1155 W STATE ROAD 434	BMA ORLANDO, INC.	LONGWOOD	FL	32750
Bio-Medical Applications of Indiana, Inc.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Bio-Medical Applications of Kansas, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Bio-Medical Applications of Kentucky, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LN		LOUISVILLE	KY	40205
Bio-Medical Applications of Long Beach, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Los Gatos, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Bio-Medical Applications of Louisiana, LLC	OCALA BILLING GROUP	1308 SE 25TH LOOP	BMA OCALA, INC	OCALA	FL	34471
Bio-Medical Applications of Maine, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Bio-Medical Applications of Manchester, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Bio-Medical Applications of Maryland, Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Massachusetts, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Bio-Medical Applications of Mayaguez, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Michigan, Inc.	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
Bio-Medical Applications of Minnesota, Inc.	UPPER MIDWEST BILLING GROUP	9120 SPRINGBROOK DR NW		COON RAPIDS	MN	55433
Bio-Medical Applications of Mission Hills, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Mississippi, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Bio-Medical Applications of Missouri, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Bio-Medical Applications of Nevada, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of New Hampshire, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Bio-Medical Applications of New Jersey, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Bio-Medical Applications of New Mexico, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Bio-Medical Applications of North Carolina, Inc.	FAYETTEVILLE BILLING GROUP	235 N MCPHERSON CHURCH RD		FAYETTEVILLE	NC	28303
Bio-Medical Applications of Northeast D.C., Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Oakland, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210

Bio-Medical Applications of Ohio, Inc.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Bio-Medical Applications of Oklahoma, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA RD		SAN ANTONIO	TX	78238
Bio-Medical Applications of Pennsylvania, Inc.	STEEL CITY BILLING GROUP	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Ponce, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Puerto Rico, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of Rhode Island, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT STREET		NEW BEDFORD	MA	02740
Bio-Medical Applications of Rio Piedras, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of San Antonio, Inc.	DALLAS BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Bio-Medical Applications of San German, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of San Juan, Inc.	PUERTO RICO BILLING GROUP	461 CALLE FRANCIA	ANTILLAS WAREHOUSE	SAN JUAN	PR	00917
Bio-Medical Applications of South Carolina, Inc.	FAYETTEVILLE BILLING GROUP	235 N MCPHERSON CHURCH RD		FAYETTEVILLE	NC	28303
Bio-Medical Applications of Southeast Washington, Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Tennessee, Inc.	KNOXVILLE BILLING GROUP	1512 COLEMAN RD	BILLING GROUP	KNOXVILLE	TN	37909
Bio-Medical Applications of Texas, Inc.	DALLAS BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Bio-Medical Applications of the District of Columbia, Inc.	MARYLAND/VIRGINIA BG	190 BILMAR DR	BMA PITTSBURGH	PITTSBURGH	PA	15205
Bio-Medical Applications of Ukiah, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Bio-Medical Applications of Virginia, Inc.	ROANOKE BILLING GROUP	2830 KEAGY RD		SALEM	VA	24153
Bio-Medical Applications of West Virginia, Inc.	ROANOKE BILLING GROUP	2830 KEAGY RD		SALEM	VA	24153
Bio-Medical Applications of Wisconsin, Inc.	UPPER MIDWEST BILLING GROUP	9120 SPRINGBROOK DR NW		COON RAPIDS	MN	55433
Bio-Medical Applications of Woonsocket, Inc.		920 Winter Street		Waltham	MA	02451
Bio-Medical Applications of Wyoming, LLC	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Brevard County Dialysis, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Clayton County Dialysis, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Clermont Dialysis Center, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Columbus Area Renal Alliance, LLC	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Conejo Valley Dialysis, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Dialysis America Georgia, LLC	KNOXVILLE BILLING GROUP	1512 COLEMAN RD	BILLING GROUP	KNOXVILLE	TN	37909
Dialysis Associates of Northern New Jersey, L.L.C.	ALLENTOWN BILLING GROUP	861 MARCON BLVD.	SUITE 2	ALLENTOWN	PA	18109
Dialysis Associates, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Dialysis Centers of America - Illinois, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LN		LOUISVILLE	KY	40205
Dialysis Management Corporation	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Dialysis Services of Atlanta, Inc.	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Dialysis Services of Cincinnati, Inc.	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Dialysis Services of Southeast Alaska, LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Dialysis Services, Inc.		920 Winter Street		Waltham	MA	02451
Dialysis Specialists of Marietta, Ltd.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LN		LOUISVILLE	KY	40205
Dialysis Specialists of Topeka, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Dialysis Specialists of Tulsa, Inc.	SAN ANTONIO BILLING GROUP	6100 BANDERA RD		SAN ANTONIO	TX	78238
Douglas County Dialysis, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Doylestown Acute Renal Services, L.L.C.		920 Winter Street		Waltham	MA	02451
Du Page Dialysis, Ltd.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Everest Healthcare Holdings, Inc.		920 Winter Street		Waltham	MA	02451
Everest Healthcare Indiana, Inc.	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
Everest Healthcare Ohio, Inc.	KNOXVILLE BILLING GROUP	1512 COLEMAN RD	BILLING GROUP	KNOXVILLE	TN	37909
Everest Healthcare Rhode Island, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
Everest Healthcare Texas Holding Corp.		920 Winter Street		Waltham	MA	02451
Everest Healthcare Texas, L.P.	SAN ANTONIO BILLING GROUP	6100 BANDERA ROAD	SUITE 601	SAN ANTONIO	TX	78238
FMS Delaware Dialysis, LLC	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
FMS Philadelphia Dialysis, LLC	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Fondren Dialysis Clinic, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Fort Scott Regional Dialysis Center, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Four State Regional Dialysis Center, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Fresenius Health Partners Care Systems, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Health Partners, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Management Services, Inc.		920 Winter Street		Waltham	MA	02451

Fresenius Medical Care - South Texas Kidney, LLC	DALLAS BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Fresenius Medical Care Apheresis Services, LLC		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care Comprehensive CKD Services, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care Dialysis Services - Oregon, LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Fresenius Medical Care Dialysis Services Colorado LLC	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Fresenius Medical Care Harston Hall, LLC	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Fresenius Medical Care Healthcare Recruitment, LLC		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care Holdings, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care of Illinois, LLC	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
Fresenius Medical Care of Montana, LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Fresenius Medical Care of Nebraska, LLC	WEST DIVISION ACUTE BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Fresenius Medical Care Pharmacy Services, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care PSO, LLC		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care Rx, LLC		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care Ventures Holding Company, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care Ventures, LLC		920 Winter Street		Waltham	MA	02451
Fresenius Medical Care-OSUIM Kidney Centers, LLC	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Fresenius USA Manufacturing, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius USA Marketing, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius USA, Inc.		920 Winter Street		Waltham	MA	02451
Fresenius Vascular Care, Inc.		920 Winter Street		Waltham	MA	02451
Gulf Region Mobile Dialysis, Inc.	WEST DIVISION ACUTE BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Haemo-Stat, Inc.	WEST DIVISION ACUTE BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Henry Dialysis Center, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Holton Dialysis Clinic, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Home Dialysis of America, Inc.		920 Winter Street		Waltham	MA	02451
Home Dialysis of Muhlenberg County, Inc.	KENTUCKY BILLING GROUP	6100 DUTCHMANS LN		LOUISVILLE	KY	40205
Homestead Artificial Kidney Center, Inc.	TAMPA BILLING GROUP	5625 W WATERS AVE	BMA TAMPA INC.	TAMPA	FL	33634
Inland Northwest Renal Care Group, LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Integrated Renal Care of the Pacific, LLC	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Jefferson County Dialysis, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
KDCO, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Kentucky Renal Care Group, LLC	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Lawton Dialysis, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Little Rock Dialysis, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Maumee Dialysis Services, LLC	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
Metro Dialysis Center - Normandy, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Metro Dialysis Center - North, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Miami Regional Dialysis Center, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Michigan Home Dialysis Center, Inc.	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
National Medical Care, Inc.	TAMPA BILLING GROUP	5625 W WATERS AVE	BMA TAMPA INC.	TAMPA	FL	33634
National Nephrology Associates Management Company of Texas, Inc.		920 Winter Street		Waltham	MA	02451
National Nephrology Associates of Texas, L.P.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Nephromed LLC		920 Winter Street		Waltham	MA	02451
New York Dialysis Services, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
NMC Services, Inc.		920 Winter Street		Waltham	MA	02451
NNA Management Company of Kentucky, Inc.		920 Winter Street		Waltham	MA	02451
NNA Management Company of Louisiana, Inc.		920 Winter Street		Waltham	MA	02451
NNA of Alabama, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
NNA of East Orange, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
NNA of Florida, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
NNA of Georgia, Inc.	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
NNA of Harrison, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
NNA of Louisiana, LLC	OCALA BILLING GROUP	1308 SE 25TH LOOP	BMA OCALA, INC	OCALA	FL	34471
NNA of Nevada, Inc.		920 Winter Street		Waltham	MA	02451

NNA of Oklahoma, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
NNA of Oklahoma, L.L.C.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
NNA of Rhode Island, Inc.	NEW BEDFORD BILLING GROUP	700 PLEASANT ST		NEW BEDFORD	MA	02740
NNA of Toledo, Inc.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
NNA—Saint Barnabas, L.L.C.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
NNA—Saint Barnabas-Livingston, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Norcross Dialysis Center, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
North Buckner Dialysis Center, Inc.		920 Winter Street		Waltham	MA	02451
Northeast Alabama Kidney Clinic, Inc.	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
Northern New Jersey Dialysis, L.L.C.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
NRA-Ada, Oklahoma, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Augusta, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Bamberg, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Barbourville (Home Therapy Center), Kentucky, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Bay City, L.P.	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Bay City, Texas, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Crossville, Tennessee, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Dickson, Tennessee, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Farmington, Missouri, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Fredericktown, Missouri, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Georgetown, Kentucky, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Gray, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Hogansville, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Holly Hill, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Hollywood, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Inpatient Dialysis, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-LaGrange, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-London, Kentucky, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Macon, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Midtown Macon, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Milledgeville, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Monticello, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Mt. Pleasant, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-New Castle, Indiana, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Newnan Acquisition, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-North Augusta, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Orangeburg, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Palmetto, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Princeton, Kentucky, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Roanoke, Alabama, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-South City, Missouri, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-St. Louis (Home Therapy Center), Missouri, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-St. Louis, Missouri, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Talladega, Alabama, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Valdosta (North), Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Valdosta, Georgia, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Varnville, South Carolina, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Washington County, Missouri, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
NRA-Winchester, Indiana, LLC	RAI BILLING GROUP	1551 W MCEWEN DR		FRANKLIN	TN	37067
Physicians Dialysis Company, Inc.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
QualiCenters Albany, Ltd.	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
QualiCenters Bend, LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
QualiCenters Coos Bay, Ltd.	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
QualiCenters Eugene-Springfield Ltd.	MESA NORTH BILLING GROUP	1751 S MESA DR		MESA	AZ	85210
QualiCenters Inland Northwest LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210

QualiCenters Pueblo, LLC	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
QualiCenters Salem, LLC	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
QualiCenters Sioux City LLC	SAN ANTONIO BILLING GROUP	6100 BANDERA RD		SAN ANTONIO	TX	78238
QualiCenters, Inc.		920 Winter Street		Waltham	MA	02451
RAI Care Centers of Alabama, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Florida I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Florida II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Georgia I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Illinois I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Illinois II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Maryland I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Michigan I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Michigan II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Nebraska II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of North Carolina II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Northern California I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Northern California II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Oakland II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of South Carolina I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Southern California I, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Southern California II, LLC	RAI BILLING GROUP	1550 W MCEWEN DR		FRANKLIN	TN	37067
RAI Care Centers of Tennessee, LLC	RAI BILLING GROUP	1551 W MCEWEN DR		FRANKLIN	TN	37068
RAI Care Centers of Virginia II, LLC	RAI BILLING GROUP	1552 W MCEWEN DR		FRANKLIN	TN	37069
RCG Bloomington, LLC	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
RCG East Texas, LLP	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
RCG Indiana, L.L.C.	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
RCG Irving, LLP	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
RCG Martin, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
RCG Memphis East, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
RCG Memphis, LLC		920 Winter Street		Waltham	MA	02451
RCG Mississippi, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
RCG Pensacola, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
RCG Robstown, LLP	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
RCG University Division, Inc.	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
RCG West Health Supply, L.C.		920 Winter Street		Waltham	MA	02451
Renal Care Group Alaska, Inc.	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Renal Care Group East, Inc.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Renal Care Group Maplewood, LLC	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Renal Care Group Michigan, Inc.		920 Winter Street		Waltham	MA	02451
Renal Care Group Northwest, Inc.	MESA NORTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Renal Care Group of the Midwest, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renal Care Group of the Ozarks, LLC	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Renal Care Group of the Rockies, LLC	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Renal Care Group of the South, Inc.	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Renal Care Group of the Southeast, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renal Care Group Ohio, Inc.	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Renal Care Group South New Mexico, LLC	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Renal Care Group Southwest Holdings, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renal Care Group Southwest Michigan, LLC	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
Renal Care Group Southwest, L.P.	TYLER BILLING	3910 BROOKSIDE DRIVE	SUITE 100	TYLER	TX	75701
Renal Care Group Terre Haute, LLC	INDIANAPOLIS BILLING	1320 CITY CENTER DR		CARMEL	IN	46032
Renal Care Group Texas, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Renal Care Group Toledo, LLC	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Renal Care Group Westlake, LLC	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
Renal Care Group, Inc.		920 Winter Street		Waltham	MA	02451

Renal Care Group-Harlingen, L.P.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
RenalPartners, Inc.		920 Winter Street		Waltham	MA	02451
Renex Corp.		920 Winter Street		Waltham	MA	02451
Renex Dialysis Clinic of Bloomfield, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Bridgeton, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renex Dialysis Clinic of Creve Coeur, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renex Dialysis Clinic of Doylestown, Inc.	PEACHTREE BILLING GROUP	2015 VAUGHN RD NW	STE 300	KENNESAW	GA	30144
Renex Dialysis Clinic of Maplewood, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renex Dialysis Clinic of Orange, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Philadelphia, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of Pittsburgh, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Renex Dialysis Clinic of South Georgia, Inc.	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Renex Dialysis Clinic of St. Louis, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renex Dialysis Clinic of Tampa, Inc.		920 Winter Street		Waltham	MA	02451
Renex Dialysis Clinic of Union, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renex Dialysis Clinic of University City, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Renex Dialysis Clinic of Woodbury, Inc.	CLEVELAND BILLING	25050 COUNTRY CLUB BLVD		NORTH OLMSTED	OH	44070
Renex Dialysis Facilities, Inc.	OCALA BILLING GROUP	1308 SE 25TH LOOP	BMA OCALA, INC	OCALA	FL	34471
Ross Dialysis - Englewood, LLC	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
S.A.K.D.C., Inc.	DALLAS BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Saint Louis Renal Care, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
San Diego Dialysis Services, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Santa Barbara Community Dialysis Center, Inc.	MESA SOUTH BILLING GROUP	1750 S MESA DR		MESA	AZ	85210
Smyrna Dialysis Center, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Solutions Healthcare Management Group, LLC	SOLUTIONS	920 Winter Street		Waltham	MA	02451
Spectra Diagnostics, LLC		920 Winter Street		Waltham	MA	02451
Spectra East, Inc.		920 Winter Street		Waltham	MA	02451
Spectra Laboratories, Inc.		920 Winter Street		Waltham	MA	02451
Spectra Medical Data Processing, LLC		920 Winter Street		Waltham	MA	02451
Spectra Renal Research, LLC		920 Winter Street		Waltham	MA	02451
SSKG, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154
St. Louis Regional Dialysis Center, Inc.	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
STAT Dialysis Corporation	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
Stone Mountain Dialysis Center, LLC	MACON BILLING GROUP	1515 BASS RD		MACON	GA	31210
Stuttgart Dialysis, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Tappahannock Dialysis Center, Inc.	ROANOKE BILLING GROUP	2830 KEAGY RD		SALEM	VA	24153
Terrell Dialysis Center, L.L.C.	DALLAS BILLING GROUP	1485 RICHARDSON DR		RICHARDSON	TX	75080
Three Rivers Dialysis Services, LLC	UNIONTOWN BILLING GROUP	1485 CORPORATE WOODS PKWY		UNIONTOWN	OH	44685
U.S. Vascular Access Holdings, LLC		920 Winter Street		Waltham	MA	02451
Warrenton Dialysis Facility, Inc.	ROANOKE BILLING GROUP	2830 KEAGY RD		SALEM	VA	24153
West End Dialysis Center, Inc.	ROANOKE BILLING GROUP	2830 KEAGY RD		SALEM	VA	24153
West Palm Dialysis, LLC	LAKESIDE BILLING GROUP	3850 N CAUSEWAY BLVD		METAIRIE	LA	70002
Wharton Dialysis, Inc.	TYLER BILLING	1101 E. SE LOOP 323	SUITE 190 - WOODGATE IV	TYLER	TX	75701
WSKC Dialysis Services, Inc.	CHICAGO BILLING GROUP	ONE WESTBROOK DRIVE	TOWER 1, SUITE 1000	WESTCHESTER	IL	60154

EXHIBIT J

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF BUSINESS ASSOCIATE AGREEMENT

HIPAA BUSINESS ASSOCIATE AGREEMENT

This HIPAA Business Associate Agreement (“Agreement”) is entered into by and between Fresenius Medical Care Holdings, Inc. d/b/a Fresenius Medical Care North America, together with its subsidiaries, affiliates and divisions (collectively, “FMCNA” or “Covered Entity”) and                                  (“Business Associate”), and is effective as of                                (the “Effective Date”).

If applicable, this Agreement supplements and is made a part of the                                    (the “Underlying Agreement”) by and between the parties.

RECITALS

A.                                    Covered Entity and Business Associate intend to protect the privacy and provide for the security of PHI and other medical, health or personal information disclosed to Business Associate pursuant to this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate in compliance with (i) the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and regulations (the “HIPAA Regulations”) promulgated thereunder by the U.S. Department of Health and Human Services (“HHS”); (ii) Subtitle D of the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), also known as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 (Pub. Law 111-005) (“ARRA”); (iii) the Identity Theft Red Flags Rule (16 Code of Federal Regulations (“CFR”) Part 681) (“Red Flags Rule”); and (iv) other federal or state law governing medical, health or personal information.

B.                                    Covered Entity wishes to disclose certain information to Business Associate, some of which may constitute Protected Health Information (“PHI”) pursuant to HIPAA or HIPAA Regulations (defined below) or medical, health or personal information protected by other federal or state law.

C.                                    The purpose of this Agreement is to satisfy certain standards and requirements of HIPAA, the Privacy Rule and the Security Rule (as those terms are defined below), the HITECH Act, including, but not limited to, 45 CFR §§164.314(a)(2)(i), 164.502(e) and 164.504(e), 42 U.S.C. §§ 17931(a) and 17934,

the Red Flags Rule, and other federal or state law governing medical, health or personal information.

In consideration of the mutual promises below and the exchange of information pursuant to this Agreement, the parties agree as follows:

1.                                      Definitions.

a.                                      Capitalized Terms.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the Privacy Rule, the Security Rule and the HITECH Act, which definitions are incorporated in this Agreement by reference.

b.                                      “Breach” shall have the same meaning given to such term in 42 U.S.C. § 17921(1) and 45 CFR § 164.402.

c.                                       “Covered Accounts” shall have the meaning given to such term in 16 C.F.R. 681.2(b)(3).

d.                                      “Designated Record Set” shall have the same meaning given to such term in 45 CFR § 164.501.

e.                                       “Electronic Health Record” shall have same meaning given to such term in 42 U.S.C. § 17921(5).

f.                                        “Electronic Protected Health Information” or “Electronic PHI” shall have the same meaning given to such term under the HIPAA Regulations, including, but not limited to, 45 CFR § 160.103, as applied to the information that Business Associate creates, receives, maintains or transmits from or on behalf of Covered Entity.

g.                                       “Individual” shall have the same meaning given to such term in 45 CFR § 160.103 and shall include a person who qualifies as a personal representative in accordance with 45 CFR § 164.502(g).

h.                                      “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Parts 160 and 162 and Part 164, Subparts A and E.

i.                                          “Protected Health Information” or “PHI” shall have the same meaning given to such term in 45 CFR § 160.103, as applied to the information created or received by Business Associate from or on behalf of Covered Entity.

j.                                         “Required by Law” shall have the same meaning given to such term in 45 CFR § 164.103.

k.                                      “Secretary” shall mean the Secretary of the Department of Health and Human Services or his or her designee.

l.                                          “Security Incident” shall have the same meaning given to such term in 45 CFR §

164.304.

m.                                  “Security Rule” shall mean the Security Standards at 45 CFR Parts 160 and 162 and Parts 164, Subparts A and C.

n.                                      “Unsecured PHI” shall have the same meaning given to such term under 42 U.S.C. § 17931(h), and guidance promulgated thereunder.

2.                                      Permitted Uses and Disclosures of PHI.

a.                                      Uses and Disclosures of PHI Pursuant to Agreement.  Except as otherwise limited in this Agreement, Business Associate may use or disclose protected Health Information to perform functions, activities or services for, or on behalf of, Covered Entity as specified in this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate, provided that such use or disclosure would not violate the Privacy Rule if done by Covered Entity.

b.                                      Permitted Uses of PHI by Business Associate.  Except as otherwise limited in this Agreement, Business Associate may use Protected Health Information for the proper management and administration of Business Associate or to carry out the legal responsibilities of Business Associate.

c.                                       Permitted Disclosures of PHI by Business Associate.  Except as otherwise limited in this Agreement, Business Associate may disclose Protected Health Information for the proper management and administration of Business Associate, provided that the disclosures are Required by Law, or Business Associate obtains reasonable written assurances from the person to whom the information is disclosed that it will remain confidential and will be used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and that the person agrees immediately to notify Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.

3.                                      Obligations of Business Associate.

a.                                      Appropriate Safeguards.

(i)                                     Privacy of PHI.  Business Associate shall develop, implement, maintain, and use appropriate safeguards to prevent use or disclosure of Protected Health information other than as provided for by this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate. The safeguards must reasonably protect Protected Health Information from any intentional or unintentional use or disclosure in violation of the Privacy Rule and this Agreement, and limit incidental uses or disclosures made pursuant to a use or disclosure otherwise permitted by this Agreement.

(ii)                                  Security of PHI.  Business Associate shall develop, implement, maintain, and use appropriate administrative, physical, and technical safeguards that reasonably and appropriately protect the confidentiality, integrity and availability of Electronic PHI, as required by the Security Rule. Business Associate shall comply with the provisions of 45 CFR §§164.308, 164.310, 164.312 and 164.316 relating to implementation of administrative, physical and technical safeguards with respect to Electronic PHI in the same manner that such provisions apply to a HIPAA covered entity. Business Associate shall also comply with any additional Security Rule requirements contained in the HITECH Act that are applicable to covered entities.

b.                                      Reporting of Improper Use or Disclosure, Breach or Security Incident.  Business Associate shall report to Covered Entity any use or disclosure of Protected Health Information not provided for by this Agreement (or any other agreement between the Parties in which Business Associate acts as a business associate) within five (5) days of discovery of such incident. Business Associate shall report to Covered Entity any Breach of Unsecured PHI within five (5) days of discovery of such incident. Business Associate’s notification to Covered Entity of a Breach shall include: (i) the identification of each individual whose Unsecured PHI has been, or is reasonably believed by Business Associate to have been, accessed, acquired or disclosed during the Breach; (ii) any particulars regarding the Breach that Covered Entity would need to include in its notification, as such particulars are identified in 42 U.S.C. § 17932 and 45 CFR § 164.404; and (iii) what steps, if any, have been taken by the Business Associate to mitigate the breach and/or prevent a similar breach from occurring in the future. Business Associate shall also cooperate with Covered Entity to conduct any risk assessment necessary to determine whether notification of breach is required. A Breach shall be treated as discovered by Business Associate as of the first day on which such Breach is known, or should reasonably have been known, to Business Associate. For purposes of this Section, the knowledge of any person, other than the individual committing the Breach, that is an employee, officer or other agent of Business Associate shall be imputed to Business Associate. Business Associate shall report to Covered Entity any Security Incident immediately if practicable but in any event within five (5) days of becoming aware of such Security Incident.

c.                                       Responsibility for Costs Associated with Improper Use or Disclosure, Breach or Security Incident.  Business Associate shall be responsible for, and shall reimburse Covered Entity for costs and expenses associated with, steps reasonably implemented by Covered Entity to mitigate any Breach or other non-permitted use or disclosure of PHI or medical, health or personal information protected by other federal or state law, including, without limitation, the following: data analysis to determine appropriate mitigation steps in the event of Breach, including assistance from Business Associate in the investigation of Breach and, as needed, access to Business Associate’s systems and records for purposes of Breach data analysis; preparation and mailing of notification(s) about Breach to impacted individuals, the media and regulators; costs associated with proper handling of inquiries from individuals and other entities about Breach (such as the establishment of toll-free numbers, maintenance of call centers for intake, preparation of scripts, questions/answers, and other communicative information about the Breach); credit monitoring and account monitoring services for impacted individuals for a reasonable period (which shall be no less than 12 months); other mitigation action steps required of Covered Entity by federal or state regulators; and other reasonable mitigation steps required by Covered Entity.

d.                                      Business Associate’s Agents.  Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity, agrees in writing to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such Protected Health Information. Business Associate shall ensure that any agent, including a subcontractor, to whom it provides Electronic PHI agrees in writing to implement reasonable and appropriate safeguards to protect such information.

e.                                       Individual Rights.

(i)                                     Access to PHI.  Within five (5) business days of a request by Covered Entity or an Individual, Business Associate shall provide access, in the manner designated by Covered Entity, to Protected Health Information in a Designated Record Set, to Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR § 164.524 and, if and when applicable, 42 U.S.C. § 17935(e)(1).

(ii)                                  Amendment of PHI.  Within five (5) business days of a request by Covered Entity or an Individual, Business Associate shall make any amendment(s) to Protected Health Information in a Designated Record Set, in the manner designated by the Covered Entity, pursuant to 45 CFR Section 164.526.

(iii)                               Accounting of Disclosures.  Within five (5) business days of a request by Covered Entity, Business Associate agrees to provide to Covered Entity, in the manner designated by Covered Entity, information collected in accordance with Section 3(e)(iv) of this Agreement, to permit Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528 and, if and when applicable, 42 U.S.C. § 17935(c).

(iv)                              Documentation of Disclosures and Disclosure Information.  Business Associate agrees to document such disclosures of Protected Health Information and information related to such disclosures as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures of Protected Health Information in accordance with 45 CFR § 164.528 and, if and when applicable, 42 U.S.C. § 13405(c). Business Associate shall document, at a minimum, the following information (“Disclosure Information”): the date of the disclosure, the name and, if known, the address of the recipient of the PHI, a brief description of the PHI disclosed, the purpose of the disclosure that includes an explanation of the basis for such disclosure, and any additional information required under the HITECH Act and any implementing regulations, or as reasonably may be requested by Covered Entity.

f.                                        Governmental Access to Records.  Business Associate shall make its internal practices, books and records relating to the use and disclosure of Protected Health Information received from, or created or received by Business Associate on behalf of, Covered Entity available to the Secretary and, at the request of Covered Entity, to Covered Entity, for purposes of the Secretary determining Covered Entity’s compliance with the Privacy Rule and the Security Rule.

g.                                       Mitigation.  The Business Associate agrees to mitigate any harmful effects from the improper use and/or disclosure of PHI of which it becomes aware.

h.                                      Minimum Necessary.  Business Associate shall request, use and disclose the minimum amount of PHI necessary to accomplish the purpose of the request, use or disclosure, in accordance with 42 U.S.C. § 17935(b).

i.                                          Limitation on Marketing.  Business Associate shall use and disclose Protected Health Information for marketing purposes only as expressly directed by Covered Entity, and in accordance with 42 U.S.C. § 17936(a). Business Associate shall not use or disclose PHI for fundraising purposes.

j.                                         Limitation on Sale of Electronic Health Records and PHI.  Business Associate shall comply with the prohibition on the sale of Electronic Health Records and PHI set forth in 42 U.S.C. § 17935(d).

k.                                      HITECH Act Applicability.  Business Associate acknowledges that enactment of the HITECH Act amended certain provisions of HIPAA in ways that now directly regulate, or will on future dates directly regulate, Business Associate under the HIPAA Privacy and Security Rules. To the extent not referenced or incorporated herein, requirements applicable to Business Associate under the HITECH Act are hereby incorporated by reference into this Agreement.  Business Associate agrees to comply with each of the requirements imposed under the HITECH Act, as of the applicable effective dates of each such requirement applicable to, including monitoring federal guidance and regulations published pursuant to the HITECH Act and timely compliance with such guidance and regulations.

l.                                          Red Flags Rule Compliance.  When Business Associate performs any activities on behalf of Covered Entity in connection with one or more Covered Accounts, Business Associate shall conduct such activities in accordance with reasonable policies and procedures designed to detect, prevent and mitigate the risk of identity theft.

4.                                      Obligations of Covered Entity.

a.                                      Notice of Privacy Practices.  Covered Entity shall notify Business Associate of any limitation(s) in its notice of privacy practices in accordance with 45 CFR § 164.520, to the extent that such limitation may affect Business Associate’s use or disclosure of Protected Health Information. Covered Entity shall provide such notice no later than fifteen (15) days prior to the effective date of the limitation.

b.                                      Notification of Changes Regarding Individual Permission.  Covered Entity shall notify Business Associate of any changes in, or revocation of, permission by an Individual to use or disclose Protected Health Information, to the extent that such changes may affect Business Associate’s use or disclosure of Protected Health Information. Covered Entity shall provide such notice no later than fifteen (15) days prior to the effective date of the change.

c.                                       Notification of Restrictions to Use or Disclosure of PHI.  Covered Entity shall notify Business Associate of any restriction upon the use or disclosure of Protected Health Information that Covered Entity has agreed to in accordance with 45 CFR § 164.522 or 42 U.S.C. § 17935(a), to the extent that such restriction may affect Business Associate’s use or disclosure of Protected Health Information. Covered Entity shall provide such notice no later than fifteen (15) days prior to the effective date of the restriction.

d.                                      Permissible Requests by Covered Entity.  Covered Entity shall not request that Business Associate use or disclose Protected Health Information in any manner that would not be permissible under the Privacy Rule, the Security Rule or the HITECH Act if done by Covered Entity, except as permitted pursuant to the provisions of Section 2 of this Agreement.

5.                                      Term and Termination.

a.                                      Term.  The term of this Agreement shall commence as of the Agreement Effective Date, and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with Section 5(c). The destruction of PHI should occur as soon as reasonably practical, but no more than thirty (30) days from the effective date of termination, and Business Associate must certify in writing that such destruction has taken place.

b.                                      Termination for Cause.  Upon Covered Entity’s knowledge of a material breach by Business Associate of this Agreement, Covered Entity shall either (i) provide an opportunity for Business Associate to cure the breach or end the violation within the time specified by Covered Entity, or, at the sole discretion of Covered Entity, (ii) immediately terminate this Agreement and any other agreement between the Parties in which Business Associate acts as a business associate if cure is not possible.

c.                                       Effect of Termination.

(i)                                     Except as provided in paragraph (ii) of this Section 5(c), upon termination of this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate for any reason, Business Associate shall return or destroy all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity, and shall retain no copies of the Protected Health Information. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate.

(ii)                                  In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity notification of the conditions that make return or destruction infeasible. Upon mutual agreement of the parties that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.

6.                                      Miscellaneous Provisions.

a.                                      Regulatory References.  A reference in this Agreement to a section in the Privacy Rule, the Security Rule, or the HITECH Act means the section as in effect or as amended, and for which Covered Entity’s and/or Business Associate’s compliance is required. For the avoidance of doubt, terms used and obligations described in this Agreement, in order to comply with the Privacy Rule, the Security Rule, the HITECH Act, or any other federal or state law protecting the confidentiality or security of medical, health or personal information, shall be automatically amended if new or revised definitions or interpretations of such terms or obligations are amended by statute, proposed or final rule, or HHS guidance.

b.                                      Amendment.  The parties agree to take such action to amend this Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule, the Security Rule, the HITECH Act, or any other federal or state law protecting the confidentiality or security of medical, health or personal information. Notwithstanding the foregoing, in the event that new federal or state law, regulations, or guidance affects, clarifies, amends, or extends the obligations of the parties hereunder, the parties understand and agree that such changes or clarifications in law or interpretation of legal requirements applicable to covered entities and/or business associates shall be deemed to apply to the obligations of the parties described in this Agreement without requiring any amendment to this Agreement or any other agreement between the Parties in which Business Associate acts as a business associate. If Covered Entity determines that a written notice or amendment is necessary or useful, such notice or amendment shall become effective fourteen (14) days after receipt by Business Associate unless Business Associate submits a written objection to such notice or amendment to Covered Entity prior to the expiration of such 14-day period.

c.                                       Survival.  The respective rights and obligations of Business Associate under Section 5(c) of this Agreement survive the termination of the Agreement and any other agreement between the Parties in which Business Associate acts as a business associate.

d.                                      No Third Party Beneficiaries.   Nothing express or implied in this Agreement is intended to or does confer upon any person other than Covered Entity, Business Associate and their respective successors or assigns, any rights, remedies, obligations or liabilities whatsoever.

e.                                       Effect on Agreements.  Except as specifically required to implement the purposes of this Agreement, or to the extent inconsistent with this Agreement, all other terms of any other agreement between the Parties remains in force and effect.

f.                                        Interpretation.  The provisions of this Agreement shall prevail over any provisions in another agreement between the Parties that may conflict or appear inconsistent with any provision in this Agreement. Any ambiguity in this Agreement shall be resolved in favor of a meaning that permits Covered Entity and Business Associate to comply with the Privacy Rule, the Security Rule, the HITECH Act and any other federal or state law protecting the confidentiality or security of medical, health or personal information.

g.                                       Indemnification.  Business Associate agrees to indemnify, defend and hold harmless Covered Entity and any Covered Entity affiliate, officer, director, employee or agent from and against any claim, cause of action, liability, damage, cost or expense, including attorneys’ and consultants’ fees and court or proceeding costs, arising out of or in connection with any non-permitted or prohibited use or disclosure of PHI or other medical, health or personal information, Breach, Security Incident, violation of law, or other breach of this Agreement or other agreement between the Parties by Business Associate or any subcontractor, agent, person or entity contracted by or under the control of Business Associate. If the Underlying Agreement contains a provision providing for indemnification of Covered Entity by Business Associate, then such provision shall supersede this Section 6(g).

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Agreement Effective Date.

COVERED ENTITY	BUSINESS ASSOCIATE
FRESENIUS MEDICAL CARE HOLDINGS,
INC. D/B/A FRESENIUS MEDICAL CARE	[INSERT BA NAME]
NORTH AMERICA

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

EXHIBIT K

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EXHIBIT L

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FORMS OF SECRETARY’S CERTIFICATE

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Certificate of Secretary

I, the undersigned, being the Secretary of NMC Funding Corporation, a Delaware corporation (the “Company”), DO HEREBY CERTIFY that:

The person named below has been duly appointed, is duly qualified as and is, on the date hereof, an officer of the Company, and the signature below set opposite his name is his genuine signature.

Name	Office	Signature

Mark Fawcett	Treasurer	/s/ Mark Fawcett

Attached hereto as Exhibit A is a true and complete copy of the Company’s Certificate of Incorporation as filed in the Office of the Secretary of State of the State of Delaware, together with all amendments thereto adopted through the date hereof.

Attached hereto as Exhibit B is a true and complete copy of the Company’s by-laws as in effect on the date hereof, together with all amendments thereto adopted through the date hereof.

Attached hereto as Exhibit C are true and correct copies of the resolutions duly adopted by the Company’s board of directors as of January       , 2013 by written consent, which resolutions have not been revoked, modified, amended, or rescinded and are in full force and effect as of the date hereof.  Except as attached hereto as Exhibit C, no resolutions have been adopted by the Company’s board of directors which deal with matters set forth in Exhibit C.

Attached hereto as Exhibit D is a certificate of good standing of the Company, certified by the Delaware Secretary of State.

IN WITNESS WHEREOF, I have hereunto set my hand this          day of January, 2013.

/s/ Douglas G. Kott
Douglas G. Kott
Secretary

EXHIBIT A

Certificate/Articles of Incorporation

EXHIBIT B

By-laws

EXHIBIT C

Resolutions

EXHIBIT D

Good Standing Certificate

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EXHIBIT N

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EXHIBIT O

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FORM OF TRANSFERRING AFFILIATE LETTER

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EXECUTION COPY

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

NATIONAL MEDICAL CARE, INC.

920 Winter Street

Waltham, MA  02451

Attention: Mark Fawcett

Dear Sirs:

We refer to the Amended and Restated Receivables Purchase Agreement dated as of October 16, 2008 between National Medical Care, Inc. (the “Seller”) and NMC Funding Corporation (the “Purchaser”) (such Agreement, as it may be amended, supplemented or otherwise modified from time to time being the “Agreement”).  The undersigned Transferring Affiliates are parties to that certain Transferring Affiliate Letter dated as of August 28, 1997 (as amended prior to the date hereof, the “Existing Transferring Affiliate Letter’).  The undersigned Transferring Affiliates hereby desire to amend and restate the Existing Transferring Affiliate Letter.  Capitalized terms  used and not otherwise defined in this Amended and Restated Transferring Affiliate Letter (this “Transferring Affiliate Letter”) have the meanings specified in the Agreement or, if not defined in the Agreement, in the Transfer and Administration Agreement referred to therein.

Effective as of the date hereof, this Transferring Affiliate Letter amends, restates and supersedes the Existing Transferring Affiliate Letter.  This Transferring Affiliate Letter is not intended to constitute a novation of any obligations under the Existing Transferring Affiliate Letter.  Upon the effectiveness of this Transferring Affiliate Letter, each reference to the Existing Transferring Affiliate Letter in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Transferring Affiliate Letter.

1.  Each of the undersigned Transferring Affiliates will from time to time forthwith sell to the Seller, and the Seller will from time to time forthwith purchase from such Transferring Affiliate, all of the present and future Receivables, and all Related Security, if any, with respect thereto, which are owed from time to time to such Transferring Affiliate for an amount equal to the face amount of such Receivables, which amount the Seller shall pay to such Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account by the last Business Day of the month following the month in which such purchase was made; it being further agreed that (a) that each such purchase of each such Receivable and Related Security with respect thereto shall be deemed to be made on the date such Receivable is created, and (b) the Seller shall settle from time to time each such credit to the account of such Transferring Affiliate, by way of payments in cash or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

It is the intention of the Seller and the Purchaser that each Purchase under the Agreement shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the Seller’s estate in the event of an insolvency.  If, notwithstanding the foregoing, the transactions contemplated under the Agreement should be deemed a financing, the Seller and the Purchaser intend that the Seller shall be deemed to have granted to the Purchaser a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables, together with the Related Assets with respect thereto, and together with all of the Seller’s rights hereunder, under the BMA Transfer Agreement and all other Transaction Documents with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables, and that the Agreement shall constitute a security agreement under applicable law.  The Seller under the Agreement has assigned to the Purchaser all of its rights and remedies hereunder and under the BMA Transfer Agreement (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables.

2.  Each Transferring Affiliate hereby severally agrees as follows:

(a)  Such Transferring Affiliate shall make each such sale strictly in accordance with the terms of this Transferring Affiliate Letter, without regard to whether any other Transferring Affiliate has performed or failed to perform any of such other Transferring Affiliate’s obligations hereunder.

(b)  Such Transferring Affiliate will instruct all Obligors to cause all Collections to be deposited directly into a Special Account.

(c)  Such Transferring Affiliate will act as the Seller’s agent for any Collections received by such Transferring Affiliate with respect to Receivables sold by such Transferring Affiliate to the Seller and such Collections will be held in trust and segregated from the other funds of such Transferring Affiliate until the same are delivered to the Seller.  Such Transferring Affiliate agrees that such Collections constitute the Seller’s property and shall be promptly deposited directly to a Special Account.

(d)  Such Transferring Affiliate will not add or terminate any bank as a Special Account Bank to or from those listed in Exhibit C to the Agreement, nor make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that a Transferring Affiliate may (A) add any bank as a Special Account Bank for purposes of this Transferring Affiliate Letter at any time following delivery to the Seller and its assigns of written notice of such addition and a Special Account Letter duly executed by such bank, and (B) terminate any Special Account Bank at any time following delivery to the Seller and its assigns

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of written notice of such termination and evidence satisfactory to the Seller and its assigns that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account.

(e)  In the event any Transferring Affiliate has instructed its Obligors to remit Collections to a Special Account that is maintained in the name of any Person other than such Transferring Affiliate, such Transferring Affiliate shall at all times ensure that such Person qualifies as a Designated Account Agent, including, without limitation, by causing such Person to execute and deliver to the Seller an Account Agent Agreement and by causing such Account Agent Agreement to remain in effect at all times.  In furtherance of the foregoing, each such Transferring Affiliate hereby authorizes and directs each Person maintaining a Special Account on behalf of such Transferring Affiliate to (i) execute, and deliver to the Seller and its assigns, an Account Agent Agreement, (ii) execute and deliver a Special Account Letter in respect of each such Special Account maintained by such Person, and (iii) otherwise take all actions, or omit to take all actions, required to be taken, or required to be omitted to be taken, by such Transferring Affiliate with respect to such Special Accounts in accordance with the terms of this Transferring Affiliate Letter.

3.  Each Transferring Affiliate shall provide (or, if applicable, shall cause its Designated Account Agents to provide) standing instructions to each Special Account Bank (which standing instructions shall be maintained in full force and effect at all times) to transfer, prior to the close of business each banking day (i) all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank to the Concentration Account or an Intermediate Concentration Account and (ii) if an Intermediate Concentration Account has been established at such Special Account Bank, all Collections on deposit during such banking day in such Intermediate Concentration Account to the Concentration Account; provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account, or to the Intermediate Concentration Account, as applicable, on the next succeeding banking day in which Collections in such Special Account first exceed the Minimum Amount.

4.  Each Transferring Affiliate hereby authorizes the Seller and its assigns, to the extent permitted by applicable law, to take any and all steps in such Transferring Affiliate’s name and on behalf of such Transferring Affiliate to collect all amounts due under such Receivables and Related Security, including, without limitation, endorsing such Transferring Affiliate’s name on checks and other instruments representing collections and enforcing such Receivables and Related Security and the related Contracts; provided, however, neither that the Seller nor any of its assigns shall have the power or authority to direct Obligors of Receivables or Related Security payable under the CHAMPUS/VA, Medicare or Medicaid program to make payments of amounts due or to become due to such Transferring Affiliate in respect of such Receivables or Related Security directly either to the Intermediate Concentration Account or the Concentration Account or to the Seller, the Seller’s assigns or any of their respective designees, except for any

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such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

5.  Each Transferring Affiliate agrees that from time to time, to the extent permitted by applicable law, it will promptly execute and deliver all further instruments and documents, and take all further action that the Seller or its assigns may reasonably request in order to perfect, protect or more fully evidence the ownership interest of the Seller in the Receivables, Related Security and Collections, and any interest therein acquired by any assignee of the Seller, or to enable the Seller or its assigns to exercise or enforce any of their respective rights hereunder or under the Agreement or the Certificate.  Without limiting the generality of the foregoing, each Transferring Affiliate will, upon the request of the Seller or its assigns:  (i) execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate in order to perfect, protect or evidence the ownership interest of the Seller or the interest of any assignee thereof; (ii) mark conspicuously each of its records evidencing each Receivable and Related Security and the related Contract with a legend, acceptable to the Seller and its assigns, evidencing that such Receivable and Related Security have been sold in accordance with this Transferring Affiliate Letter, the Agreement or any document, instrument or agreement made in favor of any assignee; and (iii) mark its master data processing records evidencing such Receivables and Related Security and related Contracts with such legend.  Each Transferring Affiliate hereby authorizes the Seller to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to the Receivables and Related Security sold by it to the Seller or any assignee now existing or hereafter arising without the signature of such Transferring Affiliate where permitted by law.  If any Transferring Affiliate fails to perform any of its agreements or obligations under this Letter, the Seller or any of its assigns may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Seller or any of its assigns incurred in connection therewith shall be payable by such Transferring Affiliate.

6.  Each Transferring Affiliate hereby severally represents and warrants as to itself as follows:

(a)  Such Transferring Affiliate is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction in which it is organized and existing and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified and where the failure to so qualify would materially and adversely affect the business, condition, operations or properties of such Transferring Affiliate.

(b)  The execution, delivery and performance by such Transferring Affiliate of this Transferring Affiliate Letter are within such Transferring Affiliate’s corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) such Transferring Affiliate’s charter or by-laws, (ii) any law, rule or regulation, including, without limitation the Social Security Act, any CHAMPUS Regulation, any Medicaid Regulation or any Medicare Regulation or (iii) any contractual or legal restriction binding on or affecting such Transferring Affiliate or its properties, and do not result in or require the creation of any Adverse Claim (other than

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pursuant hereto) upon or with respect to any of its properties; and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(c)  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Transferring Affiliate of this Transferring Affiliate Letter or for the perfection of or the exercise by the Seller or any assignee thereof of their respective rights and remedies under this Transferring Affiliate Letter, except for the filings of the financing statements referred to in Article IV of the TAA, all of which, on or prior to the date of the initial purchase thereunder, will have been duly made and be in full force and effect.

(d)  This Transferring Affiliate Letter is the legal valid and binding obligation of such Transferring Affiliate enforceable against such Transferring Affiliate in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

(e)  Such Transferring Affiliate will be, at the time of each sale hereunder, the legal and beneficial owner of each Receivable, and any Related Security with respect thereto, originally owed to such Transferring Affiliate and sold from time to time to the Seller hereunder, free and clear of any Adverse Claim except as created by the Agreement (or any subsequent assignment by the assignee thereunder).  Upon each such sale of each such Receivable and Related Security hereunder, the Seller will acquire all right, title and interest in and to, and a valid and perfected first priority 100% ownership interest in, such Receivable and Related Security, and Collections with respect thereto, free and clear of any Adverse Claim except as created by the Agreement (or any subsequent assignment by the assignee thereunder).  No effective financing statement or other instrument similar in effect covering any such Receivable or Related Security, or Collections with respect thereto, is on file in any recording office, except those filed in favor of the Seller relating to the Agreement (or any subsequent assignment by the assignee thereunder).

(f)  Each Investor Report (to the extent that information contained therein is supplied by such Transferring Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by such Transferring Affiliate to the Seller or any of its assigns in connection the Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Seller or the applicable assignee, as the case may be, at such time) as of the date so furnished, and no such document (if not prepared by or under the direction of such Transferring Affiliate or to the extent that the information contained therein is not supplied by such Transferring Affiliate, to the best of such Transferring Affiliate’s knowledge) contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(g)  (i) The chief executive office of such Transferring Affiliate, except NMC Medical Products, Inc., is located at 920 Winter Street, Waltham, Massachusetts 02451, and (ii) the office where

5

such Transferring Affiliate keeps its records concerning the Receivables is located at the address specified for such Transferring Affiliate in Exhibit J to the Agreement (or, in the case of each of clauses (i) or (ii) above, at such other locations, notified to the Seller and its assigns in accordance with Section 2.6 of the Agreement, in jurisdictions where all action required by Section 2.6 of the Agreement has been taken and completed).

(h)  The names and addresses of all the Special Account Banks, together with the account numbers of the Special Accounts and the account numbers of the Intermediate Concentration Account, at such Special Account Banks and, if applicable, the name of each Designated Account Agent, are specified in Exhibit C to the Agreement (or at such other Special Account Banks, with such other Special Accounts, Intermediate Concentration Account or with such other Designated Account Agents in respect of which all of the requirements set forth in Section 5.2(e) of the Agreement have been satisfied).

Each Transferring Affiliate acknowledges that it has received a copy of the Agreement and hereby severally represents and warrants that each representation and warranty made by the Seller under the Agreement in respect of such Transferring Affiliate, or in respect of any of the assets or properties of such Transferring Affiliate, is true and correct and shall be true and correct on each date under the Agreement on which the Seller is required to remake (or is deemed to have remade) any such representation and warranty for the benefit of the Purchaser.  In addition, with respect to any covenant or undertaking required to be performed by the Seller under the Agreement which relates to any Transferring Affiliate or the assets or properties of such Transferring Affiliate, such Transferring Affiliate severally agrees to take all action, or if applicable to omit to take any action, the taking (or omission to take) of which enables the Seller to comply fully and on a timely basis with the terms and conditions of such covenant or undertaking.

7.             Anything to the contrary herein notwithstanding, all CHAMPUS/VA, Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the Transferring Affiliate which furnished the services for which such payments are made or (ii) an agent of such Transferring Affiliate, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than a Transferring Affiliate pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state CHAMPUS/VA, Medicare and Medicaid laws, rules and regulations; and this Transferring Affiliate Letter shall not be construed to permit any other Person, in violation of applicable federal and state CHAMPUS/VA, Medicare or Medicaid laws, rules and regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to a Transferring Affiliate’s or such agent’s receipt thereof.

8.             No amendment or waiver of any provision of this Transferring Affiliate Letter, and no consent to any departure by any Transferring Affiliate herefrom, shall in any event be effective unless the same shall be in writing and signed by the Seller, each assignee of the Seller and the Transferring Affiliate or Transferring Affiliates to be bound thereby (or, in the case of waiver, by

6

the party or parties waiving the provision hereof), and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

9.             All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, as to each party hereto, at its address set forth, in the case of each Transferring Affiliate, as its chief executive office on Exhibit J to the Agreement; in the case of the Seller, under its name on the signature pages of the Agreement; in the case of any assignee of the Seller, such address as shall have been notified by such assignee to the Transferring Affiliates; or, in the case of each party hereto (or any such assignee), at such other address as shall be designated by such party in a written notice to the Seller and its assignees.  All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

10.          This Transferring Affiliate Letter shall be binding upon, and inure to the benefit of, and be enforceable by, each Transferring Affiliate, the Seller and their respective successors and assigns, except that no Transferring Affiliate shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Seller and its assigns.

11.  The Seller may assign at any time any or all of its rights and obligations hereunder and interests herein to any other Person without the consent of the any Transferring Affiliate.  Without limiting the foregoing, each Transferring Affiliate acknowledges that (i) the Seller, pursuant to the Agreement, shall assign to the Purchaser all of its right, title and interest in and to the Receivables and the Related Security, together with all of its rights, remedies, powers and privileges hereunder, (ii) the Purchaser, pursuant to that certain Fourth Amended and Restated Transfer and Administration Agreement dated as of October 16, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “TAA”) among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors” (together with the Conduit Investors, the “Investors”), the Persons parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as agent (in such capacity, the “Agent”), shall assign to the Agent, for the benefit of the Investors, an undivided percentage ownership interest in all of the Purchaser’s right, title and interest in and to the Receivables and the Related Security, together with all of the Purchaser’s rights, remedies, powers and privileges hereunder, and (iii) the Agent or any Investor may further assign such rights, interests, remedies, powers and privileges to the extent permitted in the TAA.  Each Transferring Affiliate agrees that the Agent, as the assignee of the Seller, shall, subject to the terms of the TAA, have the right to enforce this Transferring Affiliate Letter and to exercise directly all of the Seller’s rights and remedies under this Transferring Affiliate Letter (including, without limitation, the right to give or withhold any consents or approvals of the Seller to be given or withheld hereunder) and each Transferring Affiliate agrees to cooperate fully with the Agent and the Collection Agent in the exercise of such rights and remedies.  Each Transferring Affiliate agrees to give to the Agent copies of all

7

notices it is required to give to the Seller hereunder and to permit the Agent and the Investors (and their assignees) to inspect the books and records of such Transferring Affiliate relating to the Receivables and the Related Security at any time, upon reasonable notice given by the Agent or such Investor to the Seller and such Transferring Affiliate.  Each Transferring Affiliate agrees that, to the extent the Seller is herein permitted to take any action or to provide any information or report, the Agent and the Investors (and their assignees) may similarly so direct and require (with or without the concurrence of the Seller) such Transferring Affiliate to take such action or to provide such information or report.  This Transferring Affiliate Letter shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the date (the “Collection Date”) that the TAA shall be terminated in accordance with its terms and all “Aggregate Unpaids” thereunder paid in full; provided, however, that the rights and remedies with respect to any breach of any representation and warranty made by any Transferring Affiliate hereunder shall be continuing and shall survive any termination of this Transferring Affiliate Letter.

12.  Each Transferring Affiliate hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding commercial paper or other indebtedness of any Conduit Investor, it will not institute against, or join any other Person in instituting against, such Conduit Investor any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.  Each Transferring Affiliate further covenants and agrees that, prior to the date which is one year and one day after the Collection Date, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

13.          No failure on the part of the Seller or any assignee thereof to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

14.          This Transferring Affiliate Letter shall be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the perfection of the interests of the Seller and its assigns, or remedies hereunder, in respect of the Receivables, any Related Security or any Collections in respect thereof, are governed by the laws of a jurisdiction other than the State of New York.

15.          The Seller and each of its assignees (including the Agent) is hereby authorized by each of the Transferring Affiliates and the Seller to demand specific performance of this Transferring Affiliate Letter at any time when any of the Transferring Affiliates or the Seller shall have failed to comply with any of the provisions of this Transferring Affiliate Letter applicable to any such Transferring Affiliate or the Seller.  Each of the Transferring Affiliates and the Seller hereby

8

irrevocable waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

16.          This Transferring Affiliate Letter may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

9

Very truly yours,

ANGLETON DIALYSIS, INC.
ARIZONA RENAL INVESTMENTS, LLC
BIO-MEDICAL APPLICATIONS HOME DIALYSIS SERVICES, INC.
BIO MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.
BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EAST ORANGE, INC
BIO-MEDICAL APPLICATIONS OF ESSEX, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GLENDORA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HILLSIDE, INC.
BIO-MEDICAL APPLICATIONS OF HOBOKEN, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.

10

BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF IRVINGTON, INC.
BIO-MEDICAL APPLICATIONS OF JERSEY CITY, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LAS AMERICAS, INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.
BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF MLK, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST, D.C., INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF PINE BROOK, INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.

11

BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH QUEENS, INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF TRENTON, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BRAZORIA KIDNEY CENTER, INC.
BREVARD COUNTY DIALYSIS, LLC
CARTERSVILLE DIALYSIS CENTER, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COBB COUNTY DIALYSIS, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CON MED SUPPLY COMPANY, INC.
CONEJO VALLEY DIALYSIS, INC.
COVINGTON DIALYSIS CENTER, LLC
DIABETES CARE GROUP, INC.
DIALYSIS AMERICA ALABAMA, LLC
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.
DIALYSIS LICENSING CORP.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.

12

DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP
EVEREST HEALTHCARE TEXAS, LP
EVEREST MANAGEMENT, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC (F/K/A BIO MEDICAL APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES OREGON, LLC
FMC DIALYSIS SERVICES-OREGON, LLC (F/K/A WILLAMETTE VALLEY KIDNEY CENTER, LLC)
FMS NEW YORK, INC.
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS USA HOME DIALYSIS, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA SALES, INC.
FRESENIUS USA, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOME INTENSIVE CARE, INC.
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
MERCY DIALYSIS CENTER, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NAPLES DIALYSIS CENTER, LLC

13

NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEOMEDICA, INC
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.
NNA OF LOUISIANA, LLC
NNA OF MEMPHIS, LLC
NNA OF NEVADA, INC.
NNA OF NEWARK, L.L.C.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA PROPERTIES OF TENNESSEE, INC.
NNA-SAINT BARNABAS LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NNA TRANSPORTATION SERVICES CORPORATION
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
NORTHWEST DIALYSIS, INC.
PHYSICIANS DIALYSIS COMPANY, INC.
PRIME MEDICAL, INC.
QUALICENTERS, INC.
RCG ARLINGTON HEIGHTS, LLC
RCG BLOOMINGTON, LLC
RCG CREDIT CORPORATION
RCG EAST TEXAS, LLP
RCG FINANCE, INC.
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARION, LLC
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC

14

RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PA MERGER CORP.
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RCG WHITEHAVEN, LLC
RCG/SAINT LUKE’S, LLC
RCGIH, INC.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP CENTRAL MEMPHIS, LLC
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TEXAS, LP
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENAL SCIENTIFIC SERVICES, INC.
RENALNET ARIZONA, INC.
RENALNET, INC.
RENALPARTNERS OF INDIANA, LLC
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF AMESBURY, INC.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PENN HILLS, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SHALER, INC.

15

RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS, INC.
RENEX MANAGEMENT SERVICES, INC.
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER
SMYRNA DIALYSIS CENTER, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SSKG, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

By
Name:
Title:

16

Acknowledged and accepted:

NATIONAL MEDICAL CARE, INC.

By
Name:
Title:

NMC FUNDING CORPORATION

By
Name:
Title:

The undersigned acknowledges and accepts the foregoing, and hereby gives notice to each Transferring Affiliate that, for purposes of Section 9 of the Transferring Affiliate Letter, the address of the undersigned is WestLB AG, New York Branch.

WestLB AG, New York Branch as Agent

By
Name:
Title:

By
Name:
Title:

17

EXECUTION COPY

AMENDMENT NO. 1

Dated as of November 17, 2009

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 1 (this “Amendment”) dated as of November 17, 2009 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”) and (ii) the entities listed on the signature pages hereof under the heading “New  Transferring Affiliates” (collectively, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.            The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the RPA referred to therein.

B.                                    The parties hereto desire to add the New Transferring Affiliates as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE,  in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.

(a)                                 Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the New Transferring Affiliates are hereby added as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter.  Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller will forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to such New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

(b)                                 Fresenius USA Sales, Inc. and RenalNet Arizona, Inc. are hereby terminated as Transferring Affiliates as of the effective date of this Amendment.  Each of Fresenius USA Sales, Inc. and RenalNet Arizona, Inc. have no further right or obligation to transfer any of its Receivables hereunder and shall cease to be a “Transferring Affiliate” hereunder except with respect to Receivables that arose prior to such termination.

(c)                                  Section 1 of the Transferring Affiliate Letter is amended and restated in its entirety to read as follows:

1.                                      (a)                                 Each of the undersigned Transferring Affiliates will from time to time forthwith sell to the Seller, and the Seller will from time to time forthwith purchase from such Transferring Affiliate, all of the present and future Receivables, and all Related Security, if any, with respect thereto, which are owed from time to time to such Transferring Affiliate for an amount equal to the Intercompany Purchase Price (as defined below) of such Receivables, which amount the Seller shall pay to such Transferring Affiliate in cash or by way of a credit to such Transferring Affiliate in the appropriate intercompany account by the last Business Day of the month following the month in which such purchase was made; it being further agreed that (a) that each such purchase of each such Receivable and Related Security with respect thereto shall be deemed to be made on the date such Receivable is created, and (b) the Seller shall settle from time to time each such credit to the account of such Transferring Affiliate, by way of payments in cash or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.  As used herein, the term “Intercompany Purchase Price” shall mean a purchase price as may be agreed from time by each Transferring Affiliate and the Seller and which would provide the Seller with a reasonable return on its purchases hereunder after taking into account (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Seller of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Transferring Affiliate and the Seller may agree from time to time to change the Intercompany Purchase Price based on changes in the items described in clauses (i) and (ii) of the previous sentence, provided that any change to the Intercompany Purchase Price shall apply only prospectively and shall not affect the purchase price of Receivables sold prior to the date on which the Transferring Affiliate and the Seller agree to make such change.

(b)                                 If on any day the Purchaser becomes entitled to a Purchase Price Credit pursuant to Section 2.3(a) of the Agreement, the Seller shall become entitled to a credit against the Intercompany Purchase Price in the same amount as such Purchase Price Credit, which will be owed to the Seller by the Transferring Affiliate that originated the Receivable giving rise to the Purchase Price Credit. If any credit to which the Seller becomes so entitled on any date exceeds the aggregate Intercompany Purchase Price of the Receivables sold hereunder by such Transferring Affiliate on such date, then such Transferring Affiliate shall pay the remaining amount of such credit to the Seller in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, such Transferring Affiliate shall be allowed to deduct the remaining amount of

2

such credit from any indebtedness owed to it by the Seller with respect to other purchases of Receivables hereunder.

(c)                                  It is the intention of the parties hereto that each purchase of Receivables under this Transferring Affiliate Letter shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the applicable Transferring Affiliate to the Seller, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the applicable Transferring Affiliate’s estate in the event of an insolvency.  If, notwithstanding the foregoing, the transactions contemplated under this Transferring Affiliate Letter should be deemed a financing, each Transferring Affiliate and the Seller intend that each Transferring Affiliate shall be deemed to have granted to the Seller a first priority perfected and continuing security interest in all of such Transferring Affiliate’s right, title and interest in, to and under the Receivables now or hereafter arising that are sold to the Seller pursuant to this Transferring Affiliate Letter, together with the Related Assets with respect thereto.  In addition, to further protect the interests of the Seller and its assigns, each Transferring Affiliate hereby grants to the Seller (for the benefit of itself and the other Indemnified Parties (as defined in Section 17)) a first priority perfected and continuing security interest in all of such Transferring Affiliate’s right, title and interest in, to and under all Receivables arising after the Termination Date, together with the Related Assets with respect thereto.  The security interests deemed granted and granted pursuant to the two preceding sentences shall secure all obligations of the Transferring Affiliates hereunder and under the other Transaction documents (including, without limitation, all indemnification obligations of the Transferring Affiliates under Section 17 of this Transferring Affiliate Letter).

(d)                                 The Transferring Affiliate Letter is further amended to add the following new Sections 17 and 18 immediately after Section 16:

17.                               Indemnities by the Transferring Affiliates.  Without limiting any other rights which the Seller or any other Indemnified Party (as defined below) may have hereunder or under applicable law, the Transferring Affiliates hereby jointly and severally agree to indemnify the Seller and any successors and permitted assigns (including, without limitation, the Purchaser, Conduit Investors, the Bank Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers) and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, the Agent, any Administrative Agent, any Collateral Agent or the Purchaser, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between any Transferring Affiliate or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Transferring Affiliate Letter, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by

3

the Seller and its assigns of Receivables and Related Assets or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party, Indemnified Amounts for which the Seller is compensated under Section 1(b), or (iii) recourse (except as otherwise specifically provided in this Transferring Affiliate Letter) for uncollectible Receivables.  Without limiting the generality of the foregoing, the Transferring Affiliates, jointly and severally, shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)                                     any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Transferring Affiliate Letter or any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)                                  the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii)                               the failure to vest and maintain vested in the Purchaser a first priority ownership interest in the Affected Assets free and clear of any Adverse Claim;

(iv)                              the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)                              any failure of the Collection Agent (if a Parent Group Member or designee thereof) to perform its duties or obligations in accordance with the provisions of the TAA; or

4

(vii)                           any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii)                        the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix)                              the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Transferring Affiliate Letter or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x)                                 the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xi)                              the commingling by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) of Collections of Receivables at any time with other funds;

(xii)                           any investigation, litigation or proceeding related to Transferring Affiliate Letter, any of the other Transaction Documents, the use of proceeds of Transfers by the Seller or any other Originating Entity, the ownership of any Receivable, Related Security or Contract or any interest therein;

(xiii)                        the failure of any Special Account Bank or any Designated Account Agent to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Seller, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms of the Transaction Documents) whether by reason of the exercise of set-off rights or otherwise;

(xiv)                       any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xv)                          any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer or any transfer of any Receivable hereunder under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi)                       any action taken by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the

5

enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with any applicable Liquidity Provider Agreement, Credit Support Agreement or the credit support furnished by any applicable Credit Support Provider to the Seller and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Seller shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xvii)                    any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Seller or any Parent Group Member; or

(xviii)                 any failure by the Seller or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables.

18.  Perfection Representations.  The Perfection Representations shall be a part of the Agreement for all purposes.  Each Transferring Affiliate hereby makes the representations and warranties set forth in the Perfection Representations as of the date of each sale of Receivables hereunder.  The Perfection Representations shall survive termination of this Agreement.

SECTION 2.  Conditions Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates and (ii) the effectiveness of the Fifth Amended and Restated Transfer and Administration Agreement of even date herewith among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as “Agent”.

SECTION 3.  Covenants, Representations and Warranties of the Transferring Affiliates.

3.1                               Upon the effectiveness of this Amendment, each Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring

6

Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2                               Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

SECTION 4.  Reference to and Effect on the Transferring Affiliate Letter.

4.1                               Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2                               Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

APHERESIS CARE GROUP, INC.
BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF IDAHO, LLC
BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
DIALYSIS SERVICES OF SOUTHEAST ALASKA, LLC
DIALYSIS SPECIALISTS OF MARIETTA, LTD.
FMS PHILADELPHIA DIALYSIS, LLC
FRESENIUS MEDICAL CARE COMPREHENSIVE CKD SERVICES, INC.
FRESENIUS MEDICAL CARE HEALTH PLAN, INC.
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE HOLDINGS, INC.
FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
FRESENIUS MEDICAL CARE PHARMACY SERVICES, INC.
FRESENIUS MEDICAL CARE PSO, LLC
FRESENIUS MEDICAL CARE RX, LLC
FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
FRESENIUS MEDICAL CARE VENTURES, LLC
FRESENIUS USA MANUFACTURING, INC.
HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
INTEGRATED RENAL CARE OF THE PACIFIC, LLC
METRO DIALYSIS CENTER - NORMANDY, INC.
METRO DIALYSIS CENTER - NORTH, INC.
NEPHROMED LLC
NEW YORK DIALYSIS MANAGEMENT, INC.
NMC SERVICES, INC.
QUALICENTERS ALBANY, LTD.
QUALICENTERS BEND LLC
QUALICENTERS COOS BAY, LTD.
QUALICENTERS EUGENE-SPRINGFIELD, LTD.
QUALICENTERS INLAND NORTHWEST L.L.C.
QUALICENTERS PUEBLO LLC
QUALICENTERS SALEM LLC
QUALICENTERS SIOUX CITY, LLC
RENAISSANCE HEALTH CARE, INC.
RENAL CARE GROUP OF THE ROCKIES, LLC
RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
RENAL CARE GROUP TOLEDO, LLC

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

RENAL CARE GROUP-HARLINGEN, L.P.
RENAL SOLUTIONS, INC.
S.A.K.D.C., INC.
SORB TECHNOLOGY, INC.
SPECTRA DIAGNOSTICS, LLC
SPECTRA MEDICAL DATA PROCESSING, LLC
SPECTRA RENAL RESEARCH, LLC
ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
TAPPAHANNOCK DIALYSIS CENTER, INC.
U.S. VASCULAR ACCESS HOLDINGS, LLC
WARRENTON DIALYSIS FACILITY, INC.
WEST END DIALYSIS CENTER, INC.

By:
Name:
Title:

Existing Transferring Affiliates:

ANGLETON DIALYSIS, INC.
ARIZONA RENAL INVESTMENTS, LLC
BIO-MEDICAL APPLICATIONS HOME DIALYSIS SERVICES, INC.
BIO MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AGUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GLENDORA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HOBOKEN, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LAS AMERICAS, INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.
BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF MLK, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST, D.C., INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.
BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BRAZORIA KIDNEY CENTER, INC.
BREVARD COUNTY DIALYSIS, LLC
CARTERSVILLE DIALYSIS CENTER, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COBB COUNTY DIALYSIS, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CON MED SUPPLY COMPANY, INC.
CONEJO VALLEY DIALYSIS, INC.
COVINGTON DIALYSIS CENTER, LLC
DIABETES CARE GROUP, INC.
DIALYSIS AMERICA ALABAMA, LLC
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.
DIALYSIS LICENSING CORP.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES, INC.

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP
EVEREST HEALTHCARE TEXAS, LP
EVEREST MANAGEMENT, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC (F/K/A BIO MEDICAL APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES OREGON, LLC
FMS NEW YORK, INC.
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS USA HOME DIALYSIS, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA SALES, INC.
FRESENIUS USA, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOME INTENSIVE CARE, INC.
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
MERCY DIALYSIS CENTER, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NAPLES DIALYSIS CENTER, LLC
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES
MANAGEMENT COMPANY OF TEXAS, INC.

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEOMEDICA, INC
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.
NNA OF LOUISIANA, LLC
NNA OF MEMPHIS, LLC
NNA OF NEVADA, INC.
NNA OF NEWARK, L.L.C.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA PROPERTIES OF TENNESSEE, INC.
NNA-SAINT BARNABAS LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NNA TRANSPORTATION SERVICES CORPORATION
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
NORTHWEST DIALYSIS, INC.
PHYSICIANS DIALYSIS COMPANY, INC.
QUALICENTERS, INC.
RCG ARLINGTON HEIGHTS, LLC
RCG BLOOMINGTON, LLC
RCG CREDIT CORPORATION
RCG EAST TEXAS, LLP
RCG FINANCE, INC.
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARION, LLC
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PA MERGER CORP.
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RCG WHITEHAVEN, LLC
RCG/SAINT LUKE’S, LLC

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

RCGIH, INC.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP CENTRAL MEMPHIS, LLC
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TEXAS, LP
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENALNET, INC.
RENALPARTNERS OF INDIANA, LLC
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF AMESBURY, INC.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF NORTH ANDOVER, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PENN HILLS, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SHALER, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
RENEX DIALYSIS HOMECARE OF GREATER ST. LOUIS, INC.
RENEX MANAGEMENT SERVICES, INC.
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

SMYRNA DIALYSIS CENTER, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SSKG, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page

Amendment No. 1 to Transferring Affiliate Letter

AMENDMENT NO. 2

Dated as of June 16, 2010

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 2 (this “Amendment”) dated as of June 16, 2010 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”) and (ii) the entities listed on the signature pages hereof under the heading “New Transferring Affiliates” (collectively, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.                                    The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the RPA referred to therein.

B.                                    The parties hereto desire to amend the list of Transferring Affiliates under the Transferring Affiliate Letter by (i) terminating certain Existing Transferring Affiliates as specified in Section 1(b) below that have become dormant and have ceased to generate Receivables or have merged with other Transferring Affiliates and (ii) adding the New Transferring Affiliates.

C.                                    The parties hereto desire to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.

(a)                                 New Transferring Affiliates.  Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the New Transferring Affiliates are hereby added as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter.  Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller will forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to such New Transferring Affiliate and all Related Security with respect thereto.  All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

New Transferring Affiliates:

Fresenius Medical Care Apheresis Services, LLC

Fresenius Vascular Care, Inc. (f/k/a National Vascular Care, Inc.)

Health IT Services Group, LLC

New York Dialysis Services, Inc.

RCG Robstown, LLP

Saint Louis Renal Care, LLC

(b)                                 Terminated Transferring Affiliates.  Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Transferring Affiliates listed below (each, a “Terminated Transferring Affiliate”) are hereby terminated as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each of the parties hereto agrees that the Terminated Transferring Affiliates shall have no further right or obligation to transfer any of their Receivables under the Transferring Affiliate Letter and shall cease to be “Transferring Affiliates” thereunder, except with respect to Receivables that arose prior to the date hereof:

Terminated Transferring Affiliates:

Angleton Dialysis, Inc.

Arizona Renal Investments, LLC

Bio-Medical Applications Home Dialysis Services, Inc

Bio-Medical Applications of Glendora, Inc.

Bio-Medical Applications of Hoboken, Inc.

Bio-Medical Applications of Idaho, LLC

Bio-Medical Applications of Las Americas, Inc.

Brazoria Kidney Center, Inc.

Cartersville Dialysis Center, LLC

Cobb County Dialysis, LLC

Con-Med Supply Company, Inc.

Covington Dialysis Center, LLC

Diabetes Care Group, Inc.

Dialysis America Alabama, LLC

Dialysis Licensing Corp.

Everest Management, Inc.

FMS New York, Inc.

Fresenius USA Home Dialysis, Inc.

Home Intensive Care, Inc.

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Mercy Dialysis Center, Inc.

Naples Dialysis Center, LLC

Neomedica, Inc.

New York Dialysis Management, Inc.

NNA of Memphis, LLC

NNA Properties of Tennessee, Inc.

NNA Transportation Services Corporation

Northwest Dialysis, Inc.

RCG Arlington Heights, LLC

RCG Credit Corporation

RCG Finance, Inc.

RCG Marion, LLC

RCG PA Merger Corp.

RCG Whitehaven, LLC

RCG/Saint Luke’s LLC

RCGIH, Inc.

Renal Care Group Central Memphis, LLC

RenalNet, Inc.

RenalPartners of Indiana, LLC

Renex Dialysis Clinic of Amesbury, Inc.

Renex Dialysis Clinic of North Andover, Inc.

Renex Dialysis Clinic of Penn Hills, Inc.

Renex Dialysis Clinic of Shaler, Inc.

Renex Dialysis Homecare of Greater St. Louis, Inc.

Renex Management Services, Inc.

SECTION 2.  Conditions Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller, the New Transferring Affiliates, and the Existing Transferring Affiliates, and (ii) the effectiveness of Amendment No. 1 to the TAA of even date herewith.

SECTION 3.  Covenants, Representations and Warranties of the Transferring Affiliates.

3.1                               Upon the effectiveness of this Amendment, each Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.2                               Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

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SECTION 4.  Reference to and Effect on the Transferring Affiliate Letter.

4.1                               Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2                               Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

Fresenius Medical Care Apheresis Services, LLC
Fresenius Vascular Care, Inc. (f/k/a National Vascular Care, Inc.)
Health IT Services Group, LLC
New York Dialysis Services, Inc.
RCG Robstown, LLP
Saint Louis Renal Care, LLC

By:
Name:
Title:

Existing Transferring Affiliates:

Apheresis Care Group, Inc
Bio-Medical Applications Management Company, Inc.
Bio-Medical Applications of Aguadilla, Inc.
Bio-Medical Applications of Alabama, Inc.
Bio-Medical Applications of Amarillo, Inc.
Bio-Medical Applications of Anacostia, Inc.
Bio-Medical Applications of Arecibo, Inc.
Bio-Medical Applications of Arkansas, Inc.
Bio-Medical Applications of Bayamon, Inc.
Bio-Medical Applications of Blue Springs, Inc.
Bio-Medical Applications of Caguas, Inc.
Bio-Medical Applications of California, Inc.
Bio-Medical Applications of Camarillo, Inc.
Bio-Medical Applications of Capitol Hill, Inc.
Bio-Medical Applications of Carolina, Inc.
Bio-Medical Applications of Carson, Inc.
Bio-Medical Applications of Clinton, Inc.
Bio-Medical Applications of Columbia Heights, Inc.
Bio-Medical Applications of Connecticut, Inc.
Bio-Medical Applications of Delaware, Inc.
Bio-Medical Applications of Dover, Inc.
Bio-Medical Applications of Eureka, Inc.
Bio-Medical Applications of Fayetteville, Inc.
Bio-Medical Applications of Florida, Inc.
Bio-Medical Applications of Fremont, Inc.
Bio-Medical Applications of Fresno, Inc.
Bio-Medical Applications of Georgia, Inc.
Bio-Medical Applications of Guayama, Inc.
Bio-Medical Applications of Humacao, Inc.

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

Bio-Medical Applications of Illinois, Inc.
Bio-Medical Applications of Indiana, Inc.
Bio-Medical Applications of Kansas, Inc.
Bio-Medical Applications of Kentucky, Inc.
Bio-Medical Applications of Long Beach, Inc.
Bio-Medical Applications of Los Gatos, Inc.
Bio-Medical Applications of Louisiana, LLC
Bio-Medical Applications of Maine, Inc.
Bio-Medical Applications of Manchester, Inc.
Bio-Medical Applications of Maryland, Inc.
Bio-Medical Applications of Massachusetts, Inc.
Bio-Medical Applications of Mayaguez, Inc.
Bio-Medical Applications of Michigan, Inc.
Bio-Medical Applications of Minnesota, Inc.
Bio-Medical Applications of Mission Hills, Inc.
Bio-Medical Applications of Mississippi, Inc.
Bio-Medical Applications of Missouri, Inc.
Bio-Medical Applications of MLK, Inc.
Bio-Medical Applications of Nevada, Inc.
Bio-Medical Applications of New Hampshire, Inc.
Bio-Medical Applications of New Jersey, Inc.
Bio-Medical Applications of New Mexico, Inc.
Bio-Medical Applications of North Carolina, Inc.
Bio-Medical Applications of Northeast D.C., Inc.
Bio-Medical Applications of Oakland, Inc.
Bio-Medical Applications of Ohio, Inc.
Bio-Medical Applications of Oklahoma, Inc.
Bio-Medical Applications of Pennsylvania, Inc.
Bio-Medical Applications of Ponce, Inc.
Bio-Medical Applications of Puerto Rico, Inc.
Bio-Medical Applications of Rhode Island, Inc.
Bio-Medical Applications of Rio Piedras, Inc.
Bio-Medical Applications of San Antonio, Inc.
Bio-Medical Applications of San German, Inc.
Bio-Medical Applications of San Juan, Inc.
Bio-Medical Applications of South Carolina, Inc.
Bio-Medical Applications of Southeast Washington, Inc.
Bio-Medical Applications of Tennessee, Inc.
Bio-Medical Applications of Texas, Inc.
Bio-Medical Applications of the District of Columbia, Inc.
Bio-Medical Applications of Ukiah, Inc.
Bio-Medical Applications of Virginia, Inc.
Bio-Medical Applications of West Virginia, Inc.
Bio-Medical Applications of Wisconsin, Inc.
Bio-Medical Applications of Woonsocket, Inc.
Bio-Medical Applications of Wyoming, LLC

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

Brevard County Dialysis, LLC
Clayton County Dialysis, LLC
Clermont Dialysis Center, LLC
Columbus Area Renal Alliance, LLC
Conejo Valley Dialysis, Inc.
Dialysis America Georgia, LLC
Dialysis Associates of Northern New Jersey, L.L.C.
Dialysis Associates, LLC
Dialysis Centers of America - Illinois, Inc.
Dialysis Management Corporation
Dialysis Services of Atlanta, Inc.
Dialysis Services of Cincinnati, Inc.
Dialysis Services of Southeast Alaska, LLC
Dialysis Services, Inc.
Dialysis Specialists of Marietta, Ltd.
Dialysis Specialists of Topeka, Inc.
Dialysis Specialists of Tulsa, Inc.
Douglas County Dialysis, LLC
Doylestown Acute Renal Services, L.L.C.
Du Page Dialysis, Ltd.
Everest Healthcare Holdings, Inc.
Everest Healthcare Indiana, Inc.
Everest Healthcare Ohio, Inc.
Everest Healthcare Rhode Island, Inc.
Everest Healthcare Texas Holding Corp.
Everest Healthcare Texas, L.P.
FMS Philadelphia Dialysis, LLC
Fondren Dialysis Clinic, Inc.
Fort Scott Regional Dialysis Center, Inc.
Four State Regional Dialysis Center, Inc.
Fresenius Health Partners, Inc. (f/k/a Fresenius Medical Care Health Plan, Inc.)
Fresenius Management Services, Inc.
Fresenius Medical Care Comprehensive CKD Services, Inc.
Fresenius Medical Care Dialysis Services Colorado LLC
Fresenius Medical Care Dialysis Services - Oregon, LLC
Fresenius Medical Care Healthcare Recruitment, LLC
Fresenius Medical Care Holdings, Inc.
Fresenius Medical Care of Illinois, LLC
Fresenius Medical Care Pharmacy Services, Inc.
Fresenius Medical Care PSO, LLC
Fresenius Medical Care Rx, LLC
Fresenius Medical Care Ventures Holding Company, Inc.
Fresenius Medical Care Ventures, LLC
Fresenius USA Manufacturing, Inc.

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

Fresenius USA Marketing, Inc.
Fresenius USA, Inc.
Gulf Region Mobile Dialysis, Inc.
Haemo-Stat, Inc.
Henry Dialysis Center, LLC
Holton Dialysis Clinic, LLC
Home Dialysis of America, Inc.
Home Dialysis of Muhlenberg County, Inc.
Homestead Artificial Kidney Center, Inc.
Integrated Renal Care of the Pacific, LLC
Jefferson County Dialysis, Inc.
KDCO, Inc.
Kentucky Renal Care Group, LLC
Lawton Dialysis, Inc.
Little Rock Dialysis, Inc.
Maumee Dialysis Services, LLC
Metro Dialysis Center - Normandy, Inc.
Metro Dialysis Center - North, Inc.
Miami Regional Dialysis Center, Inc.
Michigan Home Dialysis Center, Inc.
National Medical Care, Inc.
National Nephrology Associates Management Company of Texas, Inc.
National Nephrology Associates of Texas, L.P.
Nephromed LLC
NMC Services, Inc.
NNA Management Company of Kentucky, Inc.
NNA Management Company of Louisiana, Inc.
NNA of Alabama, Inc.
NNA of East Orange, L.L.C.
NNA of Florida, LLC
NNA of Georgia, Inc.
NNA of Harrison, L.L.C.
NNA of Louisiana, LLC
NNA of Nevada, Inc.
NNA of Newark, L.L.C.
NNA of Oklahoma, Inc.
NNA of Oklahoma, L.L.C.
NNA of Rhode Island, Inc.
NNA of Toledo, Inc.
NNA-Saint Barnabas, L.L.C.
NNA-Saint Barnabas-Livingston, L.L.C.
Norcross Dialysis Center, LLC
North Buckner Dialysis Center, Inc.
Northeast Alabama Kidney Clinic, Inc.
Northern New Jersey Dialysis, L.L.C.

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

Physicians Dialysis Company, Inc.
QualiCenters Albany, Ltd.
QualiCenters Bend, LLC
QualiCenters Coos Bay, Ltd.
QualiCenters Eugene-Springfield Ltd.
QualiCenters Inland Northwest LLC
QualiCenters Pueblo, LLC
QualiCenters Salem, LLC
QualiCenters Sioux City LLC
Qualicenters, Inc.
RCG Bloomington, LLC
RCG East Texas, LLP
RCG Indiana, L.L.C.
RCG Irving, LLP
RCG Martin, LLC
RCG Memphis East, LLC
RCG Memphis, LLC
RCG Mississippi, Inc.
RCG University Division, Inc.
RCG West Health Supply, L.C.
Renaissance Health Care, Inc.
Renal Care Group Alaska, Inc.
Renal Care Group East, Inc.
Renal Care Group Michigan, Inc.
Renal Care Group Northwest, Inc.
Renal Care Group of the Midwest, Inc.
Renal Care Group of the Ozarks, LLC
Renal Care Group of the Rockies, LLC
Renal Care Group of the South, Inc.
Renal Care Group of the Southeast, Inc.
Renal Care Group Ohio, Inc.
Renal Care Group South New Mexico, LLC
Renal Care Group Southwest Holdings, Inc.
Renal Care Group Southwest Michigan, LLC
Renal Care Group Southwest, L.P.
Renal Care Group Texas, Inc.
Renal Care Group Texas, LP
Renal Care Group Toledo, LLC
Renal Care Group Westlake, LLC
Renal Care Group, Inc.
Renal Care Group-Harlingen, L.P.
Renal Solutions, Inc.
RenalPartners, Inc.
Renex Corp.
Renex Dialysis Clinic of Bloomfield, Inc.
Renex Dialysis Clinic of Bridgeton, Inc.

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

Renex Dialysis Clinic of Creve Coeur, Inc.
Renex Dialysis Clinic of Doylestown, Inc.
Renex Dialysis Clinic of Maplewood, Inc.
Renex Dialysis Clinic of Orange, Inc.
Renex Dialysis Clinic of Philadelphia, Inc.
Renex Dialysis Clinic of Pittsburgh, Inc.
Renex Dialysis Clinic of South Georgia, Inc.
Renex Dialysis Clinic of St. Louis, Inc.
Renex Dialysis Clinic of Tampa, Inc.
Renex Dialysis Clinic of Union, Inc.
Renex Dialysis Clinic of University City, Inc.
Renex Dialysis Clinic of Woodbury, Inc.
Renex Dialysis Facilities, Inc.
S.A.K.D.C., Inc.
San Diego Dialysis Services, Inc.
Santa Barbara Community Dialysis Center, Inc.
Smyrna Dialysis Center, LLC
SORB Technology, Inc.
Spectra Diagnostics, LLC
Spectra East, Inc.
Spectra Laboratories, Inc.
Spectra Medical Data Processing, LLC
Spectra Renal Research, LLC
SSKG, Inc.
St. Louis Regional Dialysis Center, Inc.
STAT Dialysis Corporation
Stone Mountain Dialysis Center, LLC
Stuttgart Dialysis, LLC
Tappahannock Dialysis Center, Inc.
Terrell Dialysis Center, L.L.C.
Three Rivers Dialysis Services, LLC
U.S. Vascular Access Holdings, LLC
Warrenton Dialysis Facility, Inc.
West End Dialysis Center, Inc.
West Palm Dialysis, LLC
Wharton Dialysis, Inc.
WSKC Dialysis Services, Inc.

Terminated Transferring Affiliates:
Angleton Dialysis, Inc.
Arizona Renal Investments, LLC
Bio-Medical Applications Home Dialysis Services, Inc
Bio-Medical Applications of Glendora, Inc.
Bio-Medical Applications of Hoboken, Inc.
Bio-Medical Applications of Idaho, LLC
Bio-Medical Applications of Las Americas, Inc.
Brazoria Kidney Center, Inc.

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

Cartersville Dialysis Center, LLC
Cobb County Dialysis, LLC
Con-Med Supply Company, Inc.
Covington Dialysis Center, LLC
Diabetes Care Group, Inc.
Dialysis America Alabama, LLC
Dialysis Licensing Corp.
Everest Management, Inc.
FMS New York, Inc.
Fresenius USA Home Dialysis, Inc.
Home Intensive Care, Inc.
Mercy Dialysis Center, Inc.
Naples Dialysis Center, LLC
Neomedica, Inc.
New York Dialysis Management, Inc.
NNA of Memphis, LLC
NNA Properties of Tennessee, Inc.
NNA Transportation Services Corporation
Northwest Dialysis, Inc.
RCG Arlington Heights, LLC
RCG Credit Corporation
RCG Finance, Inc.
RCG Marion, LLC
RCG PA Merger Corp.
RCG Whitehaven, LLC
RCG/Saint Luke’s LLC
RCGIH, Inc.
Renal Care Group Central Memphis, LLC
RenalNet, Inc.
RenalPartners of Indiana, LLC
Renex Dialysis Clinic of Amesbury, Inc.
Renex Dialysis Clinic of North Andover, Inc.
Renex Dialysis Clinic of Penn Hills, Inc.
Renex Dialysis Clinic of Shaler, Inc.
Renex Dialysis Homecare of Greater St. Louis, Inc.
Renex Management Services, Inc.

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page
Amendment No. 2 to Amended and Restated
Transferring Affiliate Letter

EXECUTION COPY

AMENDMENT NO. 3

Dated as of August 9, 2011

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 3 (this “Amendment”) dated as of August 9, 2011 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”) and (ii) the entities listed on the signature pages hereof under the heading “New  Transferring Affiliates” (collectively, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.                                    The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the “Agreement” referred to therein.

B.                                    The parties hereto desire to add the New Transferring Affiliates as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE,  in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.

(a)                                 New Transferring Affiliates. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the New Transferring Affiliates are hereby added as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter.  Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller will forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to such New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

(b)                                 Terminated Transferring Affiliates. Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Transferring Affiliates listed below (each, a “Terminated Transferring Affiliate”) are hereby terminated as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each of the parties hereto agrees that the Terminated Transferring Affiliates shall have no further right or obligation to transfer any of their Receivables hereunder and shall cease to be “Transferring Affiliates” hereunder except with respect to Receivables that arose prior to such termination.

Terminated Transferring Affiliates:

Bio-Medical Applications of MLK, Inc.

NNA of Newark, L.L.C.
Renal Care Group Texas, LP

(c)                                  Section 6(h) of the Transferring Affiliate Letter is hereby amended and restated as follows:

“(h) The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agent in respect thereof), the Intermediate Concentration Account Banks and the Concentration Account Bank, together with the account numbers of the Special Accounts at such Special Account Banks, the account numbers of the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and the account number of the Concentration Account of the Transferor at the Concentration Account Bank, are specified in writing in the Account Schedule (or at such other Special Account Banks, with such other Special Accounts, Intermediate Concentration Account or with such other Designated Account Agents in respect of which all of the requirements set forth in Section 5.2(e) of the Agreement have been satisfied).”

SECTION 2.  Conditions Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates, (ii) the effectiveness of Amendment No. 3 to the Amended and Restated Receivables Purchase Agreement of even date herewith between NMC Funding Corporation and the Seller, and (iii) the effectiveness of Amendment No. 3 to the Fifth Amended and Restated Transfer and Administration Agreement of even date herewith among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and WestLB AG, New York Branch, as “Agent”.

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SECTION 3.  Covenants, Representations and Warranties of the Transferring Affiliates.

3.1                               Upon the effectiveness of this Amendment, each New Transferring Affiliate (i) represents and warrants that (A) it is, directly or indirectly, a wholly-owned subsidiary of FMCH, (B) it is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities and (C) each statement set forth in Section 6 of the Transferring Affiliate Letter is true and correct in respect of such New Transferring Affiliate, and (ii) hereby makes the Perfection Representations and all covenants as a Transferring Affiliate in the Transferring Affiliate Letter (as amended hereby).

3.2                               Upon the effectiveness of this Amendment, each Existing Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.3                               Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

SECTION 4.  Reference to and Effect on the Transferring Affiliate Letter.

4.1                               Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2                               Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3                               The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken

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together shall constitute but one and the same instrument.  Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

FMS DELAWARE DIALYSIS, LLC
FRESENIUS MEDICAL CARE — SOUTH TEXAS KIDNEY, LLC
FRESENIUS MEDICAL CARE HARSTON HALL, LLC
FRESENIUS MEDICAL CARE OF MONTANA, LLC
FRESENIUS MEDICAL CARE - OSUIM KIDNEY CENTERS, LLC
INLAND NORTHWEST RENAL CARE GROUP, LLC
RCG PENSACOLA, LLC
RENAL CARE GROUP TERRE HAUTE, LLC
ROSS DIALYSIS — ENGLEWOOD, LLC

By:
Name:
Title:

Existing Transferring Affiliates:

APHERESIS CARE GROUP, INC.
BIO MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.
BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST, D.C., INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.
BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
BREVARD COUNTY DIALYSIS, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CONEJO VALLEY DIALYSIS, INC.
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES OF SOUTHEAST ALASKA, LLC
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF MARIETTA, LTD.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
FRESENIUS HEALTH PARTNERS CARE SYSTEMS, INC. (F/K/A RENAISSANCE HEALTH CARE, INC.)
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

EVEREST HEALTHCARE TEXAS HOLDING CORP.
EVEREST HEALTHCARE TEXAS, L.P.
FMS PHILADELPHIA DIALYSIS, LLC
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS HEALTH PARTNERS CARE SYSTEMS, INC. (F/K/A RENAISSANCE HEALTH CARE, INC.)
FRESENIUS HEALTH PARTNERS, INC. (F/K/A FRESENIUS MEDICAL CARE HEALTH PLAN, INC.)
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE COMPREHENSIVE CKD SERVICES, INC.
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE HOLDINGS, INC.
FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
FRESENIUS MEDICAL CARE PHARMACY SERVICES, INC.
FRESENIUS MEDICAL CARE PSO, LLC
FRESENIUS MEDICAL CARE RX, LLC
FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
FRESENIUS MEDICAL CARE VENTURES, LLC
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC (F/K/A BIO MEDICAL APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES OREGON, LLC
FRESENIUS USA MANUFACTURING, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA, INC.
FRESENIUS VASCULAR CARE, INC. (F/K/A NATIONAL VASCULAR CARE, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO-STAT, INC.
HEALTH IT SERVICES GROUP, LLC
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
INTEGRATED RENAL CARE OF THE PACIFIC, LLC
JEFFERSON COUNTY DIALYSIS, INC.

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
METRO DIALYSIS CENTER - NORMANDY, INC.
METRO DIALYSIS CENTER - NORTH, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEPHROMED LLC
NEW YORK DIALYSIS SERVICES, INC.
NMC SERVICES, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.
NNA OF LOUISIANA, LLC
NNA OF NEVADA, INC.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA-SAINT BARNABAS LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
PHYSICIANS DIALYSIS COMPANY, INC.
QUALICENTERS, INC.
QUALICENTERS ALBANY, LTD.
QUALICENTERS BEND, LLC
QUALICENTERS COOS BAY, LTD.
QUALICENTERS EUGENE-SPRINGFIELD LTD.
QUALICENTERS INLAND NORTHWEST LLC
QUALICENTERS PUEBLO, LLC
QUALICENTERS SALEM, LLC
QUALICENTERS SIOUX CITY LLC

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

RCG BLOOMINGTON, LLC
RCG EAST TEXAS, LLP
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG ROBSTOWN, LLP
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE ROCKIES, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TOLEDO, LLC
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENAL CARE GROUP-HARLINGEN, L.P.
RENAL SOLUTIONS, INC.
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
S.A.K.D.C., INC.
SAINT LOUIS RENAL CARE, LLC
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER
SMYRNA DIALYSIS CENTER, LLC
SORB TECHNOLOGY, INC.
SPECTRA DIAGNOSTICS, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SPECTRA MEDICAL DATA PROCESSING, LLC
SPECTRA RENAL RESEARCH, LLC
SSKG, INC.
ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TAPPAHANNOCK DIALYSIS CENTER, INC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
U.S. VASCULAR ACCESS HOLDINGS, LLC
WARRENTON DIALYSIS FACILITY, INC.
WEST END DIALYSIS CENTER, INC.
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page

Amendment No. 3 to Transferring Affiliate Letter

EXHIBIT P

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF AMENDMENT TO TRANSFERRING AFFILIATE LETTER, RECEIVABLES PURCHASE AGREEMENT AND PARENT AGREEMENT

[Attached]

P-1

FORM OF
AMENDMENT TO TRANSFERRING AFFILIATE LETTER

UPDATED - EXECUTION COPY

AMENDMENT NO. 4

Dated as of January 17, 2013

to

AMENDED AND RESTATED TRANSFERRING AFFILIATE LETTER

Dated as of October 16, 2008

THIS AMENDMENT NO. 4 (this “Amendment”) dated as of January 17, 2013 is entered into by and among (i) NATIONAL MEDICAL CARE, INC., a Delaware corporation (the “Seller”) and (ii) the entities listed on the signature pages hereof under the heading “New Transferring Affiliates” (collectively, the “New Transferring Affiliates”) and (iii) the other entities listed on the signature pages hereof under the heading “Existing Transferring Affiliates” (collectively, the “Existing Transferring Affiliates” and, together with the New Transferring Affiliates, the “Transferring Affiliates”).

PRELIMINARY STATEMENT

A.            The Seller and the Existing Transferring Affiliates are parties to that certain Amended and Restated Transferring Affiliate Letter dated as of October 16, 2008 (as amended or otherwise modified prior to the date hereof, the “Transferring Affiliate Letter”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Transferring Affiliate Letter or in the “Agreement” referred to therein.

B.            The parties hereto desire to add the New Transferring Affiliates as Transferring Affiliates under the Transferring Affiliate Letter and to amend the Transferring Affiliate Letter on the terms and conditions hereinafter set forth.

NOW, THEREFORE,  in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendments.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Transferring Affiliate Letter is hereby amended as follows:

(a)           New Transferring Affiliates. The New Transferring Affiliates are hereby added as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each New Transferring Affiliate shall have all of the rights and obligations of a Transferring Affiliate under the Transferring Affiliate Letter.  Accordingly, on the effective date of this Amendment, each New Transferring Affiliate shall sell to the Seller, and the Seller shall forthwith purchase from such New Transferring Affiliate, all of the Receivables with respect to such New Transferring Affiliate and all Related Security with respect thereto. All Receivables with respect to such New Transferring Affiliate arising after the effective date of this Amendment and all Related Security with respect thereto shall be sold to the Seller pursuant to the terms of the Transferring Affiliate Letter in the same manner as if such New Transferring Affiliate had been an original party thereto.

(b)           Terminated Transferring Affiliates.  The Existing Transferring Affiliates listed below (each, a “Terminated Transferring Affiliate”) are hereby terminated as “Transferring Affiliates” under the Transferring Affiliate Letter.  From and after the effective date of this Amendment, each of the parties hereto agrees that the Terminated Transferring Affiliates shall have no further right or obligation to transfer any of their Receivables hereunder and shall cease to be “Transferring Affiliates” hereunder except with respect to Receivables that arose prior to such termination.

Terminated Transferring Affiliates:

Renal Solutions, Inc.

SORB Technology, Inc.

(c)           New Transfer and Administration Agreement.  All references to the “Transfer and Administration Agreement” in the Transferring Affiliate Letter shall be to that certain Sixth Amended and Restated Transfer and Administration Agreement of even date herewith among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and The Bank of Nova Scotia, as “Agent”, as the same has been or may hereafter be from time to time amended, restated, supplemented or otherwise modified (the “Sixth Amended and Restated Transfer and Administration Agreement”).

(d)           Form of Payment by Seller.  Section 1 of the Transferring Affiliate Letter is hereby amended to delete clause (a) thereof in its entirety and to substitute the following new provision therefor:

(a)           Each of the undersigned Transferring Affiliates will from time to time forthwith sell to the Seller, and the Seller will from time to time forthwith purchase from such Transferring Affiliate, all of the present and future Receivables, and all Related Assets, if any, with respect thereto, which are owed from time to time to such Transferring Affiliate for an amount equal to the Intercompany Purchase Price (as defined below) of such Receivables, which amount the Seller shall pay to such Transferring Affiliate (i) in cash, (ii) by way of a credit to such Transferring Affiliate in the appropriate intercompany account, (iii) by delivery of one or more Letters of Credit

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procured by the Seller in such form or forms and for the benefit of such beneficiary or beneficiaries as may have been requested by such Transferring Affiliate or (iv) in any combination of the foregoing, in each case by the last Business Day of the month following the month in which such purchase was made (the related “TAL Settlement Date”).  Each purchase of a Receivable and the Related Assets with respect thereto shall be deemed to be made on the date such Receivable is created.

The Seller shall settle from time to time each credit to the account of a Transferring Affiliate by way of (i) payments in cash, (ii) credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller or (iii) delivery of one or more Letters of Credit procured by the Seller as requested by such Transferring Affiliate, in each case for the benefit of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

As used herein, the term “Intercompany Purchase Price” shall mean a purchase price as may be agreed from time by each Transferring Affiliate and the Seller and which would provide the Seller with a reasonable return on its purchases hereunder after taking into account (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Seller of financing its investment in such Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Transferring Affiliate and the Seller may agree from time to time to change the Intercompany Purchase Price based on changes in the items described in clauses (i) and (ii) of the previous sentence, provided that any change to the Intercompany Purchase Price shall apply only prospectively and shall not affect the purchase price of Receivables sold prior to the date on which the Transferring Affiliate and the Seller agree to make such change.

In the event the Seller shall have procured one or more Letters of Credit for a Transferring Affiliate as part of the Intercompany Purchase Price for any Receivables, and the aggregate face amount of such Letters of Credit exceeds the aggregate Intercompany Purchase Price payable to such Transferring Affiliate on the related TAL Settlement Date, then an amount equal to such excess shall be debited from the appropriate intercompany account and shall be deemed to be a prepayment for application on a later TAL Settlement Date toward the Intercompany Purchase Price for Receivables subsequently purchased hereunder.

In the event the Seller shall have procured a Letter of Credit for a Transferring Affiliate as part of the Intercompany Purchase Price for any Receivables, and such Letter of Credit (i) expires or is cancelled or otherwise terminated with all or any portion of its face amount undrawn, or (ii) has its face amount decreased (for a reason other than a drawing having been made thereunder), then an amount equal to such undrawn amount or decrease, as the case may be, shall either be paid by the Seller in cash to such Transferring Affiliate on the next TAL Settlement Date or, if the Seller does not then have cash available therefor, shall be deemed to be a credit to such Transferring Affiliate in the appropriate intercompany account.

4

(e)           Recharacterization.  Section 1 of the Transferring Affiliate Letter is hereby amended as follows:

(i) by deleting the second sentence of clause (c) thereof in its entirety and replacing it with the following:

If, notwithstanding the foregoing, the transactions contemplated under this Transferring Affiliate Letter should be deemed a financing and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing a “Recharacterization”), each Transferring Affiliate and the Seller intend that such Transferring Affiliate shall be deemed to have granted to the Seller a first priority perfected and continuing security interest in all of such Transferring Affiliate’s right, title and interest in, to and under the Receivables now or hereafter arising that are purportedly sold to the Seller pursuant to this Transferring Affiliate Letter, together with the Related Assets with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.  In the case of any Recharacterization, each Transferring Affiliate and the Seller represents and warrants that each remittance of Collections by such Transferring Affiliate to the Seller hereunder will have been (i) in payment of a debt incurred by such Transferring Affiliate in the ordinary course of business or financial affairs of the Seller and such Transferring Affiliate and (ii) made in the ordinary course of business or financial affairs of such Transferring Affiliate and the Seller.

(f)            New Agent.  Section 11 of the Transferring Affiliate Letter is hereby amended by replacing the reference to “WestLB AG, New York Branch” therein with “The Bank of Nova Scotia”, and “Agent” shall mean “The Bank of Nova Scotia, as Agent” in each place in which that term appears in the Transferring Affiliate Letter.

SECTION 2.  Conditions Precedent.  This Amendment shall become effective and be deemed effective as of the date hereof upon (i) the receipt by the Seller of counterparts of this Amendment duly executed by the Seller and the Transferring Affiliates, (ii) the effectiveness of the Second Amended and Restated Receivables Purchase Agreement of even date herewith between NMC Funding Corporation and the Seller, and (iii) the effectiveness of the Sixth Amended and Restated Transfer and Administration Agreement.

SECTION 3.  Covenants, Representations and Warranties of the Transferring Affiliates.

3.1          Upon the effectiveness of this Amendment, each New Transferring Affiliate (i) represents and warrants that (A) it is, directly or indirectly, a wholly-owned subsidiary of FMCH, (B) it is primarily engaged in the same business as is conducted on the date hereof by the Originating Entities and (C) each statement set forth in Section 6 of the Transferring Affiliate Letter is true and correct in respect of such New Transferring Affiliate, and (ii) hereby makes the Perfection Representations and all covenants as a Transferring Affiliate in the Transferring Affiliate Letter (as amended hereby).

5

3.2          Upon the effectiveness of this Amendment, each Existing Transferring Affiliate hereby reaffirms all covenants, representations and warranties made by it in the Transferring Affiliate Letter (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

3.3          Each Transferring Affiliate hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with terms hereof.

SECTION 4.  Reference to and Effect on the Transferring Affiliate Letter.

4.1          Upon the effectiveness of this Amendment, each reference in the Transferring Affiliate Letter to “Transferring Affiliate Letter,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the Transferring Affiliate Letter as amended hereby, and each reference to the Transferring Affiliate Letter in any other document, instrument and agreement executed and/or delivered in connection with the Transferring Affiliate Letter shall mean and be a reference to the Transferring Affiliate Letter as amended hereby.

4.2          Except as specifically amended hereby, the Transferring Affiliate Letter and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

4.3          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Seller or any of its assignees under the Transferring Affiliate Letter or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 5.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.

SECTION 6.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart via facsimile or other electronic transmission shall be deemed delivery of an original counterpart.

SECTION 7.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

New Transferring Affiliates:

FRESENIUS MEDICAL CARE OF NEBRASKA, LLC
NRA-ADA, OKLAHOMA, LLC
NRA-AUGUSTA, GEORGIA, LLC
NRA-BAMBERG, SOUTH CAROLINA, LLC
NRA-BARBOURVILLE (HOME THERAPY CENTER), KENTUCKY, LLC
NRA-BAY CITY, L.P.
NRA-BAY CITY, TEXAS, LLC
NRA-CROSSVILLE, TENNESSEE, LLC
NRA-DICKSON, TENNESSEE, LLC
NRA-FARMINGTON, MISSOURI, LLC
NRA-FREDERICKTOWN, MISSOURI, LLC
NRA-GEORGETOWN, KENTUCKY, LLC
NRA-GRAY, GEORGIA, LLC
NRA-HOGANSVILLE, GEORGIA, LLC
NRA-HOLLY HILL, SOUTH CAROLINA, LLC
NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
NRA-INPATIENT DIALYSIS, LLC
NRA-LAGRANGE, GEORGIA, LLC
NRA-LONDON, KENTUCKY, LLC
NRA-MACON, GEORGIA, LLC
NRA-MIDTOWN MACON, GEORGIA, LLC
NRA-MILLEDGEVILLE, GEORGIA, LLC
NRA-MONTICELLO, GEORGIA, LLC
NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
NRA-NEW CASTLE, INDIANA, LLC
NRA-NEWNAN ACQUISITION, LLC
NRA-NORTH AUGUSTA, SOUTH CAROLINA, LLC
NRA-ORANGEBURG, SOUTH CAROLINA, LLC
NRA-PALMETTO, GEORGIA, LLC
NRA-PRINCETON, KENTUCKY, LLC
NRA-ROANOKE, ALABAMA, LLC
NRA-SOUTH CITY, MISSOURI, LLC
NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
NRA-ST. LOUIS, MISSOURI, LLC
NRA-TALLADEGA, ALABAMA, LLC
NRA-VALDOSTA (NORTH), GEORGIA, LLC
NRA-VALDOSTA, GEORGIA, LLC
NRA-VARNVILLE, SOUTH CAROLINA, LLC

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

NRA-WASHINGTON COUNTY, MISSOURI, LLC
NRA-WINCHESTER, INDIANA, LLC
RAI CARE CENTERS OF ALABAMA, LLC
RAI CARE CENTERS OF FLORIDA I, LLC
RAI CARE CENTERS OF FLORIDA II, LLC
RAI CARE CENTERS OF GEORGIA I, LLC
RAI CARE CENTERS OF ILLINOIS I, LLC
RAI CARE CENTERS OF ILLINOIS II, LLC
RAI CARE CENTERS OF MARYLAND I, LLC
RAI CARE CENTERS OF MICHIGAN I, LLC
RAI CARE CENTERS OF MICHIGAN II, LLC
RAI CARE CENTERS OF NEBRASKA II, LLC
RAI CARE CENTERS OF NORTH CAROLINA II, LLC
RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
RAI CARE CENTERS OF OAKLAND II, LLC
RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC
RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
RAI CARE CENTERS OF TENNESSEE, LLC
RAI CARE CENTERS OF VIRGINIA II, LLC
RENAL CARE GROUP MAPLEWOOD, LLC
SOLUTIONS HEALTHCARE MANAGEMENT GROUP, LLC

(each a “Transferring Affiliate”)

By:
Name:
Title:

Existing Transferring Affiliates:

ACUMEN PHYSICIAN SOLUTIONS, LLC (F/K/A HEALTH IT SERVICES GROUP, LLC)
APHERESIS CARE GROUP, INC.
BIO MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.
BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.
BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST, D.C., INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.
BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
BREVARD COUNTY DIALYSIS, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CONEJO VALLEY DIALYSIS, INC.
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES OF SOUTHEAST ALASKA, LLC
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF MARIETTA, LTD.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP.
EVEREST HEALTHCARE TEXAS, L.P.
FMS DELAWARE DIALYSIS, LLC
FMS PHILADELPHIA DIALYSIS, LLC
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS HEALTH PARTNERS CARE SYSTEMS, INC. (F/K/A RENAISSANCE HEALTH CARE, INC.)
FRESENIUS HEALTH PARTNERS, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC (F/K/A BIO MEDICAL APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES- OREGON, LLC
FRESENIUS MEDICAL CARE HEALTH PLAN, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE COMPREHENSIVE CKD SERVICES, INC.
FRESENIUS MEDICAL CARE HARSTON HALL, LLC
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE HOLDINGS, INC.
FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
FRESENIUS MEDICAL CARE OF MONTANA, LLC
FRESENIUS MEDICAL CARE - OSUIM KIDNEY CENTERS, LLC
FRESENIUS MEDICAL CARE PHARMACY SERVICES, INC.

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

FRESENIUS MEDICAL CARE PSO, LLC
FRESENIUS MEDICAL CARE RX, LLC
FRESENIUS MEDICAL CARE — SOUTH TEXAS KIDNEY, LLC
FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
FRESENIUS MEDICAL CARE VENTURES, LLC
FRESENIUS USA MANUFACTURING, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA, INC.
FRESENIUS VASCULAR CARE, INC. (F/K/A NATIONAL VASCULAR CARE, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO-STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
INLAND NORTHWEST RENAL CARE GROUP, LLC
INTEGRATED RENAL CARE OF THE PACIFIC, LLC
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
METRO DIALYSIS CENTER - NORMANDY, INC.
METRO DIALYSIS CENTER - NORTH, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEPHROMED LLC
NEW YORK DIALYSIS SERVICES, INC.
NMC SERVICES, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

NNA OF LOUISIANA, LLC
NNA OF NEVADA, INC.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA-SAINT BARNABAS-LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
PHYSICIANS DIALYSIS COMPANY, INC.
QUALICENTERS ALBANY, LTD.
QUALICENTERS BEND, LLC
QUALICENTERS COOS BAY, LTD.
QUALICENTERS EUGENE-SPRINGFIELD LTD.
QUALICENTERS, INC.
QUALICENTERS INLAND NORTHWEST LLC
QUALICENTERS PUEBLO, LLC
QUALICENTERS SALEM, LLC
QUALICENTERS SIOUX CITY LLC
RCG BLOOMINGTON, LLC
RCG EAST TEXAS, LLP
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PENSACOLA, LLC
RCG ROBSTOWN, LLP
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE ROCKIES, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TERRE HAUTE, LLC
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TOLEDO, LLC
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENAL CARE GROUP-HARLINGEN, L.P.
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
ROSS DIALYSIS — ENGLEWOOD, LLC
S.A.K.D.C., INC.
SAINT LOUIS RENAL CARE, LLC
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
SMYRNA DIALYSIS CENTER, LLC
SPECTRA DIAGNOSTICS, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SPECTRA MEDICAL DATA PROCESSING, LLC
SPECTRA RENAL RESEARCH, LLC
SSKG, INC.
ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TAPPAHANNOCK DIALYSIS CENTER, INC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
U.S. VASCULAR ACCESS HOLDINGS, LLC

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

WARRENTON DIALYSIS FACILITY, INC.
WEST END DIALYSIS CENTER, INC.
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

(each a “Transferring Affiliate”)

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.

By:
Name:
Title:

Signature Page

Amendment No. 4 to Transferring Affiliate Letter

FORM OF
SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

UPDATED - EXECUTION COPY

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

between

NATIONAL MEDICAL CARE, INC.

as Seller

and

NMC FUNDING CORPORATION

as Purchaser

Dated as of January 17, 2013

TABLE OF CONTENTS

		Page

Article I
DEFINITIONS
SECTION 1.1.	Certain Defined Terms	1
SECTION 1.2.	Other Terms	10
SECTION 1.3.	Computation of Time Periods	11

Article II
PURCHASE AND SETTLEMENTS

SECTION 2.1.	Purchases of Receivables; Agreement to Purchase	11
SECTION 2.2.	Payment for the Purchases	12
SECTION 2.3.	Purchase Price Credit Adjustments	14
SECTION 2.4.	Payments and Computations, Etc	14
SECTION 2.5.	Transfer of Records to Purchaser	14
SECTION 2.6.	Protection of Ownership Interest of the Purchaser	15
SECTION 2.7.	Additional Transferring Affiliates	16
SECTION 2.8.	Letters of Credit	16

Article III
REPRESENTATIONS AND WARRANTIES

SECTION 3.1.	Representations and Warranties of the Seller	18
SECTION 3.2.	Reaffirmation of Representations and Warranties by the Seller	22

Article IV
CONDITIONS PRECEDENT

SECTION 4.1.	Conditions Precedent to Closing	22
SECTION 4.2.	Conditions Precedent to Purchases	22

Article V
COVENANTS

SECTION 5.1.	Affirmative Covenants of Seller	23
SECTION 5.2.	Negative Covenants of the Seller	28

Article VI
ADMINISTRATION AND COLLECTION

SECTION 6.1.	Collection of Receivables	31
SECTION 6.2.	Rights of Purchaser	31
SECTION 6.3.	Special Accounts	32
SECTION 6.4.	Responsibilities of the Seller	32

i

ii

EXHIBITS

EXHIBIT A	[RESERVED]

EXHIBIT B	[RESERVED]

EXHIBIT C	[RESERVED]

EXHIBIT D	Form of Special Account Letter

EXHIBIT E	Form of Subordinated Note

EXHIBIT F	List of Actions and Suits

EXHIBIT G	Location of Records

EXHIBIT H	List of Seller’s Subsidiaries, Divisions and Tradenames

EXHIBIT I	Form of Transferring Affiliate Letter

EXHIBIT J	List of Transferring Affiliates, Chief Executive Offices of Transferring Affiliates and Tradenames

EXHIBIT K	Form of Account Agent Agreement

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SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Agreement”) dated as of January 17, 2013, is entered into by and between NATIONAL MEDICAL CARE, INC., a Delaware corporation, as seller (the “Seller”), and NMC FUNDING CORPORATION, a Delaware corporation, as purchaser (the “Purchaser”).

PRELIMINARY STATEMENTS

WHEREAS, the Seller and the Purchaser are parties to that certain Amended and Restated Receivables Purchase Agreement dated as of October 16, 2008 (as amended prior to the date hereof, the “Existing Receivables Purchase Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Existing Receivables Purchase Agreement in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.                                                                  Certain Defined Terms.  Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms in the TAA. As used in this Agreement, the following terms shall have the following meanings:

“Account Agent Agreement” means an agreement in substantially the form of Exhibit K hereto.

“Adverse Claim” means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Affected Assets” means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

“Aggregate Unpaids” has the meaning specified in the TAA.

“Agreement” has the meaning specified in the Preamble hereto.

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“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §101 et seq., as amended.

“Base Rate” has the meaning specified in the TAA.

“Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Seller or any ERISA Affiliate of the Seller is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Business Day” means any day excluding Saturday, Sunday and any day on which banks in New York, New York are authorized or required by law to close.

“Capitalized Lease” of a Person means any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“CHAMPUS/VA” means, collectively, (i) the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering retirees and dependents of a member or a former member of a uniformed service, provided, financed and supervised by the United States Department of Defense and established by 10 USC §1071 et seq. and (ii) the Civilian Health and Medical Program of Veterans Affairs, a program of medical benefits covering dependents of veterans, administered by the United States Veterans’ Administration and Department of Defense and established by 38 USC §1713 et seq.

“CHAMPUS/VA Regulations” means collectively, all regulations of the Civilian Health and Medical Program of the Uniformed Services and the Civilian Health and Medical Program of Veterans Affairs, including (a) all federal statutes (whether set forth in 10 USC 1071, 38 USC 1713 or elsewhere) affecting CHAMPUS/VA; and (b) all applicable provisions of all rules, regulations (including 32 CFR 199 and 38 CFR 17.54), manuals, orders, and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, the Department of Defense, the Veterans’ Administration, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Closing Date” means January 17, 2013.

“CMS” means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration, an agency of the HHS charged with administering and regulating, among other things, certain aspects of Medicaid and Medicare and any successor agency or agencies charged with such responsibilities.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collection Account” has the meaning specified in the TAA.

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“Collection Agent” means at any time the Person then authorized pursuant to Section 6.1 of the TAA to service, administer and collect Receivables.

“Collection Date” means the date on which the TAA shall be terminated in accordance with its terms and all of the Aggregate Unpaids thereunder paid in full.

“Commercial Obligor” means any Obligor referred to in clause (C) or (E) of the definition of “Obligor”.

“Concentration Account” has the meaning specified in the TAA.

“Concentration Account Agreement” has the meaning specified in the TAA.

“Concentration Account Bank” has the meaning specified in the TAA.

“Concentration Account Notice” has the meaning specified in the TAA.

“Confidential Information” has the meaning specified in Section 5.1(d).

“Credit and Collection Policy” shall mean the Seller’s credit and collection policy or policies and practices, relating to Contracts and Receivables existing on the date hereof and as modified from time to time in compliance with Section 5.2(c).

“Designated Account Agent” means, in the case of any Originating Entity, an Affiliate thereof that (i) is, directly or indirectly, a wholly-owned Subsidiary of FMCH, (ii) has agreed to maintain a deposit account for the benefit of such Originating Entity to which Obligors in respect of such Originating Entity have been directed to remit payments on Receivables, and (iii) shall have executed and delivered to the Purchaser an Account Agent Agreement.

“Eligible Receivable” has the meaning set forth in the TAA, except that, for purposes of this Agreement (a) the criteria listed in clause (ii) of the definition of Eligible Receivable in the TAA shall not be applicable and (b) references in clauses (iii), (iv) and (v) of such definition in the TAA to “the time of the initial creation of an interest therein hereunder” shall instead be deemed to mean and refer to “the time such Receivable was sold or transferred by the Seller to the Purchaser hereunder.”

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the “Code”)) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

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“Event of Bankruptcy” means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankruptcy or insolvent, or seeking liquidation, winding up, reorganization, arrangements, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation (or other business entity), such Person or any Subsidiary shall take any corporate (or analogous) action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

“Finance Charges” means, with respect to a Contract, any finance, interest, late or similar charges owing by an Obligor pursuant to such Contract.

“FME KGaA” means Fresenius Medical Care AG & Co. KGaA, formerly known as  Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany and its successors and permitted assigns.

“FME KGaA Credit Facility” shall have the meaning specified in the TAA.

“FMCH” means Fresenius Medical Care Holdings, Inc., a New York corporation, and its successors and permitted assigns.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

“Guaranty” means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

“HHS” means the Department of Health and Human Services, an agency of the Federal Government of the United States.

“Hospital Obligor” means any Obligor referred to in clause (D) of the definition of “Obligor” contained in this Section 1.1 hereof.

“Indebtedness” means, with respect to any Person and without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person’s

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business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) Capitalized Lease obligations and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

“Indemnified Amounts” has the meaning specified in Section 8.1 hereof.

“Indemnified Parties” has the meaning specified in Section 8.1 hereof.

“Intermediate Concentration Account” has the meaning specified in the TAA.

“Intermediate Concentration Account Agreement” has the meaning specified in the TAA.

“Intermediate Concentration Account Bank” has the meaning specified in the TAA.

“Intermediate Concentration Account Notice” has the meaning specified in the TAA.

“Investor Report” has the meaning specified in the TAA.

“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“L/C Issuer” has the meaning specified in the TAA.

“Letter of Credit” has the meaning specified in the TAA.

“Letter of Credit Application” has the meaning specified in the TAA.

“Material Adverse Effect” means a material adverse effect on any of (i) the collectibility or enforceability of a material portion of the Receivables or Related Security, (ii) the ability of the Seller or any other Originating Entity to charge or collect a material portion of the Receivables or Related Security, (iii) the ability of (A) the Seller or any other Originating Entity to perform or observe in any material respect any provision of this Agreement or any other Transaction Document to which it is a party or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by the Seller of any such provision or, if the Seller shall fail to do so, to perform or observe any such provision required to be performed or observed by the Seller under this Agreement or any other Transaction Document to which the Seller is party, in each case pursuant to the Parent Agreement, (iv) the ability of (A) any Transferring Affiliate to perform or observe in any material respect any provision of the Transferring Affiliate Letter or, in the case of any Designated Account Agent, the applicable Account Agent Agreement or (B) of FME KGaA or FMCH to cause the due and punctual performance and observation by such Transferring Affiliate or such Designated Account Agent of any such provision or, if such Transferring Affiliate or such Designated Account Agent shall fail to do so, to perform or observe any such provision, in each case, pursuant to the Parent

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Agreement, (v) the financial condition, operations, businesses or properties of FME KGaA, FMCH, the Seller or the Transferor or (vi) the interests of the Purchaser and/or its assignees under the Transaction Documents.

“Medicaid” means the medical assistance program established by Title XIX of the Social Security Act (42 USC §§1396 et seq.) and any statutes succeeding thereto.

“Medicaid Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting Medicaid; (b) all state statutes and plans for medical assistance enacted in connection with such statutes and federal rules and regulations promulgated pursuant to or in connection with such statutes; and (c) all applicable provisions of all rules, regulations manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law), in each case as may be amended, supplemented or otherwise modified from time to time.

“Medicare” means the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC §§1395 et seq.) and any statutes succeeding thereto.

“Medicare Regulations” means, collectively, (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting Medicare; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities (including, without limitation, HHS, CMS, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with the foregoing (whether or not having the force of law), as each may be amended, supplemented or otherwise modified from time to time.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Seller or any ERISA Affiliate of the Seller on behalf of its employees.

“Net Investment” has the meaning specified in the TAA.

“Obligor” of any Receivable means (i) any Person obligated to make payments of such Receivable pursuant to a Contract and/or (ii) any Person owing any amount in respect of such Receivable, or in respect of any Related Security with respect to such Receivable, all such Persons referred to in any of clauses (A), (B), (E), (F) and (G) below, and each Person referred to in any of clauses (C) and (D) below, to be deemed for purposes of this Agreement to be one Obligor:

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(A):  all Persons owing Receivables or Related Security under the Medicare program.

(B):  all Persons owing Receivables or Related Security under the Medicaid program.

(C):  each Person which is an insurance company.

(D):  each Person which is a hospital or other health care provider.

(E):  all Persons, other than health care providers or Persons referred to in clause (A), (B), (C) or (D) above or clause (F) or (G) below, owing Receivables arising from the sale of services or merchandise.

(F):  all Persons owing Receivables or Related Security under the CHAMPUS/VA Program.

(G):  all Persons who receive the services or merchandise the sale of which results in Receivables that are not insured, guaranteed or otherwise supported in respect thereof by any of the Persons referred to in clauses (A) through (F) above, including any Person owing any amount in respect of Receivables by reason of insurance policy deductibles or co-insurance agreements or arrangements.

“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles in each case whether foreign or domestic.

“Original Closing Date” means August 28, 1997.

“Originating Entity” means any of the Seller and any Transferring Affiliate.

“Parent Agreement” has the meaning specified in the TAA.

“Parent Group” means, collectively, FME KGaA, FMCH, the Seller, the Originating Entities and their Subsidiaries and Affiliates (other than the Purchaser), and “Parent Group Member” means any such Person individually.

“Person” means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency or any government.

“Potential Seller Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Seller Default.

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“Primary Payor” means (i) each Obligor referred to in clauses (A), (B), (E), (F) and (G) of the definition of “Obligor”, (ii) collectively, all Obligors of the type referred to in clause (C) of the definition of “Obligor” and (iii) collectively, all Obligors of the type referred to in clause (D) of the definition of “Obligor”.

“Proceeds” means “proceeds” as defined in Section 9-102 of the UCC.

“Purchase” means, on any Business Day, the sale, assignment, contribution, transfer and/or other conveyance of  Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser in accordance with the terms of Article II hereof.

“Purchase Price” means, with respect to any Purchase on any date, the aggregate price to be paid to the Seller in connection therewith, which shall be an amount equal to (i) the Outstanding Balance of the Receivables that are the subject of such Purchase, minus any Contractual Adjustments in respect of such Receivables, multiplied by (ii) the Purchase Price Percentage then in effect.

“Purchase Price Credit” means a credit in favor of the Purchaser against the Purchase Price otherwise due and payable by the Purchaser hereunder.

“Purchase Price Percentage” means 97%, or such other percentage as may be agreed from time to time by the Purchaser and the Seller and which would provide the Purchaser with a reasonable return on its Purchases hereunder after taking into account (i) the time value of money based upon the anticipated dates of collection of such Receivables and the cost to the Purchaser of financing its investment in such Receivables during such period including, without limitation, any costs as may be associated with the procurement of Letters of Credit and (ii) the risk of nonpayment by the Obligors.  The Seller and the Purchaser may agree from time to time to change the Purchase Price Percentage based on changes in the items described in clauses (i) and (ii) above, provided that any change to the Purchase Price Percentage shall apply only prospectively and shall not affect the Purchase Price in respect of Purchases made prior to the date on which the Purchaser and the Seller agree to make such change.

“Purchaser” means NMC Funding Corporation, and its successors and permitted assigns.

“Receivable Systems” has the meaning specified in Section 3.1(z).

“Records” means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to receivables and the related Obligors.

“Recharacterization” has the meaning specified in Section 9.12(a).

“Related Assets” has the meaning specified in Section 2.1(a) hereof.

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“Related Security” means with respect to any Receivable, all of the Seller’s rights, title and interest in, to and under:

(i)                                     all of the Seller’s or any Transferring Affiliate’s interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

(ii)                                  all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

(iii)                               all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise, including, without limitation, insurance, guaranties and other agreements or arrangements under the Medicare program, the Medicaid program, state renal programs, CHAMPUS/VA, private insurance policies, and hospital and other health care programs and health care provider arrangements;

(iv)                              all Records related to such Receivable;

(v)                                 all rights and remedies of the Seller under the Transferring Affiliate Letter, together with all financing statements filed in connection therewith against the Transferring Affiliates; and

(vi)                              all Proceeds of any of the foregoing.

“Responsible Officer” means any of the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Treasurer or an Assistant Treasurer of the Seller.

“Revolving Loan” has the meaning specified in Section 2.2(b).

“Seller” means National Medical Care, Inc., a Delaware corporation, and its successors and permitted assigns.

“Seller Default” has the meaning specified in Section 7.1.

“Settlement Date” means (i) the last Business Day of each calendar month with respect to the immediately preceding calendar month and (ii) any additional day designated by the Purchaser.

“Social Security Act” means the Social Security Act, as amended from time to time, and the regulations promulgated and rulings and advisory opinions issued thereunder.

“Special Account” means a special depositary account maintained at a bank acceptable to the Agent for the purpose of receiving Collections, which account is in the name of

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either (i) the Originating Entity in respect of the Receivables giving rise to such Collections or (ii) a Designated Account Agent acting on behalf of such Originating Entity.

“Special Account Bank” means any of the banks holding one or more Special Accounts.

“Special Account Letter” means a letter, in substantially the form of Exhibit D hereto, from an Originating Entity (or, if applicable, a Designated Account Agent) to any Special Account Bank, executed by such Originating Entity (or such Designated Account Agent) to such Special Account Bank.

“Standard & Poor’s” or “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Subordinated Note” has the meaning specified in Section 2.2(b) hereof.

“Subsidiary” of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“TAA” means that certain Sixth Amended and Restated Transfer and Administration Agreement dated as of the Closing Date among the Purchaser, as “Transferor”, the Seller, as the initial “Collection Agent” thereunder, the Persons parties thereto as “Conduit Investors”, the Persons parties thereto as “Bank Investors”, the Persons parties thereto as “Administrative Agents” and The Bank of Nova Scotia, as “Agent”, as the same has been or may hereafter be from time to time amended, restated, supplemented or otherwise modified.

“Termination Date” means the date, occurring after the “Termination Date” under the TAA, which the parties hereto agree shall be the Termination Date for purposes of this Agreement.

“Transaction Documents” has the meaning specified in the TAA.

“UCC” means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

“U.S.” or “United States” means the United States of America.

“US Government Obligor” means any Obligor that is the government of the United States, or any subdivision or agency thereof the obligations of which are supported by the full faith and credit of the United States, and shall include any Obligor referred to in clause (A), (B) or (F) of the definition of “Obligor”.

“Voting Stock” shall have the meaning specified in the TAA.

SECTION 1.2.                                                                  Other Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  All terms used in Article 9 of the UCC in

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the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

SECTION 1.3.                                                                  Computation of Time Periods.  Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each means “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

SECTION 1.4.                                                                  Amendment and Restatement.  Subject to the satisfaction of the conditions precedent set forth in Section 4.1, this Agreement amends and restates the Existing Receivables Purchase Agreement in its entirety.  This Agreement is not intended to constitute a novation of the Existing Receivables Purchase Agreement.  Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing Receivables Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

ARTICLE II

PURCHASE AND SETTLEMENTS

SECTION 2.1.                                                                  Purchases of Receivables; Agreement to Purchase.  (a)  Pursuant to the Existing Receivables Purchase Agreement, the Purchaser purchased from the Seller all of the Seller’s right, title and interest in and to each and every Receivable existing as of the Original Closing Date and Receivables arising thereafter.  Subject to the terms and conditions hereinafter set forth, the Purchaser hereby purchases from the Seller, and the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser, all of the Seller’s right, title and interest in and to each and every Receivable existing as of the Closing Date as well as each and every Receivable which may arise at any time thereafter until the Termination Date, together, in each case, with the Related Security, Collections and Proceeds with respect thereto (such Related Security, Collections and Proceeds, collectively, the “Related Assets”). All of the Seller’s right, title and interest in and to all Receivables and the Related Assets with respect thereto arising on each day prior to the Termination Date shall, without further action of any type being required on the part of the Purchaser or the Seller (and notwithstanding any delay in making payment of the Purchase Price therefor, or any delay in making any notation reflecting payment of such Purchase Price), be automatically transferred on such day to the Purchaser, whereupon the Purchaser shall have the obligation to pay the Purchase Price in respect thereof in the manner, at the time and otherwise in accordance with the terms specified in this Agreement.  Prior to paying the Purchase Price hereunder in respect of any Purchase, the Purchaser may request of the Seller, and the Seller shall deliver, such approvals, opinions, information, reports or documents as the Purchaser may reasonably request.

(b)                                 It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a true sale of such Receivables and the Related Assets with respect thereto (including, in the case of Receivables, a “sale of accounts,” as such term is used in Article 9 of the UCC), which sales shall, in each case, be absolute and irrevocable and provide the Purchaser with the full benefits of ownership of such Receivables and Related Assets.

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Except for the Purchase Price Credits owed pursuant to Section 2.3 hereof, each sale of Receivables by the Seller to the Purchaser is made without recourse to the Seller; provided, however, that (i) the Seller shall be liable to the Purchaser for all representations, warranties and covenants made by the Seller pursuant to the terms of this Agreement or any other Transaction Document, and (ii) such sale does not constitute and is not intended to result in an assumption by the Purchaser of any obligation of the Seller, any Transferring Affiliate or any other Person arising under or in connection with the Receivables, the Related Assets and/or the related Contracts. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute sales of such Receivables rather than a loan secured by such Receivables, the Seller agrees on or prior to the date hereof to mark its master data processing records relating to the Receivables with a legend, acceptable to the Purchaser, evidencing that the Purchaser has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to the Purchaser.

(c)                                  Notwithstanding any other provision of this Agreement to the contrary, no Purchases shall be made hereunder from and after the time of any Event of Bankruptcy with respect to the Seller or the Purchaser.

SECTION 2.2.                                                                  Payment for the Purchases.  (a)  The Purchase Price for each Purchase of Receivables hereunder shall be payable in full by the Purchaser to the Seller by one or any combination of the following means:

(i)                                     by the issuance of equity in the manner contemplated in that certain Stockholder and Subscription Agreement dated as of August 28, 1997 between the Seller and the Purchaser or in such other manner as may from time to time be agreed as between the Seller and the Purchaser or as may be deemed to have been effected in accordance with the terms hereof (the action of the Seller giving rise to any such issuance of equity being a “Capital Contribution”);

(ii)                                  by the delivery of immediately available funds, to the extent of funds then available to the Purchaser or then being made available to the Purchaser in connection with its subsequent sale of an interest in such Receivables to the Agent (on behalf of any Conduit Investor or the Bank Investors, as applicable) under the TAA;

(iii)                               by the delivery of a Letter of Credit procured by and for the account of the Purchaser in accordance with Section 2.8, in form and substance satisfactory to the Seller, for the benefit of such beneficiary as shall have been designated by the Seller; and/or

(iv)                              by the application of the proceeds of a Revolving Loan.

The Purchase Price for each Purchase shall be payable in full by the Purchaser to the Seller or its designee on the date of such Purchase, except that the Purchaser may, with respect to any such Purchase, offset against such Purchase Price any amounts owed by the Seller to the Purchaser hereunder and which have become due but remain unpaid.

(b)                                 If the Purchase Price in respect of any Purchase shall exceed an amount equal to (i) the aggregate amount then being received by the Purchaser from any Transfers under the TAA plus (ii) the aggregate face amount of all Letters of Credit then being issued at the

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request of the Seller in connection with such Purchase, the Purchaser shall, with notice to the Seller, pay such shortfall (a “Purchase Price Shortfall”) by borrowing from the Seller a revolving loan (each a “Revolving Loan”), and the Seller, subject to the remaining provisions of this paragraph, irrevocably agrees to advance, and shall be deemed to have advanced, a Revolving Loan in the amount so specified by the Purchaser; provided, however, that no such Revolving Loan shall be made to the Purchaser, if, after giving effect thereto, either (x) the aggregate outstanding amount of the Revolving Loans would exceed the aggregate Outstanding Balance of the Eligible Receivables minus the aggregate Net Investment outstanding at such time under the TAA or (y) the Purchaser’s net worth would be less than an amount (the “Minimum Net Worth”) that is at such time the greater of (A) $5,000,000 or (B) three percent (3.00%) of the sum of the aggregate Net Investment and the aggregate face amount of all Letters of Credit outstanding at such time under the TAA.  The Revolving Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of, a promissory note in the form of Exhibit E hereto (the “Subordinated Note”) and shall be payable solely from funds which the Purchaser is not required under the TAA to set aside for the benefit of, or otherwise pay over to, the Agent, any Conduit Investor and/or the Bank Investors.

(c)                                  If, in respect of any Purchase, there shall continue to be a Purchase Price Shortfall after applying the proceeds of any Revolving Loan extended on the date of such Purchase, then the Seller shall be deemed to have made a Capital Contribution having a value equal to the otherwise unpaid portion of the total Purchase Price owed on such day.

(d)                                 The respective Purchase Prices for the Purchases made during any calendar month shall be settled on a monthly basis on the Settlement Date occurring in the succeeding calendar month, such settlement to be made based on the information contained in the Investor Report in respect of such calendar month.  With respect to any such settlement, each adjustment to the outstanding balance of the Subordinated Note made pursuant to this Article II and each Capital Contribution made by the Seller to the Purchaser pursuant to this Article II shall be deemed to have occurred and shall be effective as of the last Business Day of the calendar month to which such settlement relates.  Notwithstanding the foregoing, to the extent the Purchaser receives either Collections or proceeds from any Incremental Transfers, which, in either case, it is not required to hold in trust for, or remit to, the Agent, any Conduit Investor and/or any of the Bank Investors pursuant to the TAA, then the Purchaser shall remit such funds to the Seller (net of any funds needed to pay existing expenses of the Purchaser which are then accrued and unpaid) in the following order of application:  first to pay the Purchase Price for any Receivables Purchased from the Seller; second to pay amounts owed by the Purchaser to the Seller under the Subordinated Note; provided, that if on any Settlement Date it is determined that the aggregate amount of funds so remitted by the Purchaser to the Seller during any calendar month exceeded the aggregate of the amounts described in clauses first and second above due and payable by the Purchaser to the Seller during such calendar month, such excess funds shall be returned forthwith by the Seller to the Purchaser.  The Purchaser will be responsible for payment of all fees and expenses in connection with the issuance of the Letters of Credit.  The Purchaser will be the sole account party on all Letters of Credit and the Seller will have no recourse liability to any L/C Issuer or any reimbursement obligations in respect of any Letter of Credit.

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SECTION 2.3.                                                                  Purchase Price Credit Adjustments.  (a)  If on any day the Outstanding Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, Contractual Adjustment, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance, any billing adjustment or other adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the Purchaser shall be entitled to a Purchase Price Credit in an amount equal to the full amount of such reduction or cancellation.  In addition, if on any day it is determined that (i) any of the representations or warranties in Article III was untrue with respect to a Receivable as of the date such representation or warranty was made or (ii) any of the representations or warranties set forth in Section 3.1(d) or Section 3.1(j) becomes untrue with respect to a Receivable (whether on or after the date of any transfer thereof to the Purchaser as contemplated hereunder) or (iii) a Receivable that was formerly treated as or represented to be an Eligible Receivable does not satisfy the requirements in paragraph (xi) of the definition of “Eligible Receivable” in the TAA or becomes a Diluted Government Program Receivable, then, in any such case, the Purchaser shall be entitled to a Purchase Price Credit in an amount equal the Outstanding Balance of such Receivable (determined without giving effect to any write-off with respect thereto).  If any Purchase Price Credit to which the Purchaser is entitled pursuant to this Section 2.3 exceeds the Purchase Price of the Receivables to be sold hereunder on any date, then the Seller shall pay the remaining amount of such Purchase Price Credit to the Purchaser in cash on the next succeeding Business Day; provided that, if the Termination Date has not occurred, the Seller shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

(b)                                 Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Purchaser, be applied as a Collection of any Receivable of such Obligor which was included in a Purchase hereunder (starting with the oldest such Receivable) before being applied to any other receivable or other indebtedness of such Obligor.

SECTION 2.4.                                                                  Payments and Computations, Etc.  All amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds.  The Seller shall, to the extent permitted by law, pay to the Purchaser, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate.  All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.  Any computations by the Purchaser of amounts payable by the Seller hereunder shall be binding upon the Seller absent manifest error.

SECTION 2.5.                                                                  Transfer of Records to Purchaser.  (a) In connection with the Purchases of Receivables hereunder, the Seller hereby sells, transfers, assigns and otherwise conveys to the Purchaser all of the Seller’s right and title to and interest in the Records relating to all Receivables included in any Purchase hereunder, without the need for any further documentation in connection with any such Purchase.  In connection with such transfer, the Seller hereby grants to each of the Purchaser and the Collection Agent (including, without

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limitation, any successor Collection Agent appointed in accordance with the TAA) an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software now or hereafter used by the Seller to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by the Seller or is owned by others and used by the Seller under license agreements with respect thereto (the “Software”).  As of the date hereof, with respect to all Software now existing, either (i) no consent by any licensor of the Seller to such grant is required, (ii) if any such consent is required, such consent has been obtained, or (iii) the data administered and managed with the use of such Software is in a form such that other types of software that are generally available may be used to administer and manage such data in the same fashion as then being administered and managed with the applicable Software.  If after the date hereof the consent by any licensor of the Seller to such grant shall be required, the Seller shall promptly obtain such consent.  The license granted hereby shall be irrevocable, and shall not expire until the date on which this Agreement shall terminate in accordance with its terms.

(b)                                 The Seller shall take such action requested by the Purchaser and/or the Agent, from time to time hereafter, that may be reasonably necessary or appropriate to ensure that the Purchaser (and its assignees) has (i) an enforceable ownership interest in the Records relating to the Receivables purchased from the Seller hereunder and (ii) an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

SECTION 2.6.                                                                  Protection of Ownership Interest of the Purchaser.  (a)  The Seller agrees that it will, and will cause each Transferring Affiliate to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Purchaser or the Agent may reasonably request in order to perfect or protect the ownership interest of the Purchaser in the Receivables and Related Assets with respect thereto or to enable the Purchaser to exercise or enforce any of its rights and remedies hereunder. Without limiting the foregoing, the Seller will, upon the request of the Purchaser or the Agent, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof as may be requested by the Purchaser or the Agent.  The Seller shall, upon request of the Purchaser or the Agent, obtain such additional search reports as the Purchaser or the Agent shall request.  To the fullest extent permitted by applicable law, each of the Purchaser and the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Seller’s signature.  Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.  The Seller shall not, and shall not permit any Transferring Affiliate to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in any applicable state) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given each of the Purchaser and the Agent at least thirty (30) days prior notice thereof and (ii) prepared at Seller’s expense and delivered to each of the Purchaser and the Agent all financing statements, instruments and other documents necessary to preserve and protect the Purchaser’s ownership interest in the Receivables and the Related Assets with respect thereto or requested by the Purchaser or the Agent in connection with such change or relocation.  Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Seller.

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(b)                                 In addition and without limiting the authority of the Purchaser or the Agent set forth in subsection (a) above, but subject to subsection (c) below, the Seller shall, and shall cause each Transferring Affiliate to (i) instruct any or all of the Special Account Banks (which instructions shall be maintained in full force and effect) to transfer directly to the Concentration Account or to an Intermediate Concentration Account, all Collections from time to time on deposit in the applicable Special Accounts on a daily basis in accordance with the terms set forth in the applicable Special Account Letter, and (ii) instruct each Intermediate Concentration Account Bank (which instructions shall be maintained in full force and effect at all times) to transfer directly to the Concentration Account all Collections from time to time on deposit in the applicable Intermediate Concentration Accounts on a daily basis in accordance with the terms set forth in the applicable Intermediate Concentration Account Agreement.  In the event the Seller shall at any time determine, for any of the reasons described in subsection (c) below, that the Seller or any Transferring Affiliate shall be unable to comply fully with the requirements of this subsection (b), the Seller shall promptly so advise the Purchaser and the Agent, and the Purchaser, the Agent and the Seller shall commence discussions with a view toward implementing an alternative arrangement therefor satisfactory to the Purchaser and the Agent.

(c)                                  Anything to the contrary herein notwithstanding, all Medicare or Medicaid payments which are made by an Obligor with respect to any Receivables shall be collected from such Obligor only by (i) the applicable Originating Entity or (ii) an agent of such Originating Entity, except to the extent that an Obligor may be required to submit any such payments directly to a Person other than such Originating Entity pursuant to a court-ordered assignment which is valid, binding and enforceable under applicable federal and state Medicare Regulations and Medicaid Regulations; and neither this Agreement nor any other Transaction Document shall be construed to permit any other Person, in violation of applicable Medicare Regulations or Medicaid Regulations to collect or receive, or to be entitled to collect or receive, any such payments prior to such Originating Entity’s or such agent’s receipt thereof.

SECTION 2.7.                                                                  Additional Transferring Affiliates.  (a)  If (i) one or more direct or indirect wholly-owned subsidiaries of the Seller (other than the Transferring Affiliates) now owned or hereafter acquired, is primarily engaged in the same business as is conducted on the date hereof by the Seller and the Transferring Affiliates or (ii) the Seller reorganizes its corporate structure such that facilities generating Receivables on the date hereof (or acquired as contemplated by clause (i)) are owned by one or more additional wholly-owned subsidiaries of the Seller, any or all of the wholly-owned subsidiaries referred to in clauses (i) and (ii) may, with the prior written consent of the Purchaser and the Agent (which consent shall not be unreasonably withheld or delayed), become Transferring Affiliates under this Agreement upon delivery to the Purchaser and the Agent of (x) counterparts of the Transferring Affiliate Letter duly executed by such subsidiary or subsidiaries and (y) the documents relating to such subsidiary or subsidiaries of the kind delivered by or on behalf of the Transferring Affiliates pursuant to Section 4.1, together with such other instruments, documents and agreements as either the Purchaser or the Agent may reasonably request in connection therewith.

(b)                                 Upon the addition of any wholly-owned subsidiary of the Seller as a Transferring Affiliate pursuant to subsection (a) above, the provisions of this Agreement, including Exhibit J, shall, without further act or documentation, be deemed amended to apply to

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such subsidiary to the same extent as the same apply to the Transferring Affiliates as of the date hereof and the term “Transferring Affiliate” in this Agreement shall mean and refer to such subsidiary as well as each then existing Transferring Affiliate.

SECTION 2.8.                                                                  Letters of Credit. (a)  Upon the request of the Seller, and on the terms and conditions for issuing Letters of Credit under the TAA (including any limitations therein on the amount of any such issuance), the Purchaser agrees to request one or more L/C Issuers to issue, on any date of Purchase specified by the Seller, Letters of Credit in favor of the beneficiaries specified by the Seller.  The aggregate face amount of the Letters of Credit being issued on the date of any Purchase on behalf of the Seller shall constitute a credit against the aggregate Purchase Price payable by the Purchaser to the Seller on the date of such Purchase pursuant to Section 2.1.  To the extent that the aggregate face amount of the Letters of Credit being issued on any Settlement Date exceeds the aggregate Purchase Price payable by the Purchaser to the Seller on such Settlement Date, such excess shall be deemed to be a (i) reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Subordinated Note payable to the Seller and/or (ii) a reduction in the Purchase Price payable on the date of any Purchase immediately following the date any such Letter of Credit is issued.  In the event that any such Letter of Credit issued pursuant to this Section 2.8 (i) expires or is cancelled or otherwise terminated with all or any portion of its face amount undrawn, (ii) has its face amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Purchaser’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount, such decrease or such reduction, as the case may be, shall either be paid by the Purchaser in cash to the Seller on the next Settlement Date or, if the Purchaser does not then have cash available therefor, shall be deemed to be (x) first, added to the outstanding principal balance of the Subordinated Note issued to the Seller to the extent that such addition would not cause the Purchaser’s net worth to be less than the Minimum Net Worth, and (y) second¸ a Capital Contribution to the capital of the Purchaser.  Under no circumstances shall the Seller (or any Affiliate thereof (other than the Purchaser)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

SECTION 2.9.                                                                  (b)                                 In the event that the Seller requests one or more Letters of Credit hereunder, the Seller shall on a timely basis provide the Purchaser with such information as is necessary for the Purchaser to obtain such Letters of Credit from one or more L/C Issuers, and shall otherwise comply with any requests for information made by the Purchaser or the applicable L/C Issuers to facilitate the issuance of such Letters of Credit.

SECTION 2.10.                                                           (c)                                  The Seller acknowledges the limitations on liability of each L/C Issuer contained in the TAA, including, without limitation, under Section 2.22 thereof.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1.                                                                  Representations and Warranties of the Seller.  The Seller represents and warrants to the Purchaser that:

(a)                                 Corporate Existence and Power.  The Seller is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.  The Seller is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)                                 Corporate and Governmental Authorization; Contravention.  The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party are within the Seller’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.6 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or By-laws of the Seller or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Seller or result in the creation or imposition of any Adverse Claim on the assets of the Seller or any of its Subsidiaries (except as contemplated by Section 2.6 hereof).

(c)                                  Binding Effect.  Each of this Agreement and the other Transaction Documents to which the Seller is a party constitutes the legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(d)                                 Perfection.  Immediately preceding each Purchase hereunder, the Seller shall be the owner of all of the Receivables included in such Purchase, free and clear of all Adverse Claims.  On or prior to each Purchase hereunder, all financing statements and other documents required to be recorded or filed, or notices to Obligors required to be given, in order to perfect and protect the ownership interest of the Purchaser against all creditors of and purchasers from the Seller will have been duly given to such Obligors or filed in each filing office necessary for such purpose, as applicable, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e)                                  Accuracy of Information.  All information heretofore furnished by the Seller (including, without limitation, each Investor Report (to the extent such Investor Report is prepared by the Seller or any other Parent Group Member or contains any information supplied by the Seller or any such Parent Group Member), any reports delivered pursuant to Section 6.5 and the Seller’s financial statements) to the Purchaser, any Conduit Investor, any Bank Investor,

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the Agent or any Administrative Agent for purposes of or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Seller to the Purchaser, any Conduit Investor, any Bank Investor, the Agent or any Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

(f)                                   Tax Status.  The Seller has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

(g)                                  Action, Suits.  Except as set forth in Exhibit F hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Seller threatened, in or before any court, arbitrator or other body, against or affecting (i) the Seller or any of its properties or (ii) any Affiliate of the Seller or its respective properties, which may, in the case of proceedings against or affecting any such Affiliate, individually or in the aggregate, have a Material Adverse Effect.

(h)                                 Use of Proceeds.  No proceeds of any Purchase will be used by the Seller to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

(i)                                     Place of Business.  The principal place of business and chief executive office of the Seller are located at the address of the Seller indicated in Section 9.3 hereof and the offices where the Seller keeps substantially all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Purchaser and the Agent in accordance with Section 2.6 hereof in jurisdictions where all action required by Section 2.6 hereof has been taken and completed.  The principal place of business and chief executive office of each Transferring Affiliate are located at the address of such Transferring Affiliate indicated in Exhibit J hereof and the offices where the each Transferring Affiliate keeps substantially all its Records, are located at the address(es) specified on Exhibit J with respect to such Transferring Affiliate or such other locations notified to the Purchaser and the Agent in accordance with Section 2.6 hereof in jurisdictions where all action required by Section 2.6 hereof has been taken and completed.

(j)                                    Good Title.  Upon each Purchase, the Purchaser shall acquire all legal and equitable title to, and a valid and perfected first priority ownership interest in, each Receivable that exists on the date of such Purchase and in the Related Security, Collections and other Proceeds with respect thereto free and clear of any Adverse Claim.

(k)                                 Tradenames, Etc.  As of the date hereof:  (i) the Seller’s chief executive office is located at the address for notices set forth in Section 9.3 hereof; (ii) the Seller has no subsidiaries or divisions other than those listed on Exhibit H hereto; (iii) the Seller has, within the last five (5) years, not operated under any tradename, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except, in each case, as disclosed on Exhibit H hereto; and (iv) none of the Transferring Affiliates has, within the last five (5) years, operated under any tradename or, within the last five (5) years, changed its name,

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merged with or into or consolidated with any other Person or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except in each case as disclosed on Exhibit J.

(l)                                     Nature of Receivables. Each Receivable purchased by, or otherwise transferred to, the Purchaser hereunder shall be an “eligible asset” as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended, and, except as otherwise disclosed in writing on or prior to the date of such purchase or transfer, shall be an Eligible Receivable as of such date.

(m)                             Amount of Receivables.  As of the date of each Investor Report issued under the TAA, such Investor Report set forth true, accurate and complete information as to the matters described therein.

(n)                                 Credit and Collection Policy.  Since September 30, 2012, there have been no material changes in the Credit and Collection Policy other than as permitted hereunder.  Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

(o)                                 Collections and Servicing.  Since September 30, 2012, there has been no material adverse change in the ability of the Collection Agent (to the extent it is the Seller or any other Parent Group Member) to service and collect the Receivables.

(p)                                 No Seller Default.  No event has occurred and is continuing and no condition exists which constitutes a Seller Default or a Potential Seller Default.

(q)                                 Not an Investment Company.  The Seller is not, and is not controlled by, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

(r)                                    ERISA.  Each of the Seller and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

(s)                                   Special Account Banks and Intermediate Concentration Account Banks.  The names and addresses of all the Special Account Banks (and, if applicable, the Designated Account Agents in respect thereof), the Intermediate Concentration Account Banks, if any, together with the account numbers of the Special Accounts at such Special Account Banks and of the Intermediate Concentration Account Banks, are specified in the Account Schedule (or at such other Special Account Banks, with such other Special Accounts, Intermediate Concentration Accounts or with such other Designated Account Agents as have been notified to the Purchaser and the Agent in accordance with Section 5.2(e)).  The Account Schedule sets forth all depositary accounts and locations to which Obligors are instructed to remit payments on the Receivables.  Neither the Seller nor any Transferring Affiliate has granted to any Person dominion and control over any Special Account or Intermediate Concentration Account, or the right to take dominion and control over any Special Account or Intermediate Concentration Account at a future time or upon the occurrence of a future event and each Special Account and each Intermediate Concentration Account is otherwise free and clear of any Adverse Claim.

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(t)                                    Bulk Sales.  No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

(u)                                 Preference; Voidability (this Agreement). With respect to each Receivable transferred to the Purchaser under this Agreement, the Purchaser has given reasonably equivalent value to the Seller in consideration for such transfer of such Receivable and the Related Assets with respect thereto, no such transfer has been made for or on account of an antecedent debt owed by the Seller to the Purchaser and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(v)                                 Transfers by Transferring Affiliates.  With respect to each Receivable, and Related Security, if any, with respect thereto, originally owed to any Transferring Affiliate, the Seller (i) purchased such Receivable and Related Security from such Transferring Affiliate under the Transferring Affiliate Letter, such purchase being deemed to have been made on the date such Receivable was created (or on the Original Closing Date, in the case of a Receivable outstanding such date), (ii) by the last Business Day of the month following the month in which such purchase was so made, paid to the applicable Transferring Affiliate (A) in cash, (B) by procuring a Letter of Credit for and at the direction of such Transferring Affiliate, (C) by way of a credit to such Transferring Affiliate in the appropriate intercompany account or (D) by any combination of the foregoing, an amount equal to the face amount of such Receivable and (iii) settled from time to time each such credit, by way of payments in cash, or by way of credits in amounts equal to cash expended, obligations incurred or the value of services or property provided by or on behalf of the Seller, in each case for the benefit of such Transferring Affiliate, to the account of such Transferring Affiliate in accordance with the Seller’s and such Transferring Affiliate’s cash management and accounting policies.

(w)                               Preference; Voidability (Transferring Affiliates).  The Seller shall have given reasonably equivalent value to each Transferring Affiliate in consideration for the transfer to the Seller of the Receivables and Related Security from such Transferring Affiliate, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Transferring Affiliate to the Seller and no such transfer is or may be voidable under any Section of the Bankruptcy Code.

(x)                                 Ownership.  FME KGaA owns, directly or indirectly, all of the issued and outstanding common stock of (and such stock comprises more than 80% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries. All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FME KGaA Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries; provided, however, that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH.  All of the issued and outstanding stock of the Purchaser is owned by the Seller, free and clear of any Adverse Claim.

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(y)                                 Representations and Warranties of the Transferring Affiliates.  Each of the representations and warranties of the Transferring Affiliates set forth in the Transferring Affiliate Letter are true and correct in all material respects and the Seller hereby remakes all such representations and warranties for the benefit of the Purchaser.

(z)                                  Leased Equipment.  With respect to any dialysis or other medical equipment that has been leased by any Person to the Seller in respect of which such lessor has filed a UCC financing statement against the Seller (“Subject Leased Equipment”), (i) the arrangement relating to such Subject Leased Equipment is intended in good faith by such lessor and the Seller to be an “operating lease” and not a secured financing; (ii) the property covered by each such UCC financing statement is limited to the applicable Subject Leased Equipment and its proceeds; (iii) less than five percent (5.0%) of the Subject Leased Equipment is retained by the Seller, with the balance of the Subject Leased Equipment being used by Transferring Affiliates (and other affiliates that are not Transferring Affiliates) under unsecured intercompany usage or subleasing arrangements between the Seller and such Transferring Affiliates (or such other affiliates); and (iv) neither the Seller nor any lessor of Subject Leased Equipment has filed any UCC financing statement or similar instrument against any Transferring Affiliate in respect of any Subject Leased Equipment.

Any document, instrument, certificate or notice delivered to the Purchaser (or any of its assignees) hereunder shall be deemed a representation and warranty by the Seller.

SECTION 3.2.                                                                  Reaffirmation of Representations and Warranties by the Seller.  On each day that a Purchase is made hereunder, the Seller, by accepting the proceeds of such Purchase, shall be deemed to have certified that all representations and warranties described in Section 3.1 hereof are correct on and as of such day as though made on and as of such day.

ARTICLE IV

CONDITIONS PRECEDENT

SECTION 4.1.                                                                  Conditions Precedent to Closing.  The effectiveness of this Agreement is subject to the conditions precedent that (i) the Purchaser shall have received copies of each of the documents, instruments, certificates and opinions described in Section 4.1 of the TAA and (ii) each of the conditions precedent to the execution, delivery and effectiveness of the TAA shall have been satisfied and/or waived in accordance with the terms thereof.

SECTION 4.2.                                                                  Conditions Precedent to Purchases.  The obligation of the Purchaser to make a Purchase on any Business Day is subject to the conditions precedent that:

(a)                                 the Seller shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, all reports required to have been delivered by it pursuant to Section 6.5, together with such additional information as may be reasonably requested by the Purchaser; and

(b)                                 the representations and warranties set forth in Article III shall be true and correct on and as of the date of such Purchase as though made on and as of such date, both before and after giving effect to such Purchase and the application of the proceeds therefrom.

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By accepting the proceeds of any Purchase, the Seller shall be deemed to have represented and warranted that the foregoing conditions precedent are satisfied.

Notwithstanding any failure or inability of the Seller to satisfy any of the foregoing conditions precedent on any date in respect of any Purchase, title to the Receivables and the Related Assets with respect thereto included in such Purchase shall vest in the Purchaser without any action required on the part of the Purchaser (but without impairment of its obligation to pay the Purchase Price in respect thereof in accordance with the terms of this Agreement), and the Purchaser (as owner of such Receivables) shall have a claim against the Seller arising in respect of the representations and warranties made by the Seller in connection with such Purchase.

ARTICLE V

COVENANTS

SECTION 5.1.                                                                  Affirmative Covenants of Seller.  At all times from the date hereof to the Collection Date, unless each of the Purchaser and the Agent shall otherwise consent in writing:

(a)                                 Financial Reporting.  The Seller will, and will cause each of the Transferring Affiliates to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to each of the Purchaser and the Agent:

(i)                                     Annual Reporting.  As soon as available and in any event within 105 days after the close of the fiscal year of FMCH, a company-prepared consolidated balance sheet of FMCH and its Subsidiaries as of the end of such fiscal year and the related company-prepared consolidated statements of income and retained earnings for such fiscal year.

(ii)                                  Quarterly Reporting. As soon as available and in any event within 50 days after the end of the second fiscal quarter of FMCH, a company-prepared consolidated balance sheet of FMCH and its Subsidiaries as of the end of such quarter and the related company-prepared consolidated statements of income and retained earnings for such quarterly period.

In the case of each of the financial statements required to be delivered under clause (i) or (ii) above, such financial statement shall set forth in comparative form the figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to September 27, 1996), in each case subject to normal recurring year-end audit adjustments.  Each such financial statement shall be prepared in accordance with GAAP consistently applied.

(iii)                               Compliance Certificate.  Together with the financial statements required hereunder, a compliance certificate signed by a Responsible Officer stating that (x) the attached financial statements have been prepared in accordance with GAAP and

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accurately reflect the financial condition of the applicable Person and (y) to the best of such Person’s knowledge, no Seller Default or Potential Seller Default exists, or if any Seller Default or Potential Seller Default exists, stating the nature and status thereof.

(iv)                              Notice of Seller Default or Potential Seller Default.  As soon as possible and in any event within two (2) days (or the next Business Day thereafter if such day is not a Business Day) after the occurrence of each Seller Default or each Potential Seller Default, a statement of a Responsible Officer setting forth details of such Seller Default or Potential Seller Default and the action which the Seller proposes to take with respect thereto.

(v)                                 Change in Credit and Collection Policy and Debt Ratings.  Within ten (10) days after the date any material change in or amendment to any provision of the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

(vi)                              Credit and Collection Policy.  On an annual basis, at least 30 days prior to the Commitment Termination Date, a complete copy of the Credit and Collection Policy then in effect, together with a summary of any material changes from the most recent Credit and Collection Policy delivered to the Administrative Agents pursuant to Section 4.1(o) or Section 5.1(a) of the TAA.

(vii)                           ERISA.  Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Seller or any ERISA Affiliate of the Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Seller or any ERISA Affiliates of the Seller receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

(viii)                        Notices under Transaction Documents.  Forthwith upon its receipt thereof, a copy of each notice, report, financial statement, certification, request for amendment, directive, consent, waiver or other modification or any other writing issued under or in connection with any other Transaction Document by any party thereto (including, without limitation, by the Seller).

(ix)                              Investigations and Proceedings.  Unless prohibited by either (i) the terms of the subpoena, request for information or other document referred to below, (ii) law (including, without limitation, rules and regulations) or (iii) restrictions imposed by the U.S. federal or state government or any agency or instrumentality thereof and subject to the Agent’s execution of a confidentiality agreement in form and substance satisfactory to both the Seller and the Agent, as soon as possible and in any event (A) within five Business Days after any Originating Entity receives any subpoena, request for information, or any other document relating to any possible violation by any Originating Entity of, or failure by any Originating Entity to comply with, any rule, regulation or statute from HHS or any other governmental agency or instrumentality, notice of such receipt and, if requested by the Purchaser or the Agent, the information contained in, or

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copies of, such subpoena, request or other document, and (B) periodic updates and other management reports relating to the subpoenas, requests for information and other documents referred to in clause (A) above as may be reasonably requested by the Purchaser or the Agent unless such updates or requests could reasonably be deemed a contravention or waiver of any available claim of legal privilege, or would otherwise materially impair available defenses, of any Originating Entity.

(x)                                 Other Information.  Such other information (including non-financial information) as the Purchaser or the Agent may from time to time reasonably request with respect to the Seller, any party to the Parent Agreement, any Transferring Affiliate or any Subsidiary of any of the foregoing.

(b)                                 Conduct of Business.  The Seller (i) will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted and (ii) will cause each other Originating Entity to do each of the foregoing in respect of such Originating Entity.

(c)                                  Compliance with Laws.  The Seller will, and will cause each other Originating Entity to, comply with all laws, rules and regulations (including, without limitation, all CHAMPUS/VA Regulations, Medicaid Regulations and Medicare Regulations), and all orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

(d)                                 Furnishing of Information and Inspection of Records.  The Seller will, and will cause each other Originating Entity to, furnish to each of the Purchaser and the Agent from time to time such information with respect to the Receivables as the Purchaser or the Agent may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable.  The Seller will, and will cause each other Originating Entity to, at any time and from time to time during regular business hours permit the Purchaser, the Agent, or any of their respective agents or representatives, (i) to examine and make copies of and take abstracts from Records and (ii) to visit the offices and properties of the Seller or such other Originating Entity, as applicable, for the purpose of examining such Records, and to discuss matters relating to Receivables or the Seller’s or such other Originating Entity’s performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Seller or such other Originating Entity, as applicable, having knowledge of such matters; provided, however, that the Purchaser acknowledges that in exercising the rights and privileges conferred in this Section 5.1(d) it or its agents or representatives may, from time to time, obtain knowledge of information, practices, books, correspondence and records (“Confidential Information”) identified to it in writing as being of a confidential nature or in which the Seller or another Originating Entity has a proprietary interest.  The Purchaser agrees that all such Confidential Information so obtained by it is to be regarded as confidential information and that such Confidential Information may be subject to laws, rules and regulations regarding patient confidentiality, and agrees that (x) it shall retain in confidence, and shall ensure that its agents

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and representatives retain in confidence, and will not disclose, any of such Confidential Information without the prior written consent of the Seller and (y) it will not, and will ensure that its agents and representatives will not, make any use whatsoever (other than for purposes of this Agreement) of any of such Confidential Information without the prior written consent of the Seller; provided, however, that such Confidential Information may be disclosed to the extent that such Confidential Information (i) may be or becomes generally available to the public (other than as a breach of this Section 5.1(d)), (ii) is required or appropriate in response to any summons or subpoena in connection with any litigation or (iii) is required by law to be disclosed; and provided, further, however, that such Confidential Information may be disclosed to (A) the Agent, any Conduit Investor, any Bank Investor, any Credit Support Provider and any Liquidity Provider, subject to the terms of Section 5.1(d) of the TAA, (B) the Agent’s or any such Person’s legal counsel, auditors and other business advisors, (C) any such Person’s government regulators and (D) any Conduit Investor’s rating agencies, provided that the Person making such disclosure shall advise each recipient thereof referred to in clauses (A), (B), (C) and (D) above that such Confidential Information is to be regarded and maintained as confidential information and that the Agent has agreed to keep confidential such Confidential Information as provided in clauses (x) and (y) above.

(e)                                  Keeping of Records and Books of Account.  The Seller will, and will cause each other Originating Entity to, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable).  The Seller will, and will cause each other Originating Entity to, give each of the Purchaser and the Agent notice of any material change in the administrative and operating procedures of the Seller or such other Originating Entity, as applicable, referred to in the previous sentence.

(f)                                   Performance and Compliance with Receivables and Contracts.  The Seller, at its expense, will, and will cause each other Originating Entity to, timely and fully perform and comply with all material provisions, covenant and other promises required to be observed by the Seller or such other Originating Entity under the Contracts related to the Receivables.

(g)                                  Credit and Collection Policies.  The Seller will, and will cause each other Originating Entity to, comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

(h)                                 Special Accounts.  The Seller shall, and shall cause each other Originating Entity to (i) establish and maintain Special Accounts with Special Account Banks, or to engage a Designated Account Agent to maintain a Special Account with a Special Account Bank on its behalf, (ii) instruct all Obligors to cause all Collections to be deposited directly into a Special Account, (iii) report on each banking day to the Concentration Account Bank, the amount of all Collections on deposit on such banking day in the Special Accounts at each Special Account Bank or, if an Intermediate Concentration Account has been established at such Special Account Bank, the amount of all Collections on deposit on such banking day in such Intermediate Concentration Account, and (iv) instruct (or cause the applicable Designated Account Agent to

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instruct) each Special Account Bank to transfer to the Concentration Account or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank or an Intermediate Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank, (v) instruct each Intermediate Concentration Account Bank to transfer to the Concentration Account prior to the close of business on such banking day all Collections on deposit during such banking day in the Intermediate Concentration Accounts at such Intermediate Concentration Account Banks and (vi) instruct the Concentration Account Bank to give to each Special Account Bank on each banking day notice to transfer to the Concentration Account all Collections on deposit during such banking day in the Special Accounts at such Special Account Bank (or, if an Intermediate Concentration Account has been established at such Special Account Bank, in the Intermediate Concentration Account at such Special Account Bank); provided, however, that if the Collections on deposit in any Special Account during such banking day shall be less than $20,000.00 (the “Minimum Amount”), the Special Account Bank shall transfer such Collections to the Concentration Account or the applicable Intermediate Concentration Account on the next succeeding banking day on which Collections in such Special Account first exceed the Minimum Amount.  With respect to any Special Account that is located at or maintained by a Bank Investor, the Seller shall, by not later than the date that occurs six months after the Original Closing Date, (i) close, or cause the applicable Originating Entity to close, such Special Account and (ii) instruct, and cause each other Originating Entity to instruct, all Obligors theretofore remitting payments to such Special Account to remit all future payments on Receivables and Related Security to a Special Account located at and maintained by a financial institution that is not a Bank Investor.

(i)                                     Collections Received.  The Seller shall, and shall cause each other Originating Entity to, segregate and hold in trust, and deposit, immediately, but in any event not later than the day that occurs forty-eight (48) hours of its receipt thereof (or, if such day is not a Business Day, the next Business Day following such receipt) to the Concentration Account, or Intermediate Concentration Account, as applicable, all Collections received from time to time by the Seller or such other Originating Entity, as the case may be.”

(j)                                    Sale Treatment.  The Seller will not, and will not permit any Transferring Affiliate to, account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by this Agreement, the Transferring Affiliate Letter in any manner other than as a sale of Receivables by the Seller to the Purchaser or by the applicable Transferring Affiliate to the Seller, as applicable.  In addition, the Seller shall, and shall cause each Transferring Affiliate to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons’ financial statements) the existence and nature of the transactions contemplated hereby, by the TAA , by the Transferring Affiliate Letter, and the interest of the Purchaser in the Transferred Assets.

(k)                                 Separate Business. The Seller acknowledges that the Agent, the Conduit Investors and the Bank Investors are entering into the transactions contemplated in the TAA in reliance upon the Purchaser’s identity as a separate legal entity from the Seller. Therefore, from and after the Original Closing Date, the Seller shall take all actions reasonably required to

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maintain the Purchaser’s status as a separate legal entity and to make it manifest to third parties that the Purchaser is an entity with assets and liabilities distinct from those of the Seller or any other member of the Parent Group.  Without limiting the generality of the foregoing, the Seller shall (i) not hold itself out to third parties as liable for the debts of the Purchaser nor purport to own the Receivables or any of the other assets acquired by the Purchaser hereunder, (ii) shall take all other actions necessary on its part to ensure that the Purchaser is at all times in compliance with the covenants set forth in Section 5.1(k) of the TAA and (iii) shall cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between the Seller and the Purchaser on an arm’s-length basis.

(l)                                     Payment to the Transferring Affiliates.  With respect to any Receivable purchased by the Seller from any Transferring Affiliate, the Seller shall cause such sale to be effected under, and in strict compliance with the terms of, the Transferring Affiliate Letter, including, without limitation, the terms relating to the amount and timing of payments to be made to each Transferring Affiliate in respect of the purchase price for such Receivable.

(m)                             Performance and Enforcement of the Transferring Affiliate Letter.  The Seller shall timely perform the obligations required to be performed by the Seller, and shall vigorously enforce the rights and remedies accorded to the Seller, under the Transferring Affiliate Letter.  The Seller shall take all actions to perfect and enforce its rights and interests (and the rights and interests of the Purchaser, the Agent, the Conduit Investors and the Bank Investors, as assignees of the Seller) under the Transferring Affiliate Letter as the Purchaser or the Agent may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Transferring Affiliate Letter.

SECTION 5.2.                                                                  Negative Covenants of the Seller.  At all times from the date hereof to the Collection Date, unless the Agent shall otherwise consent in writing:

(a)                                 No Sales, Liens, Etc.  Except as otherwise provided herein, the Seller will not, and will not permit any other Originating Entity to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any inventory or goods, the sale of which may give rise to a Receivable or any Receivable or related Contract, or (z) any Special Account, any Intermediate Concentration Account or any other account to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

(b)                                 No Extension or Amendment of Receivables.  Except as otherwise permitted in Section 6.2 hereof, the Seller will not, and will not permit any other Originating Entity to, extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

(c)                                  No Change in Business or Credit and Collection Policy.  The Seller will not, and will not permit any other Originating Entity to, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable or otherwise have a Material Adverse Effect.

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(d)                                 No Mergers, Etc.  The Seller will not, and will not permit any other Originating Entity to, merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired and except as contemplated in the Transaction Documents) to any Person, except that (i) any Transferring Affiliate may merge or consolidate with any other Transferring Affiliate if, but only if, each of the Purchaser and the Agent shall have received at least ten Business Days’ prior written notice of such merger or consolidation and (ii) the Seller may merge or consolidate with any other Person if, but only if, (x) immediately after giving effect to such merger or consolidation, no Seller Default or Potential Seller Default would exist and (y) each of the Purchaser and the Agent shall have received a written agreement, in form and substance satisfactory to each of the Purchaser and the Agent, executed by the corporation resulting from such merger or consolidation, under which agreement such corporation shall become the Seller hereunder and the Collection Agent under the TAA, and shall assume the duties, obligations and liabilities of the Seller and the Collection Agent under this Agreement, the TAA, the Special Account Letters and each other Transaction Document to which the Seller is party (whether in its individual capacity or as Collection Agent), together with the documents relating to the Seller of the kind delivered by or on behalf of the Seller pursuant to Section 3.1 of the TAA.

(e)                                  Change in Payment Instructions to Obligors, Special Account Banks and Designated Account Agents.  The Seller will not, and will not permit any other Originating Entity to:

(i)                                     add or terminate any bank as a Special Account Bank from those listed in the Account Schedule hereto, or make any change in its instructions to Obligors regarding payments to be made to any Special Account Bank; provided that the Seller may, and may permit any Originating Entity to, (A) add any bank as a Special Account Bank for purposes of this Agreement at any time following delivery to the Agent of written notice of such addition and a Special Account Letter duly executed by such bank, and (B) terminate any Special Account Bank at any time following delivery to the Agent of written notice of such termination and evidence satisfactory to the Agent that the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account; or

(ii)                                  make any change in the instructions contained in any Special Account Letter; or

(iii)                               add or terminate any Person as a Designated Account Agent from those listed in the Account Schedule hereto, or make any change in its instructions to such Designated Account Agent regarding the handling of the Collections in the applicable Special Account; provided that the Seller may, and may permit any Originating Entity to, (A) add any Person that satisfies the requirements set forth herein of a “Designated Account Agent” as a Designated Account Agent for purposes of this Agreement at any time following delivery to the Agent of written notice of such addition and an Account Agent Agreement duly executed by such Person, and (B) terminate any Designated Account Agent at any time following delivery to the Agent of written notice of such termination and evidence satisfactory to the Agent that either an Originating Entity or a

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new Designated Account Agent shall have been added in accordance with the terms of this Agreement to succeed such terminated Designated Account Agent in respect of the applicable Special Account or the affected Obligors shall have been instructed to remit all subsequent Collections to another Special Account.

(f)                                   Deposits to Special Accounts, Intermediate Concentration Account and the Concentration Account.  The Seller will not, and will not permit any of the other Originating Entities or Designated Account Agents to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Special Account, any Intermediate Concentration Account or the Concentration Account cash or cash proceeds other than Collections of Receivables.

(g)                                  Change of Name, Etc.  The Seller will not, and will not permit any other Originating Entity to, change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Seller delivers to the Agent (i) such documents, instruments or agreements, executed by the Seller and/or the affected Originating Entities, as are necessary to reflect such change and to continue the perfection of the Purchaser’s ownership interests in the Affected Assets and (ii) new or revised Special Account Letters or Intermediate Concentration Account Letter executed by the Special Account Banks or the Intermediate Concentration Account Bank which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 of the TAA.

(h)                                 Amendment to Transferring Affiliate Letter, Etc..  The Seller will not, and will not permit any other Originating Entity to, (i) amend, modify, or supplement the Transferring Affiliate Letter or any instrument, document or agreement executed in connection therewith (collectively the “Initial Transfer Documents”), (ii) terminate or cancel any Initial Transfer Document, (iii) issue any consent or directive under any Initial Transfer Document, (iv) undertake any enforcement proceeding in respect of any of the Initial Transfer Documents, or (v) waive, extend the time for performance or grant any indulgence in respect of any provision of any Initial Transfer Document, in each case except with the prior written consent of the Purchaser, the Agent and each Administrative Agent; nor shall the Seller take, or permit any other Originating Entity to take, any other action under any of the Initial Transfer Documents that shall have a material adverse affect on the Purchaser, the Agent, any Conduit Investor or any Bank Investor or which is inconsistent with the terms of this Agreement.

(i)                                     ERISA Matters.  The Seller will not, and will not permit any other Originating Entity to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Seller, such Originating Entity or any ERISA Affiliate thereof is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Seller, such Originating Entity or any ERISA Affiliate thereof under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments,

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terminations and reportable events occurring within any fiscal year of the Seller, in the aggregate, involve a payment of money or an incurrence of liability by the Seller, any Originating Entity or any ERISA Affiliate thereof, in an amount in excess of $500,000.

ARTICLE VI

ADMINISTRATION AND COLLECTION

SECTION 6.1.                                                                  Collection of Receivables.  The servicing, administering and collection of the Receivables shall be conducted by the Collection Agent.  For so long as the Person acting as Collection Agent is the Seller, the Seller shall perform its duties as Collection Agent under the TAA in accordance with the terms thereof, it being understood that it shall hold all Receivables, Related Assets, Records and Collections which it receives from time to time solely in its capacity as Collection Agent and shall not claim or retain any legal or beneficial title or interest therein.  If at any time the Collection Agent is a Person other than the Seller, the Seller agrees promptly to provide all information requested by the Collection Agent in connection with the performance of its responsibilities under the TAA, and agrees to exert its best efforts to assist any successor Collection Agent in assuming and performing its duties as Collection Agent.

SECTION 6.2.                                                                  Rights of Purchaser.  At any time:

(i)                                     The Purchaser (or the Agent as assignee of the Purchaser) may direct that payment of all amounts payable under any Receivable be made directly to the Purchaser (or the Agent, as the case may be) or its designee.

(ii)                                  The Seller shall, at the Purchaser’s request (or at the request of the Agent, as assignee of the Purchaser) and at the Seller’s expense, give notice of the Purchaser’s ownership of Receivables and/or the Agent’s interest in the Receivables to each Obligor and direct that payments be made directly to the Purchaser (or the Agent, as the case may be) or its designee.

(iii)                               The Seller shall, at the Purchaser’s or the Agent’s request, (A) assemble all of the Records, and shall make the same available to the Purchaser, the Agent or its designee at a place selected by the Purchaser, the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Purchaser and the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

Notwithstanding the foregoing clauses (i), (ii) and (iii), neither the Purchaser nor any of its assigns shall at any time direct, or cause any Originating Entity to direct, Obligors of Receivables or Related Security payable under the Medicare or Medicaid program to make payment of amounts due or to become due to such Originating Entity in respect of such Receivables or Related Security directly to either the Intermediate Concentration Account or the Concentration Account or to the Purchaser, the Purchaser’s assigns or any of their respective designees, except for any such payment in respect of such Receivables or Related Security or any

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assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

SECTION 6.3.                                                                  Special Accounts.  The Seller hereby transfers to the Purchaser, and shall cause each of the Transferring Affiliates to transfer to the Purchaser, effective concurrently with the initial Purchase hereunder, all right, title and interest of such Originating Entity in and to each Special Account, together with each lock-box related thereto and all agreements between such Originating Entity and the applicable Special Account Bank.  The Seller hereby authorizes the Purchaser and its assigns to take, to the extent permitted by applicable law, any and all steps in the Seller’s or any other Originating Entity’s name (which power, in the case of each Transferring Affiliate, the Seller is authorized to grant pursuant to authority granted to the Seller under the Transferring Affiliate Letter) and on behalf of the Seller and such Originating Entity necessary or desirable, in the determination of the Purchaser or such assign, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Seller’s or such Originating Entity’s name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts; provided, however, that neither the Purchaser nor any of its assigns shall have the power or authority to direct Obligors of Receivables or Related Security payable under the CHAMPUS/VA, Medicare or Medicaid program to make payment of amounts due or to become due to the Seller or any Transferring Affiliate in respect of such Receivables or Related Security directly to either the Intermediate Concentration Account or the Concentration Account or to the Purchaser, the Purchaser’s assigns or any of their respective designees, except for any such payment in respect of such Receivables or Related Security or any assignment thereof that is established by, or made pursuant to, the order of a court of competent jurisdiction.

SECTION 6.4.                                                                  Responsibilities of the Seller.  Anything herein to the contrary notwithstanding, the Seller shall, and/or shall cause each other Originating Entity to, (i) perform all of such Person’s obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been sold hereunder and under the Transferring Affiliate Letter, and the exercise by the Purchaser of its rights hereunder and under the Transferring Affiliate Letter shall not relieve the Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction.  Neither the Purchaser nor any of its assignees shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall it be obligated to perform any of the obligations of the Seller thereunder.

SECTION 6.5.                                                                  Reports.  On or prior to each Settlement Date, the Seller shall prepare and forward to the Purchaser a report setting forth the following with respect to the immediately preceding calendar month:  (i) the aggregate Outstanding Balance of Receivables included in the Purchases occurring during such month, (ii) the aggregate Purchase Price payable to the Seller in respect of such Purchases, specifying the Purchase Price Percentage in effect for such month and the aggregate Purchase Price Credits deducted in calculating such aggregate Purchase Price, (iii) the aggregate amount of funds received by the Seller during such month and the aggregate amount of any amounts drawn under any Letters of Credit, in each case which are to be applied toward the aggregate Purchase Price owing for such month pursuant to Section 2.2(d), (iv) the increase or decrease in the amount outstanding under the Subordinated Note as of the end of such month after giving effect to the application of funds toward the aggregate

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Purchase Price, (v) the amount of any capital contribution made by the Seller to the Purchaser as of the end of such month and (vi) such other information concerning the Receivables as the Purchaser may reasonably request.  Promptly following any request therefor by the Purchaser, the Seller shall prepare and provide to the Purchaser a listing by Obligor of all Receivables together with an aging of such Receivables.

ARTICLE VII

SELLER DEFAULTS

SECTION 7.1.                                                                  Seller Defaults.  The occurrence of any one or more of the following events shall constitute a Seller Default:

(a)                                 the Seller shall fail to make any payment or deposit to be made by it hereunder when due; or

(b)                                 any representation, warranty, certification or statement made or deemed made by the Seller in this Agreement, by FME KGaA or FMCH under the Parent Agreement, or by the Seller, FME KGaA, FMCH or any other Parent Group Member in any other Transaction Document to which it is a party or in any other document certificate or other writing delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made; or

(c)                                  the Seller shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) to be performed or observed under

(i)                                     Section 5.1(a)(iv); provided that, in the case of any failure to provide any such notice relating to a Potential Seller Default that shall have ceased to exist prior to the date such notice was required to have been given under Section 5.1(a)(iv), the failure to give such notice shall not constitute a Seller Default unless a senior officer of the Seller (including, the Treasurer, any Assistant Treasurer, General Counsel or any assistant or associate general counsel of the Seller) shall have known of the occurrence of such Potential Seller Default during such period; or

(ii)                                  any of Sections 5.1(a)(v), 5.1 (a)(x), 5.1 (a)(ix), 5.1(b)(i), 5.1(f), 5.1(g), 5.1(h), 5.1(i), 5.1(k), 5.2(a), 5.2(c), 5.2(d), 5.2(e), 5.2(f), 5.2(g), 5.2(h) or 6.2; or

(iii)                               Section 5.1(b)(ii), and such default shall continue for 2 Business Days; or

(iv)                              any other provision hereof and such default in the case of this clause (iv) shall continue for ten (10) days;

(d)                                 failure of the Seller, FME KGaA, FMCH or any Transferring Affiliate to pay when due any amounts due under any agreement to which any such Person is a party and under which any Indebtedness greater than $5,000,000 is governed; or the default by the Seller, FME KGaA, FMCH or any Transferring Affiliate in the performance of any term, provision or condition contained in any agreement to which any such Person is a party and under which any Indebtedness owing by the Seller, FME KGaA, FMCH or any Transferring Affiliate greater than

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$5,000,000 was created or is governed, regardless of whether such event is an “event of default” or “default” under any such agreement; or any Indebtedness owing by the Seller, FME KGaA, FMCH or any Transferring Affiliate greater than $5,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment and other than in the case of an instrument stated to be payable on demand) prior to the date of maturity thereof; or

(e)                                  any Event of Bankruptcy shall occur with respect to the Seller, any other Originating Entity, FME KGaA or FMCH; provided that, in the case of any Event of Bankruptcy relating to any Transferring Affiliate, such Event of Bankruptcy shall not constitute a Seller Default hereunder if at such time the “Percentage Factor” (as defined in the TAA) does not exceed the “Maximum Percentage Factor” (as defined in the TAA) after reducing the “Net Receivables Balance” (as defined in the TAA) by an amount equal to the aggregate Outstanding Balance of all Receivables otherwise included in the calculation of the Net Receivables Balance which either (i) have been originated by such Transferring Affiliate or (ii) are owing from any Obligor that shall have been directed to remit payments thereon to a Special Account that is a Special Account to which Obligors in respect of the Transferring Affiliate that is the subject of such Event of Bankruptcy shall have been directed to remit payments; or

(f)                                   after giving effect to any Purchase hereunder, the Purchaser shall, for any reason, fail or cease to have all right, title and interest in and to all of the Receivables which are to be included in such Purchase, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, subject only to the interests therein of the Agent, on behalf of the Conduit Investors and the Bank Investors; or

(g)                                  the Transferring Affiliate Letter or any other Transaction Document shall have terminated; or any material provision thereof shall cease for any reason to be valid and binding on any party thereto or any party shall so state in writing; or any party to any Transaction Document (other than the Purchaser, the Agent, any Conduit Investor or any Bank Investor) shall fail to perform any material term, provision or condition contained in any Transaction Document on its part to be performed or a default shall otherwise occur thereunder; or

(h)                                 either FMCH or the Seller shall enter into any transaction or merger whereby it is not the surviving entity; or

(i)                                     there shall have occurred any material adverse change in the operations of any of FMCH or the Seller since December 31, 2011 or any other Material Adverse Effect shall have occurred; or

(j)                                    a default shall occur under the Parent Agreement; or the Parent Agreement shall for any reason terminate; or any material provision thereof shall cease to be valid and binding on any party thereto or any party thereto shall so state in writing; or

(k)                                 (i)  the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the

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outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FME KGaA shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20% of the total Voting Stock of FMCH); or (iv) or a Change of Control (as defined under the TAA).

SECTION 7.2.                                                                  Remedies.  (a)  Upon the occurrence of any Seller Default, the Purchaser shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

ARTICLE VIII

INDEMNIFICATION; EXPENSES

SECTION 8.1.                                                                  Indemnities by the Seller.  Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and any successors and permitted assigns (including, without limitation, the Conduit Investors, the Bank Investors, the Agent, the Administrative Agents, the Collateral Agents, the Liquidity Providers and the Credit Support Providers) and their respective officers, directors and employees (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys’ fees (which such attorneys may be employees of any Liquidity Provider, any Credit Support Provider, the Agent, any Administrative Agent, any Collateral Agent or the Purchaser, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Seller or any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Purchaser and its assigns of Receivables and Related Assets or any of the other transactions contemplated hereby or thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables.  Without limiting the generality of the foregoing, the Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)                                     any representation or warranty made by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) or any officers of any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) under or in connection with this Agreement, the Parent Agreement, the Transferring Affiliate Letter, any of the other Transaction Documents, any Investor Report or any other information or report delivered by any Parent Group

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Member pursuant to or in connection with any Transaction Document, which shall have been false or incorrect in any material respect when made or deemed made;

(ii)                                  the failure by any Parent Group Member (including any Parent Group Member, in its capacity as the Collection Agent) to comply with any applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation), including with respect to any Receivable or the related Contract, or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

(iii)                               the failure to vest and maintain vested in the Purchaser a first priority ownership interest in the Affected Assets free and clear of any Adverse Claim;

(iv)                              the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

(v)                                 any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

(vi)                              any failure of the Collection Agent (if a Parent Group Member or designee thereof) to perform its duties or obligations in accordance with the provisions of the TAA; or

(vii)                           any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

(viii)                        the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

(ix)                              the failure by any Parent Group Member (individually or as Collection Agent) to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Contracts;

(x)                                 the failure of any Originating Entity to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

(xi)                              the commingling by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) of Collections of Receivables at any time with other funds;

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(xii)                           any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Transfers by the Seller or any other Originating Entity, the ownership of any Receivable, Related Security or Contract or any interest therein;

(xiii)                        the failure of any Special Account Bank or any Designated Account Agent to remit any amounts held by it pursuant to the instructions set forth in the applicable Special Account Letter, Intermediate Concentration Account Agreement or Concentration Account Agreement or any instruction of the Collection Agent, the Seller, any Originating Entity or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms of the Transaction Documents) whether by reason of the exercise of set-off rights or otherwise;

(xiv)                       any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Seller to qualify to do business or file any notice of business activity report or any similar report;

(xv)                          any failure of the Seller to give reasonably equivalent value to any Transferring Affiliate in consideration of the purchase by the Seller from such Transferring Affiliate of any Receivable, or any attempt by any Person to void, rescind or set-aside any such transfer or any transfer of any Receivable hereunder under statutory provisions or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code;

(xvi)                       any action taken by the Seller, any other Originating Entity or the Collection Agent (if a Parent Group Member or designee thereof) in the enforcement or collection of any Receivable; provided, however, that if any Conduit Investor enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit Investor shall allocate such Indemnified Amounts which are in connection with any applicable Liquidity Provider Agreement, Credit Support Agreement or the credit support furnished by any applicable Credit Support Provider to the Seller and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to any Parent Group Member and not attributable to any Other Transferor, the Seller shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to any Parent Group Member, such Other Transferors shall be solely liable for such Indemnified Amounts;

(xvii)                    any reduction or extinguishment of, or any failure by any Obligor to pay (in whole or in part), any Receivable or any Related Security with respect thereto as a result of or on account of any violation of or prohibition under any law, rule or regulation now or hereafter in effect from time to time, including without limitation and CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation, or as a result of or on account of the entering of any judicial or regulatory order or agreement adversely affecting the Seller or any Parent Group Member;

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(xviii)                 any failure by the Seller or any Parent Group Member to maintain all governmental and other authorization and approvals necessary to render the services, or sell the merchandise, resulting in Receivables; or

(xix)                       without duplication of any amounts paid by the Seller pursuant to Section 2.3, any cancellation or voiding of a Receivable, any Contractual Adjustment, or any other event or circumstance which gives arise to a “Deemed Collection” under the TAA or a “Purchase Price Credit” under this Agreement.

SECTION 8.2.                                                                  Other Costs and Expenses.  (a)  The Seller agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Purchaser harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, the out-of-pocket expenses payable by the Purchaser under Section 8.4 of the TAA) or intangible, documentary or recording taxes incurred by or on behalf of the Purchaser or any other Indemnified Party (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Purchaser’s ownership of Receivables and Related Assets with respect thereto) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Purchaser’s enforcement or preservation of rights (including, without limitation, the perfection and protection of the transfers of Receivables and Related Assets under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents.

(b)                                 If the Seller fails to perform any of its agreements or obligations under this Agreement, following expiration of any applicable cure period, the Purchaser (or any assignee thereof) may (but shall not be required to) perform, or cause performance of, such agreement or obligation, and the reasonable expenses of the Purchaser (or any such assignee) incurred in connection therewith shall be payable by the Seller upon the Purchaser’s (or any such assignee’s) written demand therefor.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1.                                                                  Term of Agreement.  This Agreement shall terminate on the date after the Collection Date on which (i) no further Purchases are to be made hereunder, (ii) the aggregate Outstanding Balance of Receivables conveyed to the Purchaser hereunder has been reduced to zero or written off in accordance with the Credit and Collection Policy and (iii) the Seller has paid the Purchaser all indemnities, adjustments and other amounts which may be owed to the Purchaser hereunder; provided, however, that (x) the rights and remedies of the Purchaser with respect to any representation and warranty made or deemed to be made by the Seller pursuant to this Agreement, (y) the indemnification and payment provisions of Article VII, and (z) the agreements set forth in Section 9.9 hereof, shall be continuing and shall survive any termination of this Agreement.

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SECTION 9.2.                      Waivers; Amendments.  No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy.  The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.  No provision of this Agreement or the Subordinated Note may be amended, supplemented, modified or waived except in writing by the Seller, the Purchaser, the Agent and each Administrative Agent.  It is expressly understood and acknowledged that the prior written consent of the Agent shall be required in order for the Purchaser to grant a consent, authorization or approval requested by the Seller hereunder, or for the Purchaser to agree to any amendment, waiver or other modification to the terms or conditions of this Agreement.

SECTION 9.3.                      Notices.  Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party.  Each such notice or other communication shall be effective (i) if given by telecopy when such telecopy is transmitted to the telecopy number specified in this Section 9.3 and confirmation is received, (ii) if given by mail 3 Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 9.3.

If to the Purchaser:

NMC Funding Corporation

920 Winter Street

Waltham, MA  02451

Telephone:  (781) 699-2668

Telecopy:   (781) 699-9756

Attn:  Mark Fawcett

Payment Information:

Chase Manhattan Bank, N.A.

ABA 021-000-021

Account 323-0-76823

If to the Seller:

National Medical Care, Inc.

920 Winter Street

Waltham, MA  02451

Telephone:  (781) 699-2668

Telecopy:   (781) 699-9756

Attn:  Mark Fawcett

Payment Information:

Chase Manhattan Bank, N.A.

ABA 021-000-021

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Account 323-0-76823

SECTION 9.4.                      Governing Law; Submission to Jurisdiction; Integration.

(a)           THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE SELLER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  The Seller hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing in this Section 9.4 shall affect the right of the Purchaser to bring any action or proceeding against the Seller or any of its properties in the courts of other jurisdictions.

(b)           EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

(c)           This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

(d)           The Seller hereby appoints Arent Fox LLP, located at 1675 Broadway, New York, New York 10019, as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State Court sitting in the City of New York by the Purchaser or any of its assignees.

SECTION 9.5.                      Severability; Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9.6.                      Successors and Assigns.  This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that the

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Seller may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of each of the Purchaser and the Agent. The Purchaser may assign at any time any or all of its rights and obligations hereunder and interests herein to any other Person without the consent of the Seller.  Without limiting the foregoing, the Seller acknowledges that the Purchaser, pursuant to the TAA, shall assign to the Agent, on behalf of the Conduit Investors or the Bank Investors, as the case may be, all of its rights, remedies, powers and privileges hereunder and that each of the Agent, the Conduit Investors and such Bank Investors may further assign such rights, remedies, powers and privileges to the extent permitted in the TAA.  The Seller agrees that the Agent, as the assignee of the Purchaser, shall, subject to the terms of the TAA, have the right to enforce this Agreement and to exercise directly all of the Purchaser’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Purchaser to be given or withheld hereunder) and the Seller agrees to cooperate fully with the Agent in the exercise of such rights and remedies.  The Seller further agrees to give to the Agent copies of all notices, reports and other documents it is required to give to the Purchaser hereunder and to permit the Agent the rights of inspection and audit granted to the Purchaser hereunder.  In addition, the Seller agrees that to the extent the Purchaser is herein permitted to take any action or to provide any information or report, the Agent may similarly so direct and require (with or without the concurrence of the Purchaser) the Seller to take such action or to provide such information or report.

SECTION 9.7.                      Waiver of Confidentiality.  The Seller hereby consents to the disclosure of any non-public information with respect to it received by the Purchaser, any Conduit Investor, the Agent, any Bank Investor or any Administrative Agent to any of the Purchaser, any Conduit Investor, the Agent, any nationally recognized rating agency rating any Conduit Investor’s Commercial Paper, any Administrative Agent, any Collateral Agent, any Bank Investor or potential Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement or the TAA.

SECTION 9.8.                      Confidentiality Agreement.  The Seller hereby agrees that it will not disclose, and will cause each Parent Group Member to refrain from disclosing, the contents of this Agreement or any other proprietary or confidential information of the Purchaser, any Conduit Investor, the Agent, any Administrative Agent, any Collateral Agent, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency provided such auditors, attorneys, employees financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) following notice thereof to the Agent, as otherwise required by applicable law (including the federal securities laws) or order of a court of competent jurisdiction.

SECTION 9.9.                      Bankruptcy Petitions.  (a)  The Seller hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit Investor, it will not, and the Seller will cause each Parent Group Member to not, institute against, or join any other Person in instituting against, any Conduit Investor, any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

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(b)           The Seller hereby covenants and agrees that, prior to the date which is one year and one day after this Agreement shall have terminated in accordance with its terms, it will not institute against, or join any other Person in instituting against, the Purchaser any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States

SECTION 9.10.                    Purchase Termination.  The Seller’s obligation to sell, transfer, assigns and otherwise convey Receivables and Related Assets to the Purchaser hereunder may be terminated at any time by the Seller by giving written notice thereof to Purchaser and the Agent of the Seller’s election to discontinue Purchases hereunder, in which event the Purchase Termination Date (as defined in the TAA) shall thereafter occur on the date specified therefor by the Seller in such notice, but in any event not less than 60 days after the Agent’s receipt of such notice.

SECTION 9.11.                    Subordination.  The Seller agrees that any indebtedness, obligation or claim, it may from time to time hold or otherwise have (including, without limitation any obligation or claim arising in connection with the Revolving Loans) against the Purchaser or any assets or properties of the Purchaser, whether arising hereunder or otherwise existing, shall be subordinate in right of payment to the prior payment in full of any indebtedness or obligation of the Purchaser owing to the Agent, any Administrative Agent, any Conduit Investor or any Bank Investor under the TAA.  The subordination provision contained herein is for the direct benefit of, and may be enforced by, the Agent, any Administrative Agent, any Conduit Investor, any Bank Investor and/or any of their respective assignees under the TAA.

SECTION 9.12.                    Characterization of the Transactions Contemplated by the Agreement.  (a) It is the intention of the parties that each Purchase hereunder shall constitute a sale of such Receivables, together with the Related Assets with respect thereto, from the Seller to the Purchaser, conveying good title thereto free and clear of any Adverse Claims, and that such Receivables and Related Assets not be part of the Seller’s estate in the event of an insolvency.  If, notwithstanding the foregoing, the transactions contemplated under this Agreement should be deemed a financing and not a sale or such sale shall for any reason be ineffective or unenforceable (any of the foregoing a “Recharacterization”), the Seller and the Purchaser intend that the Seller shall be deemed to have granted to the Purchaser a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables now or hereafter arising that are sold to the Purchaser pursuant to this Agreement, together with the Related Assets with respect thereto, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 9.13.                    (b)           In the case of any Recharacterization, each of the Seller and the Purchaser represents and warrants that each remittance of Collections by the Seller to the Purchaser hereunder will have been (i) in payment of a debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Purchaser and (ii) made in the ordinary course of business or financial affairs of the Seller and the Purchaser.  In addition, to further protect the interests of the Purchaser and its assigns, the Seller hereby grants to the Purchaser (for the benefit of itself and the other Indemnified Parties) a first priority perfected and continuing security interest in all of the Seller’s right, title and interest in, to and under the Receivables arising after the Termination Date, together with the Related Assets with respect

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thereto.  The security interests deemed granted and granted pursuant to the two preceding sentences shall secure all obligations of the Seller hereunder and under the other Transaction Documents (including, without limitation, all indemnification and other obligations of the Seller under Article VIII of this Agreement).  The Seller hereby assigns to the Purchaser all of its rights and remedies under the Transferring Affiliate Letter (and all instruments, documents and agreements executed in connection therewith) with respect to the Receivables and the Related Assets and with respect to any obligations thereunder of any Originating Entity with respect to the Receivables and the Related Assets (including, without limitation, all security interests granted by the Transferring Affiliates under the Transferring Affiliate Letter and all indemnification obligations of the Transferring Affiliates under Section 17 of the Transferring Affiliate Letter).

SECTION 9.14.                    Perfection Representations. The Perfection Representations shall be a part of the Agreement for all purposes.  The Seller hereby makes the representations and warranties set forth in the Perfection Representations as of the date of each sale of Receivables hereunder.  The Perfection Representations shall survive termination of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amended and Restated Receivables Purchase Agreement as of the date first written above.

NMC FUNDING CORPORATION,
as Purchaser

By:
Name:
Title:

NATIONAL MEDICAL CARE, INC.,
as Seller

By:
Name:
Title:

Signature Page to Second Amended and Restated Receivables Purchase Agreement

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EXHIBIT A

[RESERVED]

EXHIBIT B

[RESERVED]

EXHIBIT C

[RESERVED]

EXHIBIT D

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF SPECIAL ACCOUNT LETTER

EXHIBIT E

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF SUBORDINATED NOTE

EXHIBIT F

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF ACTIONS AND SUITS

EXHIBIT G

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LOCATION OF RECORDS

EXHIBIT H

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF SELLER’S SUBSIDIARIES,

   DIVISIONS AND TRADENAMES

EXHIBIT I

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF TRANSFERRING AFFILIATE LETTER

EXHIBIT J

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

LIST OF TRANSFERRING AFFILIATES, CHIEF EXECUTIVE

OFFICES OF TRANSFERRING AFFILIATES AND TRADENAMES

SECTIONS 2.7(b), 3.1(i) and 3.1(k)(iv)

EXHIBIT K

to

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

FORM OF ACCOUNT AGENT AGREEMENT

FORM OF
SECOND AMENDED AND RESTATED PARENT AGREEMENT

EXECUTION COPY

SECOND AMENDED AND RESTATED PARENT AGREEMENT

This SECOND AMENDED AND RESTATED PARENT AGREEMENT (this “Agreement”), dated as of January 17, 2013, made by FRESENIUS MEDICAL CARE HOLDINGS, INC., a New York corporation (“FMCH”), and FRESENIUS MEDICAL CARE AG & CO. KGaA, formerly known as Fresenius Medical Care AG, a partnership limited by shares organized and existing under the laws of the Federal Republic of Germany, and its successors and permitted assigns (“FME KGaA”) (FMCH and FME KGaA being hereinafter referred to, collectively, as the “Companies” and, each individually, as a “Company”), in favor of NMC FUNDING CORPORATION (“NMC Funding”) and THE BANK OF NOVA SCOTIA, as agent (the “Agent”) for the Investors under (as defined in) the Transfer and Administration Agreement referred to below.

PRELIMINARY STATEMENTS:

(1)  National Medical Care, Inc., a Delaware corporation (“NMC”) has entered into that certain Amended and Restated Transferring Affiliate Letter (as the same has been and may from time to time be amended, restated, supplemented or otherwise modified, the “Transferring Affiliate Letter”) dated as of October 16, 2008 with each of the “Transferring Affiliates” named therein, under which each such Transferring Affiliate has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC in accordance with the terms thereof.

(2)  NMC has entered into that certain Second Amended and Restated Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Receivables Agreement”) dated as of even date herewith with NMC Funding, under which NMC has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein), including, without limitation, all Receivables and Related Security acquired by NMC from the Transferring Affiliates under the Transferring Affiliate Letter, to NMC Funding in accordance with the terms thereof.

(3)  NMC Funding has entered into that certain Sixth Amended and Restated Transfer and Administration Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “TAA”) dated as of even date herewith with NMC Funding, as “Transferor”, NMC, as the “Collection Agent” thereunder, certain “Bank Investors” from time to time party thereto and the Agent, under which NMC Funding shall from time to time sell and assign undivided percentage ownership interests in all “Receivables” and “Related Security” (each as defined therein), including, without limitation, in all Receivables and Related Security acquired by NMC Funding from NMC under the Receivables Agreement, to the Agent for the benefit of the Investors in accordance with the terms thereof.  For purposes of this

Agreement, the terms “Agent”, “Administrative Agent”, “Conduit Investor” and “Investor” shall have the meanings assigned to such terms under the TAA.

(4)  Certain Affiliates (each, a “Designated Account Agent”) of the Transferring Affiliates have entered, or may hereafter enter, into that certain Account Agent Agreement dated as of August 28, 1997 or an agreement in substantially the form of such Account Agent Agreement (collectively, and as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Account Agent Agreement”), under which such Designated Account Agents agree to certain matters relating to the handling of Collections on Receivables originated by Transferring Affiliates and remitted to “Special Accounts” maintained by such Designated Account Agents.

(5)  FME KGaA owns all of the issued and outstanding common stock of FMCH, and FME KGaA or one of its wholly-owned Subsidiaries owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each Transferring Affiliate, each Designated Account Agent and NMC.  It is a condition precedent to the effectiveness of each of the Receivables Agreement and the TAA that each of FME KGaA and FMCH enters into this Agreement.

(6)  NMC, the Transferring Affiliates (as such group is from time to time comprised) and the Designated Account Agents (as such group is from time to time comprised) are herein sometimes referred to collectively as the “Parent Group Members” or any such Person individually as a “Parent Group Member”.  The Receivables Agreement, the Transferring Affiliate Letter, the Account Agent Agreement and each of the other instruments, documents and agreements executed in connection therewith are herein sometimes referred to collectively as the “Transaction Documents”.  The terms “Receivable” and “Related Security”, and other terms that are used herein and not otherwise defined herein, shall have the meanings assigned under the Receivables Agreement.

(7)  FMCH and FME KGaA are parties to that certain Parent Agreement dated as of October 16, 2008 (as amended prior to the date hereof, the “Existing Parent Agreement”), which the parties hereto desire to amend and restate in its entirety.

NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1.  Unconditional Undertaking.  Each Company hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of NMC Funding, the Investors, the Administrative Agents and the Agent to cause the due and punctual performance and observance by each of the Parent Group Members with each of such Parent Group Member’s obligations under the Transaction Documents, including, without limitation: (i) by NMC and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of NMC (whether as seller, collection agent or otherwise) to be performed or observed by it under the Receivables Agreement or any other document delivered in connection with the Receivables Agreement, (ii) by each Transferring Affiliate and its successors and assigns of all of the terms, covenants, conditions, agreements and undertakings on the part of such Transferring Affiliate to be performed and observed under the Transferring Affiliate Letter, and (iii)  by each Designated Account Agent and its successors and assigns of all

13

of the terms, covenants, conditions, agreements and undertakings on the part of such Designated Account Agent to be performed under the Account Agent Agreement, in each case under clauses (i), (ii) and (iii) above in accordance with the terms thereof, including, without limitation, each indemnity and each other agreement of any Parent Group Member to pay or deposit any money under any Transaction Document (all such terms, covenants, conditions, agreements and undertakings on the part of the Parent Group Members to be performed or observed being, collectively, the “Obligations”).

In the event that any Parent Group Member shall fail to perform or observe any of the Obligations when the same shall be required to be performed or observed under any Transaction Document, then each Company will itself (to the fullest extent permitted by law) duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Obligation, and it shall not be a condition to the accrual of the obligation of any Company hereunder to perform or observe, or cause the performance or observance of, any Obligation that NMC Funding, any Investor, any Administrative Agent or the Agent shall have first made any request of or demand upon or given any notice to any Company or to any Parent Group Member or their respective successors or assigns, or have instituted any action or proceeding against any Company or any Parent Group Member or their respective successors or assigns in respect thereof; provided that no Company shall be required to make any payment hereunder without ten days prior notice from NMC Funding, an Investor or the Agent.

SECTION 2.  Obligation Absolute.  Each Company will perform its obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of any Transaction Document, or the rights of NMC Funding, any Investor, any Administrative Agent or the Agent with respect thereto.  The obligations of each Company under this Agreement are independent of the Obligations, and a separate action or actions may be brought and prosecuted against any Company to enforce this Agreement, irrespective of whether any action is brought against any Parent Group Member or whether any Parent Group Member is joined in any such action or actions.  The liability of each Company under this Agreement shall be absolute and unconditional irrespective of:

(i)            any lack of validity or enforceability of any Transaction Document;

(ii)           any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Transaction Documents;

(iii)          any taking, exchange, release or non-perfection of any security interest, or any taking, release or amendment or waiver of or consent to departure from any Related Security or other agreement relating to all or any of the Obligations;

(iv)          any manner of application by any Parent Group Member or any subsidiary or affiliate thereof of any Collections to all or any of the Obligations, or any manner of collection from or disposition of any Receivable or Related Security or any interest therein;

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(v)                                 any change, restructuring or termination of the corporate structure or existence of any Company or any Parent Group Member;

(vi)                              any failure of any Parent Group Member or any Company to obtain any authorization or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with this Agreement, the Receivables Agreement or any Transaction Document;

(vii)                           any impossibility or impracticality of performance, illegality, force majeure, any act of any government, or any other circumstance which might constitute a defense available to, or a discharge of any Parent Group Member or any Company;

(viii)                        with respect to any Company, the release by NMC Funding, any Investor, any Administrative Agent or the Agent of the other Company from any or all of its obligations hereunder, the unenforceability of this Agreement as against such other Company or the release of any other guarantor in respect of its obligations; or

(ix)                              any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Parent Group Member or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Parent Group Member under any Transaction Document is rescinded or must otherwise be returned by NMC Funding, any Investor, any Administrative Agent or the Agent, upon the insolvency, bankruptcy or reorganization of any Parent Group Member or otherwise, all as though such payment had not been made.  The obligations of each Company under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason.  The obligations of each Company under this Agreement shall not be discharged except by performance as herein provided.

SECTION 3.  Waiver.  Each Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement or any Transaction Document and any requirement that NMC Funding, any Investor, any Administrative Agent or the Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Company or any Parent Group Member or any security interest.

SECTION 4.  Waiver of Subrogation and Contribution.  Each Company hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against any Parent Group Member that arise from the existence, payment, performance or enforcement of such Company’s obligations under this Agreement, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of NMC Funding, any Investor, any Administrative Agent or the Agent against any Parent Group Member or any security interest that NMC Funding, any Investor, any Administrative Agent or the Agent hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Parent Group Member, directly or indirectly, in

15

cash or other property or by set-off or in any other manner, payment or security in account of such claim, remedy or right.  If any amount shall be paid to any Company in violation of the preceding sentence at any time prior to the later of (x) the payment in full of the Obligations and all other amounts payable under this Agreement and (y) the payment in full of all “Aggregate Unpaids” (as defined in the TAA), following the “Termination Date” (as defined in the TAA), such amount shall be held in trust for the benefit of NMC Funding, each Investor, each Administrative Agent and the Agent and shall forthwith be paid to the Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of the TAA, the applicable Transaction Document and this Agreement, or to be held by the Agent as collateral security for any Obligations or other amounts payable under this Agreement thereafter arising.  Each Company acknowledges that it will receive direct and indirect benefits from the receivables purchase arrangements contemplated by the Transaction Documents and that the waiver set forth in this Section 4 is knowingly made in contemplation of such benefits.

SECTION 5.  Representations and Warranties.  Each Company hereby represents and warrants as follows:

(a)                                 Such Company is, in the case of FMCH, a corporation duly incorporated and, in the case of FME KGaA, an entity duly organized, in each case validly existing and in good standing under the laws of the jurisdiction in which it is organized and existing, and is duly qualified to do business and is in good standing in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b)                                 The execution, delivery and performance by such Company of this Agreement (i) are within such Company’s corporate powers, (ii) have been duly authorized by all necessary corporate action, and (iii) do not contravene (A) such Company’s charter or by-laws or similar organizational documents or (B) any law, rule or regulation applicable to such Company, or any of its subsidiaries or properties, and (iv) do not contravene or require any consent, approval or notice under any provision of any indenture, loan agreement or credit agreement or any other agreement, lease or instrument to which such Company or any of its subsidiaries is a party or by which such Company or any of its subsidiaries or properties may be bound or affected, except for any such consents and approvals that have been obtained and notices that have been given.

(c)                                  No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Company of this Agreement.

(d)                                 This Agreement constitutes the legal, valid and binding obligation of such Company enforceable against such Company in accordance with its terms, except as may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

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(e)                                  Except as set forth in Exhibit F to the Receivables Agreement, there is no pending or threatened action or proceeding against or affecting such Company or its properties before any court, governmental agency or arbitrator which would have a Material Adverse Effect.

(f)                                   The consolidated balance sheet of FME KGaA and its subsidiaries as at December 31, 2011, and the related consolidated statements of income and of cash flow of FME KGaA and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Agent, fairly present the consolidated financial condition of FME KGaA and its subsidiaries as at such date and the results of the operations of FME KGaA and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 31, 2011, no event has occurred which would have a Material Adverse Effect.

(g)                                  Each financial statement and financial book, record, or report or information (collectively, “Financial Documents”) or other document, book, record or report or information (collectively, “Other Documents”) furnished or to be furnished in writing at any time by such Company to NMC Funding, any Investor or the Agent, in connection with this Agreement is or will be (i) in the case of each such Financial Document, prepared in accordance with generally accepted accounting principles consistently applied, except as stated therein and subject in the case of any quarterly financial statement to year-end audit adjustments and to the abbreviation of any such financial statement and incompleteness of the footnotes contained therein, or (ii) in the case of such Other Documents, accurate in all material respects, in each case, as of its date or (except as otherwise disclosed to NMC Funding, the Investors or the Agent, as the case may be, at such time) as of the date so furnished, and no such Financial Document or Other Document, to the best of such Company’s knowledge, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h)                                 All of the issued and outstanding common stock of (such stock being more than 80% of all voting stock of) FMCH is and will continue to be owned directly or indirectly by FME KGaA.

(i)                                     There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(j)                                    No Termination Event or Potential Termination Event (each as defined in the TAA) has occurred and is continuing.

(k)                                 The execution, delivery and performance by each Parent Group Member of each Transaction Document to which it is named as a party and the transactions contemplated thereby do not contravene any provision of any indenture, loan agreement, credit agreement, or other agreement, lease or instrument to which any Company is a party or by which such Company or its properties may be bound or affected.

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(l)                                     Each representation and warranty from time to time made or deemed made by any Parent Group Member under or in connection with any Transaction Document with respect to such Company or any Parent Group Member shall be true and correct in all material respects.

SECTION 6.  Covenants.  (a)  Each Company covenants and agrees that, as long as any Aggregate Unpaids shall be outstanding under the TAA, it will, unless the Agent and each Administrative Agent shall otherwise consent in writing:

(i)                                     Compliance with Laws, Etc.  Comply with the applicable laws, rules, regulations and orders with respect to it, its business and properties other than such provisions noncompliance with which would not have a Material Adverse Effect.

(ii)                                  Preservation of Corporate Existence.  Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would have a Material Adverse Effect.

(iii)                               Maintenance of Ownership.  FME KGaA will maintain ownership, directly or indirectly, free and clear of any Adverse Claim, (other than a pledge made pursuant to the FME KGaA Credit Facility and put/call agreements, forward agreements or other similar arrangements among FME KGaA and its subsidiaries), of 100% of the common stock of, and more than 80% of the outstanding voting stock of, FMCH and FMCH will maintain ownership, directly or indirectly, of all of the outstanding shares of stock of each Parent Group Member; provided that FME KGaA may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH.

(iv)                              Reporting Requirements.  Furnish to the Agent and each Administrative Agent:

(A)                               As soon as available, but in the event within 95 days after the end of each fiscal year of such Company, audited consolidated balance sheets of such Company and its Subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, retained earnings, shareholders’ equity and cash flows for such fiscal year, in each case audited by KPMG Peat Marwick LLP, KPMG Deutsche Treuhand Gesellschaft or other firm of independent certified public accountants of nationally recognized standing reasonably acceptable to the Agent and each Administrative Agent, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

(B)                               As soon as available and in any event within 50 days after the end of each of the first three fiscal quarters of such Company, (1) in the case of FMCH, a company-prepared consolidated balance sheet of such Company and its

18

Subsidiaries as of the end of such quarter and the related company-prepared consolidated statements of income and retained earnings for such quarterly period and cash flows for the fiscal year to date and (2) in the case of FME KGaA, company-prepared consolidated balance sheet of FME KGaA and its Subsidiaries as of the end of the quarter and the related company-prepared consolidated statements of income and retained earnings for such quarterly period setting forth in each case in comparative form the figures for the previous year for such period;

in each case setting forth in comparative form the consolidated (and consolidating, if applicable) figures for the corresponding period or periods of the preceding fiscal year or the portion of the fiscal year ending with such period, as applicable (but not for any period prior to September 27, 1996), in each case subject to normal recurring year-end audit adjustments.  All such financial statements shall be complete and correct in all material respects (subject, in the case of interim statements, to normal recurring year-end audit adjustments) and to be prepared in reasonable detail and, in the case of the annual and quarterly financial statements provided in accordance with subsections (a) and (b) above, in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants and disclosed therein);

(C)                               Promptly upon the furnishing thereof to the shareholders of such Company, copies of all financial statements, reports and proxy statements so furnished;

(D)                               Promptly upon the filing thereof, copies of all registration statements and annual , quarterly, monthly or other regular reports which such Company or any Subsidiary files with the Securities and Exchange Commission;

(E)                                Within five (5) Business Days after the date of any change in its public or private debt ratings, if any, a written certification of its public and private debt ratings after giving effect to such change; and

(F)                                 such other information respecting the conditions or operations, financial or otherwise, of such Company or any of its subsidiaries as the Agent or any Administrative Agent may from time to time reasonably request.

(v)                                 Financial Covenants.  Ensure that:

(A)                               Consolidated Leverage Ratio.  As of the end of each fiscal quarter, the Consolidated Leverage Ratio will not exceed:

Fiscal Quarters Ending	Maximum Consolidated Leverage Ratio
December 31, 2012 through September 29, 2013	3:50:1:00
September 30, 2013 through September 29, 2015	3:25:1:00
September 30, 2015 and thereafter	3:00:1:00

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(B)                               Consolidated Interest Coverage Ratio.  As of the end of each fiscal quarter, the Consolidated Interest Coverage Ratio will not be less than 3.00:1.00.

Subject to the immediately succeeding paragraph, for purposes of this Section 6(a)(v), the terms “Consolidated Leverage Ratio” and “Consolidated Interest Coverage Ratio” shall have the meanings specified in the FME KGaA Credit Facility (as defined in the TAA), as such terms may be amended, restated, supplemented, replaced or otherwise modified from time to time pursuant to the FME KGaA Credit Facility.

If either (1) the FME KGaA Credit Facility is no longer in existence or (2) any of the Bank Investors is not a party to the FME KGaA Credit Facility, the terms “Consolidated Leverage Ratio” and “Consolidated Interest Coverage Ratio” shall have the meanings specified in the FME KGaA Credit Facility as in effect immediately prior to its termination or immediately prior to the time at which any of the Bank Investors ceases to be a party to the FME KGaA Credit Facility, as applicable.  If both of the events described in subclauses (1) and (2) in the immediately preceding sentence occur, the terms “Consolidated Leverage Ratio” and “Consolidated Interest Coverage Ratio” shall have the meanings specified in the FME KGaA Credit Facility as in effect immediately prior to the earlier of such events to occur.  For the avoidance of doubt, if an event described in subclause (1) or (2) above occurs, any modification to the definitions of the terms “Consolidated Leverage Ratio” and “Consolidated Interest Coverage Ratio” thereafter shall require an amendment executed in accordance with the requirements of Section 7 of this Agreement.

(b)                                 Each Company acknowledges that the Investors, the Administrative Agents and the Agent are entering into the transactions contemplated by the TAA in reliance upon the identity of NMC Funding as a separate legal entity from each Parent Group Member, the Companies and their other subsidiaries and affiliates (collectively, excluding NMC Funding, the “Parent Group”).  Each Company shall, and shall cause the Parent Group to, refrain from taking any action that would suggest to any creditor of any entity within the Parent Group that NMC Funding and such entity within the Parent Group are anything other than separate legal entities.  Neither Company shall hold out any entity within the Parent Group to third parties as liable for the debts of NMC Funding, and neither Company shall at any time represent to any Person that any entity within the Parent Group owns any interest in the Receivables or any of the other assets intended to have been acquired by NMC Funding under the Receivables Agreement.

SECTION 7.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Company herefrom, shall in any event be effective unless the same shall be in writing and signed by NMC Funding, the Agent, each Administrative Agent and each Company (or, in the case of waiver, by the party or parties waiving any such provision) and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

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SECTION 8.  Addresses for Notices.  All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or cable communication) and mailed, telecopied, telegraphed, cabled or delivered to it, if to (i) FME KGaA, at its address at Else-Kröner-Strasse 1, 61352 Bad Homburg v.d.H., Germany, Attention: Dr. Rainer Runte, (ii) FMCH, at its address at 920 Winter Street, Waltham, Massachussetts 02451, Attention: Mark Fawcett, (iii) NMC Funding, at its address at 920 Winter Street, Waltham, Massachusetts 02451 and (iv) if to the Agent, at its address specified in the TAA or, as to any party, at such other address as shall be designated by such party in a written notice to each other party.  All such notices and other communications shall, when mailed, telecopied, telegraphed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company or delivered to the cable company, respectively.

SECTION 9.  No Waiver, Remedies.  No failure on the part of NMC Funding, any Investor or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.  Continuing Agreement; Assignments under Agreement.  This Agreement is a continuing agreement and shall (i) remain in full force an effect until the later of the Termination Date under the TAA and the date on which no Aggregate Unpaids thereunder shall be outstanding and no amount owed by NMC under the Receivables Agreement shall remain unpaid, (ii) be binding upon each Company and its successors and assigns and (iii) inure to the benefit of, and be enforceable by each of NMC Funding, each Investor and the Agent and their respective successors, transferees and assigns.  Without limiting the generality of the foregoing clause (iii), any Investor, any Administrative Agent or the Agent may assign any of its rights under this Agreement to any assignee, and such assignee shall thereupon become vested with all the benefits in respect thereof granted to such Investor or the Agent, as applicable, herein or otherwise.

SECTION 11.  Joint and Several Liability.  The liabilities and obligations of the Companies under this Agreement shall be joint and several.

SECTION 12.  Taxes.  (a) Any and all payments by any of the Companies hereunder shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income and all income and franchise taxes of the United States and any political subdivisions thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholding and liabilities being hereinafter referred to as “Taxes”).  If any of the Companies shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12) NMC Funding, any affected Investor and the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Company shall make such deductions and (iii) such Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

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(b)                                 In addition, each Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as “Other Taxes”).

(c)                                  Each Company will indemnify NMC Funding, any affected Investor, any affected Administrative Agent and the Agent, for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction or amounts payable under this Section 12) paid by NMC Funding, any affected Investor, any affected Administrative Agent and the Agent or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.

SECTION 13.  Judgment.  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in lawful money of the United States (“Dollars”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures that the Agent would purchase Dollars with such other currency in New York, New York on the Business Day preceding that on which final judgment is given.

(b)                                 The obligation of each Company in respect of any sum due from it to NMC Funding, any Investor, any Administrative Agent or the Agent hereunder shall, notwithstanding any judgment in a currency other than Dollars, be discharged only to the extent that on the Business Day following receipt by NMC Funding, such Investor, such Administrative Agent or the Agent, as applicable, of any sum adjudged to be so due in such other currency such Person may in accordance with normal banking procedures purchase Dollars with such other currency; if the Dollars so purchased are less than the sum originally due to such Person in Dollars, such Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the Dollars so purchased exceed the sum originally due to such Person in Dollars, such Person agrees to remit to such Company such excess.

(c)                                  To the extent that any Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect it or its property, such Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement and, without limiting the generality of the foregoing, each Company agrees that the waivers set forth in this Agreement shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

SECTION 14.  Consent to Jurisdiction.  (a) Each Company hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to this Agreement, and each Company hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court.  Each Company hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

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Each Company hereby irrevocably appoints Arent Fox LLP, located at 1675 Broadway, New York, New York 10019 (the “Process Agent”), as its agent to receive on behalf of such Company and its property service of copies of the summons and compliant and any other process which may be served in any such action or proceeding.  Such service may be made by mailing or delivering a copy of such process to each Company in care of the Process Agent at the Process Agent’s above address, and each Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf.  As an alternative method of service, each Company also irrevocably consents to the services of any and all process in any such action or proceeding by the mailing of copies of such process to such Company at its address specified in Section 8.  Each Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, to the extent permitted by law.

(b)                                 Nothing in this Section 14 shall affect the right of NMC Funding, any Investor or the Agent, to serve legal process in any other manner permitted by law or affect the right of NMC Funding, any Investor or the Agent, to bring any action or proceeding against any Company or its property in the courts of other jurisdictions.

SECTION 15.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 16.  Covenant not to Institute Bankruptcy Proceedings.  Each Company agrees that, so long as any commercial paper notes or other indebtedness issued by a Conduit Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper shall have been outstanding, it will not institute against a Conduit Investor any proceeding seeking to adjudicate a Conduit Investor a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of a Conduit Investor or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property.

SECTION 17.  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

SECTION 18.  Amendment and Restatement.  This Agreement amends and restates the Existing Parent Agreement in its entirety. This Agreement is not intended to constitute a novation of the Existing Parent Agreement.  Upon the effectiveness of this Agreement (the “Effective Date”), each reference to the Existing Parent Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, each Company has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

FRESENIUS MEDICAL CARE AG & Co. KGaA
represented by
Fresenius Medical Care Management AG
(General Partner)

By:
	Name:	Michael Brosnan
	Title:	Member of the Management Board
CEO

By:
	Name:	Dr. Rainer Runte
	Title:	Member of the Management Board

FRESENIUS MEDICAL CARE HOLDINGS, INC.

By:
	Name:	Mark Fawcett
	Title:	Vice President & Treasurer

Accepted and Agreed as of
the date first above written:

NMC FUNDING CORPORATION

By:
Name:
Title:

THE BANK OF NOVA SCOTIA,
as Agent

By:
Name:
Title:

EXHIBIT Q

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF TRANSFERRING AFFILIATES

ACUMEN PHYSICIAN SOLUTIONS, LLC (F/K/A HEALTH IT SERVICES GROUP, LLC)
APHERESIS CARE GROUP, INC.
BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC.
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.
BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.

BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.
BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC.
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST D.C., INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.
BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
BREVARD COUNTY DIALYSIS, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CONEJO VALLEY DIALYSIS, INC.
DIALYSIS AMERICA GEORGIA, LLC

DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA - ILLINOIS, INC.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES OF SOUTHEAST ALASKA, LLC
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF MARIETTA, LTD.
DIALYSIS SPECIALISTS OF TOPEKA, INC.
DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP.
EVEREST HEALTHCARE TEXAS, L.P.
FMS DELAWARE DIALYSIS, LLC
FMS PHILADELPHIA DIALYSIS, LLC
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS HEALTH PARTNERS CARE SYSTEMS, INC.
FRESENIUS HEALTH PARTNERS, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS MEDICAL CARE - SOUTH TEXAS KIDNEY, LLC
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE COMPREHENSIVE CKD SERVICES, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES - OREGON, LLC
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC
FRESENIUS MEDICAL CARE HARSTON HALL, LLC
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE HOLDINGS, INC.
FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
FRESENIUS MEDICAL CARE OF MONTANA, LLC
FRESENIUS MEDICAL CARE OF NEBRASKA, LLC
FRESENIUS MEDICAL CARE PHARMACY SERVICES, INC.
FRESENIUS MEDICAL CARE PSO, LLC
FRESENIUS MEDICAL CARE RX, LLC
FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
FRESENIUS MEDICAL CARE VENTURES, LLC
FRESENIUS MEDICAL CARE-OSUIM KIDNEY CENTERS, LLC
FRESENIUS USA MANUFACTURING, INC.

FRESENIUS USA MARKETING, INC.
FRESENIUS USA, INC.
FRESENIUS VASCULAR CARE, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO-STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.
HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
INLAND NORTHWEST RENAL CARE GROUP, LLC
INTEGRATED RENAL CARE OF THE PACIFIC, LLC
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
METRO DIALYSIS CENTER - NORMANDY, INC.
METRO DIALYSIS CENTER - NORTH, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEPHROMED LLC
NEW YORK DIALYSIS SERVICES, INC.
NMC SERVICES, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.
NNA OF LOUISIANA, LLC
NNA OF NEVADA, INC.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA—SAINT BARNABAS, L.L.C.
NNA—SAINT BARNABAS-LIVINGSTON, L.L.C.
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.

NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
NRA-ADA, OKLAHOMA, LLC
NRA-AUGUSTA, GEORGIA, LLC
NRA-BAMBERG, SOUTH CAROLINA, LLC
NRA-BARBOURVILLE (HOME THERAPY CENTER), KENTUCKY, LLC
NRA-BAY CITY, L.P.
NRA-BAY CITY, TEXAS, LLC
NRA-CROSSVILLE, TENNESSEE, LLC
NRA-DICKSON, TENNESSEE, LLC
NRA-FARMINGTON, MISSOURI, LLC
NRA-FREDERICKTOWN, MISSOURI, LLC
NRA-GEORGETOWN, KENTUCKY, LLC
NRA-GRAY, GEORGIA, LLC
NRA-HOGANSVILLE, GEORGIA, LLC
NRA-HOLLY HILL, SOUTH CAROLINA, LLC
NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
NRA-INPATIENT DIALYSIS, LLC
NRA-LAGRANGE, GEORGIA, LLC
NRA-LONDON, KENTUCKY, LLC
NRA-MACON, GEORGIA, LLC
NRA-MIDTOWN MACON, GEORGIA, LLC
NRA-MILLEDGEVILLE, GEORGIA, LLC
NRA-MONTICELLO, GEORGIA, LLC
NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
NRA-NEW CASTLE, INDIANA, LLC
NRA-NEWNAN ACQUISITION, LLC
NRA-NORTH AUGUSTA, SOUTH CAROLINA, LLC
NRA-ORANGEBURG, SOUTH CAROLINA, LLC
NRA-PALMETTO, GEORGIA, LLC
NRA-PRINCETON, KENTUCKY, LLC
NRA-ROANOKE, ALABAMA, LLC
NRA-SOUTH CITY, MISSOURI, LLC
NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
NRA-ST. LOUIS, MISSOURI, LLC
NRA-TALLADEGA, ALABAMA, LLC
NRA-VALDOSTA (NORTH), GEORGIA, LLC
NRA-VALDOSTA, GEORGIA, LLC
NRA-VARNVILLE, SOUTH CAROLINA, LLC
NRA-WASHINGTON COUNTY, MISSOURI, LLC
NRA-WINCHESTER, INDIANA, LLC
PHYSICIANS DIALYSIS COMPANY, INC.
QUALICENTERS ALBANY, LTD.
QUALICENTERS BEND, LLC
QUALICENTERS COOS BAY, LTD.
QUALICENTERS EUGENE-SPRINGFIELD LTD.

QUALICENTERS INLAND NORTHWEST LLC
QUALICENTERS PUEBLO, LLC
QUALICENTERS SALEM, LLC
QUALICENTERS SIOUX CITY LLC
QUALICENTERS, INC.
RAI CARE CENTERS OF ALABAMA, LLC
RAI CARE CENTERS OF FLORIDA I, LLC
RAI CARE CENTERS OF FLORIDA II, LLC
RAI CARE CENTERS OF GEORGIA I, LLC
RAI CARE CENTERS OF ILLINOIS I, LLC
RAI CARE CENTERS OF ILLINOIS II, LLC
RAI CARE CENTERS OF MARYLAND I, LLC
RAI CARE CENTERS OF MICHIGAN I, LLC
RAI CARE CENTERS OF MICHIGAN II, LLC
RAI CARE CENTERS OF NEBRASKA II, LLC
RAI CARE CENTERS OF NORTH CAROLINA II, LLC
RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
RAI CARE CENTERS OF OAKLAND II, LLC
RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC
RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
RAI CARE CENTERS OF TENNESSEE, LLC
RAI CARE CENTERS OF VIRGINIA II, LLC
RCG BLOOMINGTON, LLC
RCG EAST TEXAS, LLP
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PENSACOLA, LLC
RCG ROBSTOWN, LLP
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MAPLEWOOD, LLC
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE ROCKIES, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.

RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TERRE HAUTE, LLC
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TOLEDO, LLC
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENAL CARE GROUP-HARLINGEN, L.P.
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.
RENEX DIALYSIS FACILITIES, INC.
ROSS DIALYSIS - ENGLEWOOD, LLC
S.A.K.D.C., INC.
SAINT LOUIS RENAL CARE, LLC
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
SMYRNA DIALYSIS CENTER, LLC
SOLUTIONS HEALTHCARE MANAGEMENT GROUP, LLC
SPECTRA DIAGNOSTICS, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SPECTRA MEDICAL DATA PROCESSING, LLC
SPECTRA RENAL RESEARCH, LLC
SSKG, INC.
ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TAPPAHANNOCK DIALYSIS CENTER, INC.

TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
U.S. VASCULAR ACCESS HOLDINGS, LLC
WARRENTON DIALYSIS FACILITY, INC.
WEST END DIALYSIS CENTER, INC.
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

EXHIBIT R

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF ACCOUNT AGENT AGREEMENT

[Attached]

R-1

ACCOUNT AGENT AGREEMENT

ACCOUNT AGENT AGREEMENT (this “Agreement”), dated as of August 28, 1997, made by each of the parties identified on the signature pages hereto as being a “Titleholder”, for the benefit of NMC Funding Corporation, a Delaware corporation (“NMC Funding”) and NationsBank, N.A., as agent (the “Agent”) for certain “Investors” (as defined below).

PRELIMINARY STATEMENTS:

(1)           National Medical Care, Inc., a Delaware corporation (“NMC”) has entered into that certain Transferring Affiliate Letter (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Transferring Affiliate Letter”) dated as of even date herewith with each of the “Transferring Affiliates” named therein, under which each such Transferring Affiliate has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC accordance with the terms thereof.

(2)           NMC has entered into that certain Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “BMA Transfer Agreement”) dated as of even date herewith with Bio-Medical Applications Management Company, Inc., a Delaware corporation (“BMA”), under which BMA has agreed to sell and assign on the date hereof all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein) to NMC in accordance with the terms thereof.

(3)           NMC has entered into that certain Receivables Purchase Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Receivables Agreement”) dated as of even date herewith with NMC Funding, under which NMC has agreed to sell and assign on each day hereafter all of its right, title and interest in and to each “Receivable” and all “Related Security” (each as defined therein), including, without limitation, all Receivables and Related Security acquired by NMC from the Transferring Affiliates under the Transferring Affiliate Letter and from BMA under the BMA Transfer Agreement, to NMC Funding in accordance with the terms thereof.

(4)           NMC Funding has entered into that certain Transfer and Administration Agreement (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “TAA”) dated as of even date herewith with Enterprise Funding Corporation (“Enterprise”), NMC, as the “Collection Agent” thereunder, certain “Bank Investors” from time to time party thereto (together with Enterprise, the “Investors”) and the Agent, under which NMC Funding shall from time to time sell and assign undivided percentage ownership interests in all “Receivables” and “Related Security” (each as defined therein), including, without limitation, in all Receivables and Related Security acquired by NMC Funding from NMC under the Receivables Agreement, to the Agent for the benefit of the Investors in accordance with the terms thereof.  Terms used herein and not otherwise defined herein shall have the meanings assigned under the TAA.

(5)           Each Titleholder maintains, for the benefit of certain of the Transferring Affiliates, one or more deposit accounts (each, a “Remittance Account”) to which Obligors on Receivables that have been originated by such Transferring Affiliate have been directed to remit payment on such Receivables.

(6)           NMC Funding, as a condition to its entering into the Receivables Agreement, and the Investors and the Agent, as a condition to their entering into the TAA, have required that the Titleholders enter into this Agreement.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration (the sufficiency and receipt of which are acknowledged), each Titleholder agrees as follows:

SECTION 1.  Representations and Warranties.  Each Titleholder represents and warrants that:

(a)           Such Titleholder maintains one or more Remittance Accounts for the benefit of one or more Transferring Affiliates.  In each case, such Titleholder is acting exclusively in its capacity as agent for such Transferring Affiliate in the establishment and maintenance of each Remittance Account, and acts exclusively at the direction of such Transferring Affiliate in respect of the handling and disposition of all monies, checks, instruments, collections, remittances or other payment items received in the Remittance Accounts (the “Payment Items”).  Each Remittance Account exists solely for the administrative convenience of the applicable Transferring Affiliate.

(b)           Such Titleholder does not hold or claim any lien, security interest, charge or encumbrance, or other right or claim in, of or on (i) any Receivables originated by any Transferring Affiliate, (ii) any Payment Items in respect of any such Receivables or (iii) any Related Security with respect to any of the foregoing (collectively, the “Affected Assets”).  To the extent that the Titleholder at any time comes into possession, whether by reason of a remittance to a Remittance Account or otherwise, of any Affected Assets, such Titleholder holds such Affected Assets in trust for the benefit of the applicable Transferring Affiliate.

(c)           Such Titleholder satisfies, upon execution and delivery of this Agreement, the requirements set forth in the Receivables Agreement and the TAA for being a “Designated Account Agent” for purposes of those agreements.

(d)           Such Titleholder is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.  Such Titleholder is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

2

(e)           The maintenance of each Remittance Account for the benefit of the applicable Transferring Affiliates, and the execution, delivery and performance by such Titleholder of this Agreement, are within such Titleholder’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation (including, without limitation, any CHAMPUS/VA Regulation, any Medicaid Regulation or any Medicare Regulation) or of the Certificate of Incorporation or By-laws of such Titleholder or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon such Titleholder.

(f)            This Agreement constitutes the legal, valid and binding obligation of such Titleholder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

(g)           Each Remittance Account meets the requirements for being a Special Account under the terms of each of the Receivables Agreement and the TAA, and a Special Account Letter is in effect with respect thereto.  The names and addresses of each Remittance Account, together with the account numbers thereof and the Special Account Banks with respect thereto, are specified in Exhibit C to the Receivables Agreement (as the same may be amended from time to time in accordance with the terms of the Receivables Agreement).  Neither such Titleholder nor, to the best of such Titleholder’s knowledge, any Transferring Affiliate has granted to any Person dominion and control over any Remittance Account or the right to take dominion and control over any Remittance Account at a future time or upon the occurrence of a future event and each Remittance Account is otherwise free and clear of any Adverse Claim.

On each day that a “Purchase” is made under the Receivables Agreement, each Titleholder shall be deemed to have certified that all representations and warranties described in this Section 1 are correct on and as of such day as though made on and as of such day.

SECTION 2.  Acknowledgement of Interest.  Each Titleholder acknowledges (i) that it has received a copy of each of the Transferring Affiliate Letter, the Receivables Agreement and the TAA, (ii) the ownership and related interests transferred to each of NMC, NMC Funding and the Agent, for the benefit of the Investors, thereunder and (iii) that for purposes of uniform Commercial Code Section 9-305, it has received adequate notice of each of such interests.

SECTION 3.  Covenants.  At all times from the date hereof to the Collection Date, unless each of NMC Funding and the Agent shall otherwise consent in writing, each Titleholder agrees that:

(a)           Such Titleholder shall take all action, or omit to take all action, required to be taken (or to be omitted) by each Transferring Affiliate as it may relate to the Remittance Accounts under the Transferring Affiliate Letter, the Receivables Agreement, or the TAA, including, without limitation any such action that relates to any covenant or

3

undertaking on the part of such Transferring Affiliate or any of its assigns in respect of “Special Accounts,” the “Concentration Account” or any “Designated Account Agent” thereunder.

(b)           Such Titleholder will furnish to each of NMC Funding and the Agent from time to time such information with respect to the activity in the Remittance Accounts as NMC Funding or the Agent may reasonably request, and will at any time and from time to time during regular business hours permit NMC Funding and the Agent, or any of their respective agents or representatives, (i) to examine and make copies of and take abstracts from records of such Titleholder in respect of the Remittance Accounts and (ii) to visit the offices and properties of such Titleholder for the purpose of examining such records.

(c)           Such Titleholder will not sell, assign (by of law or otherwise) or otherwise dispose of, or create suffer to exist any Adverse Claim upon (or the filing of any financing statement against) or with respect to any of the Affected Assets or any of the Remittance Accounts.  The Payment Items mailed to, and funds deposited to or otherwise available in, the Remittance Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of such Titleholder, all of which such Titleholder hereby waives.  To the extent there are any amounts due to any Titleholder in respect of its fees and expenses for the maintenance and operation of any of the Remittance Accounts, or in respect of any other claim such Titleholder may from time to time hold against any Transferring Affiliate or any affiliate thereof, such claims shall be settled separately as between such Titleholder and such Transferring Affiliate (or other affiliate), by disbursement from the general operating funds of the applicable Transferring Affiliate (or other affiliate) and not by way of set-off against, or otherwise from, funds at any rime available in the Remittance Accounts.

SECTION 4.  Miscellaneous.

(a)           This Agreement may not be terminated at any time by or as to any Titleholder except in accordance with the terms of the Receivables Agreement.

(b)           Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument writing signed by NMC Funding and the Agent.

(c)           No Titleholder may assign or transfer any of its rights or obligations hereunder without the prior written consent of NMC Funding and the Agent.  Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, NMC Funding, the Agent, each of the Titleholders and their respective successors and assigns.

[Remainder of page intentionally left blank]

4

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

Titleholders:	BIO-MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.

By
Title:

HOME NUTRITIONAL SERVICES, INC.

By
Title:
Accepted and agreed as of
the date first above written:

NMC FUNDING CORPORATION

By
Title:

NATIONSBANK, N.A., as Agent

By
Title:

Signature Page to Account Agent Agreement
Dated as of August 28, 1997

EXHIBIT S

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

LIST OF CLOSING DOCUMENTS

[Attached]

UPDATED

SIXTH AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT

Dated as of January 17, 2013

NMC FUNDING CORPORATION,

as Transferor

List of Closing Documents

Seller and Collection Agent:	National Medical Care, Inc. (“NMC”)

Purchaser and Transferor:	NMC Funding Corporation (“NMC Funding”)

Transferring Affiliates:	Existing Transferring Affiliates and New Transferring Affiliates

Existing Transferring Affiliates:	The entities specified on Schedule A hereto

New Transferring Affiliates:	The entities specified on Schedule B hereto

Outgoing Transferring Affiliates:	The entities specified on Schedule C hereto

Agent:	The Bank of Nova Scotia (“Scotia”)

Retiring Agent:	Portigon AG, New York Branch (“Portigon”)

Bank Investors and Administrative Agents (the “Banks”):	The Bank of Nova Scotia

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

Barclays Bank PLC
Credit Agricole Corporate and Investment Bank, New York
PNC Bank, National Association
Royal Bank of Canada

Conduit Investors (the “Conduits”):	Atlantic Asset Securitization LLC
Liberty Street Funding LLC
Market Street Funding LLC
Salisbury Receivables Company, LLC
Thunder Bay Funding, LLC
Victory Receivables Corporation

Counsel to National Medical Care, Inc. and NMC Funding Corporation:	Arent Fox LLP (“Arent Fox”)

Counsel to the Banks and the Conduits:	Sidley Austin LLP (“Sidley”)

(FRESENIUS)

No.	Documents
A.	Program Documents
1.	Sixth Amended and Restated Transfer and Administration Agreement
	SCHEDULE I	Notice Addresses of Bank Investors
	SCHEDULE II	Commitments of Bank Investors
	SCHEDULE III	Perfection Representations
	SCHEDULE IV	Special Accounts, Intermediate Concentration Accounts and Concentration Account
	EXHIBIT A	Form of Notice of Incremental Transfer (NI)
	EXHIBIT B	Form of L/C Issuance Notice
	EXHIBIT C	Form of L/C Modification Notice
	EXHIBIT D-1	Form of Special Account Letter
	EXHIBIT D-2	Form of Concentration Account Agreement
	EXHIBIT D-3	Form of Intermediate Concentration Account Agreement
	EXHIBIT E	Form of Investor Report
	EXHIBIT F	Form of Transfer Certificate
	EXHIBIT G	Form of Assignment and Assumption Agreement
	EXHIBIT H	List of Actions and Suits
	EXHIBIT I	Location of Records
	EXHIBIT J	Form of Business Associate Agreement
	EXHIBIT K	[RESERVED]
	EXHIBIT L	Forms of Secretary’s Certificate
	EXHIBIT M	[RESERVED]
	EXHIBIT N	[RESERVED]
	EXHIBIT O	Form of Transferring Affiliate Letter

No.	Documents
	EXHIBIT P	Forms of Receivables Purchase Agreement, Amendment to Transferring Affiliate Letter and Parent Agreement
	EXHIBIT Q	List of Transferring Affiliates
	EXHIBIT R	Form of Account Agent Agreement
	EXHIBIT S	List of Closing Documents
	EXHIBIT T	Form of Agreed Upon Procedures Report
2.	Second Amended and Restated Receivables Purchase Agreement
	EXHIBIT D	Form of Special Account Letter
	EXHIBIT E	Form of Subordinated Note
	EXHIBIT F	List of Actions and Suits
	EXHIBIT G	Location of Records
	EXHIBIT H	List of Seller’s Subsidiaries, Divisions and Tradenames
	EXHIBIT I	Form of Transferring Affiliate Letter
	EXHIBIT J	List of Transferring Affiliates, Chief Executive Offices of Transferring Affiliates and Tradenames
	EXHIBIT K	Form of Account Agent Agreement
3.	Amendment No. 4 to Amended and Restated Transferring Affiliate Letter
4.	Second Amended and Restated Parent Agreement
5.	Eighth Amended and Restated Investor Fee Letter
6.	Agent Fee Letter
7.	Agent Assignment Agreement
8.	Retiring Agent Payout Letter
9.	Transfer Certificate

No.	Documents
B.	Opinions and Certificates
10.	Opinion of Douglas G. Kott
11.	Opinion of Arent Fox LLP relating to corporate, UCC and other matters
12.	Opinion of Arent Fox LLP relating to true sale and non-consolidation
13.	Opinion of German counsel
14.

Certificate of the Secretary of the Transferor, certifying (a) the Certificate of Incorporation of the Transferor, (b) By-Laws of the Transferor, (c) resolutions of the Transferor’s Board of Directors approving the execution, delivery and performance by the Transferor of the transaction documents to which it is a party and (d) Good Standing Certificate for the Transferor from the Secretary of State of Delaware

15.

Certificate of the Secretary of the Collection Agent, certifying (a) the Certificate of Incorporation, (b) By-Laws of the Collection Agent, (c) resolutions of the Collection Agent’s Board of Directors approving the execution, delivery and performance by the Collection Agent of the transaction documents to which it is a party and (d) Good Standing Certificate for the Collection Agent from the Secretary of State of Delaware

16.

Certificate of the Secretary of each Existing Transferring Affiliate, certifying resolutions of its Board of Directors (or equivalent governing body) approving the execution, delivery and performance of the transaction documents to which it is a party

17.

Certificate of the Secretary of each New Transferring Affiliate, certifying (a) its Certificate of Incorporation, Certificate of Formation or equivalent document, (b) its by-laws, limited liability company agreement or equivalent document, if any and (c) resolutions of its Board of Directors (or equivalent governing body) approving the execution, delivery and performance of the transaction documents to which it is a party

18.	Good Standing Certificate for NMC, NMC Funding and each Transferring Affiliate from the relevant jurisdiction of organization
19.

Certificate of Officer of Collection Agent certifying (i) true and correct copies of the forms of Contracts, (ii) a true and correct copy of the Credit and Collection Policy, (iii) a true and correct copy of the Account Schedule and (iv) a true and correct copy of the FI/MAC Schedule

No.	Documents

C.	Lien Searches and Security Interest Documentation
20.	Tax lien and judgment searches for the Transferor and the Collection Agent
21.

UCC-3 termination statements for UCC-1 financing statements naming NRA-Farmington, Missouri, LLC, as debtor (DE #2009 1975520), and naming RAI Care Centers of Oakland II, LLC, as debtor (DE #2008 1413457)

22.	UCC lien searches for Transferor, Collection Agent and each Transferring Affiliate
23.

UCC-3 assignment naming WestLB AG, New York Branch, as assignor, and The Bank of Nova Scotia, as assignee, with respect to each existing UCC-1 financing statement, with respect to each financing statement naming NMC, NMC Funding and an Existing Transferring Affiliate as debtor

24.	UCC-1 financing statement for the NMC, NMC Funding, Acumen Physician Solutions, LLC and each New Transferring Affiliate, to be filed with the Secretary of State of the related State
25.	UCC-3 termination statements for UCC-1 financing statement naming Renal Solutions, Inc., as debtor (IN #200900009248923) and Sorb Technology, Inc., as debtor (MS #20090237867F).

D.	Account Documentation
26.	Assignment and Amendment Agreement to the Concentration Account Agreement with JP Morgan Chase Bank
27.	Assignment and Amendment Agreement to the Intermediate Concentration Account Agreement with Bank of America
28.	Assignment and Amendment Agreement to the Intermediate Concentration Account Agreement with Regions Bank (as successor to AmSouth Bank)
29.	Assignment and Amendment Agreement to the Intermediate Concentration Account Agreement with Wells Fargo Bank
30.	Assignment and Amendment Agreement to the Intermediate Concentration Account Agreement with Wells Fargo Bank (as successor to Wachovia Bank)
31.	Intermediate Concentration Account Agreement with Fifth Third Bank

No.	Documents
32.	Intermediate Concentration Account Agreement with First Tennessee Bank
33.	Intermediate Concentration Account Agreement with PNC Bank
34.	Special Account Letter for each Special Account
35.	Deposit Account Control Agreement with KeyBank

SCHEDULE A

List of Existing Transferring Affiliates

ACUMEN PHYSICIAN SOLUTIONS, LLC (F/K/A HEALTH IT SERVICES GROUP, LLC)
APHERESIS CARE GROUP, INC.
BIO MEDICAL APPLICATIONS MANAGEMENT COMPANY, INC.
BIO-MEDICAL APPLICATIONS OF ALABAMA, INC.
BIO-MEDICAL APPLICATIONS OF AMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF ANACOSTIA, INC.
BIO-MEDICAL APPLICATIONS OF AQUADILLA, INC.
BIO-MEDICAL APPLICATIONS OF ARECIBO, INC.
BIO-MEDICAL APPLICATIONS OF ARKANSAS, INC.
BIO-MEDICAL APPLICATIONS OF BAYAMON, INC.
BIO-MEDICAL APPLICATIONS OF BLUE SPRINGS, INC
BIO-MEDICAL APPLICATIONS OF CAGUAS, INC.
BIO-MEDICAL APPLICATIONS OF CALIFORNIA, INC.
BIO-MEDICAL APPLICATIONS OF CAMARILLO, INC.
BIO-MEDICAL APPLICATIONS OF CAPITOL HILL, INC.
BIO-MEDICAL APPLICATIONS OF CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF CARSON, INC.
BIO-MEDICAL APPLICATIONS OF CLINTON, INC.
BIO-MEDICAL APPLICATIONS OF COLUMBIA HEIGHTS, INC.
BIO-MEDICAL APPLICATIONS OF CONNECTICUT, INC.
BIO-MEDICAL APPLICATIONS OF DELAWARE, INC.
BIO-MEDICAL APPLICATIONS OF DOVER, INC.
BIO-MEDICAL APPLICATIONS OF EUREKA, INC.
BIO-MEDICAL APPLICATIONS OF FAYETTEVILLE, INC.
BIO-MEDICAL APPLICATIONS OF FLORIDA, INC.
BIO-MEDICAL APPLICATIONS OF FREMONT, INC.
BIO-MEDICAL APPLICATIONS OF FRESNO, INC.
BIO-MEDICAL APPLICATIONS OF GEORGIA, INC.
BIO-MEDICAL APPLICATIONS OF GUAYAMA, INC.
BIO-MEDICAL APPLICATIONS OF HUMACAO, INC.
BIO-MEDICAL APPLICATIONS OF ILLINOIS, INC.
BIO-MEDICAL APPLICATIONS OF INDIANA, INC.
BIO-MEDICAL APPLICATIONS OF KANSAS, INC.
BIO-MEDICAL APPLICATIONS OF KENTUCKY, INC.
BIO-MEDICAL APPLICATIONS OF LONG BEACH, INC.
BIO-MEDICAL APPLICATIONS OF LOS GATOS, INC.
BIO-MEDICAL APPLICATIONS OF LOUISIANA, LLC
BIO-MEDICAL APPLICATIONS OF MAINE, INC.
BIO-MEDICAL APPLICATIONS OF MANCHESTER, INC.
BIO-MEDICAL APPLICATIONS OF MARYLAND, INC.
BIO-MEDICAL APPLICATIONS OF MASSACHUSETTS, INC.
BIO-MEDICAL APPLICATIONS OF MAYAGUEZ, INC.
BIO-MEDICAL APPLICATIONS OF MICHIGAN, INC.

(FRESENIUS)

BIO-MEDICAL APPLICATIONS OF MINNESOTA, INC.
BIO-MEDICAL APPLICATIONS OF MISSION HILLS, INC.
BIO-MEDICAL APPLICATIONS OF MISSISSIPPI, INC.
BIO-MEDICAL APPLICATIONS OF MISSOURI, INC.
BIO-MEDICAL APPLICATIONS OF NEVADA, INC
BIO-MEDICAL APPLICATIONS OF NEW HAMPSHIRE, INC.
BIO-MEDICAL APPLICATIONS OF NEW JERSEY, INC.
BIO-MEDICAL APPLICATIONS OF NEW MEXICO, INC.
BIO-MEDICAL APPLICATIONS OF NORTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF NORTHEAST, D.C., INC.
BIO-MEDICAL APPLICATIONS OF OAKLAND, INC.
BIO-MEDICAL APPLICATIONS OF OHIO, INC.
BIO-MEDICAL APPLICATIONS OF OKLAHOMA, INC.
BIO-MEDICAL APPLICATIONS OF PENNSYLVANIA, INC.
BIO-MEDICAL APPLICATIONS OF PONCE, INC.
BIO-MEDICAL APPLICATIONS OF PUERTO RICO, INC.
BIO-MEDICAL APPLICATIONS OF RHODE ISLAND, INC.
BIO-MEDICAL APPLICATIONS OF RIO PIEDRAS, INC.
BIO-MEDICAL APPLICATIONS OF SAN ANTONIO, INC.
BIO-MEDICAL APPLICATIONS OF SAN GERMAN, INC.
BIO-MEDICAL APPLICATIONS OF SAN JUAN, INC.
BIO-MEDICAL APPLICATIONS OF SOUTH CAROLINA, INC.
BIO-MEDICAL APPLICATIONS OF SOUTHEAST WASHINGTON, INC.
BIO-MEDICAL APPLICATIONS OF TENNESSEE, INC.
BIO-MEDICAL APPLICATIONS OF TEXAS, INC.
BIO-MEDICAL APPLICATIONS OF THE DISTRICT OF COLUMBIA, INC.
BIO-MEDICAL APPLICATIONS OF UKIAH, INC.
BIO-MEDICAL APPLICATIONS OF VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WEST VIRGINIA, INC.
BIO-MEDICAL APPLICATIONS OF WISCONSIN, INC.
BIO-MEDICAL APPLICATIONS OF WOONSOCKET, INC.
BIO-MEDICAL APPLICATIONS OF WYOMING, LLC
BREVARD COUNTY DIALYSIS, LLC
CLAYTON COUNTY DIALYSIS, LLC
CLERMONT DIALYSIS CENTER, LLC
COLUMBUS AREA RENAL ALLIANCE, LLC
CONEJO VALLEY DIALYSIS, INC.
DIALYSIS AMERICA GEORGIA, LLC
DIALYSIS ASSOCIATES OF NORTHERN NEW JERSEY, L.L.C.
DIALYSIS ASSOCIATES, LLC
DIALYSIS CENTERS OF AMERICA ILLINOIS, INC.
DIALYSIS MANAGEMENT CORPORATION
DIALYSIS SERVICES OF ATLANTA, INC.
DIALYSIS SERVICES OF CINCINNATI, INC.
DIALYSIS SERVICES OF SOUTHEAST ALASKA, LLC
DIALYSIS SERVICES, INC.
DIALYSIS SPECIALISTS OF MARIETTA, LTD.
DIALYSIS SPECIALISTS OF TOPEKA, INC.

DIALYSIS SPECIALISTS OF TULSA, INC.
DOUGLAS COUNTY DIALYSIS, LLC
DOYLESTOWN ACUTE RENAL SERVICES, L.L.C.
DU PAGE DIALYSIS, LTD.
EVEREST HEALTHCARE HOLDINGS, INC.
EVEREST HEALTHCARE INDIANA, INC.
EVEREST HEALTHCARE OHIO, INC.
EVEREST HEALTHCARE RHODE ISLAND, INC.
EVEREST HEALTHCARE TEXAS HOLDING CORP.
EVEREST HEALTHCARE TEXAS, L.P.
FMS DELAWARE DIALYSIS, LLC
FMS PHILADELPHIA DIALYSIS, LLC
FONDREN DIALYSIS CLINIC, INC.
FORT SCOTT REGIONAL DIALYSIS CENTER, INC.
FOUR STATE REGIONAL DIALYSIS CENTER, INC.
FRESENIUS HEALTH PARTNERS CARE SYSTEMS, INC. (F/K/A RENAISSANCE
HEALTH CARE, INC.)
FRESENIUS HEALTH PARTNERS, INC.
FRESENIUS MEDICAL CARE DIALYSIS SERVICES COLORADO LLC (F/K/A BIO
MEDICAL
APPLICATIONS OF COLORADO, INC.)
FRESENIUS MEDICAL CARE DIALYSIS SERVICES-OREGON, LLC
FRESENIUS MEDICAL CARE HEALTH PLAN, INC.
FRESENIUS MANAGEMENT SERVICES, INC.
FRESENIUS MEDICAL CARE APHERESIS SERVICES, LLC
FRESENIUS MEDICAL CARE COMPREHENSIVE CKD SERVICES, INC.
FRESENIUS MEDICAL CARE HARSTON HALL, LLC
FRESENIUS MEDICAL CARE HEALTHCARE RECRUITMENT, LLC
FRESENIUS MEDICAL CARE HOLDINGS, INC.
FRESENIUS MEDICAL CARE OF ILLINOIS, LLC
FRESENIUS MEDICAL CARE OF MONTANA, LLC
FRESENIUS MEDICAL CARE - OSUIM KIDNEY CENTERS, LLC
FRESENIUS MEDICAL CARE PHARMACY SERVICES, INC.
FRESENIUS MEDICAL CARE PSO, LLC
FRESENIUS MEDICAL CARE RX, LLC
FRESENIUS MEDICAL CARE — SOUTH TEXAS KIDNEY, LLC
FRESENIUS MEDICAL CARE VENTURES HOLDING COMPANY, INC.
FRESENIUS MEDICAL CARE VENTURES, LLC
FRESENIUS USA MANUFACTURING, INC.
FRESENIUS USA MARKETING, INC.
FRESENIUS USA, INC.
FRESENIUS VASCULAR CARE, INC. (F/K/A NATIONAL VASCULAR CARE, INC.
GULF REGION MOBILE DIALYSIS, INC.
HAEMO-STAT, INC.
HENRY DIALYSIS CENTER, LLC
HOLTON DIALYSIS CLINIC, LLC
HOME DIALYSIS OF AMERICA, INC.
HOME DIALYSIS OF MUHLENBERG COUNTY, INC.

HOMESTEAD ARTIFICIAL KIDNEY CENTER, INC.
INLAND NORTHWEST RENAL CARE GROUP, LLC
INTEGRATED RENAL CARE OF THE PACIFIC, LLC
JEFFERSON COUNTY DIALYSIS, INC.
KDCO, INC.
KENTUCKY RENAL CARE GROUP, LLC
LAWTON DIALYSIS, INC.
LITTLE ROCK DIALYSIS, INC.
MAUMEE DIALYSIS SERVICES, LLC
METRO DIALYSIS CENTER - NORMANDY, INC.
METRO DIALYSIS CENTER - NORTH, INC.
MIAMI REGIONAL DIALYSIS CENTER, INC.
MICHIGAN HOME DIALYSIS CENTER, INC.
NATIONAL MEDICAL CARE, INC.
NATIONAL NEPHROLOGY ASSOCIATES MANAGEMENT COMPANY OF TEXAS, INC.
NATIONAL NEPHROLOGY ASSOCIATES OF TEXAS, L.P.
NEPHROMED LLC
NEW YORK DIALYSIS SERVICES, INC.
NMC SERVICES, INC.
NNA MANAGEMENT COMPANY OF KENTUCKY, INC.
NNA MANAGEMENT COMPANY OF LOUISIANA, INC.
NNA OF ALABAMA, INC.
NNA OF EAST ORANGE, L.L.C.
NNA OF FLORIDA, LLC
NNA OF GEORGIA, INC.
NNA OF HARRISON, L.L.C.
NNA OF LOUISIANA, LLC
NNA OF NEVADA, INC.
NNA OF OKLAHOMA, INC.
NNA OF OKLAHOMA, L.L.C.
NNA OF RHODE ISLAND, INC.
NNA OF TOLEDO, INC.
NNA-SAINT BARNABAS-LIVINGSTON, L.L.C.
NNA-SAINT BARNABAS, L.L.C.
NORCROSS DIALYSIS CENTER, LLC
NORTH BUCKNER DIALYSIS CENTER, INC.
NORTHEAST ALABAMA KIDNEY CLINIC, INC.
NORTHERN NEW JERSEY DIALYSIS, L.L.C.
PHYSICIANS DIALYSIS COMPANY, INC.
QUALICENTERS ALBANY, LTD.
QUALICENTERS BEND, LLC
QUALICENTERS COOS BAY, LTD.
QUALICENTERS EUGENE-SPRINGFIELD LTD.
QUALICENTERS, INC.
QUALICENTERS INLAND NORTHWEST LLC
QUALICENTERS PUEBLO, LLC
QUALICENTERS SALEM, LLC
QUALICENTERS SIOUX CITY LLC

RCG BLOOMINGTON, LLC
RCG EAST TEXAS, LLP
RCG INDIANA, L.L.C.
RCG IRVING, LLP
RCG MARTIN, LLC
RCG MEMPHIS EAST, LLC
RCG MEMPHIS, LLC
RCG MISSISSIPPI, INC.
RCG PENSACOLA, LLC
RCG ROBSTOWN, LLP
RCG UNIVERSITY DIVISION, INC.
RCG WEST HEALTH SUPPLY, L.C.
RENAL CARE GROUP ALASKA, INC.
RENAL CARE GROUP EAST, INC.
RENAL CARE GROUP MICHIGAN, INC.
RENAL CARE GROUP NORTHWEST, INC.
RENAL CARE GROUP OF THE MIDWEST, INC.
RENAL CARE GROUP OF THE OZARKS, LLC
RENAL CARE GROUP OF THE ROCKIES, LLC
RENAL CARE GROUP OF THE SOUTH, INC.
RENAL CARE GROUP OF THE SOUTHEAST, INC.
RENAL CARE GROUP OHIO, INC.
RENAL CARE GROUP SOUTH NEW MEXICO, LLC
RENAL CARE GROUP SOUTHWEST HOLDINGS, INC.
RENAL CARE GROUP SOUTHWEST MICHIGAN, LLC
RENAL CARE GROUP SOUTHWEST, L.P.
RENAL CARE GROUP TERRE HAUTE, LLC
RENAL CARE GROUP TEXAS, INC.
RENAL CARE GROUP TOLEDO, LLC
RENAL CARE GROUP WESTLAKE, LLC
RENAL CARE GROUP, INC.
RENAL CARE GROUP-HARLINGEN, L.P.
RENALPARTNERS, INC.
RENEX CORP.
RENEX DIALYSIS CLINIC OF BLOOMFIELD, INC.
RENEX DIALYSIS CLINIC OF BRIDGETON, INC.
RENEX DIALYSIS CLINIC OF CREVE COEUR, INC.
RENEX DIALYSIS CLINIC OF DOYLESTOWN, INC.
RENEX DIALYSIS CLINIC OF MAPLEWOOD, INC.
RENEX DIALYSIS CLINIC OF ORANGE, INC.
RENEX DIALYSIS CLINIC OF PHILADELPHIA, INC.
RENEX DIALYSIS CLINIC OF PITTSBURGH, INC.
RENEX DIALYSIS CLINIC OF SOUTH GEORGIA, INC.
RENEX DIALYSIS CLINIC OF ST. LOUIS, INC.
RENEX DIALYSIS CLINIC OF TAMPA, INC.
RENEX DIALYSIS CLINIC OF UNION, INC.
RENEX DIALYSIS CLINIC OF UNIVERSITY CITY, INC.
RENEX DIALYSIS CLINIC OF WOODBURY, INC.

RENEX DIALYSIS FACILITIES, INC.
ROSS DIALYSIS — ENGLEWOOD, LLC
S.A.K.D.C., INC.
SAINT LOUIS RENAL CARE, LLC
SAN DIEGO DIALYSIS SERVICES, INC.
SANTA BARBARA COMMUNITY DIALYSIS CENTER, INC.
SMYRNA DIALYSIS CENTER, LLC
SPECTRA DIAGNOSTICS, LLC
SPECTRA EAST, INC.
SPECTRA LABORATORIES, INC.
SPECTRA MEDICAL DATA PROCESSING, LLC
SPECTRA RENAL RESEARCH, LLC
SSKG, INC.
ST. LOUIS REGIONAL DIALYSIS CENTER, INC.
STAT DIALYSIS CORPORATION
STONE MOUNTAIN DIALYSIS CENTER, LLC
STUTTGART DIALYSIS, LLC
TAPPAHANNOCK DIALYSIS CENTER, INC
TERRELL DIALYSIS CENTER, L.L.C.
THREE RIVERS DIALYSIS SERVICES, LLC
U.S. VASCULAR ACCESS HOLDINGS, LLC
WARRENTON DIALYSIS FACILITY, INC.
WEST END DIALYSIS CENTER, INC.
WEST PALM DIALYSIS, LLC
WHARTON DIALYSIS, INC.
WSKC DIALYSIS SERVICES, INC.

SCHEDULE B

List of New Transferring Affiliates

FRESENIUS MEDICAL CARE OF NEBRASKA, LLC
NRA-ADA, OKLAHOMA, LLC
NRA-AUGUSTA, GEORGIA, LLC
NRA-BAMBERG, SOUTH CAROLINA, LLC
NRA-BARBOURVILLE (HOME THERAPY CENTER), KENTUCKY, LLC
NRA-BAY CITY, L.P.
NRA-BAY CITY, TEXAS, LLC
NRA-CROSSVILLE, TENNESSEE, LLC
NRA-DICKSON, TENNESSEE, LLC
NRA-FARMINGTON, MISSOURI, LLC
NRA-FREDERICKTOWN, MISSOURI, LLC
NRA-GEORGETOWN, KENTUCKY, LLC
NRA-GRAY, GEORGIA, LLC
NRA-HOGANSVILLE, GEORGIA, LLC
NRA-HOLLY HILL, SOUTH CAROLINA, LLC
NRA-HOLLYWOOD, SOUTH CAROLINA, LLC
NRA-INPATIENT DIALYSIS, LLC
NRA-LAGRANGE, GEORGIA, LLC
NRA-LONDON, KENTUCKY, LLC
NRA-MACON, GEORGIA, LLC
NRA-MIDTOWN MACON, GEORGIA, LLC
NRA-MILLEDGEVILLE, GEORGIA, LLC
NRA-MONTICELLO, GEORGIA, LLC
NRA-MT. PLEASANT, SOUTH CAROLINA, LLC
NRA-NEW CASTLE, INDIANA, LLC
NRA-NEWNAN ACQUISITION, LLC
NRA-NORTH AUGUSTA, SOUTH CAROLINA, LLC
NRA-ORANGEBURG, SOUTH CAROLINA, LLC
NRA-PALMETTO, GEORGIA, LLC
NRA-PRINCETON, KENTUCKY, LLC
NRA-ROANOKE, ALABAMA, LLC
NRA-SOUTH CITY, MISSOURI, LLC
NRA-ST. LOUIS (HOME THERAPY CENTER), MISSOURI, LLC
NRA-ST. LOUIS, MISSOURI, LLC
NRA-TALLADEGA, ALABAMA, LLC
NRA-VALDOSTA (NORTH), GEORGIA, LLC
NRA-VALDOSTA, GEORGIA, LLC
NRA-VARNVILLE, SOUTH CAROLINA, LLC
NRA-WASHINGTON COUNTY, MISSOURI, LLC
NRA-WINCHESTER, INDIANA, LLC
RAI CARE CENTERS OF ALABAMA, LLC
RAI CARE CENTERS OF FLORIDA I, LLC
RAI CARE CENTERS OF FLORIDA II, LLC
RAI CARE CENTERS OF GEORGIA I, LLC

(FRESENIUS)

RAI CARE CENTERS OF ILLINOIS I, LLC
RAI CARE CENTERS OF ILLINOIS II, LLC
RAI CARE CENTERS OF MARYLAND I, LLC
RAI CARE CENTERS OF MICHIGAN I, LLC
RAI CARE CENTERS OF MICHIGAN II, LLC
RAI CARE CENTERS OF NEBRASKA II, LLC
RAI CARE CENTERS OF NORTH CAROLINA II, LLC
RAI CARE CENTERS OF NORTHERN CALIFORNIA I, LLC
RAI CARE CENTERS OF NORTHERN CALIFORNIA II, LLC
RAI CARE CENTERS OF OAKLAND II, LLC
RAI CARE CENTERS OF SOUTH CAROLINA I, LLC
RAI CARE CENTERS OF SOUTHERN CALIFORNIA I, LLC
RAI CARE CENTERS OF SOUTHERN CALIFORNIA II, LLC
RAI CARE CENTERS OF TENNESSEE, LLC
RAI CARE CENTERS OF VIRGINIA II, LLC
RENAL CARE GROUP MAPLEWOOD, LLC
SOLUTIONS HEALTHCARE MANAGEMENT GROUP, LLC

SCHEDULE C

List of Outgoing Transferring Affiliates

RENAL SOLUTIONS, INC.

SORB TECHNOLOGY, INC.

EXHIBIT T

to

SIXTH AMENDED AND RESTATED

TRANSFER AND ADMINISTRATION AGREEMENT

FORM OF AGREED UPON PROCEDURES REPORT

Procedures performed and findings are presented as follows. For purposes of reporting our findings, in those instances in which one or both the compared amounts were rounded to the same degree, we have nevertheless stated that we found the compared amounts to be in agreement.  Minor or insignificant differences, as determined by management of the company (“management), between source or testing data  and the Investor Report are not discussed herein and are noted as such in the body of the report, as indicated by the tickmark “P”.  All testing is performed on the monthly Investor Report for the period ending January 20    .

1A. For Renal Products Division (RPD) and Fresenius Medical Services (FMS), obtain the January 20     Monthly Investor Reports (IR) from management and compare gross receivables (line item 1), all components of the Net Receivables Balance calculation (line items 6-17), Self-Pay Receivables (line items 27-32), all components of the Monthly Activity calculation (line items 33-39; include a breakout of the amount of total sales that were attributable to void and rebills and to RPD credit memos) to the general ledger (GL) and aged trial balance (ATB),  Obtain and document management’s reconciliation of differences in the Agreed Upon Procedures Report (the “Report”).

1B.   For the January 20     Monthly Investor Report (IR), recalculate the individual components of the Dilution Ratio and the Default Ratio from data obtained from NMC’s internal systems and verify with ratios reported.

1C. For FMS, obtain from management a list of void & re-bills issued in January 20     select 60 and complete the following:

•                  Document management’s explanations for each void & re-bills.

•                  Obtain from management a list of each obligor, amount (include both the voided amount and the rebilled amount) and reason for the issuance of the void & re-bill.  Document management’s response in the Report in table format.

•                  Calculate and document in the Report the average dilution horizon for each void & re-bill selected above. The dilution horizon is defined as the period from the average of the original and ending claim dates to the void & re-bill date for those claims.

•                  Calculate the weighted average (by dollar amount) dilution horizon for the entire sample

1D. For RPD obtain from management a list of 20 credit memos issued in January 20     and complete the following:

•                  Obtain from management a list of each obligor, amount and reason for the issuance of the credit memo.  Document management’s response in the Report in table format.

•                  Document in which Monthly Activity line item the credit memos were reported.

•                  Calculate and document in the Report the weighted average dilution horizon for each credit memo selected above. The dilution horizon is defined as the period from original invoice date to the issuance of a credit memo against that invoice.  For credits issued for future purchases the dilution horizon is zero.  For cash rebates, where the A/R is not discounted and is paid in full, the dilution horizon is zero.

2A. Obtain from management the agings as represented in the January 20     Investor Reports and compare amounts to the Company’s ATB and to the GL (RPD and FMS).   For each of the divisions, illustrate in the Report the amount as shown in the aged trial balance, the GL and the selected IR.  Obtain and document management’s reconciliation of differences.

2B. For RPD and FMS inquire of management the definition of the receivable aging policy utilized (i.e. invoice date or due date).  Document management’s representation in the Report.

2C.  For FMS, select 60 claims from the January 31, 20     aging and determine if the claims were aged properly in accordance with the Company’s aging policy.  Note in the report any invoices/claims that may not be aged in accordance with the aging policy in Procedure 2B.

2D. For RPD, from the 20 invoices/claims selected in January 20     in Procedure 2F, determine if the invoices/claims were aged properly in January in accordance with the Company’s aging policy.  Note in the Report any invoices/claims that may not be aged in accordance with the aging policy in 2B.

2E. For FMS, for January 20    , select 60 claims from 8 predetermined commercial checks received into a lockbox account.  Additionally, from 3 predetermined Medicare payments received into a lockbox account, select a total of 60 claims. Trace all selected claims to the appropriate system to determine if the cash received was applied to the proper claim.

2F. For RPD, obtain from management 20 cash receipts for RPD from the January 20     monthly cash collections report to determine if cash was applied to the correct invoices/claims.

3A. For RPD and FMS, obtain from management a list of payment terms.  Document the list of payment terms received from management.

3B. For RPD and FMS, inquire of management as to whether the Company extends/alters maturity of receivables.  If so, under which circumstances?  Inquire as to how do the systems/reporting track these payment term extensions (i.e., is the due date extended in the system?).  Document management’s response.

4A. For RPD and FMS, compare the monthly write-off amounts as represented in the January 20     IR to the monthly activity in the January 20     roll-forward of the allowance for doubtful accounts.  Document management’s explanation for any differences greater than $100,000.

4B. For RPD and FMS, obtain from management a listing of the 20 largest RPD accounts that were written-off in January 20     and 60 written-off claims from FMS.  Request of management the reason for the write-off and note the response.

4C. For RPD and FMS, inquire of management and note the response of the following:

•                  What is the methodology for reserving expected bad debts?

•                  Has the Company reserved for any non-delinquent or non-defaulted accounts?

•                  Is there a separate account in which delinquent accounts are placed prior to eventual charge-off whereby the amounts are not reflected on the aging?

4D. For RPD and FMS, of the charge-offs listed in Procedure 4B, inquire of management as to if any of the accounts were converted to Notes Receivable and if so at what point in the aging where they converted.

5. For RPD and FMS, obtain a list of the primary obligors as listed in the IR as of January 20     and compare this information by tracing amounts to ATB.  Obtain and document management’s reconciliation of differences.

6A. For RPD and FMS, obtain from management a listing of the lockbox number and name of the depository banks in which collections are deposited. Compare the list of bank accounts to the Account Schedule, an updated schedule for the TAA.

6B. For RPD and FMS obtain from management an understanding of the collection process for payments not going directly through the accounts from 6A. Inquire as to whether any payments are received via ACH or wire transfer. If so, obtain from management a listing of bank accounts.

6C. For RPD and FMS, examine a January 20     bank statement to GL reconciliation for one depository account for each division, noting the timeliness of completion and amount of unreconciled differences.  Document the quantity of all reconciling items greater than $100,000.  Document management’s explanation for all reconciling items greater than $250,000.

6D. For RPD and FMS, obtain from management a schedule for January 20     summarizing collections within the bank statement from Procedure 6C by method of receipt, in a format similar to the one shown below.

SECTION 9.15. Method of Receipt ($000s)	ARTICLE X January 20	ARTICLE XI%
Obligor mailed/sent payment directly to a Special Lock-Box Account (via check, ACH, or Wire Transfer)	$
Obligor sent payment to Company’s office
Other (describe)
(a) TOTAL COLLECTIONS DEPOSITED per Bank Statement(s)		$100%
(b) Reconciling items

6E. For RPD and FMS, compare the accuracy of this schedule by tracing this information to the bank statements, accounting records, and the January 20     Investor Report.

6F. For RPD and FMS, inquire of management as to if more than 5% of the collections were not remitted by the obligors directly to one of the Special Accounts.  If yes, (i.e. > 5%) select a sample of 5 of these cash receipts and inquire as to whether these collections were deposited into the Concentration Account within 48 hours.

6G. For FMS, inquire of management as to when the last 15 payments (using January 31, 20     as the cut-off date) were received related to the government cost reporting process, the amount, and where the funds were initially deposited (i.e. was payment made to one of the depository accounts listed in the schedule to the TAA?).

7. KPMG will provide a no material weakness letter for FMCH for the period ending XXX.

See Appendix                          for the no material weakness letter.

8. Obtain from the Company the name of independent director and their contact information as well as the name of the independent director’s employer or, if retired, the name of their most recent employer.

9.  Inquire of management as to whether there have been any changes made to the Company’s credit and collection policy since  xx/xx/20     through the date of this report.  Document management’s response.